Exhibit 2.1

EXECUTION VERSION

MERGER AND SPONSORSHIP TRANSACTION AGREEMENT

by and among

TerraForm Power, Inc.,

Orion US Holdings 1 L.P. and

BRE TERP Holdings Inc.

Dated as of March 6, 2017

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Annex A	Defined Terms	A-1

Exhibit A	Form of Settlement Agreement
Exhibit B	Form of Voting and Support Agreement
Exhibit C	Form of Master Services Agreement
Exhibit D	Sponsor Line Term Sheet
Exhibit E	Form of Relationship Agreement
Exhibit F	Form of Registration Rights Agreement
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Exhibit G	Form of Incentive Distribution Rights Transfer Agreement
Exhibit H	Second Amended and Restated TERP LLC Operating Agreement
Exhibit I	Governance Term Sheet

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MERGER AND SPONSORSHIP TRANSACTION AGREEMENT

This MERGER AND SPONSORSHIP TRANSACTION AGREEMENT (hereinafter called this “Agreement”), dated as of March 6, 2017, is by and among TerraForm Power, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P., a Delaware limited partnership (“Sponsor”), and BRE TERP Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Sponsor (“Merger Sub”), with the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, each of the respective boards of directors of Sponsor, Merger Sub and the Company, the Corporate Governance & Conflicts Committee of the board of directors of the Company (the “Conflicts Committee”), the Company as managing member of TerraForm Power, LLC (“TERP LLC”) and the Conflicts Committee of TERP LLC has approved the merger of Merger Sub with and into the Company (the “Merger”) and the consummation of the transactions contemplated herein, upon the terms and subject to the conditions set forth in this Agreement and has approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into a global settlement agreement with SunEdison, Inc. (“SunEdison”) and the other parties named therein (the “Settlement Agreement”) in the form attached hereto as Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, SunEdison, certain affiliates of SunEdison, Sponsor, Merger Sub and the Company are entering into an agreement (the “Voting and Support Agreement”) in the form attached hereto as Exhibit B, pursuant to which, among other things, SunEdison agrees to take certain actions to support the consummation of the Merger and the other transactions contemplated by this Agreement promptly, including voting any shares of Class A common stock, par value $0.01 per share, of the Company (each, a “Class A Share”) and any shares of Class B common stock, par value $0.01 per share, of the Company (each, a “Class B Share”, and each Class A Share and Class B Share, a “Share” and, collectively, the “Shares”) held by SunEdison or any of its controlled Affiliates (as defined in Section 5.1(a)) in favor of the Merger;

WHEREAS, subject to the terms and conditions of the Settlement Agreement, SunEdison will exchange, effective immediately prior to the Effective Time (as defined in Section 1.3) (such time, the “Exchange Time”), all of the 48,202,310 Class B Units (as defined in the Amended and Restated Limited Liability Company Agreement of TERP LLC, dated and effective as of July 23, 2014, as amended from time to time (the “TERP LLC Operating Agreement”)) held by SunEdison or any of its controlled Affiliates in TERP LLC for 48,202,310 Class A Shares (the “Exchange Class A Shares”) and, as a result of such exchange, at the Exchange Time, all Class B Shares held by SunEdison or its controlled Affiliates in the Company shall be automatically redeemed and retired (the “Exchange”);

WHEREAS, on or prior to the Effective Time, the Company, TERP LLC, TerraForm Power Operating LLC (“TERP Operating LLC”), Brookfield Asset Management Inc. (“Sponsor Parent”) and certain Affiliates of Sponsor Parent (collectively, the “MSA Providers”) will enter into a Master Services Agreement (the “MSA”), substantially in the form attached hereto as Exhibit C, pursuant to which the MSA Providers will provide certain services to the Company and its Subsidiaries commencing at the Effective Time (the “MSA Services”);

WHEREAS, on or prior to the Effective Time, the Company and Sponsor Parent or one or more of its Affiliates (the “Sponsor Line Provider”) will enter into a revolving credit line agreement (the “Sponsor Line Agreement”), substantially consistent with the term sheet attached hereto as Exhibit D;

WHEREAS, on or prior to the Effective Time, the Company, TERP LLC, TERP Operating LLC and Sponsor Parent, will enter into a Relationship Agreement (the “Relationship Agreement”), substantially in the form attached hereto as Exhibit E, pursuant to which, among other things, Sponsor Parent will make a pipeline of projects described in the Relationship Agreement (the “ROFO Pipeline”) available to the Company and its Subsidiaries on the terms set forth in such agreement commencing at the Effective Time;

WHEREAS, on or prior to the Effective Time, the Company and Sponsor will enter into a Registration Rights Agreement (the “Registration Rights Agreement” and, together with the MSA, the Sponsor Line Agreement and the Relationship Agreement, the “Sponsorship Agreements”), substantially in the form attached hereto as Exhibit F;

WHEREAS, (i) concurrently with the execution and delivery of this Agreement, the Company, TERP LLC, BRE Delaware Inc., a Delaware corporation (the “Sponsor IDR Holder”), and SunEdison and certain of its Affiliates are entering into an Incentive Distribution Rights Transfer Agreement (the “IDR Transfer Agreement”), substantially in the form attached hereto as Exhibit G, pursuant to which SunEdison shall transfer to the Sponsor IDR Holder all of the outstanding incentive distribution rights of TERP LLC (the “IDRs”) held by SunEdison and certain of its Affiliates immediately following the Effective Time, and (ii) immediately following the transfer of the outstanding IDRs pursuant to the IDR Transfer Agreement, TERP LLC, the Company and Sponsor IDR Holder shall enter into the Second Amended and Restated TERP LLC Operating Agreement (the “New LLC Agreement,” and, together with the IDR Transfer Agreement and the Sponsorship Agreements, collectively, the “Ancillary Agreements” and individually, each an “Ancillary Agreement”), substantially in the form attached hereto as Exhibit H;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Sponsor has delivered to the Company the Guaranty (as defined in Section 5.2(m)) of the Fund Guarantors (as defined in Section 5.2(m)) dated as of the date of this Agreement, pursuant to which the Fund Guarantors have guaranteed certain obligations of Sponsor under this Agreement; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article I

The Merger; Closing; Effective Time

Section 1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).

Section 1.2     Closing. Unless otherwise mutually agreed in writing between the Company and Sponsor, the closing for the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 A.M. on the tenth (10th) calendar day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

Section 1.3     Effective Time. As soon as practicable following the Closing, the Company and Sponsor will cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the “Effective Time”).

Article II

Certificate of Incorporation and By-Laws
of the Surviving Corporation

Section 2.1     The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to be substantially consistent with the terms set forth in Exhibit I hereto, until thereafter amended as provided therein or by applicable Law.

Section 2.2     The By-Laws. At the Effective Time, the by-laws of Merger Sub (the “By-Laws”) shall be amended in their entirety to be substantially consistent with the terms set forth in Exhibit I hereto, until thereafter amended as provided therein or by applicable Law.

Article III

Directors and Officers of the Surviving Corporation

Section 3.1     Directors. The board of directors of the Surviving Corporation shall be designated in accordance with the terms set forth in Exhibit I, until their earlier death, resignation or removal, as the case may be, in accordance with the Charter and By-Laws.

Section 3.2     Officers. The officers of the Surviving Corporation shall be designated in accordance with the terms set forth in Exhibit I, until their earlier death, resignation or removal in accordance with the Charter and By-Laws.

Article IV

ADDITIONAL SUNE SHARES ISSUANCE AND SPECIAL DIVIDEND; Effect of the Merger on Capital Stock; Exchange of Certificates

Section 4.1     Sequence of Events Immediately Prior to Effective Time. Immediately following the Exchange Time but prior to the Effective Time the following steps will occur in the sequence set forth below:

(a)      Additional SUNE Shares Issuance; Special Dividend.

(i)  First, in accordance with the terms and conditions of the Settlement Agreement (in the form attached hereto as Exhibit A and any amendment thereto entered into with the written consent of Sponsor), the Company shall issue to SunEdison such number of additional Class A Shares (the “Additional SunE Shares”, together with the Exchange Class A Shares, the “SunE Class A Shares”), such that immediately prior to the Effective Time, SunEdison and its Affiliates shall hold such number of Class A Shares that is 36.9% of the sum of (i) the number of Class A Shares issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, the Existing Sponsor Shares, the Exchange Class A Shares and the Additional SunE Shares), (ii) the number of Company Restricted Shares outstanding immediately prior to the Effective Time and (iii) the aggregate number of Class A Shares subject to Company RSUs outstanding immediately prior to the Effective Time (the “Fully Diluted Share Number”).

(ii)          Second, the Company will declare the payment of a dividend in the amount of $1.94 per share (the “Per Share Special Dividend”) in respect of (A) each Class A Share issued and outstanding immediately prior to the Effective Time (including the Exchange Class A Shares and the Additional SunE Shares); (B) each Company Restricted Share (as defined in Section 4.4(a)) outstanding immediately prior to the Effective Time; and (C) each Company RSU (as defined in Section 4.4(b)) outstanding immediately prior to the Effective Time, which shall be entitled to receive an amount in cash equal to (x) the number of Class A Shares subject to such Company RSU immediately prior to the Effective Time (in the case of Company RSUs subject to performance conditions, with such conditions deemed satisfied at “target” levels) (the “Special Dividend Shares”) multiplied by (y) the Per Share Special Dividend (the amounts set out in clauses (A), (B) and (C) above collectively, the “Special Dividend”). The Special Dividend shall be paid to holders of the Class A Shares described in clause (A) above and holders of the Company Equity Awards (as defined in Section 4.4(c)) as described in clauses (B) and (C) above as soon as reasonably practicable.

(b)      The Company shall be entitled to deduct and withhold from any Special Dividend otherwise payable pursuant to this Section 4.1 to any holder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 4.3(j)) or any other applicable state, local or foreign Tax (as defined in Section 5.1(n)) Law. To the extent that amounts are so withheld by the Company, such withheld amounts (i) shall be remitted by the Company to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding was made by the Company.

Section 4.2     Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a)      Merger Consideration. Each Class A Share issued and outstanding immediately prior to the Effective Time (other than (A) Class A Shares owned by Sponsor, Merger Sub or any other direct or indirect wholly-owned subsidiary of Sponsor (the “Existing Sponsor Shares”), Class A Shares owned by the Company, Company Restricted Shares (which are governed by Section 4.4(a)) and Hook Shares (as defined below), and in each case not held on behalf of third parties, and (B) Class A Shares that are owned by stockholders (“Dissenting Stockholders” and such Class A Shares, “Appraisal Shares”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, an “Excluded Share” and collectively, “Excluded Shares”)) (each, an “Election Eligible Share” and collectively, “Election Eligible Shares”) shall at the election of the holder thereof made in accordance with the procedures set forth in Section 4.2(b) and subject to proration as set forth in Sections 4.3(c) and 4.3(d) either: (1) be converted into the right to receive $9.52 per Class A Share, in cash, without interest (the “Per Share Cash Consideration”) or (2) remain outstanding as one share of class A common stock, par value $0.01 per share, of the Surviving Corporation (each, a “Continuing Class A Share”) (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, the “Per Share Merger Consideration”).

(b)     Proration. The Per Share Stock Consideration and the Per Share Cash Consideration are subject to proration as set forth in Sections 4.3(c) and 4.3(d), respectively.

(c)     Treatment of Election Eligible Shares. At the Effective Time, subject to proration as set forth in Section 4.3(c) and Section 4.3(d), (i)(A) each Election Eligible Share in respect of which a Cash Election (as defined in Section 4.3(b)) has been made shall cease to be outstanding, shall be cancelled and shall cease to exist and (B) each Election Eligible Share in respect of which a Stock Election (as defined in Section 4.3(b)) has been made shall remain outstanding as one Continuing Class A Share and (ii) each certificate (a “Certificate”) formerly representing any of the Election Eligible Shares, each book-entry account formerly representing any non-certificated Election Eligible Shares held in registered form on the books of the Company’s transfer agent immediately prior to the Effective Time (each, an “Uncertificated Share”) and each book-entry account formerly representing Election Eligible Shares held through a clearing corporation (each, a “Book-Entry Share”) shall thereafter represent only the right to receive or retain, as applicable, the applicable Per Share Merger Consideration and the Per Share Special Dividend, in each case without interest.

(d)      Cancellation or Conversion of Excluded Shares. Each Excluded Share (other than any Existing Sponsor Shares and any Hook Shares) shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.3(i). Each Existing Sponsor Share and each Class A Share held immediately prior to the Effective Time by any direct or indirect wholly-owned subsidiary of the Company that is taxable as a corporation (each a “Hook Share”, and collectively the “Hook Shares”), if any, shall remain outstanding as one Continuing Class A Share.

(e)      Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and held by Sponsor shall be converted into a number of Continuing Class A Shares that, when taken together with the Continuing Class A Shares retained in respect of the Existing Sponsor Shares pursuant to Section 4.2(d), is equal to 51% of the aggregate number of Continuing Class A Shares issued and outstanding after giving effect to the transactions contemplated by this Article IV.

Section 4.3     Exchange of Certificates.

(a)      Paying Agent. Sponsor shall select, with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned), a paying agent (the “Paying Agent”), who shall also act as agent for the holders of the Election Eligible Shares for the purpose of receiving and holding their Form of Election in Merger, Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At the Effective Time, Sponsor shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of the holders of Class A Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments of the aggregate Per Share Cash Consideration under Section 4.2(a) (for the avoidance of doubt, taking into account the proration as set forth in Sections 4.3(c) and 4.3(d)) (such deposit being hereinafter referred to as the “Exchange Fund”). The paying agent agreement pursuant to which Sponsor shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. The Paying Agent shall invest the cash portion of the Exchange Fund as directed by Sponsor; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Cash Consideration (for the avoidance of doubt, taking into account the proration as set forth in Sections 4.3(c) and 4.3(d)) for all Election Eligible Shares as contemplated hereby, Sponsor shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.2(a) shall be promptly returned to Sponsor. At the Effective Time, the Company shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of the holders of Special Dividend Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments of the Special Dividend in accordance with Section 4.1(a)(ii), which amount shall be deposited and held in a segregated account from the Exchange Fund.

(b)     Consideration Election.

(i)  Subject to the last sentence of this clause and the other provisions of this Section 4.3(b), each holder of Election Eligible Shares and each holder of Company Restricted Shares immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive the portion of the applicable Per Share Merger Consideration set out in Section 4.2(a) in the form of either (A) the Per Share Cash Consideration (such election, the “Cash Election”, and the Election Eligible Shares, Company Restricted Shares and the Class A Shares subject to Company RSUs in respect of which a Cash Election has been made, the “Cash Shares”) or (B) the Per Share Stock Consideration (such election, the “Stock Election”, and the Election Eligible Shares, Company Restricted Shares and the Class A Shares subject to Company RSUs in respect of which a Stock Election has been made, the “Stock Shares”, and the Stock Election together with the Cash Election, the “Consideration Election”) for each Election Eligible Share held by it and each Company Restricted Share held by it. Any Consideration Election shall be made on a form for that purpose prepared by the Company and reasonably satisfactory to Sponsor (a “Form of Election in Merger”), which shall be mailed to such holders of Election Eligible Shares and holders of Company Restricted Shares on a date that the Proxy Statement is mailed to stockholders pursuant to Section 6.4(b) or such other date as Sponsor and the Company mutually agree or as may be required by applicable Law (the “Mailing Date”) and which shall include instructions for use in effecting the surrender of Certificates representing Election Eligible Shares (or affidavits of loss in lieu thereof as provided in Section 4.3(h)) to the Paying Agent. The deadline for submitting an effective, properly completed Form of Election in Merger to the Paying Agent shall be 5:00 p.m., New York City time, on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by the Company at least four (4) business days prior to the anticipated Closing Date) or such other time and date as the Company may announce with the consent of Sponsor (the “Election Deadline”), and such submission shall include the submission of any Certificates with respect to certificated Election Eligible Shares. The Company shall use its reasonable efforts to make a Form of Election in Merger available to all Persons who become holders of record of Election Eligible Shares between the Mailing Date and the Election Deadline. Holders of record of Class A Shares who hold such Class A Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election in Merger on behalf of their respective beneficial holders. Notwithstanding anything to the contrary contained in this Section 4.3(b)(i), SunEdison shall be entitled to make Consideration Elections in respect of the Exchange Class A Shares and the Additional SunE Shares as if such Exchange Class A Shares and Additional SunE Shares were issued and outstanding prior to the Election Deadline.

(ii)          Any election shall have been properly made only if the Paying Agent shall have actually received a properly completed Form of Election in Merger together with, in the case of an election in respect of any certificated Election Eligible Shares, the applicable Certificates by the Election Deadline. Each Election Eligible Share and Company Restricted Share for which an election shall not have been properly made by the Election Deadline (a “No Election Share”) shall be deemed to have made (A) if the aggregate number of Stock Shares exceeds the Maximum Stock Consideration Shares (as defined in Section 4.3(c)(i)), a Cash Election or (B) if the aggregate number of Cash Shares exceeds the Maximum Cash Consideration Shares (as defined in Section 4.3(d)(i)), a Stock Election. Subject to the terms of this Agreement and of the Form of Election in Merger, the Paying Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Form of Election in Merger, and any good-faith decisions of the Paying Agent regarding such matters shall be binding and conclusive. None of Sponsor, Merger Sub, the Company or the Paying Agent, or any of their respective Representatives, shall be under any obligation to notify any Person of any defect in a Form of Election in Merger.

(iii)         An election may be revoked in respect of any Election Eligible Shares, but only by written notice received by the Paying Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election in Merger is thereafter submitted prior to the Election Deadline in accordance with Sections Section 4.3(b)(i) and Section 4.3(b)(ii), such Election Eligible Shares shall be deemed to be No Election Shares. After an election has been validly made, any subsequent transfer of the Election Eligible Shares as to which such election related shall automatically revoke such election. In addition, all Forms of Election in Merger shall automatically be revoked if the Paying Agent is notified in writing by Sponsor and the Company that the Merger has been abandoned.

(c)      Proration of Per Share Stock Consideration. The aggregate Per Share Stock Consideration received by a holder making a Stock Election shall be subject to proration as follows:

(i)  The maximum aggregate number of Stock Shares across all holders that shall give the holders thereof the right to retain the Per Share Stock Consideration shall equal 49% of the Fully Diluted Share Number, rounded to the nearest whole number (the “Maximum Stock Consideration Shares”).

(ii)          If the aggregate number of Stock Shares exceeds the Maximum Stock Consideration Shares, each holder who has made a Stock Election shall be entitled to (A) retain the Per Share Stock Consideration for an aggregate number of Stock Shares equal to (x) the aggregate number of Stock Shares held by such holder multiplied by (y) the quotient of the Maximum Stock Consideration Shares divided by the aggregate number of Stock Shares held by all holders, rounded to the nearest whole number (the “Prorated Stock Shares”) and (B) receive the Per Share Cash Consideration for each Stock Share held by such holder in excess of the Prorated Stock Shares (the “Excess Stock Shares”). For the avoidance of doubt, no holder shall receive a non-whole number amount of Continuing Class A Shares.

(d)      Proration of Per Share Cash Consideration. The aggregate Per Share Cash Consideration received by a holder making a Cash Election shall be subject to proration as follows:

(i)  The maximum aggregate number of Cash Shares across all holders that shall be converted into a right to receive the Per Share Cash Consideration shall equal the Fully Diluted Share Number minus the sum of (A) Maximum Stock Consideration Shares plus (B) the number of Existing Sponsor Shares plus (C) the number of Appraisal Shares (the “Maximum Cash Consideration Shares”).

(ii)          If the aggregate number of Cash Shares exceeds the Maximum Cash Consideration Shares, each holder who has made a Cash Election shall be entitled to (A) receive the Per Share Cash Consideration for an aggregate number of Cash Shares equal to (x) the aggregate number of Cash Shares held by such holder multiplied by (y) the quotient of (1) the Maximum Cash Consideration Shares divided by (2) the aggregate number of Cash Shares held by all holders, rounded to the nearest whole number (the “Prorated Cash Shares”) and (B) retain the Per Share Stock Consideration for each Cash Share held by such holder in excess of the Prorated Cash Shares (the “Excess Cash Shares”). For the avoidance of doubt, no holder shall receive a non-whole number amount of Continuing Class A Shares.

(e)      Exchange Procedures. Promptly after the Effective Time (and in any event within two (2) business days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Election Eligible Shares (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.3(h)) for Cash Shares to the Paying Agent or transfer of the Book-Entry Shares in respect of Cash Shares to the Paying Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares), such letter of transmittal to be in such form and have such other provisions as Sponsor and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.3(h)) to the Paying Agent. The instructions will require any holder of Certificates in respect of Election Eligible Shares to surrender such Certificates (or provide affidavits of loss in lieu thereof as provided in Section 4.3(h)) as a condition to receiving the applicable Per Share Merger Consideration.

(i)           In the case of Cash Shares, upon surrender to the Paying Agent of Cash Shares by physical surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or, with respect to any Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent in connection with the transfer of such Book-Entry Shares, in accordance with the terms of such letter of transmittal, duly executed, or, with respect to any Book-Entry Shares held through The Depository Trust Company (“DTC”), in accordance with DTC’s customary procedures and such other procedures as agreed by the Company, Sponsor, the Paying Agent and DTC, the holder of such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or Book-Entry Shares shall be entitled to receive in exchange therefor (after giving effect to any required Tax withholdings as provided in Section 4.3(j), the consideration election as provided in Section 4.3(b) and any proration as provided in Sections 4.3(c) and 4.3(d)): a cash amount in immediately available funds equal to (A) the number of Cash Shares that such Certificate represented immediately prior to the Effective Time (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or the number of Cash Shares constituting Book-Entry Shares owned immediately prior to the Effective Time multiplied by (B) the Per Share Cash Consideration. The payment of the Per Share Cash Consideration to a holder of Cash Shares that are certificated shall be conditioned upon surrender of such Certificates (or affidavit of loss in lieu thereof as provided in Section 4.3(h)).

(ii)          In the case of Stock Shares, upon surrender to the Paying Agent of Stock Shares by physical surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or, with respect to any Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent in connection with the transfer of such Book-Entry Shares, in accordance with the terms of such letter of transmittal, duly executed, or, with respect to any Book-Entry Shares held through DTC, in accordance with DTC’s customary procedures and such other procedures as agreed by the Company, Sponsor, the Paying Agent and DTC, the holder of such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or Book-Entry Shares shall be entitled to retain in connection with its election of Stock Shares (after giving effect to any required Tax withholdings as provided in Section 4.3(j), the consideration election as provided in Section 4.3(b) and any proration as provided in Sections 4.3(c) and 4.3(d)): a number of Continuing Class A Shares (after giving effect to the consideration election as provided in Section 4.3(b) and any proration pursuant to Sections 4.3(c) and 4.3(d)) equal to (A) the number of Stock Shares that such Certificate represented immediately prior to the Effective Time (or affidavit of loss in lieu thereof as provided in Section 4.3(h)) or the number of Stock Shares constituting Book-Entry Shares owned immediately prior to the Effective Time multiplied by (B) the Per Share Stock Consideration.

(iii)         The Certificate of any holder of certificated Election Eligible Shares retaining Continuing Class A Shares (as a result of its election or the proration pursuant to Sections 4.3(c) and 4.3(d), as applicable) shall, upon surrender thereof (or delivery of the affidavit of loss in lieu thereof as provided in Section 4.3(h)), be cancelled and replaced by Uncertificated Shares and Book Entry Shares evidencing only the number of Continuing Class A Shares retained by such holder pursuant to the election made pursuant to Section 4.2(a). The Class A Shares of any holder of any Election Eligible Shares that are Uncertificated Shares and Book Entry Shares in respect of which the holder does not receive the right to retain Continuing Class A Shares shall be cancelled in the books of the Company’s transfer agent and the book entry accounts held through DTC.

(iv)         Any Certificate that evidences Fall-Away Shares (as defined below) shall from the Effective Time be deemed to evidence only the number of Continuing Class A Shares to which the holder thereof would be entitled upon surrender of such Certificate pursuant to this Section 4.3 whether or not such Certificate is surrendered or cancelled pursuant to this Section 4.3. The “Fall-Away Shares” are Class A Shares evidenced by any Certificate that would be converted into the right to receive the Per Share Cash Consideration if the holder thereof submitted such Certificate pursuant to this Section 4.3.

(v)          No interest will be paid or accrued on any amount payable upon due surrender of Cash Shares. In the event of a transfer of ownership of certificated Class A Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate in respect thereof may be issued to such transferee if the Certificate formerly representing such Class A Shares that are Cash Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. Payment or retention, as applicable, of the applicable Per Share Merger Consideration with respect to any Book-Entry Shares shall only be made to the Person (as defined in Section 4.3(g)) in whose name such Book-Entry Shares were registered in the stock transfer books of the Company immediately prior to the Effective Time.

(f)      Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Class A Shares that were outstanding immediately prior to the Effective Time, unless such Class A Shares are Continuing Class A Shares. If, after the Effective Time, any Certificate that is not a Continuing Class A Share is presented to the Surviving Corporation, Sponsor or the Paying Agent for transfer, it shall be cancelled and exchanged for the aggregate Per Share Merger Consideration to which the holder of the Certificate is entitled pursuant to this Article IV, and in the event that such Certificate holder is entitled to retain Continuing Class A Shares as part of such aggregate Per Share Merger Consideration, such Continuing Class A Shares shall take the form of Book-Entry Shares.

(g)      Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Election Eligible Shares who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for delivery of the applicable Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.3(j)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Sponsor, the Paying Agent or any other Person shall be liable to any former holder of Class A Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)) or other entity of any kind or nature.

(h)      Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Sponsor, the posting by such Person of a bond in customary amount and upon such terms as may be required by Sponsor as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver to such Person (i) a check in the amount (after giving effect to any required Tax withholdings, the consideration election as provided in Section 4.3(b) and any proration as provided in Sections 4.3(c) and 4.3(d)) equal to the number of Cash Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Cash Consideration and (ii) a number of Continuing Class A Shares (after giving effect to the consideration election as provided in Section 4.3(b) and any proration pursuant to Sections 4.3(c) and 4.3(d)) equal to the number of Stock Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Stock Consideration.

(i)      Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the applicable Per Share Merger Consideration with respect to the Class A Shares owned immediately prior to the Effective Time by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Class A Shares owned by such Dissenting Stockholder. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, each Excluded Share of such holder shall thereupon be treated as if it had been converted into the right to receive the applicable Per Share Merger Consideration, and the Surviving Corporation shall remain liable for payment of the applicable Per Share Merger Consideration for such Class A Shares; provided that such holder shall be deemed to have made a Cash Election with respect to the Per Share Merger Consideration in accordance with Section 4.3(b) and in no event shall be subject to proration as set forth above. The Company shall give Sponsor (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Sponsor, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(j)      Withholding Rights. Each of the Paying Agent, Sponsor, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax (as defined in Section 5.1(n)) law. To the extent that amounts are so withheld by the Paying Agent, Sponsor, Merger Sub or the Surviving Corporation, as the case may be, such withheld amounts (i) shall be remitted by the Paying Agent, Sponsor, Merger Sub or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Paying Agent, Sponsor, Merger Sub or the Surviving Corporation, as the case may be.

Section 4.4     Treatment of Company Equity Awards.

(a)     Treatment of Company Restricted Shares. At the Effective Time, any vesting conditions applicable to each restricted stock award (a “Company Restricted Share”) outstanding immediately prior to the Effective Time under the Company’s 2014 Second Amended and Restated Long-Term Incentive Plan (the “Stock Plan”) shall, automatically and without any required action on the part of the holder thereof, be deemed satisfied in full and each Company Restricted Share shall be cancelled and converted into or retained, as applicable, and become exchanged for the right to receive the Per Share Merger Consideration (less applicable Taxes required to be withheld with respect to such vesting). For the avoidance of doubt, such Per Share Merger Consideration shall include either the Per Share Cash Consideration or the Per Share Stock Consideration at the election of the holder of the Company Restricted Share, made in accordance with the procedure set out in Section 4.3(b) and shall be subject to proration as set out in Section 4.3(c) and (d).

(b)      Treatment of Company RSUs. At the Effective Time, (A) any vesting conditions applicable to each restricted stock unit (a “Company RSU”) outstanding immediately prior to the Effective Time under the Stock Plan, shall, automatically and without any required action on the part of the holder thereof, be deemed satisfied in full, and (B) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive (without interest) the Per Share Merger Consideration in respect of each Class A Share subject to such Company RSU immediately prior to the Effective Time (in the case of Company RSUs subject to performance conditions, with such conditions deemed satisfied at “target” levels), less applicable Taxes required to be withheld with respect to such payment. Such Per Share Merger Consideration shall include either the Per Share Cash Consideration or the Per Share Stock Consideration at the election of the holder of the Company RSU, made in accordance with the procedure set out in Section 4.3(b), and shall be subject to proration as set out in Section 4.3(c) and (d). To the extent that a holder of Company RSUs is entitled to receive Per Share Stock Consideration, whether due to such holder’s election or the proration set out in Section 4.3(c) and (d), such holder shall receive one Continuing Class A Share in respect of each Class A Share subject to a Company RSU that entitles such holder to receive the Per Share Stock Consideration. Payment of such Per Share Merger Consideration, with respect to Company RSUs, including delivery of any Continuing Class A Shares, shall be made as soon as reasonably practicable after the Closing Date; provided that, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(c)      Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the treatment of the Company Restricted Shares and Company RSUs (collectively, the “Company Equity Awards”) pursuant to Section 4.4(a) and Section 4.4(b). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Sponsor nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

Section 4.5     Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

Article V

REPRESENTATIONS AND WARRANTIES

Section 5.1     Representations and Warranties of the Company. Except (i) as set forth in the Company Reports (as defined in Section 5.1(e)(i)) filed with or furnished to the SEC prior to the date of this Agreement (without giving effect to any amendment or supplement to any such Company Reports filed on or after the date of this Agreement and excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered to Sponsor by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Sponsor and Merger Sub that:

(a)      Organization, Good Standing and Qualification. The Company is a legal entity duly organized, validly existing and in good standing under the Laws (as defined in Section 5.1(i)) of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws (as defined in Section 5.1(i)) of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Sponsor complete and correct copies of the Company’s and its Material Subsidiaries’ certificates of incorporation and by-laws or comparable governing documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect as of the date of this Agreement. The representations and warranties set forth in this Section 5.1(a) shall not apply with respect to the Excluded Assets.

As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person of which (aa) at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, (bb) a general partner interest or (cc) a managing member interest, is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries (it being agreed that, the entity set forth on Section 5.1(b)(ii) (Part A) of the Company Disclosure Letter, which is controlled by the Company pursuant to existing contractual arrangements, will be deemed a Subsidiary for purposes of this definition), (ii) “Material Subsidiary” (each as set forth on Section 5.1(b)(ii) (Part B) of the Company Disclosure Letter) means (aa) TERP LLC, (bb) each Subsidiary of the Company that directly owns assets with 50 MW or more of generation capacity (“Material Generator”) and (cc) each Subsidiary of the Company that (1) either (A) has a direct or indirect ownership interest in a Material Generator or (B) is a Subsidiary of the Company that owns, directly or indirectly, 15 MW or more of generation capacity in the aggregate and (2) is a borrower under any Contract pursuant to which a third party provides debt (A) for borrowed money or (B) has received equity financing from a third party, other than those Subsidiaries set forth on Section 5.1(b)(ii) (Part C) of the Company Disclosure Letter , (iii) “Material Economic Subsidiary” means each Material Subsidiary and each other Subsidiary set forth on Section 5.1(b)(ii) (Part D) of the Company Disclosure Letter , (iv) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person (and, for purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (v) “Excluded Assets” means the assets described in Section 5.1(a)(v) of the Company Disclosure Letter, (vi) “Contract” means any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation, whether written or oral, and (vii) “Company Material Adverse Effect” means any change, event, effect, circumstance or development that, individually or taken together with other changes, events, effects, circumstances or developments, has a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been, is or would be reasonably likely to be a Company Material Adverse Effect:

(A)     any changes in the general economic or political conditions or the securities, credit, currency or other financial markets in general, in each case in the United States or other countries in which the Company or any of its Subsidiaries conducts operations or any changes that are the result of civil unrest, escalation of hostilities or acts of war, terrorism or sabotage;

(B)     any changes that are the result of factors generally affecting any international, national or regional industry (including the renewable energy industry and the electric generating industry) or market (including any wholesale markets for electric power) in which the Company or any of its Subsidiaries operates, including any changes in legal, political or regulatory conditions impacting any tax or other incentive programs for the renewable energy industry;

(C)     any economic changes in any market for commodities or supplies, including electric power, used in connection with the business of the Company or any of its Subsidiaries;

(D)     any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, regulators, lenders or other financing sources or service providers caused by the pendency or the announcement of the transactions contemplated by this Agreement;

(E)     any changes or proposed changes in any Law or accounting principles or reporting standards applicable to the Company or any of its Subsidiaries or the enforcement or interpretation thereof after the date of this Agreement;

(F)     any changes or effects resulting from the performance of obligations required by this Agreement, including any actions taken by the Company or its Subsidiaries that are expressly requested or consented to by Sponsor in writing;

(G)     any change in the Company’s credit ratings, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such change (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect;

(H)     any changes that arise out of or relate to the identity of Sponsor Parent or any of its Affiliates as the potential sponsor of the Company;

(I)      any changes or effects resulting, from or in connection with the filing, pendency or administration of the case in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) captioned In re SunEdison, Inc., Case No. 16-10992 (the “SunEdison Bankruptcy Case”), including, to the extent resulting from or in connection with the SunEdison Bankruptcy Case, any litigation, any failure by SunEdison and its Affiliates that are debtors or debtors-in-possession in the SunEdison Bankruptcy Case (the “Debtors”) to comply with any agreement (other than (i) the Settlement Agreement, (ii) the Voting and Support Agreement, (iii) any other agreement entered into in connection with the Merger or the other transactions contemplated by this Agreement to which SunEdison or any other Debtor will be a party and any other agreement that Sponsor agrees in writing will remain in effect following the Effective Time (collectively, the “SunEdison-Related Agreements”)) entered into or existing between a Debtor, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or the rejection of any such agreement (other than any SunEdison-Related Agreement that Sponsor agrees in writing will remain in effect following the Effective Time) in the SunEdison Bankruptcy Case;

(J)      any changes resulting from the entry into the Settlement Agreement or the performance of SunEdison’s obligations required thereby;

(K)     any changes or effects resulting from (i) any failure or delay by the Company or any of its Subsidiaries in delivering audited financial statements for the fiscal year ending December 31, 2016 and/or unaudited quarterly financial statements for the third quarter of the fiscal year ending December 31, 2016 or any quarter of the fiscal year ending December 31, 2017 as required by any agreement entered into by the Company or any of its Subsidiaries, (ii) any failure or delay by the Company in filing or furnishing any forms, statements, certifications, reports or other documents required to be filed with or furnished to the SEC (as defined in Section 5.1(e)(i)) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Securities Act (as defined in Section 5.1(e)(i)), or (iii) any failure or delay by the Company in complying with the applicable listing and corporate governance rules and regulations of the NASDAQ; provided that the exception in this clause (K) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such failure or delay (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect; provided, further, that the exception in this clause (K) shall not apply to any change, effect, circumstance or development resulting from or arising out of any acceleration of the maturity of any indebtedness of the Company or any of its Subsidiaries as a result of matters to which this clause (K) otherwise applies;

(L)     any litigation or threat of litigation arising from allegations of any breach of fiduciary duty by the board of directors of the Company or violation of Law by the board of directors of the Company in connection with this Agreement or the Merger;

(M)     any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues, earnings, cash available for distribution, EBITDA for any period ending on or after the date of this Agreement, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such failure (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect; and

(N)     a decline in the price of the Company common stock, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development that caused or contributed to such decline (to the extent not otherwise excluded) has resulted in, or contributed to, a Company Material Adverse Effect;

(O)     except, with respect to clauses (A), (B), (C) and (E) to the extent such changes, events, circumstances or developments have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect that such changes, events, circumstances or developments have on other similarly situated companies in the renewable energy or electric generating industry in the jurisdictions in which the Company and its Subsidiaries operate.

(b)      Capital Structure.

(i)  The authorized capital stock of the Company consists of (i) 850,000,000 Class A Shares, of which 93,913,554 Class A Shares (which includes 1,060,699 Company Restricted Shares) were outstanding as of the close of business on March 3, 2017, (ii) 140,000,000 Class B Shares, of which 48,202,310 Class B Shares were outstanding as of the close of business on March 3, 2017, (iii) 260,000,000 shares of Class B1 common stock, par value $0.01 per share, none of which were outstanding as of the close of business on March 3, 2017, and (iv) 50,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were outstanding as of the close of business on March 3, 2017. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on Section 5.1(b)(i)(A) of the Company Disclosure Letter, as of March 3, 2017, no Shares or Preferred Stock was held by the Company in its treasury. No Subsidiary of the Company owns any shares of capital stock of the Company. Other than as set forth on Section 5.1(b)(i)(B) of the Company Disclosure Letter, as of the close of business on March 3, 2017, the Company has no Shares reserved for issuance. Except as set forth above, the Company does not have any shares of capital stock or other voting securities issued or outstanding, other than Shares that have become outstanding since March 3, 2017 pursuant to the issuance of the Exchange Class A Shares and the Additional SunE Shares or the exercise of Company Equity Awards, which were reserved for issuance as set forth above. Section 5.1(b)(i) (C) of the Company Disclosure Letter contains a correct and complete list of all Company Equity Awards outstanding as of the close of business on March 3, 2017, including the number of Shares subject to each Company Equity Award and its vesting schedule. Except as set forth above and except for the rights (the “Rights”) that have been issued pursuant to the Stockholder Protection Rights Agreement, dated as of July 24, 2016, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “SPRA”), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to (x) issue or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for, acquire or receive payments determined by reference to the value of any equity securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding or (y) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. As of the date of this Agreement, the total cash balance of the Company and its Subsidiaries is in excess of $800 million, consisting approximately of $640 million of unrestricted cash and $160 million of restricted cash.

(ii)          Section 5.1(b)(ii)(A) of the Company Disclosure Letter sets forth as of the date of this Agreement (x) each of the Company’s Subsidiaries, its place of organization and the ownership interest of the Company in each such Subsidiary, as well as, to the Knowledge of the Company (as defined in Section 5.1(g)), the ownership interest of any other Person or Persons in each such Subsidiary and (y) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Except as set forth on Section 5.1(b)(ii)(B) of the Company Disclosure Letter, each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries owned directly or indirectly by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”), other than any (i) obligations imposed under this Agreement, (ii) restrictions under applicable securities laws, (iii) obligations imposed on the shareholders or members of any Subsidiary of the Company under the applicable certificate of incorporation and by-laws, limited liability company agreements or comparable governing documents or tax equity capital contribution or investment agreements ((x) in the case of certificates of incorporation and by-laws, limited liability company agreements or comparable governing documents with respect to the Company and any Material Subsidiaries, copies of which have been made available to Sponsor and (y) in the case of tax equity capital contribution or investment agreements, copies of which have been made available to Sponsor) and (iv) Liens granted in connection with “Non-recourse Long-term Debt” as described in the Company Reports. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to (x) issue or sell any shares of capital stock or other equity securities of any Subsidiary of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of any Subsidiary of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding or (y) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

(iii)          Other than any Ancillary Agreements, the Settlement Agreement and the Voting and Support Agreement, there are no voting agreements, voting trusts, stockholder agreements, proxies, other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of, restricting the transfer of, or providing for registration rights with respect to, the Company or any such Subsidiaries.

(c)      Corporate Authority; Approval and Fairness.

(i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to (x) adoption of this Agreement by the holders of a majority of the total voting power of the outstanding Shares entitled to vote on such matter, (y) approval of this Agreement and the transactions contemplated by this Agreement by the holders of a majority of the outstanding Class A Shares entitled to vote on such matter other than SunEdison, Sponsor and their respective Affiliates or any Person with whom any of them has formed (and not terminated) a “group” (as defined in the Exchange Act), in each case at a stockholders’ meeting duly called and held for such purpose (clauses (x) and (y) together and taking into account any obligation to obtain such adoption and approval with respect to modifications to this Agreement or the terms of the transactions contemplated by this Agreement, the “Requisite Company Vote”) and (z) approval of the amendment of the Charter pursuant to Section 2.1 by the holders of 66 2/3% of the outstanding Shares entitled to vote on such matter (the “Charter Amendment Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Sponsor and Merger Sub, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii)          The board of directors of the Company (acting upon the unanimous recommendation of the Conflicts Committee) has (A) by the unanimous vote of all directors voting on the matter determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement and resolved to recommend the holders of Shares give the Requisite Company Vote (the “Company Recommendation”) and the Charter Amendment Vote, (B) by the unanimous vote of all directors voting on the matter directed that this Agreement be submitted to the holders of Class A Shares and Class B Shares for their adoption and approval, (C) received the opinion of its financial advisor, Centerview Partners, to the effect that, as of the date of such opinion, the applicable Per Share Merger Consideration, together with the Per Share Special Dividend, to be received by the holders of the Class A Shares (other than Excluded Shares) pursuant to this Agreement is fair from a financial point of view and (D) received the opinion of its financial advisor, Morgan Stanley, to the effect that, as of the date of such opinion, the Per Share Merger Consideration, together with the Per Share Special Dividend, to be received by the holders of the Class A Shares pursuant to this Agreement is fair from a financial point of view to such holders (other than the holders of Excluded Shares or SunEdison and its Affiliates). It is understood and agreed that such opinions are for the benefit of the Company’s board of directors and may not be relied upon by Sponsor or Merger Sub.

(d)      Governmental Filings and Approvals; No Violations; Certain Contracts.

(i)  Other than the filings, approvals and/or notices (A) pursuant to Section 1.3, (B) under the Exchange Act, (C) under applicable NASDAQ rules, and (D) disclosed in Section 5.1(d)(i) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic, foreign or supranational governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental or quasi-governmental entity or arbitral body or NASDAQ (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement, except those the failure to make or obtain of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement.

(ii)          The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries, (B) assuming the consents or waivers set forth in Section 5.1(d)(ii) of the Company Disclosure Letter are obtained, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default or loss of a benefit under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any Contract binding upon the Company or any of its Subsidiaries, or (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, loss, creation, acceleration or change that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (disregarding the exceptions set forth in clauses (D), (F), (H) and (J) of the definition thereof) or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. Section 5.1(d)(ii) of the Company Disclosure Letter sets forth a list of Material Contracts (as defined in Section 5.1(j)(i)) as of the date of this Agreement pursuant to which consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

(e)      Company Reports; Internal Controls; Financial Statements.

(i)  Except as disclosed in Section 5.1(e) of the Company Disclosure Letter, the Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since December 31, 2015 (the forms, statements, certifications, reports and documents filed or furnished since December 31, 2015 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Except as disclosed in Section 5.1(e) of the Company Disclosure Letter, each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder, applicable to the Company Reports. Except as disclosed in Section 5.1(e) of the Company Disclosure Letter, as of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Sponsor all correspondence with the SEC since December 31, 2015 and, as of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to any of the Company Reports.

(ii)          (A) The Company maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (B) the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors of the Company (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Other than as set forth on Section 5.1(e)(ii) of the Company Disclosure Letter, each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud.

(iii)         Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 5.1(e)(iii) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder. Neither the Company nor any of its Subsidiaries has any outstanding “extensions of credit” or has arranged any outstanding “extensions of credit” to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(iv)        Except for matters resolved prior to the date hereof, since December 31, 2014, (i) none of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective directors, officers, employees, auditors, accountants or other Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to the chief executive officer or general counsel of the Company in accordance with Section 307 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(v)         (A) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) (x) complies as to form in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will comply as to form in all material respects, with the published rules and regulations of the SEC (including all applicable accounting rules) and (y) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and (B) each of the consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) (x) complies as to form in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will comply as to form in all material respects, with the published rules and regulations of the SEC (including all applicable accounting rules) and (y) fairly presents in all material respects, or in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end or other audit adjustments), in each case in this clause (v) in accordance with U.S. generally accepted accounting principles applied on a consistent basis (“GAAP”), except as may be noted therein.

(f)      Absence of Certain Changes. Other than in connection with the transactions contemplated by this Agreement and as set forth in Section 5.1(f) of the Company Disclosure Letter x) since December 31, 2015 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, (y) since December 31, 2015 there has not been any change in the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement and (z) since December 31, 2015 through the date of this Agreement, none of the Company or its Subsidiaries have taken any action that, if taken after the date of this Agreement, would result in a breach of any of the covenants set forth in clauses (iii), (vii) or (xiv) of Section 6.1(a).

(g)      Litigation and Liabilities. (i) Other than as set forth on Section 5.1(g)(i) of the Company Disclosure Letter, (A) there are no material civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective properties and (B) neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company or any of its Subsidiaries.

(ii)          Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries, other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet (and the notes thereto) as of December 31, 2015, (B) set forth on Section 5.1(g)(ii) of the Company Disclosure Letter, (C) incurred in the ordinary course of business consistent with past practice since December 31, 2015, (D) incurred in connection with this Agreement, (E) incurred in connection with the Settlement Agreement, or (F) that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge, after a reasonable investigation, of those Persons set forth in Section 5.1(g) of the Company Disclosure Letter, which for the avoidance of doubt, shall include such knowledge of such Persons with respect to the period during which the businesses, properties, assets and obligations currently held by the Company and its Subsidiaries were held by SunEdison and its Subsidiaries (other than the Company and its Subsidiaries).

(h)      Employee Benefits.

(i)  Section 5.1(h)(i) of the Company Disclosure Letter sets forth an accurate and complete list, as of the date of this Agreement, of each Company Plan. For purposes of this Agreement, “Company Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries contributes, is required to contribute to or may have any liabilities. Company Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”, and such plans, “ERISA Plans”), employment, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

(ii)          With respect to each Company Plan, the Company has made available to Sponsor, to the extent applicable, accurate and complete copies of (1) the Company Plan document, including any amendments thereto, (2) a written description of such Company Plan if such plan is not set forth in a written document, and (3) the most recently prepared actuarial report. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Company Plan (other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”)) is in compliance with its terms and applicable Laws, including ERISA and the Code.

(iii)         With respect to each ERISA Plan, the Company has made available to Sponsor, to the extent applicable, accurate and complete copies of (1) the most recent summary plan description together with any summaries of all material modifications thereto, and (2) the most recent Internal Revenue Service (“IRS”) determination or opinion letter. Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and to the Company’s Knowledge, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material.

(iv)        Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate has or is expected to incur any liability under Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company or any ERISA Affiliate. With respect to each Company Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (1) no such plan is, or is expected to be, in “at-risk” status, (2) no unsatisfied liability (other than for premiums to the Pension Benefit Guaranty Corporation (“PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries and (3) the PBGC has not instituted proceedings to terminate any such Company Plan. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

(v)         With respect to any Multiemployer Plan contributed to by the Company or any ERISA Affiliate, neither the Company nor any ERISA Affiliate has incurred any material withdrawal liability under Title IV of ERISA that remains unsatisfied or could reasonably be expected to incur any such liability.

(vi)        Except as set forth in Section 5.1(h)(vi) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will, either alone or in combination with another event, (1) entitle any employee of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay (other than severance pay required by any Law), (2) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, (3) result in any payment that would be an “excess parachute payment” under Section 280G of the Code or (4) limit the ability of the Sponsor or any of its Subsidiaries to merge, amend or terminate any Company Plans. The Company and its Subsidiaries are not required to provide any gross-up, indemnification, reimbursement or other additional payment in respect of any Tax, interest or penalty related thereto.

(vii)       All Company Plans that are maintained outside the jurisdiction of the United States or cover any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States (each such plan, a “Non-U.S. Benefit Plan”) comply with applicable local Law and, to the extent intended to be funded and/or book-reserved, are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, except in each case as would not be likely to have a Company Material Adverse Effect. Except as would not be likely to have a Company Material Adverse Effect, each Non-U.S. Benefit Plan has assets or book reserves, as applicable (determined, in each case, in accordance with applicable funding standards, International Financial Reporting Standards or other applicable accounting principles) that are sufficient to provide for the payment of the relevant benefits.

(i)      Compliance with Laws; Licenses. The businesses of each of the Company and its Subsidiaries have not been since December 31, 2014, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. Except as set forth on Section 5.1(i) of the Company Disclosure Letter, as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. The Company and each of its Subsidiaries has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to own, lease and operate their properties and assets (other than the Excluded Assets) and conduct their businesses as presently conducted, except those the absence of which would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. All Licenses of the Company and its Subsidiaries are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such License, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw, modify or decline to renew any such License, in each case, except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(j)     Material Contracts and Government Contracts.

(i)  Section 5.1(j)(i) of the Company Disclosure Letter lists all written and, to the knowledge of the Company, all oral Contracts of the following types to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, in each case as of the date of this Agreement, except for this Agreement and any Contracts filed as exhibits to or incorporated by reference into the Company Reports:

(A)     Any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S K under the Securities Act;

(B)     Any Contract containing covenants binding upon the Company or its Subsidiaries that materially restrict, or purport to materially restrict, the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, would materially restrict, or purport to materially restrict, the ability of the Surviving Corporation or its Affiliates) to compete in any business or geographic area or which grant “most favored nation” or similar status that, following the Merger, would apply to Sponsor and its Affiliates (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that are binding upon the Company or any of its Material Subsidiaries);

(C)     Any Contract with any third party which provides operating and maintenance, asset management or other similar project-level services to the Company or any of its Subsidiaries, that involved payments by the Company or any of its Subsidiaries during either of the years ended December 31, 2015 or December 31, 2016 in excess of $500,000 in the aggregate or that is expected to do so during the year ending December 31, 2017 (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that relate to services provided to the Company or any of its Material Subsidiaries);

(D)     Any Contract with any third party which provides for the purchase of energy, capacity or ancillary services from the Company or any of its Subsidiaries and that (1) generated revenues from such third party in excess of $2,000,000 in the aggregate for the Company or any of its Subsidiaries during the year ended December 31, 2016 or that is expected to do so during the year ending December 31, 2017 or (2) is expected to generate revenues from such third party in excess of $10,000,000 in the aggregate for the Company or any of its Subsidiaries over the term of such Contract (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that relate to purchases from the Company or any of its Material Economic Subsidiaries);

(E)     Any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for Contracts entered into in the ordinary course of business and Contracts otherwise listed in Sections 5.1(j)(i)(A) through (D) or (F) through (M) of the Company Disclosure Letter;

(F)     Any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares, on the other hand;

(G)     Any Contract that is a stockholder or investor rights, registration rights or similar agreement;

(H)     Any Contract evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case in excess of $10,000,000 (provided that, in the case of any such indebtedness that is cross-guaranteed or cross-collateralized, including in respect of any distributed generation portfolios, the amount of such indebtedness shall be determined on an aggregate basis), to any third party or any guarantee by the Company or any of its Subsidiaries of any such indebtedness of a third party;

(I)     Any Contract that is a joint venture agreement, joint operating agreement, partnership agreement or other similar Contract involving a sharing of profits and expenses, except for Contracts otherwise listed in Sections 5.1(j)(i)(A) through (H) or (J) through (M) of the Company Disclosure Letter (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that are binding upon the Company or any of its Material Subsidiaries);

(J)     Any Contract that (1) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets or (2) grants any rights of first refusal or option to purchase or otherwise acquire any interest in any of the properties or assets owned by the Company or its Subsidiaries, in each case that have a fair market value or purchase price of more than $5,000,000 (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that are binding upon or relate to the properties or assets of the Company or any of its Material Subsidiaries);

(K)     Any Contract that by its terms calls for aggregate payments (which, for the avoidance of doubt, shall not include any advisory or similar engagements) by or to the Company or any of its Subsidiaries in excess of $5,000,000 in the aggregate over the term of such Contract, except for Contracts otherwise listed in Sections 5.1(j)(i)(A) through (J) or (L) through (M) of the Company Disclosure Letter (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that call for payments by the Company or any of its Material Subsidiaries);

(L)     Any Contract that relates to the acquisition (whether by merger, consolidation, acquisition of stock or otherwise) of any equity interest in any Person or a material portion of the assets of any Person, in each case that has not yet been consummated or that has continuing material obligations;

(M)     Any Contract that grants a material Lien on assets of the Company or any of its Subsidiaries, except for Contracts otherwise listed in Sections 5.1(j)(i)(A) through (L) of the Company Disclosure Letter (provided that the Company shall only be required to list in Section 5.1(j)(i) of the Company Disclosure Letter any such Contracts that grant a material Lien on assets of the Company or any of its Material Subsidiaries).

Each such Contract described in clauses (A) through (M), whether entered into before or after the date of this Agreement, and whether written or oral, is referred to herein as a “Material Contract”.

(ii)          Except for expirations or terminations in the ordinary course of business in accordance with the terms of such Material Contracts, each of the Material Contracts is valid and binding on the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except for such failures to be valid and binding or to be in full force and effect and enforceable as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. There is no default under any such Material Contracts by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto, in each case except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(iii)         The representations and warranties set forth in this Section 5.1(j) shall not apply with respect to the Excluded Assets.

(k)      Real Property.

(i)  With respect to the real property owned by the Company or its Subsidiaries (the “Owned Real Property”), (A) the Company or one of its Subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any material Encumbrances, and (B) there are no outstanding material options or material rights of first refusal to purchase the Owned Real Property, or any portion of the Owned Real Property or interest therein.

(ii)          With respect to the real property leased or subleased to the Company or its Subsidiaries (the “Leased Real Property”), the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breach, default, termination, modification, acceleration or repudiation that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Section 5.1(k)(ii) of the Company Disclosure Letter contains a true and complete list of all Leased Real Property as of the date of this Agreement, except for any Leased Real Property used in connection with, or incidental to, the generation or transmission of electric power, or the operation or maintenance of any facilities related thereto.

(iii)        Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid and enforceable right to use any real property that is used in the business but is not Owned Real Property or Leased Real Property.

(iv)        For purposes of this Section 5.1(k) only, “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of an asset but specifically excludes (a) specified encumbrances described in Section 5.1(k)(iv) of the Company Disclosure Letter; (b) encumbrances for current Taxes or other governmental charges not yet due and payable for which adequate accruals or reserves have been established; (c) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established; (d) encumbrances granted in connection with “Non-recourse Long-term Debt” as described in the Company Reports; and (e) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property or Leased Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted.

(v)          The representations and warranties set forth in this Section 5.1(k) shall not apply with respect to the Excluded Assets.

(l)     Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or by-laws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. The Company has taken all actions necessary (i) to render the SPRA inapplicable to the approval, execution or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (ii) to cause the SPRA to terminate effective immediately as of the Effective Time.

(m)     Environmental Matters. Except as disclosed in Section 5.1(m) of the Company Disclosure Letter:

(i)  the Company and its Subsidiaries are, and since the formation of the Company have been, in compliance with all Environmental Laws applicable to the ownership or operation of its business except for such noncompliance as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(ii)          the Company and its Subsidiaries possess, and are, and since the formation of the Company have been, in compliance with, all permits, licenses, registrations, identification numbers, authorizations and approvals (each an “Environmental Permit”) required under applicable Environmental Laws for the ownership or operation of their businesses as conducted at the relevant time, and all such Environmental Permits are valid and in good standing and no action is pending or, to the Knowledge of the Company, threatened to revoke, suspend or modify any such Environmental Permit, in each case other than as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(iii)         neither the Company nor any of its Subsidiaries has received any written claim, notice of violation, citation or government inquiry concerning any violation or alleged violation of any applicable Environmental Law or Environmental Permit during the past three years or that otherwise remains unresolved, except for matters that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect;

(iv)         there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any of its Subsidiaries with any Environmental Law or Environmental Permit except for matters that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and

(v)         to the Knowledge of the Company, there has been no Release of, or exposure to, any Hazardous Substance in violation of or that would reasonably be expected to give rise to liability of or a claim (including any toxic tort claim) against the Company or any of its Subsidiaries under any Environmental Law or Environmental Permit, other than as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

As used in this Agreement, (i) “Environmental Law” means any applicable law, regulation, code, rule, directive, binding decision, order, judgment, decree or injunction issued by any Governmental Entity concerning (a) the protection of the environment (including air, water, soil, natural resources and endangered or protected species) or, as it relates to exposure to hazardous or toxic materials, human health and safety or (b) the use, storage, handling, Release or disposal of Hazardous Substances, in each case as presently in effect; (ii) “Hazardous Substance” means any substance, material or waste presently listed, defined, designated or classified as hazardous, toxic or radioactive or words of similar import under any Environmental Law; and (iii) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

(n)     Taxes. The Company and its Subsidiaries (a) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (b) have paid all material Taxes (as defined below) required to be paid by any of them, whether or not shown as due on such filed Tax Returns, including any material Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, other than any Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (c) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date of this Agreement, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. As of the date of this Agreement, there are not, to the Knowledge of the Company, any unresolved questions or claims concerning a material Tax liability of the Company or any of its Subsidiaries (other than those specifically disclosed in the Company Reports). Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any agreements or arrangements (i) exclusively between or among the Company and TERP LLC or any wholly-owned Subsidiaries of TERP LLC (together with TERP LLC, the “Wholly-owned Company Subsidiaries”) or (ii) with third parties made in the ordinary course of business, the primary subject matter of which is not Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of a U.S. affiliated, consolidated, combined or unitary group other than one of which the Company (or, prior to July 23, 2014, SunEdison) was the common parent or (ii) to the Knowledge of the Company, has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries, and other than SunEdison with respect to any U.S. consolidated return year of SunEdison ending on or prior to December 31, 2014) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), as a transferee or successor, by contract or otherwise. No written claim has been made in the past three years by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to Tax by such jurisdiction. Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has been a party to a transaction that constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or any similar provision of state, local or foreign Tax law). TERP LLC has made a valid election under Section 754 of the Code and any similar election under any provision of any other Tax law, and such elections will remain in effect through the Effective Time. Except as provided in Section 5.1(n) of the Company Disclosure Letter, each Subsidiary of the Company is either (i) a partnership or (ii) an entity disregarded as separate from its owner, in each case for U.S. federal income tax purposes. The Exchange, taken together with all other sales or exchanges of membership interests in TERP LLC during the 12-month period immediately preceding the Exchange, will not constitute a sale or exchange of fifty percent (50%) or more of the total interest in TERP LLC’s capital and profits.

As used in this Agreement, (i) the term “Tax” (and, with correlative meaning, the term “Taxes”) means any federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other tax, duty or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” (and, with correlative meaning, the term “Tax Returns”) means any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(o)     Labor Matters.

(i)  Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization.

(ii)          As of the date hereof, except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, there is no pending or, to the Company’s Knowledge, threatened strike, lockout, slowdown or work stoppage.

(iii)         Section 5.1(o)(iii) of the Company Disclosure Letter sets forth as of the date of this Agreement a correct and complete list of the names, functions and titles of each individual who is employed by the Company as of the date of this Agreement.

(iv)         The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, including Laws relating to terms and conditions of employment, social security governmental pension plans and the proper classification of service providers.

(p)     Intellectual Property. Except as has not had, and would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or patent applications (collectively, the “Intellectual Property”) used in their respective businesses as currently conducted. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, (a) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries for their use of the Intellectual Property of such person, (b) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any Intellectual Property of any person, (c) neither the Company nor any of its Subsidiaries has any claim pending of a violation or infringement by others of its rights in or to the Intellectual Property owned by the Company or any of its Subsidiaries and (d) to the Knowledge of the Company, no person is infringing any Intellectual Property owned by the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets and other confidential information owned by the Company and its Subsidiaries, except where the failure to take reasonable precautions has not had, and would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The representations and warranties set forth in this Section 5.1(p) shall not apply with respect to the Excluded Assets.

(q)           Insurance. All material insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are with reputable insurance carriers and provide coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets in such amounts and with such deductibles, as are commercially reasonable. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, as of the date of this Agreement, written notice of any pending or threatened cancellation with respect to any Insurance Policy. The Company and each of its Subsidiaries is in compliance with all conditions contained in the Insurance Policies, except where the failure to so comply would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The representations and warranties set forth in this Section 5.1(q) shall not apply with respect to the Excluded Assets.

(r)            Brokers, Finders and Other Advisors. Other than with respect to (i) Alix Partners LLP, Centerview Partners and Morgan Stanley, which the Company has employed as financial advisors and (ii) the legal advisors set forth on Section 5.1(r) of the Company Disclosure Letter, neither the Company nor any of its officers, directors or employees has employed any broker, finder or other advisor or incurred any liability for any brokerage fees, commissions or finders’ fees or other transaction advisory fees in connection with the Merger or the other transactions contemplated in this Agreement. The Company has made available to Sponsor true and complete copies of all agreements (including any amendments, waivers or other changes thereto) between the Company (or any of its Subsidiaries) and each of Alix Partners LLP, Centerview Partners, Morgan Stanley and the legal advisors set forth on Section 5.1(r) of the Company Disclosure Letter pursuant to which any such firm would be entitled to any payment relating to the Merger or the other transactions contemplated in this Agreement.

(s)           Anti-Corruption.

(i)  None of (A) the Company and its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents has, since the formation of the Company, or (B) to the knowledge of the Company, has SunEdison or its agents or Affiliates (solely with respect to the Company, its Subsidiaries or any of their businesses, properties, assets or obligations), in the past five (5) years, taken any action in violation of any applicable Anti-Corruption Laws or Trade Controls Laws.

(ii)             None of (A) the Company and its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents has, since the formation of the Company, or (B) to the knowledge of the Company, has SunEdison or its agents or Affiliates (solely with respect to the Company, its Subsidiaries or any of their businesses, properties, assets or obligations), in the past five (5) years, directly or indirectly, made or authorized any offer, gift, payment or promise of, any money or anything else of value, or provided any benefit to any Government Official for the purposes of (i) influencing any act or decision of such Government Official in his official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official; (iii) securing any improper advantage; or (iv) inducing such Government Official to use his or her influence with another Government Official, in order to obtain or retain business or direct any business to the Company or its Subsidiaries.

(iii)            The Company and its Subsidiaries have instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws, including the FCPA and the Bribery Act.

As used in this Agreement, (i) “Anti-Corruption Laws” means the FCPA; the Bribery Act; the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates; (ii) “Bribery Act” means the United Kingdom Bribery Act 2010; (iii) “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); (iv) “Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any Person described in the foregoing clause (a) or (b) of this definition; and (v) “Trade Controls Laws” means any applicable statutes, rules, regulations, orders, ordinances, codes, directives or other laws administered by an agency of the U.S. government, or by a non-U.S. government (except to the extent inconsistent with U.S. law), related to export controls and economic sanctions, including the Export Administration Act of 1979, as amended (50 U.S.C. App. §§ 2401-2420); the Export Administration Regulations (15 C.F.R. Part 730 et seq.); the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1707); regulations and restrictions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); Executive Orders of the President of the United States regarding restrictions on trade with designated countries and persons; and applicable laws governing imports and customs, including the U.S. customs regulations at 19 C.F.R. Chapter 1.

(t)           Non-Reliance on Sponsor Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of Sponsor by the Company, the Company has received and may continue to receive from Sponsor certain estimates, projections, forecasts and other forward-looking information, regarding Sponsor and its Affiliates and their respective businesses and operations. The Company hereby acknowledges (i) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which the Company is familiar, (ii) that the Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of, and shall not be entitled to rely upon, any estimates, projections, forecasts and other forward-looking information so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or forward-looking information), and (iii) that the Company will have no claim against Sponsor or any of its Affiliates, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, the Company hereby acknowledges that neither Sponsor nor any of its Affiliates, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).

(u)          No Other Representations and Warranties. Except for the representations and warranties set forth in this Article V, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates, shareholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations.

Section 5.2      Representations and Warranties of Sponsor and Merger Sub. Each of Sponsor and Merger Sub hereby represents and warrants to the Company that:

(a)          Organization, Good Standing and Qualification. Each of Sponsor, Merger Sub and Sponsor Parent (i) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (y) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(b)          Corporate Authority. No vote of holders of capital stock of Sponsor or Sponsor Parent is necessary to approve this Agreement and the Merger, the other transactions contemplated by this Agreement and the Ancillary Agreements. Each of Sponsor and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Sponsor as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Sponsor and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of Sponsor and Merger Sub, enforceable against each of Sponsor and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)          Governmental Filings and Approvals; No Violations; Etc.

(i)  Other than the filings, approvals and/or notices pursuant to Section 1.3, under the Exchange Act or any applicable foreign or state securities or blue sky laws or disclosed in Section 7.1(b) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by Sponsor or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Sponsor Parent, Sponsor or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Sponsor and Merger Sub and the consummation by Sponsor and Merger Sub of the Merger and the other transactions contemplated by this Agreement and the entry into and performance of the Ancillary Agreements by the Sponsor Parent and its Affiliates, except those the failure to make or obtain of which would not be reasonably likely, individually or in the aggregate, to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(ii)             The (A) execution, delivery and performance of this Agreement by Sponsor and Merger Sub do not, and the consummation by Sponsor and Merger Sub of the Merger and the other transactions contemplated by this Agreement will not, and (B) execution, delivery and performance of the Ancillary Agreements by Sponsor Parent and its Affiliates party thereto and the consummation by Sponsor Parent and its Affiliates of the transactions contemplated thereby will not, in each of cases (A) and (B), constitute or result in (1) a breach or violation of, or a default under, the certificate of incorporation or by-laws or comparable governing documents of Sponsor Parent, Sponsor or Merger Sub (2) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default or loss of a benefit under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Sponsor Parent, Sponsor or any of their respective Subsidiaries pursuant to any Contracts binding upon Sponsor Parent, Sponsor, Merger Sub or any of their respective Subsidiaries, (3) assuming compliance with the matters referred to in Section 5.2(c)(i), a violation of any Law to which Sponsor Parent, Sponsor or any of their respective Subsidiaries or any of their respective properties or assets is subject except, in the case of clause (2) or (3) above, for any breach, violation, termination, default, loss, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(d)          Sponsor Reports; Financial Statements.

(i)  Sponsor Parent has filed or furnished, as applicable, all material reports, schedules, forms, statements and other documents with Canadian securities administrators or the SEC required to be filed by the Sponsor pursuant to Canadian securities laws, the Securities Act, the Exchange Act and all other U.S. state and federal securities since December 31, 2016 (the forms, statements, certifications, reports and documents filed or furnished since December 31, 2016 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Sponsor Reports”).

(ii)             Each of the consolidated balance sheets included in or incorporated by reference into the Sponsor Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Sponsor Reports filed after the date of this Agreement, will fairly present in all material respects, the consolidated financial position of the Sponsor and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows included in or incorporated by reference into the Sponsor Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Sponsor Reports filed after the date of this Agreement, will fairly present in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Sponsor and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end or other audit adjustments), in each case in accordance with in accordance with International Financial Reporting Standards (“IFRS”), except as may be noted therein.

(e)          Litigation.

(i)  As of the date of this Agreement, there are no material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to Sponsor’s Knowledge, threatened against Sponsor Parent, Sponsor or any of their respective Subsidiaries that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(ii)             To Sponsor’s Knowledge, neither Sponsor Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on a consolidated balance sheet of Sponsor Parent and its Subsidiaries, other than liabilities and obligations (A) set forth in Sponsor Parent’s consolidated balance sheet (and the notes thereto) as of December 31, 2016, (B) incurred in the ordinary course of business since December 31, 2016, (C) incurred in connection with the Merger or any other transactions contemplated by this Agreement, or (D) that would not be, individually or in the aggregate, reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

The term “Sponsor’s Knowledge” when used in this Agreement shall mean the actual knowledge, after a reasonable investigation, of the officers of Sponsor.

(f)           Compliance with Laws; Licenses. The businesses of each of the Sponsor Parent, Sponsor and their respective Subsidiaries have not been since December 31, 2014, and are not being, conducted in violation of any applicable Laws except for violations that, individually or in the aggregate, have not had and would not be reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements. As of the date of this Agreement, no investigation by any Governmental Entity with respect to the Sponsor Parent, Sponsor or any of their respective Subsidiaries is pending or, to Sponsor’s Knowledge, threatened nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not be, individually or in the aggregate, reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements. The Sponsor Parent, Sponsor and each of their respective Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct its business as presently conducted, except those the absence of which would not be, individually or in the aggregate, reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (y) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries, or (z) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements. All such Licenses of the Sponsor Parent, Sponsor and their respective Subsidiaries are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such License, and none of the Sponsor Parent and its subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw, modify or decline to renew any such License, in each case, except as would not be, individually or in the aggregate, reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (y) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(g)          Material Contracts and Government Contracts.

(i)  Except for this Agreement, the Voting and Support Agreement, the Ancillary Agreements and any Contracts relating to the Debt Financing, any material agreements, leases, licenses, contracts, notes, mortgages, indentures, arrangements or other obligations not otherwise terminable on 90 days’ or less notice (the “Sponsor Contracts”) filed as exhibits to or incorporated by reference into the Sponsor Reports, as of the date of this Agreement, none of Sponsor Parent or its Subsidiaries is a party to or bound by any Sponsor Contracts that:

(A)         evidence indebtedness for borrowed money of Sponsor, the Merger Sub, Sponsor Parent or any of its Subsidiaries party to an Ancillary Agreement, in each case in excess of $10,000,000, to any third party or any guarantee by Sponsor Parent or any of its Subsidiaries of any such indebtedness of a third party that would, following the consummation of the Merger, cause the Surviving Corporation or any of its Subsidiaries to issue a guarantee in connection with such indebtedness or impose a material Lien on the Surviving Corporation or any of its Subsidiaries; or

(B)          would be reasonably likely to materially impair the ability of Sponsor, Sponsor Parent or any of its Subsidiaries to perform its obligations under any Ancillary Agreement to which it is a party.

(h)          Absence of Certain Changes. Other than in connection with the transactions contemplated by this Agreement, since December 31, 2016 there has not been any change in the financial condition, business or results of operations of Sponsor Parent and its Subsidiaries that, individually or in the aggregate, would be reasonably likely to (x) prevent, materially delay or materially impair the ability of Sponsor and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or (y) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements.

(i)            Taxes.

(i)  Neither the Surviving Corporation nor Sponsor IDR Holder is a Disqualified Person. As used herein, “Disqualified Person” means (a) any federal, state or local government or any possession of the United States (including any political subdivision, agency or instrumentality thereof), (b) any Indian tribal government described in Section 7701(a)(40) of the Code, (c) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (d) any entity referred to in Section 54(j)(4) of the Code, (e) any Person described in Section 50(d)(1) of the Code, (f) any Person described in Treasury Regulations Section 1.48-4(a)(1)(v), (g) any “foreign person or entity” as that term is defined in Section 168(h)(2)(C) of the Code (other than a foreign partnership or foreign pass-through entity), unless (with respect to every property owned by the Company and each partnership or pass-through entity in which the Company has a direct or indirect beneficial interest) such Person is a foreign person or entity that is subject to U.S. federal tax on more than fifty percent (50%) of the gross income for each taxable year derived by such Person from the use of such property and thus qualifies for the exception of Section 168(h)(2)(B) of the Code, (h) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code and any “tax exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code if such entity has not made the election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years), or (i) any partnership or pass-through entity, as such terms are used in Section 168(h)(6)(E) of the Code and the Section 1603 Program Guidance (including a disregarded entity or a foreign partnership or a foreign pass-through entity, but excluding a “real estate investment trust” as defined in Section 856(a) of the Code and a cooperative organization described in Section 1381(a) of the Code, neither of which shall constitute a pass-through entity for purposes of this clause (i)), any direct or indirect partner (or other holder of an equity or profits interest) of which is described in any of clauses (a) through (h) above unless such Person owns such direct or indirect interest in the partnership or pass-through entity through a taxable C corporation (as that term is used in the Section 1603 Program Guidance) that either (i) is not a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code or (ii) is a “tax-exempt controlled entity” that has made an election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years.

(ii)             None of the assets of the Surviving Corporation, whether held directly or indirectly, will be treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code as a result of the Continuing Class A Shares being held by Sponsor or the IDRs being held by Sponsor IDR Holder, respectively.

(j)            Financial Ability.

(i)  Sponsor and Merger Sub have available, or as of the Effective Time will have available, all funds necessary for payment to the Paying Agent of the aggregate Per Share Cash Consideration and to otherwise satisfy all of their obligations under this Agreement.

(ii)             As of the date of this Agreement, Sponsor has received (i) an executed debt commitment and arrangement letter, dated as of the date hereof, including all exhibits and schedules thereto, dated as of March 6, 2017, and any associated fee letters (the “Commitment Letter”) from Bank of Montreal, BMO Capital Markets Corp., The Bank of Nova Scotia, Natixis, New York Branch, Natixis Securities Americas LLC, Royal Bank of Canada and RBC Capital Markets (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to TERP Operating LLC the amount of financing set forth in the Commitment Letter (the “Main Debt Financing”) for the Main Financing Purposes and (ii) an engagement letter, dated as of the date hereof (the “Engagement Letter”), from BMO Capital Markets Corp., Natixis Securities Americas LLC, RBC Capital Markets and Scotia Capital (USA) Inc. A true and complete copy of each of the Commitment Letter and the Engagement Letter has been provided to the Company as of the date hereof. Sponsor has fully paid any and all fees required by such Commitment Letter to be paid on or before the date hereof and payable by Sponsor in accordance with Section 6.15. As of the date hereof, the Commitment Letter is a legal, valid and binding obligation of Sponsor and, to the knowledge of Sponsor, each of the other parties thereto (in each case, subject to the Bankruptcy and Equity Exception, the implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect) and in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any respect, and does not contain any material misrepresentation by Sponsor and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of Sponsor. No amendment or modification to, or withdrawal, termination or rescission of, the Commitment Letter is contemplated. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement and the performance by the Company and each of its Subsidiaries of its obligations under this Agreement, the aggregate proceeds contemplated by the Commitment Letter will be sufficient to effect the repayment, refinancing, redemption, defeasance or other repurchase of (a) the Credit and Guaranty Agreement dated as of January 28, 2015 (as amended, supplemented or otherwise modified from time to time), among, inter alia, TerraForm Power Operating, LLC, as borrower, the guarantors from time to time parties thereto, the lenders form time to time parties thereto, Barclays Bank PLC, as administrative agent, and the other agents, arrangers and bookrunners party thereto, (b) the Credit and Guaranty Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time), among, inter alia, TerraForm Private Operating II, LLC, as borrower, the guarantors from time to time parties thereto, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and the other agents, arrangers and bookrunners parties thereto and (c) the 5.875% Senior Notes due 2023 of TerraForm Power Operating, LLC and the 6.125% Senior Notes due 2025 of TerraForm Power Operating, LLC, and to pay transaction costs and expenses in connection with the foregoing and with the arrangement and syndication of, and the commitments in respect of, the Main Debt Financing (collectively, the “Main Financing Purposes”). Sponsor has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to impair or adversely affect such resources. As of the date hereof, there are no fee letters, side letters or other agreements, contracts, arrangements or understandings related to the funding or investing, as applicable of the Main Debt Financing other than as expressly set forth in the Commitment Letter. No other contract between Sponsor or any of its Affiliates and any Lender, contains any conditions precedent or other contingencies (x) related to the funding of the full amount of the Main Debt Financing or any provisions that could reduce the aggregate amount of the Main Debt Financing set forth in the Commitment Letter or the aggregate proceeds contemplated by the Commitment Letter or (y) that could otherwise adversely affect the conditionality, enforceability or availability of the Commitment Letter with respect to all or any portion of the Main Debt Financing. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement and the performance by the Company and each of its Subsidiaries of its obligations hereunder, as of the date hereof, Sponsor does not have any reason to believe that any of the conditions to the Main Debt Financing would not reasonably be expected to be satisfied on a timely basis or that the Main Debt Financing would not reasonably be expected to be available to the Company and its Subsidiaries as of and following the Closing Date.

(k)          Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Sponsor or a direct or indirect wholly-owned Subsidiary of Sponsor. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(l)           Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sponsor or Merger Sub for which the Company could have any liability.

(m)         Guaranty. Concurrently with the execution of this Agreement, Sponsor has delivered to the Company the guaranty of Brookfield Infrastructure Fund III A (CR), L.P., Brookfield Infrastructure Fund III A, L.P., Brookfield Infrastructure Fund III B, L.P., Brookfield Infrastructure Fund III D, L.P. and Brookfield Infrastructure Fund III D (CR), L.P. (collectively, the “Fund Guarantors”), dated as of the date of this Agreement, in favor of the Company in respect of Sponsor’s obligations under this Agreement (the “Guaranty”). The Guaranty is in full force and effect and is a legal, valid and binding obligation of each of the Fund Guarantors, enforceable against each Fund Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception, and has not been amended, modified, terminated or rescinded in any respect. There is no default under the Guaranty by any Fund Guarantor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default thereunder by any Fund Guarantor. As of the date hereof, there are no side letters or other agreements, contracts, arrangements or understandings related to the Guaranty or the Fund Guarantors’ obligations hereunder in respect of this Agreement other than as expressly set forth in the Guaranty. No other contract between Sponsor or any of its Affiliates and any Fund Guarantor contains any conditions precedent or other contingencies related to the payment by the Fund Guarantors of Sponsor’s and Merger Sub’s obligations under this Agreement or that could adversely affect the Guaranty’s enforceability or availability.

(n)          Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Sponsor and Merger Sub, Sponsor and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, regarding the Company, its Subsidiaries and their respective businesses and operations. Sponsor and Merger Sub hereby acknowledge (i) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which Sponsor and Merger Sub are familiar, (ii) that Sponsor and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of, and shall not be entitled to rely upon, any estimates, projections, forecasts and other forward-looking information so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or forward-looking information), and (iii) that Sponsor and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, Sponsor and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans).

Article VI

COVENANTS

Section 6.1      Interim Operations of the Company.

(a)           The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Sponsor shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), and except (1) as set forth on Section 6.1(a) of the Company Disclosure Letter, (2) as provided in the Settlement Agreement, (3) with respect to the Excluded Assets or (4) as otherwise expressly permitted by this Agreement or as required by applicable Laws), the business of it and its Subsidiaries shall be conducted in all material respects in the ordinary course of business and, to the extent consistent with the foregoing, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations substantially intact and maintain existing or satisfactory relations with Governmental Entities and customers, suppliers, service providers, creditors, tax equity partners and lessors having significant business dealings with them, and keep available the services of its and its Subsidiaries’ key employees; provided, however, that no action taken by the Company or its Subsidiaries with respect to any matter specifically addressed by any of clauses (i) through (xxi) of this Section 6.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other clause. Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly permitted by this Agreement, (B) as Sponsor may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as set forth in Section 6.1(a) of the Company Disclosure Letter, or (D) as expressly provided in the Settlement Agreement in the form executed on the date hereof and any amendment thereto entered into with the written consent of Sponsor, the Company will not and will not permit its Subsidiaries to:

(i)  adopt any change in its certificate of incorporation or by-laws or other applicable governing instruments, other than ministerial or administrative changes that are not adverse to the interests of Sponsor;

(ii)             (1) merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries, except for any such transactions among Wholly-owned Company Subsidiaries, or (2) commence or file any petition seeking (x) liquidation, reorganization or other relief under any U.S. Federal, U.S. state or other bankruptcy, insolvency, receivership or similar Law or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;

(iii)           make any acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise) of any interest in any Person or any business, line of business or division thereof (which for the avoidance of doubt shall not include acquisitions of assets that are covered by clause (iv) below);

(iv)           make any acquisition of assets, properties, operations or projects, other than (A) acquisitions of supplies in the ordinary course consistent with past practice used by the Company and its Subsidiaries in their operations or (B) acquisitions pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Sponsor);

(v)             (1) issue, sell, pledge, grant, transfer or encumber or otherwise dispose of or redeem, repurchase or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or profits interests, stock appreciation rights, phantom stock or securities convertible into or exchangeable for, or subscriptions, options, warrants, calls, agreements, arrangements, undertakings, commitments or other rights of any kind to acquire, any shares of capital stock of the Company or any of its Subsidiaries (other than (A) the issuance of shares or interests by a Wholly-owned Company Subsidiary to the Company or another Wholly-owned Company Subsidiary, (B) the issuance of shares or interests in respect of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and the Stock Plan as in effect on the date of this Agreement or (C) the issuance of the Exchange Class A Shares in accordance with the recitals to this Agreement and the Additional SunE Shares to SunEdison in accordance with Section 4.1(a)(i) or (2) take any action that would result in any adjustment under Section 4.5;

(vi)           make any loans, advances or capital contributions to or investments in any Person (other than among the Company and any Wholly-owned Company Subsidiary or among the Wholly-owned Company Subsidiaries);

(vii)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity securities (except for (A) the Special Dividend and (B) dividends paid by any direct or indirect Subsidiary to the Company (or any other direct or indirect Subsidiary of the Company) and the other equity holders of such Subsidiary (other than TERP LLC, which shall not be permitted to pay dividends in respect of its Class B Units), in each case on a pro rata basis in accordance with such Subsidiary’s certificate of incorporation or by-laws or other applicable governing instruments and in the ordinary course consistent with past practice, or paid to tax equity investors in accordance with capital contribution or investment agreements or organizational documents (in each case, copies of which have been made available to Sponsor) or enter into any agreement with respect to the voting of its capital stock or other equity securities;

(viii)         except for (A) transactions among the Company and Wholly-owned Company Subsidiaries or among the Wholly-owned Company Subsidiaries or (B) pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Sponsor), reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire any of its capital stock (or other equity securities) or securities convertible or exchangeable into or exercisable for any shares of its capital stock (or other equity securities) (other than the withholding of shares to satisfy withholding Tax obligations in respect of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Stock Plan as in effect on the date of this Agreement);

(ix)            incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a Wholly-owned Company Subsidiary), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries;

(x)             except for (1) any single or series of related expenditures not to exceed $5,000,000 in the aggregate during any calendar quarter in accordance with the Company’s capital expenditure plan (a copy of which has been made available to Sponsor) and (2) expenditures related to operational emergencies, equipment failures or outages, make or authorize any capital expenditures;

(xi)            make any material changes with respect to financial accounting policies or procedures, except as required by GAAP;

(xii)           settle any litigation claim or other pending or threatened proceeding by or before a Governmental Entity involving the Company or any of its Subsidiaries if such settlement (A) with respect to the payment of monetary damages, involves the payment of monetary damages that exceed $2,500,000 individually or $7,500,000 in the aggregate during any calendar year, net of any amount covered by insurance or third-party indemnification, or (B) with respect to any non-monetary terms or conditions therein, imposes or requires actions that would or would be reasonably likely to have a material effect on the continuing operations of the Company or any of its Subsidiaries (or Sponsor or any of its Subsidiaries after the Closing);

(xiii)          except as required by Law (A) make, change or revoke any material Tax election, (B) settle or compromise any audit or proceeding relating to a material amount of Taxes, (C) file any amended Tax Return reflecting a material amount of Taxes, (D) make any change in any material Tax accounting method or (E) enter into any closing agreement relating to a material amount of Taxes;

(xiv)          transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material amount of assets, licenses, operations, rights, product lines or businesses of the Company or its Subsidiaries, including capital stock (or other equity interests) of any such Subsidiaries, other than (A) energy, electricity, capacity renewable energy credits and other environmental attributes, (B) sales of obsolete assets that are not material and are no longer used in the operation of the business or (C) pursuant to Contracts in effect as of the date of this Agreement (copies of which have been made available to Sponsor);

(xv)           become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xvi)          (A) other than normal vendor renewals, extensions or replacements or otherwise in the ordinary course of business consistent with past practice, modify or amend in any material respect or terminate or cancel or waive, release or assign any material rights or claims with respect to, any Material Contract or (B) enter into any Contract that, if entered into prior to the date of this Agreement, would qualify as a Material Contract under any of clauses (B) through (M) of Section 5.1(j)(i);

(xvii)         enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of this Agreement;

(xviii)        except as may be required by applicable Law or pursuant to the terms of any Company Plan in effect on the date of the Agreement, (A) establish, adopt, terminate or materially amend any material Company Plan; (B) grant to any employee or service provider any material increase in base salary, wages, bonuses, incentive compensation or severance, retention or other employee benefits; (C) grant any equity-based awards (whether under the Stock Plan or otherwise); (D) accelerate the time of payment for, or vesting of, any compensation or benefits; or (E) materially change any actuarial or other assumption used to calculate funding obligations or liabilities under any Company Plan;

(xix)          (A) hire any employee or other service provider; provided, however, that the Company and its Subsidiaries shall be permitted to hire employees or engage other service providers to fill existing positions that are or become vacant or positions that are newly created in the ordinary course of business consistent with past practice to the extent that the annual compensation opportunity provided to any such employee or other service provider does not exceed $250,000 and, in the case of service providers other than employees, the duration of engagement does not exceed six (6) months, and the compensation and benefits provided to any such employee or other service provider are consistent with terms previously provided by the Company and its Affiliates in the ordinary course of business; or (B) terminate any employee or other service provider whose annual compensation opportunity exceeds $250,000 other than for cause;

(xx)           amend or modify the Settlement Agreement or otherwise seek, move for or support a motion seeking any such amendment or modification other than an amendment or modification (i) that is immaterial to Sponsor (in its capacity as the acquiror of Continuing Class A Shares pursuant to the terms of this Agreement), the Company, this Agreement and the transactions contemplated herein or in the Ancillary Agreements (such as those that relate to transactions between and among creditor constituencies of SunEdison) or (ii) that is not adverse to Sponsor and the Company; or

(xxi)          agree, authorize or commit to do any of the foregoing.

(b)          From the date of this Agreement until the Effective Time, except as Sponsor may approve in writing (solely in the case of clause (iii) below, such consent not to be unreasonably withheld), the Company will not (i) amend, modify or terminate the Settlement Agreement or seek, move for or support a motion seeking any amendment, modification or termination, other than an amendment or modification that is (x) immaterial and (y) not adverse, in each case to Sponsor, the Company, this Agreement and the transactions contemplated herein or in the Ancillary Agreements, (ii) amend, modify, supplement or terminate the Bankruptcy Court Orders or the forms thereof or otherwise seek, move for or support a motion seeking any such amendment, modification, supplement or termination, other than any amendment, modification or supplement to any of the Bankruptcy Court Orders or the forms thereof that is (x) immaterial and (y) not adverse, in each case to Sponsor, the Company, this Agreement or the transactions contemplated herein or in the Ancillary Agreements, or (iii) agree to preserve any Contract pursuant to the Settlement Agreement.

(c)          Nothing contained in this Agreement is intended to give Sponsor, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Sponsor and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d)          Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall restrict the ability of the Company or any of its Subsidiaries to authorize, consummate, perform its obligations under or make any amendments or modifications to, the Sale and Purchase Agreement, dated as of January 5, 2017 (the “UK Sale Agreement”), among SunEdison Yieldco UK Holdco 2, LLC, TerraForm Power Operating, LLC and Vortex Solar UK Limited, provided that any such amendments or modifications are not adverse to the interests of Sponsor.

Section 6.2      Interim Operations of the Sponsor Parties. Sponsor covenants and agrees that, after the date of this Agreement and prior to the Effective Time, Sponsor Parent and its applicable Affiliates (including, the MSA Providers and Sponsor Line Provider) shall not take any action that would or would reasonably be expected to, and shall conduct their business in a manner that would not or would not reasonably be expected to, materially impair the ability of Sponsor Parent and its applicable Affiliates to perform their obligations under the Sponsorship Agreements from and after the Effective Time.

Section 6.3      Acquisition Proposals.

(a)          No Solicitation or Negotiation. The Company agrees that, except as expressly permitted by this Section 6.3, until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, neither it nor any of its Subsidiaries nor any of the officers, directors and employees of it or its Subsidiaries shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors and representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)  initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below) or any SunEdison Standalone Acquisition Proposal (as defined in the Voting and Support Agreement); or

(ii)            engage in, continue or otherwise participate in any discussions (other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or would be reasonably likely to result in a Superior Proposal) or negotiations regarding, or provide any non-public information or data to any Person relating to, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal (as defined below); or

(iii)           knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal; or

(iv)           waive, terminate, modify or release any Person (other than Sponsor and its Affiliates) from any provision of, or fail to enforce or grant any permission, waiver or request under, any confidentiality or “standstill” or similar agreement or obligation, other than a confidentiality or similar agreement with a creditor of SunEdison that does not contain a “standstill” or similar obligation, provided that the Company shall not be required to take, or be prohibited from taking, any action otherwise required or prohibited under this sub-clause (iv) if the board of directors of the Company, or the Conflicts Committee, determines in good faith, after consultation with its outside legal counsel, that such action or inaction would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law; or

(v)            execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or a SunEdison Standalone Acquisition Proposal other than a Permitted SunEdison Proposal (an “Alternative Acquisition Agreement”).

Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, the Company and its Representatives may (A) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.3 if the Company has received or receives from the Person so requesting such information an executed confidentiality agreement on terms that are not less restrictive to the other party than those contained in the Confidentiality Agreement (as defined in Section 9.7); it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal and shall not include any term that would prevent the Company from complying with its obligations under this Agreement (any confidentiality agreement satisfying the criteria of this clause (A) being referred to as an “Acceptable Confidentiality Agreement”); and promptly discloses (and, if applicable, provides copies of) any such information to Sponsor to the extent not previously disclosed or provided; and (B) engage or participate in any discussions or negotiations with any Person who has made such a bona fide written Acquisition Proposal; if and only to the extent that, (x) prior to taking any action described in clause (A) or (B) above, the board of directors of the Company and the Conflicts Committee determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (A) or (B) above, the board of directors of the Company and the Conflicts Committee has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal.

(b)         Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Material Subsidiaries and (ii) any direct or indirect acquisition by any Person or “group” (as defined in the Exchange Act) resulting in, or proposal or offer, which if consummated would result in, any Person or “group” (as defined in the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power or of any class of equity securities of the Company or of TERP LLC, or assets representing 15% or more of the net revenues, consolidated total assets, (including equity securities of its Subsidiaries), CAFD (as defined in the TERP LLC Operating Agreement) or earnings before interest, tax, depreciation and amortization of the Company and its Subsidiaries, taken as a whole, in each case other than the Merger.

“Permitted SunEdison Proposal” means a SunEdison Standalone Acquisition Proposal that (i) is not an Acquisition Proposal and (ii) is not inconsistent with and does not otherwise conflict with this Agreement and the transactions contemplated hereby.

“Superior Proposal” means a bona fide Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “Acquisition Proposal” to “15% or more” with “more than 50%”) that the board of directors of the Company and the Conflicts Committee has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial and regulatory aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to the Company and its stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of such transactions contemplated by Section 6.3(d)).

(c)          No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in Section 6.3(d), the board of directors of the Company and each committee of the board of directors shall not, and shall not agree or resolve to:

(i)  (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Sponsor, the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) fail to publicly reaffirm the Company Recommendation within ten (10) business days after Sponsor so requests in writing if an Acquisition Proposal is pending (provided that Sponsor shall be entitled to make such a written request for reaffirmation only once for each Acquisition Proposal and once for each material amendment to such Acquisition Proposal), (D) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend (prior to the earlier of the close of business as of (x) two (2) days prior to the Stockholders Meeting and (y) the tenth business day after the commencement of such Acquisition Proposal pursuant to Rule 14d-2 under the Exchange Act) against acceptance of such tender offer or exchange offer by the stockholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer; provided that a customary “stop-look-and-listen” communication by the board of directors of the Company or any duly authorized committee thereof pursuant to Rule 14d-9(f) under the Exchange Act shall not be prohibited and shall not constitute in and of itself a Change of Recommendation), or (E) approve, recommend or otherwise declare advisable or propose to approve, recommend or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal or take any action or make any public announcement inconsistent with the Company Recommendation (any action described in this clause (i), a “Change of Recommendation”); or

(ii)             cause or permit the Company to enter into any Alternative Acquisition Agreement.

(d)          Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Company Vote is obtained, the board of directors of the Company and the Conflicts Committee may make a Change of Recommendation (i) following receipt of an Acquisition Proposal after the execution of this Agreement that did not result from a breach of this Section 6.3 and that the board of directors of the Company or the Conflicts Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal or (ii) solely in response to a material event, development, circumstance, occurrence or change in circumstances or facts, not related to an Acquisition Proposal, that was not known to or reasonably foreseeable by the board of directors of the Company or the Conflicts Committee as of the date of this Agreement or, if known, the consequences of which were not known or reasonably foreseeable by the board of directors of the Company or the Conflicts Committee (an “Intervening Event”); in each case referred to in clauses (i) and (ii) above, only if the board of directors of the Company or the Conflicts Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make a Change of Recommendation until after the third (3rd) business day following Sponsor’s receipt of written notice (a “Recommendation Change Notice”) from the Company advising Sponsor that the board of directors of the Company or the Conflicts Committee intends to take such action and specifying the reasons therefor, including in the case of a Superior Proposal the terms and conditions of any Superior Proposal that is the basis of the proposed action by the board of directors of the Company or the Conflicts Committee (it being understood and agreed that any amendment to the financial terms or any other material term of such Acquisition Proposal or Superior Proposal shall require a new Recommendation Change Notice and a new three (3) business day period). In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company board of directors or the Conflicts Committee shall take into account any changes to the terms of this Agreement proposed by Sponsor that are written, binding and irrevocable, and if requested by Sponsor, the Company shall engage in good faith negotiations with Sponsor during such three (3) business day period regarding any changes to the terms of this Agreement proposed by Sponsor.

(e)         Certain Permitted Disclosure. Nothing contained in this Section 6.3 shall be deemed to prohibit the Company or the board of directors of the Company, or any duly authorized committee thereof, from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the stockholders of the Company), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that any disclosure of a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the stockholders of the Company) shall be deemed to be a Change of Recommendation if it meets the requirements set forth in Section 6.3(c)(i).

(f)          Existing Discussions. The Company agrees that it and its Subsidiaries and its and their officers, directors and employees will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (including access to any electronic datarooms). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.3. The Company also agrees that it will promptly request of each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

(g)         Notice. The Company agrees that it will promptly (and, in any event, within 24 hours) notify Sponsor if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the identity of the Person or group of Persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Sponsor reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

Section 6.4      Proxy Statement.

(a)          The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement, taking into account the need for the preparation and public filing of the required financial statements, a proxy statement in preliminary form relating to the Stockholders Meeting (as defined in Section 6.5) (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section 6.4, prior to filing or mailing the Proxy Statement or any amendment or supplement thereto or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Sponsor a reasonable opportunity to review and comment on such document or response and shall consider such comments in good faith and (ii) promptly provide Sponsor with a copy of all such filings and responses made with the SEC. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.

(b)          The Company shall promptly notify Sponsor of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Sponsor copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Sponsor shall each use its reasonable best efforts to provide responses to the SEC as promptly as reasonably practicable with respect to all comments received on the Proxy Statement from the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

Section 6.5      Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to duly convene and hold a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of this Agreement, taking into account the need for the preparation and public filing of the required financial statements, for the purpose of seeking the Requisite Company Vote and Charter Amendment Vote, regardless of whether the board of directors of the Company or any duly authorized committee thereof determines at any time that this Agreement, the Merger or the other transactions contemplated by this Agreement are no longer advisable, recommends that the stockholders of the Company reject this Agreement, the Merger or the other transactions contemplated by this Agreement, or any other Change of Recommendation has occurred. The Company shall not postpone or adjourn the Stockholders Meeting except to the extent (1) Sponsor has consented to such postponement or adjournment in writing, or (2) the Company, acting in good faith after consulting with its outside legal counsel, determines that (i) such postponement or adjournment is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders Meeting, (ii) (A) it will not receive proxies sufficient to obtain the Requisite Company Vote or Charter Amendment Vote, whether or not a quorum is present, or (B) it will not have sufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting, or (iii) such postponement or adjournment is required to comply with applicable Law; provided, that in the case of any postponement or adjournment under clause (ii) above, the date of the Stockholders Meeting shall not be postponed or adjourned by more than an aggregate of fifteen (15) calendar days other than with Sponsor’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Subject to Section 6.3 hereof, the board of directors of the Company and any duly authorized committee thereof shall recommend the adoption of this Agreement at the Stockholders Meeting and, unless there has been a Change of Recommendation permitted by and in accordance with Section 6.3(d), shall include the Company Recommendation and the recommendation that the holders of Shares give the Charter Amendment Vote in the Proxy Statement and shall take all lawful action to solicit such adoption of this Agreement.

Section 6.6      Cooperation and Approvals.

(a)          Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Sponsor shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (including (i) the consents and waivers set forth on Section 5.1(d)(i) and Section 5.1(d)(ii) of the Company Disclosure Letter, (ii) the consents or approvals of the Governmental Entities set forth on Section 7.1(b) of the Company Disclosure Letter and (iii) the consents of the holders of senior notes of any Subsidiary of the Company in respect of any “change in control” resulting from the Merger or the other transactions contemplated by this Agreement) in order to consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, (1) the Company and Sponsor shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things (including supporting any motions filed by SunEdison), to obtain the Bankruptcy Court Orders referred to in Section 7.1(e) and (2) the Company shall cooperate and use (and shall cause each of its Subsidiaries to cooperate and use) its reasonable best efforts to facilitate discussions with, and obtain any consents, waivers or amendments from, project lenders, tax equity partners, hedge providers or other third parties in respect of any Material Contracts as Sponsor may deem necessary or advisable . Subject to applicable Laws relating to the exchange of information, Sponsor and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Sponsor or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Sponsor shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or any of its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing.

(b)         Information. Subject to applicable Laws, the Company and Sponsor each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Sponsor, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and any other transactions contemplated by this Agreement; provided, however, that either party may designate information “for outside counsel only” and, to the extent permitted by applicable Law, either party may redact information related to the value of the transactions contemplated by this Agreement.

(c)         Status. Subject to applicable Laws and as required by any Governmental Entity, the Company and Sponsor each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Sponsor or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Except as required by applicable Law or by the relevant Governmental Entity, neither the Company nor Sponsor shall permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(d)         Regulatory Matters. Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.6, each of the Company (in the case of Sections 6.6(d)(i) and 6.6(d)(iii)) and Sponsor (in all cases set forth below) agree to take or cause to be taken the following actions:

(i)  the prompt provision to each and every federal, state, local or foreign court or Governmental Entity (including the Federal Energy Regulatory Commission) with jurisdiction over enforcement of any applicable antitrust, competition or other Laws requiring the making of any notices, reports or other filings with, or consents, registrations, approvals, permits or authorizations from, any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement (“Government Regulatory Entity”) of non-privileged information and documents requested by any Government Regulatory Entity or that are necessary, proper or advisable to permit prompt consummation of the transactions contemplated by this Agreement;

(ii)             the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement, including (A) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions and (B) the proffer and agreement by Sponsor of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, of the Company or any of its Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Government Regulatory Entity giving effect thereto) if, in either case (A) or (B), such action would be reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination, judgment or Law by any Government Regulatory Entity that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement (it being understood that, as it relates to the Company and its Subsidiaries, no such action will be binding on the Company or its Subsidiaries unless it is contingent upon the consummation of the Closing); and

(iii)            the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph (d)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit consummation of such transactions as promptly as practicable;

provided, however, that notwithstanding anything in this Section 6.6 to the contrary, neither the “reasonable best efforts” standard set forth in Section 6.6(a) nor the provisions of Section 6.6(d) shall require Sponsor or any of its Affiliates to, and the Company and its Subsidiaries may not, without the prior written consent of Sponsor, become subject to, consent to, or offer or agree to, any requirement, condition, limitation, understanding, agreement or order that would result in or impose a Burdensome Condition or require Sponsor or any of its Affiliates to sell, lease, license or otherwise dispose of, or hold separate, or accept any terms, conditions, liabilities, obligations or commitments with respect to, any of its or their material assets or businesses. A “Burdensome Condition” shall mean any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon the Company or its Subsidiaries that would be, individually or in the aggregate, reasonably likely to have a material adverse effect on the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole. For the avoidance of doubt, a requirement to dispose of Amanecer Solar Holding SpA or its assets shall not be deemed to be a Burdensome Condition

Section 6.7      Access and Reports. Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Sponsor and Merger Sub and their officers and other authorized Representatives reasonable access, including reasonable access for the purposes of conducting environmental site assessments and surveys, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish as promptly as reasonably practicable to Sponsor and Merger Sub all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company or its Subsidiaries (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (A) unreasonably disrupt the operations of the Company or any of its Subsidiaries or (B) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries (provided that, in each case, the Company shall use commercially reasonable efforts to develop an alternative to providing such information reasonably acceptable to Sponsor). All requests for information made pursuant to this Section 6.7 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement. Sponsor shall indemnify and hold harmless the Company and its Subsidiaries for any damages, losses, costs or expenses actually incurred by the Company or its Subsidiaries that are directly caused by any negligent act or omission of Sponsor, Merger Sub or their officers and other authorized Representatives in connection with any such investigation conducted by Sponsor, Merger Sub or their officers and other authorized Representatives pursuant to this Section 6.7.

Section 6.8      Publicity. The initial press release regarding the Merger and the other transactions contemplated by this Agreement shall be a joint press release, which, for the avoidance of doubt, each of the Company and Sponsor shall be permitted to file with any Governmental Entity as may be required by applicable Law. Thereafter, the Company and Sponsor shall consult with and provide each other the opportunity to review and comment upon any press release or other public announcement, or any filing with any third party and/or Governmental Entity, prior to the issuance of any such press release or other public announcement, or the filing of any such filing, with respect to the Merger and the other transactions contemplated by this Agreement and shall not issue any such press release or public announcement, or file any such filing, prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity; provided that the restrictions in this Section 6.8 shall not apply to any communication regarding a Change of Recommendation. The Company shall provide Sponsor the opportunity to review and comment (with such comments being provided as promptly as practicable) upon any communication to be broadly disseminated to the Company’s employees or department or division thereof, or any other communication to the Company’s employees that would be required to be filed with the SEC, in each case relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, and shall not make any such communication prior to such consultation except as may be required by applicable Law.

Section 6.9      Employee Benefits.

(a)          Sponsor agrees that the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or its Subsidiaries at the Effective Time (the “Continuing Employees”) shall, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, be provided with (i) base salary or base wage and target annual cash bonus opportunities that are no less favorable than the base salary or base wage and target annual cash bonus opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) pension and welfare benefits that are no less favorable in the aggregate than those that are provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and (iii) severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time.

(b)          Sponsor shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Sponsor or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Affiliates and Subsidiaries, including, for the avoidance of doubt, SunEdison, for purposes of vesting, benefit accrual and eligibility to participate under each applicable Sponsor benefit plan, as if such service had been performed with Sponsor, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, retiree welfare benefits or to the extent it would result in a duplication of benefits.

(c)          Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Plan, (ii) prevent Sponsor, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Plan in accordance with their terms, (iii) prevent Sponsor, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any Continuing Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Sponsor, the Surviving Corporation or any of their Affiliates or under any benefit plan which Sponsor, the Surviving Corporation or any of their Affiliates may maintain.

Section 6.10    Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

Section 6.11    Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Sponsor agrees that, to the fullest extent that the Surviving Corporation would be permitted under applicable Law, Sponsor will cause the Surviving Corporation to indemnify and hold harmless (and to also advance expenses as incurred to the fullest extent that the Surviving Corporation would be permitted to do so under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final judicial decision from which there is no further right to appeal that such Person is not entitled to indemnification) each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) and each present and former director, officer and employee of the Company or any of its Subsidiaries performing services at the request of the Company or any of its Subsidiaries as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, in each case determined as of immediately prior to the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or any of its Subsidiaries or services performed by such Indemnified Parties at the request of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including those arising out of or related to (i) the Merger and the other transactions contemplated by this Agreement and (ii) actions to enforce this Section 6.11; provided that, absent an actual or potential conflict of interest, in which case such Indemnified Party shall control and appoint its own lead counsel at the Surviving Corporation’s expense, as applicable, the Surviving Corporation shall be entitled to control and appoint lead counsel for such defense.

(b)         Prior to the Effective Time, the Company shall, and, if the Company is unable to, Sponsor shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are substantially equivalent to those in the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Sponsor shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Sponsor shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are substantially equivalent to those provided in the Company’s existing policies as of the date of this Agreement. With respect to the insurance policies referred to in this Section 6.11(b), the Surviving Corporation shall not be required to, and, without the prior written consent of Sponsor, the Company may not, expend for such policies in the aggregate a premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Company or the Surviving Corporation, as applicable, shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)          If Sponsor or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Sponsor or the Surviving Corporation shall assume all of the applicable obligations of Sponsor and the Surviving Corporation set forth in this Section 6.11.

(d)          The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)          The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or other organizational documents) of the Company or of any Subsidiary of the Company (including the TERP LLC Operating Agreement) or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall survive the Merger or any other transaction contemplated by this Agreement and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

Section 6.12    Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or any other transaction contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 6.13    Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Shares, Company Equity Awards, and any other equity securities (including derivative securities) pursuant to the Merger and the other transactions contemplated by this Agreement by each individual who is a director or officer of the Company, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14    Transaction Litigation. The Company shall give Sponsor the opportunity to participate in, review and comment on all material filings or responses to be made by the Company in the defense or settlement of any stockholder litigation against the Company or any of its directors or officers relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (other than any litigation initiated by SunEdison or any of its successors that is unrelated to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger), and no such settlement of any stockholder litigation shall be agreed to without Sponsor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed; provided that Sponsor shall not be required to consent to any such settlement that does not include an unconditional release of Sponsor and Merger Sub). The Company shall notify Sponsor promptly of the commencement of any such stockholder litigation of which it has received notice.

Section 6.15    Financing.

(a)           In addition to the Main Debt Financing, the Sponsor and Company may mutually agree to seek other financing for any of the Company’s Subsidiaries in connection with the transactions contemplated in this Agreement (the “Additional Debt Financing” and together with the Main Debt Financing, the “Debt Financing”).

(b)          Prior to the Effective Time, the Company will, and will cause its Subsidiaries to and will use reasonable best efforts to cause its Representatives to, provide to Sponsor all cooperation reasonably requested by Sponsor that is customary or necessary in connection with arranging, obtaining and syndicating the Debt Financing on the terms described to the Company in writing, including using reasonable best efforts in (i) assisting with the preparation of offering and syndication documents and materials, including private placement memoranda, information memoranda, lender and investor presentations, prospectuses, ratings agency materials and other similar documents and materials, in connection with the Debt Financing, and providing reasonable and customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and investors and containing customary information (all such documents and materials, collectively, the “Financing Documents”), (ii) preparing and furnishing to Sponsor and the Financing Sources as promptly as practicable (A) such financial statements, financial data, audit reports and other pertinent information regarding the Company and its Subsidiaries, such financial statements to include audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows and related notes thereto of the Company and its Subsidiaries, for the two (2) fiscal years ended December 31, 2015 and unaudited consolidated balance sheets and related statements of income, cash flows and related notes thereto of the Company and its Subsidiaries, for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (which shall have been reviewed by the independent accountants for the Company as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and, as and when available to the Company, the audited financial statements for the fiscal year ended December 31, 2016 and the unaudited financial statements for each fiscal quarter of 2017 ending at least 45 days prior to the Closing Date and (B) all other information and disclosures relating to the Company and its Subsidiaries (including their businesses, operations and financial projections) as may be reasonably requested by Sponsor to assist in preparation of the Financing Documents (including execution of customary authorization and management representation letters) (the information referred to in clauses (A) and (B) together, the “Financing Information”), (iii) having the Company designate members of senior management of the Company and its Subsidiaries to participate in a reasonable number of presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies in connection with the Debt Financing, including direct contact between such senior management of the Company and its Subsidiaries and the Financing Sources and potential lenders, investors and purchasers in the Debt Financing (including by way of one or more conference calls), (iv) assisting Sponsor in obtaining any corporate credit and family ratings of the Company from rating agencies, as well as ratings of the Debt Financing by the ratings agencies, (v) requesting its independent accountants to provide reasonable assistance to Sponsor and Merger Sub consistent with their customary practice (including to provide consent to Sponsor and Merger Sub to prepare and use their audit reports relating to the Company and, in the event that any portion of the Debt Financing takes the form of a bond offering, issue any necessary “comfort letters,” in each case, on customary terms in connection with the Debt Financing), (vi) assisting in the preparation of definitive financing documents (including providing reasonably available financial and other information, to the extent available to the Company, to enable Sponsor to prepare any schedules, annexes or exhibits thereto and any pro forma financial statements and financial projections and other condition precedent documents required to be delivered thereunder), (vii) subject to any contractual agreement in effect, facilitating the pledging of collateral for the Debt Financing, including taking commercially reasonable actions necessary to permit the Financing Sources to evaluate the Company’s and its Subsidiaries’ real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements and (to the extent reasonably necessary) establishing, as of the Effective Time, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the Debt Financing, (viii) obtaining from the Company’s existing lenders such consents, approvals, authorizations and instruments which may be reasonably requested by Sponsor in connection with the Debt Financing and collateral arrangements, including amendments, waivers, customary payoff letters, lien releases, release of guaranties and instruments of termination or discharge, (ix) providing Sponsor with all documentation and other information required by regulatory authorities and as reasonably requested by Sponsor on behalf of its Financing Sources with respect to the Company and its Subsidiaries in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and (x) preparing and delivering to Sponsor any supplements to the above information as may be required. The Company hereby consents to the use of the Company’s logos, trademarks and servicemarks in connection with the Debt Financing in a form and manner mutually agreed with the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. The Company will use its reasonable best efforts to periodically update any Financing Information (to the extent it is available) to be included in any Financing Document to be used in connection with the Debt Financing so that Sponsor may ensure that any such Financing Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. As used in this Agreement, “Financing Sources” means the Persons (other than Sponsor or any of its Subsidiaries or controlling persons) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby, together with, in each case, their respective Affiliates, officers, directors, employees, advisors, agents, equityholders, consultants and other representatives and their respective successors and assigns.

(c)          Notwithstanding anything to the contrary in this Section 6.15, no action shall be required of the Company or its Subsidiaries if any such action shall: (i) unreasonably disrupt or interfere with the business or ongoing operations of the Company and its Subsidiaries; (ii) cause any representation or warranty or covenant contained in this Agreement to be breached unless such breach is waived by Sponsor; (iii) require the Company or any of its Subsidiaries or their respective Representatives to prepare historical pro forma financial information (provided, however, that the Company will assist Sponsor and Merger Sub in the preparation of any such pro forma financial statements required to be delivered under the Commitment Letter, or any commitment letter for any Additional Debt Financing); (iv) require the Company or any of its Subsidiaries to incur any liability in connection with the Debt Financing prior to the Closing, other than pursuant to Section 6.15(d); (v) require the Company or any of its Subsidiaries to execute prior to the Closing any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Debt Financing; (vi) require the Company, any of its Subsidiaries, or any of its or their respective Representatives to be the issuer of any securities or issue any offering document prior to Closing or require the Company, any of its Affiliates, or any of its or their respective Representatives to enter into or approve any Debt Financing or purchase agreement for any Debt Financing prior to the Closing; (vii) require the Company, any of its Subsidiaries, or any of its or their respective Representatives to provide any information the disclosure of which is prohibited or restricted by applicable Law or legal proceeding or that is legally privileged and disclosure of which would result in a loss of privilege; (viii) require the Company, any of its Subsidiaries, or any of its or their respective Representatives to take any action that will conflict with or violate the organizational documents of such person or any applicable Law or legal proceeding; (ix) require any officer, director or employee of the Company or any of its Subsidiaries to deliver or be required to deliver any certificate or take any other action pursuant to this Section 6.15 to the extent any such action would reasonably be expected to result in personal liability to such officer, director or employee; (x) require the Company, any of its Subsidiaries, or any of its or their respective Representatives prior to Closing to make any representation to Sponsor, any of its Affiliates, any lender, agent or lead arranger to any Debt Financing, or any other person with respect to any actions under this Section 6.15, as to the solvency of the Company, any of its Subsidiaries or any of its or their respective Representatives, or to deliver or require to be delivered any solvency or similar certificate; or (xi) require the Company or any of its Subsidiaries to prepare financial statements or other information in respect of a Subsidiary of the Company of the type required by Rule 3-10 or Rule 3-16 of Regulation S-X.

(d)          Any commitment and other fees due and payable, and any expenses required to be reimbursed by Sponsor or an Affiliate of Sponsor, under the Commitment Letter or under commitment letters for any Additional Debt Financing prior to the Closing Date will be shared equally between Sponsor and the Company; provided, however, that, at Closing, the Company shall reimburse Sponsor for any portion of such fees and expenses paid by Sponsor or its Affiliates on or prior to the Effective Time. Any commitment and other fees due and payable, and any expenses required to be reimbursed by Sponsor or an Affiliate of Sponsor, under the Commitment Letter, the Engagement Letter, commitment letters for any Additional Debt Financing or under any Debt Documents on or after the Closing Date will be paid by Company.

(e)          Sponsor shall keep Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange any Additional Debt Financing and provide to the Company copies of executed commitment letters, fee letters and term sheets with respect to the Additional Debt Financing (if any). If Sponsor or any of its Affiliates has a consultation, approval or other consent right under the Commitment Letter, Sponsor will consult in good faith with the Company and reasonably consider the Company’s view in taking any such actions under the Commitment Letter. Sponsor shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Commitment Letter and commitment letters for any Additional Debt Financing, including using reasonable best efforts to, as promptly as possible, (i) satisfy, or cause to be satisfied, on a timely basis all conditions that may be applicable to Sponsor obtaining the Debt Financing set forth therein, (ii) negotiate and facilitate the entry by the applicable Subsidiary of the Company into definitive agreements (the “Debt Documents”) with respect thereto on the terms and conditions contemplated by the Commitment Letter and any commitment letters for any Additional Debt Financing or on other terms that are (A) acceptable to the Lenders and (B) in the aggregate not materially less favorable, taken as a whole, to the Company and its Subsidiaries, (iii) timely prepare the necessary offering circulars, private placement memoranda, or other offering documents or marketing materials with respect to the Debt Financing, (iv) commence the syndication activities contemplated by the Commitment Letter and (v) assign the Commitment Letter, the Engagement Letter and any commitment letters for any Additional Debt Financing to the Subsidiary (or Subsidiaries) of the Company identified by the Company to Sponsor, which assignment the Company shall cause such Subsidiary (or Subsidiaries) to accept effective as of the Effective Time. Any material breach by Sponsor of the Commitment Letter or any commitment letter with respect to any Additional Debt Financing shall be deemed to be a breach by Sponsor of this Section 6.15(e). Sponsor shall give the Company prompt written notice (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in breach or default) by any party to the Commitment Letter, any commitment letter with respect to any Additional Debt Financing or other Debt Document of which Sponsor becomes aware, (B) if and when Sponsor becomes aware that any portion of the Debt Financing contemplated by any Commitment Letter or any commitment letter with respect to any Additional Debt Financing may not be available for the Financing Purposes, (C) of the receipt of any written notice or other written communication from any Person with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any Commitment Letter, any commitment letter with respect to any Additional Debt Financing or other Debt Document or (2) material dispute or disagreement between or among any parties to any Commitment Letter, any commitment letter with respect to any Additional Debt Financing or other Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing or Debt Documents), and (D) of any expiration or termination of any Commitment Letter, any commitment letter with respect to any Additional Debt Financing or other Debt Document. Without limiting the foregoing, Sponsor shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of any of the written notices or communications described in the preceding sentence. To the extent Sponsor or an Affiliate of Sponsor is party to the Commitment Letter, any commitment letter with respect to any Additional Debt Financing, Sponsor shall (and shall cause such Affiliate to) (1) comply in all material respects with the Commitment Letter, such commitment letter with respect to any Additional Debt Financing and the Debt Documents, and (2) not permit, without the prior written consent of the Company, any material amendment or modification to be made to, or any termination, rescission or withdrawal of, or any material waiver of any provision or remedy thereunder without the Company’s consent.

(f)          Sponsor acknowledges and agrees that obtaining debt financing is not a condition to the Closing. In the event that the Debt Financing is not obtained, Sponsor will continue to be obligated, subject to satisfaction of the conditions set forth in Article VII, to consummate the Merger and the other transactions contemplated by this Agreement.

Section 6.16    Rights. Prior to the Effective Time, the board of directors of the Company shall take all necessary action to cause, in connection with the consummation of the transactions contemplated by this Agreement, the Rights to cease to be outstanding as of the Effective Time and to terminate the SPRA, effective immediately as of the Effective Time, without payment of any consideration in respect thereof.

Section 6.17    Final Resolution of Specified Litigation. The Company hereby covenants and agrees to issue additional Continuing Class A Shares to Sponsor for no additional consideration in respect of the Final Resolution of Specified Litigation as set forth below:

(a)          If there has been a Final Resolution of any of the Specified Litigation prior to the Effective Time, the Company shall, at the Effective Time, issue to Sponsor an additional number of Continuing Class A Shares equal to:

(A / B) x (C / (C - D)) x (D / C);

where

A = The aggregate Losses arising out of or relating to all Specified Litigation and incurred prior to the Effective Time;

B = the Per Share Cash Consideration;

C = The total number of Class A Shares issued and outstanding after giving effect to the transactions contemplated by Article IV and excluding any Continuing Class A Shares to be issued pursuant to this Section 6.17; and

D = The number of Continuing Class A Shares issued pursuant to Section 4.2(e).

(b)          If, from time to time, there is a Final Resolution of any Specified Litigation after the Effective Time, the Company shall, on the fifteenth business day following such Final Resolution, issue to Sponsor a number of additional Continuing Class A Shares equal to:

(E / F) x ((C + G) / (C + G - H)) x (H / (C + G));

where

E = The aggregate Losses arising out of or relating to all Specified Litigation and incurred prior to the date of such Final Resolution, less any Losses previously taken into account in any adjustment under this Section 6.17;

F = The VWAP for the Continuing Class A Shares for the ten trading days commencing on the first full trading day following such Final Resolution;

G = The total number of Continuing Class A Shares previously issued pursuant to this Section 6.17 (appropriately adjusted for any stock split, reverse stock split or similar event since initial issuance); and

H = The total number of Continuing Class A Shares previously issued pursuant to Section 4.2(e) or this Section 6.17 (appropriately adjusted for any stock split, reverse stock split or similar event since initial issuance).

(c)         Twelve months following the Final Resolution of all Specified Litigation, the Company shall issue to Sponsor, to the extent there are still Losses that have not been taken into account under this Section 6.17, a number of additional Continuing Class A Shares determined in accordance with Section 6.17(b) as if such twelve month anniversary were the date of announcement of such Final Resolution.

(d)         Following the date of resolution of any Specified Litigation pursuant to a written settlement agreement, consent decree or other final non-appealable judgment by a court of competent jurisdiction, the Company shall publicly announce the expected date of commencement of any applicable VWAP period under this Section 6.17.

(e)         “Final Resolution” means, with respect to each matter comprising the Specified Litigation, the date that is sixty days following the resolution of such matter pursuant to a written settlement agreement, consent decree or other final non-appealable judgment by a court of competent jurisdiction.

“Losses” means the amount of all out-of-pocket losses, damages, costs, fees and expenses (including attorney’s fees and expenses), and all fines, penalties, settlement amounts, indemnification obligations and other liabilities, in each case arising out of or relating to the Specified Litigation that are paid or accrued by the Company or any of its Affiliates (including Sponsor) with respect to all of the Specified Litigation; provided that, in each case, the amount of any Losses shall be net of any amounts (a) actually recovered by the Company or any of its wholly owned Subsidiaries under insurance policies in respect of the Specified Litigation, (b) received by the Company from SunEdison or other third parties as their contribution towards Losses relating to any Specified Litigation or (c) retained by the Company in respect of up to 1,060,699 Class A Shares issued to the claimants under the Whistleblower Complaints. If any Loss takes the form of the issue of Class A Shares, for purposes of calculating the additional Class A Shares to be issued under this Section 6.17, the amount of the Loss shall be equal to the applicable variable identified as “B” or “F”.

“Specified Litigation” means the cases, including the claims asserted in each such case, entitled D.E. Shaw Composite Holdings, L.L.C., et al. v. TerraForm Power, LLC, et al., Index No. 651752/2016 (N.Y. Sup. Ct.), Chamblee v. TerraForm Power, Inc., et al., C.A. No. 16-cv-00981 (D. Md.) (now consolidated with other lawsuits under the title In re: SunEdison, Inc., Securities Litigation, 16-md-02742 (S.D.N.Y.)), the Whistleblower Complaints and any subsequent litigation arising from any such case or the facts underlying such case, including, but not limited to, amended or reformed pleadings related to those cases.

“VWAP” means the volume-weighted average trading price of Class A Shares on the NASDAQ.

“Whistleblower Complaints” means Gundin v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00516 (D. Md.) and Zornoza v. TerraForm Global, Inc., et al., C.A. No. 17-cv-00515 (D. Md.).

Article VII

CONDITIONS

Section 7.1            Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions (except with respect to the Requisite Company Vote required under Section 7.1(a), which is not waivable):

(a)          Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote.

(b)          Regulatory Consents. The approvals of the Governmental Entities set forth on Section 7.1(b) of the Company Disclosure Letter shall have been obtained without any Burdensome Condition being imposed.

(c)          Charter Amendment Approval. The Company shall have obtained the approval of the amendment of the Charter pursuant to Section 2.1 by the holders of Shares constituting the Charter Amendment Vote.

(d)          Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).

(e)          Bankruptcy Court Orders. The Bankruptcy Court shall have entered orders in the forms set forth in Section 7.1(e) of the Company Disclosure Letter, as each may be amended, modified or supplemented with the prior written consent of Sponsor (the “Bankruptcy Court Orders”), authorizing and approving the entry by SunEdison and any other Debtor party thereto into (i) the Settlement Agreement and (ii) the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the other transactions contemplated by this Agreement to which SunEdison or any other Debtor will be a party; provided that the prior written consent of Sponsor shall not be required with respect to amendments, modifications or supplements to the forms of the Bankruptcy Court Orders that are (x) immaterial and (y) not adverse, in each case to Sponsor, the Company, this Agreement and the transactions contemplated herein or in the Ancillary Agreements. The Bankruptcy Court Orders shall be in full force and effect and shall be Final Orders. “Final Order” means an order or judgment of the Bankruptcy Court entered by the clerk of the Bankruptcy Court on the docket in the SunEdison Bankruptcy Case, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, either (i) no stay of such order or judgment shall be in effect, (ii) no motion or application for a stay of such order or judgment shall be filed and pending or such motion or application shall have been denied, or (iii) if a stay of such order or judgment has been granted, then (x) the stay shall have been dissolved or (y) such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order not to be a Final Order.

(f)          Ancillary Agreements. Each of the Ancillary Agreements shall have been duly executed and delivered by each party thereto.

(g)         Exchange. The Exchange and the issuance of the Additional SunE Shares pursuant to Section 4.1(a)(i) shall have occurred.

Section 7.2      Conditions to Obligations of Sponsor and Merger Sub. The obligations of Sponsor and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Sponsor at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. (i) The representation and warranty of the Company set forth in Section 5.1(f)(y) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date; (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(b)(i)(Capital Structure), Section 5.1(c)(Corporate Authority; Approval and Fairness), Section 5.1(l)(Takeover Statutes) and Section 5.1(r)(Brokers, Finders and Other Advisors)) are not so true and correct unless the matters giving rise to the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, have had or would be reasonably likely to have a Company Material Adverse Effect; (iii) the representations and warranties of the Company set forth in Section 5.1(b)(i)(Capital Structure) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date) except for de minimis inaccuracies; (iv) the representations and warranties of the Company set forth in the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.1(c)(Corporate Authority; Approval and Fairness), Section 5.1(l)(Takeover Statutes) and Section 5.1(r) (Brokers, Finders and Other Advisors)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date); and (v) Sponsor shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the condition set forth in this Section 7.2(a) has been satisfied.

(b)          Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sponsor shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)          UK Closing. Completion (as defined in the UK Sale Agreement) shall have occurred under the UK Sale Agreement.

Section 7.3      Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Sponsor and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” or “material adverse effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be so true and correct as of such specified date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub (other than Section 5.2(a)(i) (Organization, Good Standing and Qualification) and Section 5.2(b) (Corporate Authority)) are not so true and correct unless the matters giving rise to the failure of such representations and warranties of Parent and Merger Sub to be so true and correct, individually or in the aggregate, would be reasonably likely to (x) upon consummation of the Merger, have a material adverse effect on the financial condition, business or results of operations of the Surviving Corporation and its Subsidiaries or (y) prevent, materially delay or materially impair the ability of Sponsor Parent and its Affiliates to enter into and perform their obligations under the Ancillary Agreements, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Sponsor by an executive officer of Sponsor to the effect that the condition set forth in this Section 7.3(a) has been satisfied.

(b)          Performance of Obligations of Sponsor and Merger Sub. Each of Sponsor and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Sponsor by an executive officer of Sponsor to such effect.

Article VIII

TERMINATION

Section 8.1      Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote is obtained, by mutual written consent of the Company and Sponsor.

Section 8.2      Termination by Either Sponsor or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Sponsor or the Company:

(a)          regardless of whether the Requisite Company Vote has been obtained, if the Merger shall not have been consummated by December 6, 2017 (the “Termination Date”); provided, however, that if the condition to Closing set forth in Section 7.1(b) has not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the Termination Date may be extended by either the Company or Sponsor to a date not beyond March 6, 2018, and such date, as so extended, shall be the “Termination Date”; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger;

(b)         regardless of whether the Requisite Company Vote has been obtained, if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger;

(c)          if the Requisite Company Vote or the Charter Amendment Vote shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement; or

(d)         if the Settlement Agreement shall have been terminated in accordance with its terms.

Section 8.3      Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company:

(a)          if there has been a breach of any representation, warranty, covenant or agreement made by Sponsor or Merger Sub in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the date of this Agreement, such that the condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach or failure to be true and correct is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within the earlier of (x) thirty (30) days after written notice thereof has been given by the Company to Sponsor and (y) the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to the Company if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger.

Section 8.4      Termination by Sponsor. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Sponsor:

(a)          if the board of directors of the Company or any duly authorized committee thereof shall have made and not withdrawn a Change of Recommendation, or

(b)         if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the date of this Agreement, such that the condition set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach or failure to be true and correct is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within the earlier of (x) thirty (30) days after written notice thereof has been given by Sponsor to the Company and (y) the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(b) shall not be available to Sponsor if Sponsor or Merger Sub has breached in any material respect its obligations set forth in this Agreement in any manner that shall have materially contributed to or resulted in the occurrence of the failure of a condition to the consummation of the Merger.

Section 8.5             Effect of Termination and Abandonment.

(a)           Except as provided in paragraph (b) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from fraud or any willful material breach of this Agreement and (ii) the provisions set forth in this Section 8.5 and the second sentence of Section 9.1 shall survive the termination of this Agreement.

(b)           In the event that this Agreement is terminated:

(i)  by either the Company or Sponsor pursuant to Section 8.2(a) (and, at the time of such termination pursuant to Section 8.2(a), any of the conditions set forth in Section 7.1(a), Section 7.1(c) or Section 7.1(e) shall not have been met), Section 8.2(c) or Section 8.2(d) and, at the time of such termination, the board of directors of the Company or any duly authorized committee thereof shall not have made and not withdrawn a Change of Recommendation, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Sponsor all of the reasonable and documented out-of-pocket expenses, including those of the Paying Agent, incurred by Sponsor or any of its Affiliates in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement (including any fees payable by and any other out-of-pocket expenses of Sponsor or any of its Affiliates in connection with the Debt Financing), in an amount not to exceed $17,000,000 (the “Sponsor Expense Reimbursement”);

(ii)          by either the Company or Sponsor pursuant to Section 8.2(a) (and, at the time of such termination pursuant to Section 8.2(a), any of the conditions set forth in Section 7.1(a), Section 7.1(c) or Section 7.1(e) shall not have been met), Section 8.2(c) or Section 8.2(d) (provided that, at the time of such termination pursuant to Section 8.2(c) or Section 8.2(d), the board of directors of the Company or any duly authorized committee thereof shall not have made and not withdrawn a Change of Recommendation) and, in each case, either

(A)          (1)          a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or SunEdison or a substantial portion of its creditors, or any Person shall have publicly announced a bona fide Acquisition Proposal and such Acquisition Proposal shall not have been publicly withdrawn prior to the date of the event giving rise to the applicable right of termination, and

(2)          within twelve (12) months of such termination, (x) the Company or any of its Subsidiaries or SunEdison or any of its Subsidiaries shall have entered into a definitive agreement for an Acquisition Proposal (other than an Excluded Distribution) or (y) there shall have been consummated an Acquisition Proposal (other than an Excluded Distribution) and, in each case, either (I) the other party to such Acquisition Proposal or any of its Affiliates has obtained or will obtain the right to appoint a member of the board of directors of the Company or any other indicia of control or (II) such Acquisition Proposal would qualify as an Acquisition Proposal if all references to “15% or more” were replaced with “30% or more”, or

(B)          (1)          a bona fide Acquisition Proposal shall have been made by any Person to the Company or any of its Subsidiaries or SunEdison or a substantial portion of its creditors or any Person shall have publicly announced a bona fide Acquisition Proposal, regardless of whether such Acquisition Proposal may have been withdrawn prior to the date of any such termination or the event giving rise to the applicable right of termination, and

(2)         within twelve (12) months of such termination, (x) the Company or any of its Subsidiaries or SunEdison or any of its Subsidiaries shall have entered into a definitive agreement for an Acquisition Proposal (other than an Excluded Distribution with the Person referred to in sub-clause (B)(1) or any Affiliate of such Person or (y) there shall have been consummated an Acquisition Proposal (other than an Excluded Distribution) with the Person referred to in sub-clause (B)(1) or any Affiliate of such Person and, in each case, either (I) such Person or any of its Affiliates has obtained or will obtain the right to appoint a member of the board of directors of the Company or any other indicia of control or (II) such Acquisition Proposal would qualify as an Acquisition Proposal if all references to “15% or more” were replaced with “30% or more”, then promptly after the earlier of the entry into such definitive agreement with respect to an Acquisition Proposal and the consummation of such Acquisition Proposal, but in no event later than three (3) business days after such entry or such consummation, the Company shall pay to Sponsor an amount equal to the excess of (x) a termination fee of $50,000,000 (the “Termination Fee”) over (y) any Sponsor Expense Reimbursement previously paid;

(iii)         by either the Company or Sponsor pursuant to Section 8.2(a), Section 8.2(c) or Section 8.2(d) and, at the time of such termination, the board of directors of the Company or any duly authorized committee thereof shall have made and not withdrawn a Change of Recommendation, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Sponsor the Termination Fee; and

(iv)         by Sponsor pursuant to Section 8.4(a) and, at the time of such termination, the conditions set forth in Section 7.1(a), Section 7.1(c) or Section 7.1(e) shall not have been met, then promptly, but in no event later than three (3) business days, after the date of such termination, the Company shall pay to Sponsor the Termination Fee.

For purposes of this Agreement, (i) “Excluded Distribution” means (A) any plan of reorganization, liquidation, foreclosure, enforcement of creditors’ rights or other distribution to creditors or shareholders of, by or for SunEdison that results in the distribution to the creditors or shareholders of SunEdison, directly or indirectly, of all or substantially all equity securities of the Company held by SunEdison and its Affiliates unless such distribution would result in any Specified Person or any “group” (as defined in the Exchange Act) that contains a Specified Person (x) becoming the beneficial owner, directly or indirectly, of 15% or more of any class of equity securities of the Company and obtaining the right to appoint a member of the board of directors of the Company or other indicia of control of the Company or (y) becoming the beneficial owner, directly or indirectly, of 30% or more of any class of equity securities of the Company, or (B) a Stand-Alone Conversion (as defined in the Settlement Agreement), and (ii) “Specified Person” means any Person who has entered into a confidentiality or similar agreement with the Company in connection with the Company’s strategic review process and submitted an acquisition proposal to the Company on or after January 1, 2017, or any Affiliate of such Person.

Any payments made to Sponsor pursuant to this Section 8.5(b) shall be made by wire transfer of immediately available funds. In no event shall the Company be required to pay any combination of the Termination Fee and the Sponsor Expense Reimbursement aggregating to more than $50,000,000 or be required to pay any of the Termination Fee or the Sponsor Expense Reimbursement on more than one occasion.

(c)          The Company acknowledges that the agreements contained in Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Sponsor and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee or the Sponsor Expense Reimbursement due pursuant to Section 8.5(b), and, in order to obtain such payment, Sponsor or Merger Sub commences a suit that results in a judgment against the Company for the Termination Fee or the Sponsor Expense Reimbursement set forth in Section 8.5(b) or any portion thereof, the Company shall pay to Sponsor or Merger Sub its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of the Termination Fee or the Sponsor Expense Reimbursement or such portion thereof at the prime rate of JPMorgan Chase in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or willful material breach of this Agreement by the Company, in the event that the Termination Fee or the Sponsor Expense Reimbursement, as the case may be, is payable and actually paid to Sponsor in accordance with this Section 8.5, the payment of such Termination Fee or the Sponsor Expense Reimbursement and the amounts described in the first sentence of this Section 8.5(c) shall be the sole and exclusive remedy of Sponsor, Merger Sub and their respective Affiliates against the Company, its Subsidiaries and any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, and upon payment of such amount, none of the Company, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the other transactions contemplated by this Agreement; provided, however, that this Section 8.5(c) shall not limit the right of the parties to specific performance of this Agreement pursuant to Section 9.5(c) prior to the termination of this Agreement.

Article IX

MISCELLANEOUS AND GENERAL

Section 9.1      Survival. This Article IX and the agreements of the Company, Sponsor and Merger Sub contained in Article IV and Section 6.9 (Employee Benefits), 6.10 (Expenses), 6.11 (Indemnification; Directors’ and Officers’ Insurance) and 6.17 (Final Resolution of Specified Litigation) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Sponsor and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 9.2      Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. Notwithstanding anything herein to the contrary, no Debt Financing Provision may be amended, modified or waived in a manner that is materially adverse to the Financing Sources without the prior written consent of the Financing Sources that are a party to the Commitment Letter.

Section 9.3      Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws, except with respect to the Requisite Company Vote required under Section 7.1(a), which is not waivable. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any party of any of its rights hereunder precludes any other or further exercise of any such rights or any other rights hereunder or under applicable Law.

Section 9.4      Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 9.5      GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such Court declines to accept jurisdiction over a particular matter, any Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that such courts are an inconvenient forum, or that the venue of such courts may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such a Delaware Court of Chancery or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 shall be valid, effective and sufficient service thereof. Notwithstanding the foregoing each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter, Debt Documents or Financing Documents or any other letter or agreement related to any Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York, except as otherwise set forth in the Commitment Letter or in the Debt Documents. The parties hereto further agree that all of the provisions of Section 9.5(b) relating to waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third party claim against any Financing Source.

(b)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE COMMITMENT LETTER OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(c)          The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement (including the obligation of the parties hereto to consummate the transactions contemplated by this Agreement and the obligation of Sponsor and Merger Sub to pay and the Company’s stockholders’ right to receive the aggregate consideration payable to them pursuant to the transactions contemplated by this Agreement, in each case in accordance with the terms and subject to the conditions of this Agreement), the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether at law or in equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.6      Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or email:

If to Sponsor or Merger Sub:

Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention:	Jennifer Mazin
Telephone:	(416) 363-9491
Email:	jennifer.mazin@brookfield.com

(with a copy to (which shall not constitute notice)

Cravath, Swaine & Moore LLP
825 Eighth Avenue, New York, NY 10019
Attention:	Richard Hall
Joel Herold
Facsimile:	(212) 474-3700
Telephone:	(212) 474-1000
Email:	rhall@cravath.com
jherold@cravath.com)

If to the Company:

TerraForm Power, Inc.
7550 Wisconsin Ave.
Bethesda, MD	20814
Attention:	General Counsel
Chief Financial Officer
Telephone:	(240) 762-7727
Email:	SDeschler@terraform.com
BCranna@terraform.com

(with a copy to (which shall not constitute notice)

Sullivan & Cromwell LLP
125 Broad Street, New York, NY 10004
Attention:	Joseph B. Frumkin
Inosi M. Nyatta
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000
Email:	frumkinj@sullcrom.com
nyattai@sullcrom.com

Hughes Hubbard & Reed LLP
One Battery Park Plaza,
New York, NY 10004
Attention:	Candace K. Beinecke
Avner Bengera
Facsimile:	(212) 299-6366
Telephone:	(212) 299-6000
Email:	candace.beinecke@hugheshubbard.com
avner.bengera@hugheshubbard.com)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; on the next business day after deposit with an overnight courier, if sent by an overnight courier; when sent by electronic mail if sent by email.

Section 9.7       Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Settlement Agreement, the Voting and Support Agreement and the Confidentiality Agreement, dated December 3, 2016, between Sponsor Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto agree that the consummation of the Merger shall be deemed to be a “Standstill Fallaway Transaction” for purposes of the Confidentiality Agreement. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF SPONSOR, MERGER SUB AND THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 9.8       No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Sponsor and Merger Sub, on the one hand, and the Company, on the other hand, hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding the foregoing, each of the Financing Sources shall be an express third party beneficiary with respect to this Section 9.8 and Section 9.2, 9.5(a), 9.5(b) and 9.14 (such provisions, collectively, the “Debt Financing Provisions”).

Section 9.9       Obligations of Sponsor and of the Company. Whenever this Agreement requires a Subsidiary of Sponsor to take any action, such requirement shall be deemed to include an undertaking on the part of Sponsor to cause such Subsidiary to take such action. In furtherance of the foregoing, Sponsor hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Sponsor shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 9.10     Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

Section 9.11     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 9.12     Interpretation; Construction.

(a)          The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)          The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)          The Company Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article V or to one or more covenants contained in Article VI. Inclusion of any items or information in the Company Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be likely to have Company Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.

Section 9.13     Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Sponsor may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

Section 9.14     No Recourse to Financing Sources. Notwithstanding anything herein to the contrary, the parties hereto hereby agree they will not bring or support any claim, cross-claim or third party claim, whether at Law or in equity, in contract or in tort against any Financing Sources in any way relating to this Agreement or the transactions contemplated by this Agreement. Nothing in this Section 9.14 shall in any way (a) expand the circumstances in which Sponsor may be liable under this Agreement or as a result of the transactions contemplated hereby (including as a result of the Debt Financing) or (b) limit or qualify the obligations and liabilities of the parties to the Commitment Letter to each other thereunder or in connection therewith.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TERRAFORM POWER, INC.

By:	/s/ Authorized Person
Name:
Title:

ORION US HOLDINGS 1 L.P. by its general partner ORION US GP LLC

By:	/s/ Authorized Person
Name:
Title:

BRE TERP HOLDINGS INC.

By:	/s/ Authorized Person
Name:
Title:

ANNEX A

DEFINED TERMS

Term	Section

Acceptable Confidentiality Agreement	6.3(a)(v)
Acquisition Proposal	6.3(b)
Additional Debt Financing	6.15(a)
Additional SunE Shares	4.1(a)(i)
Affiliate	5.1(a)
Agreement	Recitals
Alternative Acquisition Agreement	6.3(a)(v)
Ancillary Agreement	Recitals
Ancillary Agreements	Recitals
Anti-Corruption Laws	5.1(s)(iii)
Appraisal Shares	4.2(a)
Bankruptcy and Equity Exception	5.1(c)(i)
Bankruptcy Court	5.1(a)(I)
Bankruptcy Court Orders	7.1(e)
Book-Entry Share	4.2(c)
Bribery Act	5.1(s)(iii)
Burdensome Condition	6.6(d)(iii)
business day	1.2
By-Laws	2.2
Cash Election	4.3(b)(i)
Cash Shares	4.3(b)(i)
Certificate	4.2(c)
Change of Recommendation	6.3(c)(i)
Charter	2.1
Charter Amendment Vote	5.1(c)(i)
Class A Share	Recitals
Class B Share	Recitals
Closing	1.2
Closing Date	1.2
Code	4.3(j)
Commitment Letter	5.2(j)(ii)
Company	Recitals
Company Disclosure Letter	5.1
Company Equity Awards	4.4(c)
Company Material Adverse Effect	5.1(a)
Company Plan	5.1(h)(i)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Restricted Share	4.4(a)
Company RSU	4.4(b)
Confidentiality Agreement	9.7

Term	Section

Conflicts Committee	Rectals
Consideration Election	4.3(b)(i)
Constituent Corporations	Recitals
Continuing Class A Share	4.2(a)
Continuing Employees	6.9(a)
Contract	5.1(a)
control	5.1(a)
controlled by	5.1(a)
controlling	5.1(a)
D&O Insurance	6.11(b)
Debt Documents	6.15(e)
Debt Financing	6.15(a)
Debt Financing Provisions	9.8
Debtors	5.1(a)(I)
Delaware Certificate of Merger	1.3
DGCL	1.1
Disqualified Person	5.2(i)(i)
Dissenting Stockholders	4.2(a)
DTC	4.3(e)
Effective Time	1.3
Election Deadline	4.3(b)(i)
Election Eligible Share	4.2(a)
Election Eligible Shares	4.2(a)
Encumbrance	5.1(k)(iv)
Engagement Letter	5.2(j)(ii)
Environmental Law	5.1(m)(v)
Environmental Permit	5.1(m)(ii)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iv)
ERISA Plans	5.1(h)(i)
Excess Cash Shares	4.3(d)(ii)
Excess Stock Shares	4.3(c)(ii)
Exchange	Recitals
Exchange Act	5.1(a)(K)
Exchange Class A Shares	Recitals
Exchange Fund	4.3(a)
Exchange Time	Recitals
Excluded Assets	5.1(a)
Excluded Distribution	8.5(b)(iv)
Excluded Share	4.2(a)
Excluded Shares	4.2(a)
Existing Sponsor Shares	4.2(a)
Fall-Away Shares	4.3(e)(iv)
FCPA	5.1(s)(iii)

Term	Section

Final Order	7.1(e)
Final Resolution	6.17(e)
Financing Conditions	6.15(b)
Financing Documents	6.15(b)
Financing Information	6.15(b)
Form of Election in Merger	4.3(b)(i)
Fully Diluted Share Number	4.1(a)(i)
Fund Guarantors	5.2(m)
GAAP	5.1(e)(v)
Government Official	5.1(s)(iii)
Government Regulatory Entity	6.6(d)(i)
Governmental Entity	5.1(d)(i)
Guaranty	5.2(m)
Hazardous Substance	5.1(m)(v)
Hook Share	4.2(d)
Hook Shares	4.2(d)
IDR Transfer Agreement	Recitals
IDRs	Recitals
IFRS	5.2(d)(ii)
Indemnified Parties	6.11(a)
Insurance Policies	5.1(q)
Intellectual Property	5.1(p)
Intervening Event	6.3(d)
IRS	5.1(h)(iii)
Knowledge	5.1(g)(ii)
Laws	5.1(i)
Leased Real Property	5.1(k)(ii)
Lender	5.2(j)(ii)
Licenses	5.1(i)
Lien	5.1(b)(ii)
Losses	6.17(e)
Mailing Date	4.3(b)(i)
Main Debt Financing	5.2(j)(ii)
Main Financing Purposes	5.2(j)(ii)
Material Contract	5.1(j)(i)
Material Economic Subsidiary	5.1(a)
Material Generator	5.1(a)
Material Subsidiary	5.1(a)
Maximum Cash Consideration Shares	4.3(d)(i)
Maximum Stock Consideration Shares	4.3(c)(i)
Merger	Recitals
Merger Sub	Recitals
MSA	Recitals
MSA Providers	Recitals

Term	Section

Multiemployer Plan	5.1(h)(ii)
New LLC Agreement	Recitals
No Election Share	4.3(b)(ii)
Non-U.S. Benefit Plan	5.1(h)(vii)
Order	7.1(d)
Owned Real Property	5.1(k)(i)
Paying Agent	4.3(a)
PBGC	5.1(h)(iv)
Per Share Cash Consideration	4.2(a)
Per Share Merger Consideration	4.2(a)
Per Share Special Dividend	4.1(a)(ii)
Per Share Stock Consideration	4.2(a)
Permitted SunEdison Proposal	6.3(b)
Person	4.3(g)
Prorated Cash Shares	4.3(d)(ii)
Prorated Stock Shares	4.3(c)(ii)
Proxy Statement	6.4(a)
Recommendation Change Notice	6.3(d)
Registration Rights Agreement	Recitals
Relationship Agreement	Recitals
Release	5.1(m)(v)
Representatives	6.3(a)
Requisite Company Vote	5.1(c)(i)
Rights	5.1(b)(i)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Settlement Agreement	Recitals
Share	Recitals
Shares	Recitals
Special Dividend	4.1(a)(ii)
Special Dividend Shares	4.1(a)(ii)
Specified Litigation	6.17(e)
Sponsor	Recitals
Sponsor Contracts	5.2(g)(i)
Sponsor Expense Reimbursement	8.5(b)(i)
Sponsor IDR Holder	Recitals
Sponsor Line Agreement	Recitals
Sponsor Line Provider	Recitals
Sponsor Parent	Recitals
Sponsor Reports	5.2(d)(i)
Sponsorship Agreements	Recitals
SPRA	5.1(b)(i)
Stock Election	4.3(b)(i)

Term	Section

Stock Plan	4.4(a)
Stock Shares	4.3(b)(i)
Stockholders Meeting	6.5
Subsidiary	5.1(a)
SunE Class A Shares	4.1(a)(i)
SunEdison	Recitals
SunEdison Bankruptcy Case	5.1(a)(I)
SunEdison-Related Agreements	5.1(a)(I)
Superior Proposal	6.3(b)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Taxes	5.1(n)
Tax Return	5.1(n)
Tax Returns	5.1(n)
Termination Date	8.2(a)
Termination Fee	8.5(b)(ii)(B)(2)
TERP LLC	Recitals
TERP LLC Operating Agreement	Recitals
TERP Operating LLC	Recitals
Trade Controls Laws	5.1(s)(iii)
UK Sale Agreement	6.1(d)
under common control with	5.1(a)
Voting and Support Agreement	Recitals
VWAP	6.17(e)
Whistleblower Complaints	6.17(e)
Wholly-owned Company Subsidiaries	5.1(n)

EXHIBIT A

Form of Settlement Agreement

EXECUTION COPY

SETTLEMENT AGREEMENT, entered into as of March 6, 2017 (this “Agreement”), among

(a)	TerraForm Power, Inc., a Delaware corporation (“TERP Inc”);

(b)	TerraForm Power, LLC, a Delaware limited liability company (“TERP LLC”);

(c)	TerraForm Power Operating, LLC, a Delaware limited liability company (“TERP Operating”);

(d)
The direct and indirect subsidiaries of TERP Inc that have executed and delivered joinders to this Agreement (the “TERP Subsidiary Parties” and, collectively with TERP Inc, TERP LLC and TERP Operating, the “TERP Parties”);

(e)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated U.S. debtors-in-possession (collectively, the “Debtors”); and

(f)
The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Agreement (other than GLBL (defined below), the TERP Parties and any other direct and indirect subsidiaries of TERP Operating) (the “SunEdison Subsidiary Parties” and, collectively with the Debtors, the “SunEdison Parties”).

RECITALS

WHEREAS, on July 23, 2014, SunEdison Inc and certain of its direct and indirect subsidiaries (other than TERP and GLBL (each defined below)) consummated the initial public offering of Class A common stock of TERP Inc (the “Class A Common Stock”), after giving effect to which SunEdison (defined below) (i) retained Class B common stock of TERP Inc (the “Class B Common Stock”), and (ii) entered into a limited liability company agreement with TERP LLC and other related agreements with TERP (the “IPO Arrangements”) setting forth various rights of TERP and SunEdison Inc and certain of its direct and indirect subsidiaries;

WHEREAS, on April 21, 2016 (the “Petition Date”) and at various dates thereafter, the Debtors commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re SunEdison, Inc., et al., Case No. 16-10992 (SMB) (the “Chapter 11 Cases”);

WHEREAS, TERP Inc, TERP LLC, TERP Operating and the direct and indirect subsidiaries of TERP Operating (collectively, “TERP”) have asserted – and SunEdison Inc and its direct and indirect subsidiaries (other than TERP and GLBL (defined below)) (collectively, “SunEdison”) has contested or may contest – various claims and defenses against SunEdison, including without limitation: (i) prepetition unsecured claims as set forth in the September 23, 2016 proof of claim and October 7, 2016 amended proof of claim filed by TERP Inc in the Chapter 11 Cases (the “TERP GUC Claims”); (ii) additional prepetition unsecured claims expected to arise upon rejection of some or all of the IPO Arrangements and other prepetition executory contracts between TERP and the Debtors (the “TERP Rejection Claims”); (iii) recoupment and other legal and equitable defenses to performance by TERP of its obligations under allegedly defaulted and/or rejected IPO Arrangements, including with respect to any potential suit to receive distributions from TERP or to transfer or convert contractual and other entitlements in TERP into Class A Common Stock (the “TERP Contractual Defenses”); and (iv) claims and potential claims against SunEdison allegedly entitled to administrative priority under the Bankruptcy Code and other applicable law (the “TERP Administrative Claims”, and together with the TERP GUC Claims, the TERP Rejection Claims and TERP Contractual Defenses, the “TERP Claims”);

WHEREAS, TERP has asserted – and SunEdison has contested or may contest – that, absent assumption of the IPO Arrangements in accordance with the Bankruptcy Code, TERP is not required to make distributions to SunEdison, to convert SunEdison’s interests in TERP LLC into Class A Common Stock or to perform other material obligations arising under the IPO Arrangements, and TERP has indicated that it does not intend to do so (and SunEdison will contest any such action by TERP) unless (i) an acceptable settlement with SunEdison is implemented that resolves the TERP Claims and the other disputes between TERP and SunEdison, or (ii) a court of competent jurisdiction issues a final order directing TERP’s performance;

WHEREAS, the Debtors have asserted (and the Committee (defined below) has sought to assert derivatively on the Debtors’ behalf) – and TERP has contested or may contest – various claims against TERP in respect of the Debtors’ alleged right to avoid, pursuant to sections 544, 547, 548 and 550 of the Bankruptcy Code, certain transfers made by the Debtors to TERP prior to the Petition Date, including under the IPO Arrangements and subsequent transfers (the “Avoidance Actions”), along with various other claims against TERP (the “Other SunEdison Claims”, and together with the Avoidance Actions, the “SunEdison Claims”);

WHEREAS, the TERP Parties and the SunEdison Parties (together, the “Parties”) acknowledge that litigation in connection with the TERP Claims, the SunEdison Claims and the other disputes between TERP and SunEdison would cause the Parties to incur significant costs, delay the resolution of the Chapter 11 Cases and distributions to creditors, and complicate TERP’s and SunEdison’s exploration of strategic alternatives;

WHEREAS, SunEdison has asserted – and TERP has contested or may contest – that (a) through the SUNE Stockholders’ (defined below) Class B Common Stock of TERP Inc, SunEdison Inc indirectly holds a majority of the voting power of TERP Inc, and (b) SunEdison Inc has substantial economic rights in TERP LLC through the SUNE Stockholders’ incentive distribution rights;

WHEREAS, on or about September 19, 2016, SunEdison and TERP commenced a joint marketing process to solicit bids for part or all of the outstanding equity interests in TERP, the procedures for which were negotiated by SunEdison and TERP at arm’s-length;

WHEREAS, concurrently with the TERP marketing process, the Parties have conducted lengthy, good-faith, arm’s-length negotiations regarding a comprehensive settlement of the TERP Claims and the SunEdison Claims conditioned upon the closing of a TERP strategic transaction and, at SunEdison’s request, approval of the GLBL Settlement Agreement (defined below) by SunEdison, GLBL and the Bankruptcy Court;

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WHEREAS, on the date hereof, (a) TERP Inc, Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”) and BRE TERP Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into the Merger and Sponsorship Transaction Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”); and (b) Parent, Merger Sub, SunEdison Inc, SunEdison Holdings Corporation, a Delaware corporation (“SHC”), SUNE ML1, LLC, a Delaware limited liability company (“SML1”) and TERP Inc. are entering into a Voting and Support Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Voting and Support Agreement”);

WHEREAS, the Merger Agreement contemplates that certain of the settlements and releases described in this Agreement will be conditions to the consummation of the transaction contemplated by the Merger Agreement;

WHEREAS, on the date hereof, TerraForm Global, Inc. (together with its direct and indirect subsidiaries, “GLBL”) and certain of its direct and indirect subsidiaries are entering into a substantially similar settlement agreement with the SunEdison Parties (the “GLBL Settlement Agreement”);

WHEREAS, the Board of Directors of TERP Inc and its Conflicts Committee and the LLC Conflicts Committee (as defined in the Amended and Restated Limited Liability Company Agreement of TERP LLC, dated as of July 23, 2014, between TERP Inc and SunEdison Holdings Corporation, and as amended from time to time) (the “LLC Conflicts Committee”) have determined that the execution, delivery and performance by TERP Inc, TERP LLC and TERP Operating LLC of this Agreement are in the best interests of TERP; and

WHEREAS, the Board of Directors of SunEdison Inc has determined that the execution, delivery and performance by the SunEdison Parties of this Agreement are in the best interests of SunEdison.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1.	Binding Effect of Agreement.

This Agreement (i) shall be immediately binding on each TERP Party and each SunEdison Party that is not a Debtor upon such Party’s execution and delivery of (A) a signature page to this Agreement or (B) a Subsidiary Joinder (defined below); provided that the Debtors shall use commercially reasonable efforts to have any non-Debtor SunEdison entity that commences chapter 11 cases in the Bankruptcy Court after the date hereof to become a SunEdison Party for all purposes under this Agreement, and (ii) shall become binding on the Debtors upon the entry by the Bankruptcy Court of an order, substantially in the form attached hereto as Exhibit A, approving this Agreement and authorizing the Debtors to enter into and perform their obligations under this Agreement and granting further relief related thereto (the “Approval Order”); provided such Approval Order has not been stayed, reversed, vacated or modified on appeal; and provided, further, that the obligation of the Debtors under Section 2(f), Section 5 and Section 9 shall be immediately binding on the Debtors upon the execution and delivery of a signature page to this Agreement by SunEdison Inc.  Upon the execution and delivery of this Agreement, this Agreement shall supersede in all respects the Memorandum of Understanding, dated January 20, 2017, by and among SunEdison Inc, TERP Inc, TERP LLC, TerraForm Global, Inc. and TerraForm Global, LLC (the “MOU”).

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Section 2.	Consensual Rejection of the IPO Arrangements and Conversion of SunEdison’s Interests.

(a)           Notwithstanding any alleged default under the IPO Arrangements by SunEdison or any alleged subordination or arrearage for the benefit of the holders of Class A Common Stock of TERP Inc or Class A units of TERP LLC under the terms of the IPO Arrangements, the SunEdison Parties and the TERP Parties agree that, effective as of the earlier of (x) the closing of a Jointly Supported Transaction (defined below) or (y) the consummation of the Stand-Alone Conversion (defined below) (the “Settlement Effective Time”), in exchange for (i) SunEdison Inc, SunEdison Holdings Corporation and SUNE ML1, LLC (together, the “SUNE Stockholders”) delivering to TERP Inc or its designee (x) all of the Class B Common Stock of TERP Inc issued or issuable to SunEdison and (y) all of the Class B units of TERP LLC issued or issuable to SunEdison (the “Class B Units”), in each case free and clear of any interest under section 363 of the Bankruptcy Code as provided in the Transaction Approval Order (defined below), (ii) the termination and cancellation, delivery or transfer to the Company or its designee of the incentive distribution rights as described in Section 2(d), and (iii) the releases, settlements, terminations and waivers contemplated by this Agreement, SunEdison shall receive, in the case of a Jointly Supported Transaction, 36.9% of the total consideration paid to or value received in respect of all TERP Inc equity securities (including, for the avoidance of doubt, all shares of common stock, options, restricted stock awards and restricted stock units issued and outstanding immediately prior to the consummation of such Jointly Supported Transaction) pursuant to the Jointly Supported Transaction or, in the case of a Stand-Alone Conversion, newly-issued Class A Common Stock of TERP Inc constituting 36.9% of the aggregate issued and outstanding Class A Common Stock of TERP Inc on a fully-diluted, as converted basis (including options, restricted stock awards and restricted stock units) as of the Settlement Effective Time.

(b)           If after the date hereof, the SunEdison Parties acquire Class A Common Stock of TERP (other than through conversion, exchange, redemption or termination of, or other action that would extinguish, their Class B Units and/or Class B Common Stock) and continue to be holders of such Class A Common Stock immediately prior to the closing of the Jointly Supported Transaction, upon the Settlement Effective Time, they shall receive, with respect to such Class A Common Stock and in addition to the distribution described in Section 2(a) above, their pro rata share of the total consideration paid to holders of Class A Common Stock pursuant to the Jointly Supported Transaction.

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(c)           Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit B hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between TERP and the Debtors shall be rejected by the applicable Debtors on the Settlement Effective Time pursuant to the Approval Order, and the TERP Parties shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims) arising from such rejections; it being understood and agreed that, subject to the occurrence of the Settlement Effective Time, the TERP Parties shall not accrue any damages or claims between the date hereof and the date of such rejections or the date of termination of this Agreement.  Upon the request of the TERP Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with TERP and/or Bidder or an alternative bidder, as applicable, with respect to such rejected agreements.  Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement.  Notwithstanding anything to the contrary in this Section 2(c) or Section 2(e) below, the Parties shall negotiate in good faith a transition of certain services and other obligations to TERP related to the SunEdison Parties’ global asset management (“GAM”) business unit.

(d)           Upon the Settlement Effective Time, the incentive distribution rights issued by TERP LLC to the SUNE Stockholders shall automatically terminate and be cancelled, or be delivered to TERP LLC or its designee, in each case, on the Settlement Effective Time and the SunEdison Parties will receive, in part, the consideration set forth in Section 2(a).

(e)           Upon the Settlement Effective Time, all agreements (other than this Agreement, other agreements entered into in connection with a Jointly Supported Transaction, confidentiality agreements, and the agreements set forth on Exhibit C hereto, which shall be amended from time to time to include any such additional agreements that the Parties may reasonably agree to preserve) between the TERP Parties and any non-Debtor SunEdison Parties shall automatically terminate, and the TERP Parties and the SunEdison Parties shall be deemed to have no liability thereunder.  Upon the request of the TERP Parties or Bidder or an alternative bidder, as applicable, the Parties shall negotiate in good faith to enter into transition services agreements with TERP and/or Bidder or an alternative bidder, as applicable, with respect to such terminated agreements.  Such transition services agreements shall contain customary terms and conditions (including payment to SunEdison) that the Parties shall work in good faith to finalize prior to the execution and delivery of the Jointly Supported Transaction Agreement.  With respect to the intellectual property owned by or licensed to SunEdison and identified in Exhibit D hereto, the transition services agreements shall provide for the TERP Parties’ continued use of such intellectual property for a reasonable transition period following the Settlement Effective Time in the manner and to the extent that it was used as of immediately prior to the Settlement Effective Time; provided, that (i) such use shall be subject to the terms and conditions of the transition services agreement and any applicable agreements with third parties and (ii) the TERP Parties’ shall pay any incremental costs (including any consent costs) incurred by the Debtors for the TERP Parties to continue to use the intellectual property owned by third parties.

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(f)           If the Debtors file any Pleading (defined below) to reject any contract between a Debtor and a third party pursuant to which, to the Debtors’ actual knowledge, such third party provides services to TERP, licenses intellectual property to SunEdison used or useful in the business of TERP or otherwise transacts indirectly with TERP (a “TERP Subcontract”), the Debtors shall notify TERP Inc in writing that the Debtors believe they have filed a Pleading to reject a TERP Subcontract, which notice shall identify such TERP Subcontract and its relationship to TERP.  If requested in writing by the TERP Parties within four business days of such notice, the Debtors shall, in lieu of rejection, use commercially reasonable efforts to assume and assign such contract to TERP at TERP’s sole cost and expense (including with respect to any cure amounts), to be paid to the Debtors and/or such third party prior to the effectiveness of any assumption and assignment thereof.  In addition, SunEdison agrees to use commercially reasonable efforts to assign to TERP, at TERP’s sole cost and expense (which shall include satisfaction of all outstanding obligations under the contracts as of their respective dates of assignment), contracts between SunE NLB-1, LLC and certain subsidiaries of FirstEnergy Corp. (the “FE Entities”) pursuant to which SunEdison resells to the FE Entities solar renewable energy credits generated at the solar system operated by TERP at the University of Maryland Eastern Shore campus (MD-08-0047), it being understood that SunEdison shall not be responsible for any cure, existing obligations or any other cost, expense or obligation associated with either the solar renewable energy credits or the assignment of any rights related thereto.

(g)          A “Jointly Supported Transaction” means (i) the transaction contemplated by the Merger Agreement or (ii) any alternative transaction that TERP Inc and SunEdison Inc have agreed in writing, each in its sole discretion, is a “Jointly Supported Transaction” for purposes of this Agreement.  A “Jointly Supported Transaction Agreement” means the Merger Agreement or the definitive documentation for another Jointly Supported Transaction, as applicable.

(h)          If the Jointly Supported Transaction Agreement is terminated pursuant to Section 8.2(c) of the Merger Agreement (or the equivalent provision of any alternative Jointly Supported Transaction  Agreement), SunEdison is in compliance with its obligations under this Agreement and the Voting and  Support Agreement and SunEdison elects by written notice to TERP within 30 days following the failure of the Requisite Company Vote (as defined in the Jointly Supported Transaction Agreement) to consummate a Stand-Alone Conversion, TERP and SunEdison shall be obligated to consummate a “Stand-Alone Conversion” as contemplated herein on a mutually-agreed business day no later than 10 days from the date of such election, and the Settlement Effective Time shall be deemed to have occurred for all purposes for this Agreement on such date.  In connection with any Stand-Alone Conversion, TERP may extend its stockholder rights plan but agrees that it shall exempt from its stockholder rights plan any direct or indirect acquisition by SunEdison (or acquisition by any creditor of SunEdison in a distribution of interests in TERP principally in exchange for claims against SunEdison or pursuant to any rights offering in respect of such claims) of any Class A Stock issued in connection with the Stand-Alone Conversion so long as SunEdison (or such creditor) delivers to TERP a voting agreement and irrevocable proxy in customary form and substance reasonably acceptable to TERP and the stockholder party thereto agreeing that, for a period of one-year from the Settlement Effective Time, one-half of the voting power of TERP held by such stockholder party shall be voted on any matter in proportion to the votes cast by stockholders not party to such a voting agreement and irrevocable proxy.

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Section 3.	Preserved TERP Claim.

The Parties hereby agree that:

(a)          Notwithstanding the occurrence of the Settlement Effective Time and the release set forth in Section 4(a), TERP Inc shall have the right to prosecute general unsecured prepetition claims in any amount solely against SunEdison Inc in the Chapter 11 Cases (the “Preserved Comprehensive Unsecured Claim”); provided that, notwithstanding anything to the contrary herein, if the Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Committee”) executes and delivers a written agreement to support this Agreement and the settlements and releases contemplated herein on or prior to the seventh day after the date hereof, which agreement shall be satisfactory to both TERP Inc and SunEdison Inc in their respective sole discretion, and the Committee does not materially breach such agreement prior to the Settlement Effective Time, then upon the Settlement Effective Time, the Preserved Comprehensive Unsecured Claim shall be waived and released.

(b)          In the event that the Preserved Comprehensive Unsecured Claim is not waived and released under Section 3(a), the rights of the Debtors, the Committee and any other party to oppose and object to the Preserved Comprehensive Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved.

(c)          Notwithstanding the occurrence of the Settlement Effective Time, the release set forth in Section 4(a), and the waiver (if any) of the Preserved Comprehensive Unsecured Claim, TERP Inc shall have the right to prosecute a general unsecured prepetition claim in an amount not to exceed $231 million, plus fees and interest on any final judgment related thereto (if any) as determined by the applicable court, against SunEdison Inc in the Chapter 11 Cases in connection with any and all claims that the TERP Parties have now or may have in the future against the Debtors related to the matters alleged and/or the claims asserted against TERP Inc and TERP LLC in the action captioned D.E. Shaw Composite Holdings, L.L.C., et al. v. TerraForm Power, LLC, et al., Index No. 651752/2016, pending in the Supreme Court of the State of New York, County of New York (including any appeal or settlement of such action) (the “Preserved DE Shaw Unsecured Claim”), and the rights of the Debtors and the Committee to oppose and object to any such general unsecured prepetition claim on any grounds are preserved.

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Section 4.	Mutual Releases.

(a)          Effective upon the Settlement Effective Time, the TERP Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “TERP Releasing Parties”) hereby fully and forever release, discharge and acquit SunEdison and SunEdison’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than TERP and GLBL) (the “SunEdison Released Parties”) from any and all claims, actions, suits, debts, covenants, contracts, controversies, agreements, promises, judgments, executions, rights, damages, costs, expenses, claims, and any and all demands and causes of action of every kind, nature and character whatsoever, at law or in equity, whether based on contract (including, without limitation, quasi contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of fiduciary duty, recklessness, gross negligence, willful misconduct or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, certain or contingent (collectively, “Claims”), that the TERP Releasing Parties ever had, now have or may hereafter have against the SunEdison Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the TERP Claims; provided that the TERP Releasing Parties do not release, discharge or acquit the SunEdison Released Parties from (i) any Claim to enforce, or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any other contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction, or (ii) the Preserved Comprehensive Unsecured Claim and the Preserved DE Shaw Unsecured Claim or (iii) any Claim against any direct or indirect subsidiary of SunEdison Inc that is not a SunEdison Party and that commences any action or proceeding with respect to a Claim against a TERP Released Party (as defined below) other than a Claim described in the proviso in Section 4(b)(i) below.

(b)          Effective upon the Settlement Effective Time, the SunEdison Parties, for themselves and on behalf of their respective trustees, executors, estates, heirs and assigns (the “SunEdison Releasing Parties”) hereby fully and forever release, discharge and acquit TERP and TERP’s trustees, executors, estates, heirs and assigns, and each of their respective current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors, in each case solely in their capacities as such (other than SunEdison and GLBL) (the “TERP Released Parties”) from any and all Claims that the SunEdison Releasing Parties ever had, now have or may hereafter have against the TERP Released Parties for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through the Settlement Effective Time, including but not limited to the SunEdison Claims; provided that the SunEdison Releasing Parties do not release, discharge or acquit the TERP Released Parties from (i) any Claim to enforce, or for damages for breach of, this Agreement, the Jointly Supported Transaction Agreement, the Voting and Support Agreement, any agreement not rejected or terminated pursuant to Section 2(c) and 2(e), or any other contract, instrument, release or other agreement or document created or entered into in connection with this Agreement or the Jointly Supported Transaction or (ii) any Claim against any direct or indirect subsidiary of TERP Inc that is not a TERP Party and that commences any action or proceeding with respect to a Claim against a SunEdison Released Party (as defined below) other than a Claim described in the proviso at Section 4(a)(i) or 4(a)(ii) above.

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(c)           The Parties hereby agree to hold in abeyance any and all discovery requests related to (i) any Claims released in this Section 4 unless and until this Agreement is terminated in accordance with its terms, and (ii) the Preserved Comprehensive Unsecured Claim until the Approval Order has been entered; provided that the SunEdison Parties reserve the right to make discovery requests relating to Claims brought against SunEdison by entities other than the TERP Releasing Parties and, subject to the potential applicability of the automatic stay, the TERP Parties reserve the right to make discovery requests relating to Claims brought against TERP by entities other than the SunEdison Releasing Parties.

(d)           Notwithstanding anything to the contrary in this Section 4, the Parties’ rights, if any, to access any insurance policies, including those under which SunEdison or TERP is insured, or the proceeds thereof in their respective capacities as insureds thereunder, including, but not limited to, (i) directors’ and officers’ insurance policies, (ii) employee liability insurance policies, (iii) property, casualty and liability insurance policies and (iv) module and other warranty insurance policies, shall not be affected or diminished by this Agreement (even if Claims related thereto are released against the SunEdison Released Parties or the TERP Released Parties pursuant to this Agreement), and the rights and defenses of all Parties are reserved with respect thereto.

(e)           For the avoidance of doubt, nothing in this Agreement is intended, or shall be construed, to release any Claims by or on behalf of (i) the TERP Parties against TERP’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of SunEdison), or (ii) the SunEdison Parties against SunEdison’s own current and former partners, agents, officers, directors, employees, representatives, attorneys, successors and predecessors acting in their capacities as such (regardless of whether such persons are or were also officers, directors or employees of TERP).

(f)           Effective upon the entry of the Approval Order, (i) the TERP Releasing Parties hereby fully and forever release, discharge and acquit any Buyer of any and all renewable energy projects owned by SunEdison (the “SunEdison Projects”) from any and all Claims arising out of, in connection with, or relating to their acquisition of such SunEdison Projects (which shall include, without limitation, the release and waiver of any right of first offer or similar rights held by the TERP Releasing Parties in connection with any SunEdison Projects, and shall extend to the SunEdison Project companies themselves; provided that it is agreed and stipulated that, prior to the Settlement Effective Time upon which time the releases in Section 4(a) shall become effective, such releases and waivers shall not reduce, diminish or modify TERP’s Claims against the Debtors in the Chapter 11 Cases in any respect, with such Claims to be treated as if such releases and waivers were never granted, other than any acquisition of SunEdison Projects in connection with such Buyer’s or its affiliates’ direct or indirect acquisition of all or a part of the equity or assets of TERP or GLBL (under a sale, plan of reorganization, plan of liquidation or otherwise), and (ii) except to the extent previously provided by a Final Order of the Bankruptcy Court, the SunEdison Releasing Parties hereby fully and forever release, discharge and acquit any Buyer of a UK Project Company (and, effective upon the consummation of Buyer’s acquisition of the UK Project Companies, the UK Project Companies themselves) from any and all Claims in respect of prepetition transfers from SunEdison to the UK Project Companies, including any Avoidance Actions.  For purposes of this Section 4(f), (A) “Buyer” means any prospective or actual third-party buyer of a SunEdison Project or UK Project Company, as applicable, or any debt or equity investor in such entity, in each case, solely in such capacity, (B) the “UK Project Companies” means the companies set forth on Exhibit A attached to the Debtors’ Motion for Order Pursuant to Bankruptcy Code Sections 105 and 363(b) and Bankruptcy Rules 6004 and 9019 Authorizing and Approving the Release of Certain Claims in Connection with Certain UK Sales [Docket No. 2512].  Notwithstanding anything to the contrary in this Agreement, the releases contained in this Section 4(f) shall survive the termination of this Agreement.

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(g)          THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Section 5.	SunEdison’s Support Obligations.

(a)          Within four (4) business days of the date hereof, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the Approval Order.

(b)          The Debtors shall use commercially reasonable efforts to obtain entry of the Approval Order and the GLBL Approval Order (defined below) and to make such orders Final Orders, in each case, as promptly as possible.  For the avoidance of doubt, commercially reasonable efforts shall include the proposal of Potential Avoidance Claims Allocations (as such term is defined in the Approval Order) that the Debtors believe to be reasonable and consistent with the applicable legal standards for entry of the Approval Order and the GLBL Approval Order.  SunEdison shall request an initial hearing date with respect to the Approval Order and GLBL Approval Order to be scheduled no later than April 10, 2017.  A “Final Order” means an order or judgment of the Bankruptcy Court entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, either (i) no stay of such order or judgment shall be in effect, (ii) no motion or application for a stay of such order or judgment shall be filed and pending or such motion or application shall have been denied, or (iii) if a stay of such order or judgment has been granted, then (x) the stay shall have been dissolved or (y) such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order not to be a Final Order.

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(c)          The SunEdison Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(d)          Until the Settlement Effective Time, the SunEdison Parties shall cooperate in good faith with TERP to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between TERP and SunEdison, including the claims and matters listed on Exhibit E; provided that the TERP Parties shall reimburse (or shall cause their subsidiaries that are not TERP Parties to reimburse) SunEdison for the reasonable and documented out-of-pocket costs of engaging third parties (other than the Debtors’ retained professionals in the Chapter 11 Cases) to provide administrative or operational services to TERP.

(e)          Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of TERP Inc and TERP LLC, (i) file or support any motion, application, pleading or other document, including any plan of reorganization and the disclosure statement relating thereto (each, a “Pleading” and collectively, “Pleadings”) (or make any comments on the record before the Bankruptcy Court), or (ii) enter into, or agree to enter into, any disposition or transfer of any assets of TERP or equity interests in TERP or other transaction, in each of cases (i) and (ii) that is inconsistent with this Agreement, a Consistent Plan (defined below) or the Jointly Supported Transaction or that in any way undermines their support for this Agreement.  The SunEdison Parties shall use commercially reasonable efforts to work collaboratively with TERP to implement the settlement and other obligations set forth in this Agreement; provided that prior to the entry of the Transaction Approval Order (defined below), the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

(f)          Except as contemplated by the Voting and Support Agreement, the SunEdison Parties shall not, without the prior written consent of TERP Inc and TERP LLC, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction or any plan of reorganization or liquidation unless such transaction or plan is consistent with this Agreement or the Jointly Supported Transaction, and also seek, in the case of a plan of reorganization or liquidation (such plan, a “Consistent Plan”), exculpations (to the extent permitted under applicable law) for TERP Inc, TERP LLC and their respective former and current partners, agents, officers, directors, employees, representatives, attorneys and advisors (who served in such roles after the Petition Date); provided that prior to the entry of the Transaction Approval Order, the restrictions and obligations in this paragraph (f) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of SunEdison Inc has determined in good faith based on the information then available and after consultation with SunEdison Inc’s financial and legal advisors is reasonably likely to result in a SunEdison Standalone Superior Proposal (as defined in the Voting and Support Agreement as in effect on the date hereof).

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(g)          Subject to Section 5(f) above, the SunEdison Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify TERP Inc and TERP LLC if SunEdison receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement or, prior to execution and delivery of the Jointly Supported Transaction Agreement, the latest draft Jointly Supported Transaction Agreement approved by each of TERP Inc, TERP LLC and SunEdison Inc, as applicable), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep TERP Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(h)          The SunEdison Parties shall use commercially reasonable efforts to cause SunEdison Inc’s non-debtor direct and indirect subsidiaries to execute and deliver joinders to this Agreement substantially in the form of Exhibit F (“Subsidiary Joinders”) to SunEdison Inc, TERP Inc, TERP LLC and TERP Operating on or prior to the Settlement Effective Time.

Section 6.	TERP’s Support Obligations.

(a)          The TERP Parties shall pursue in good faith the satisfaction of the conditions precedent to the transactions contemplated by the Merger Agreement or any alternative Jointly Supported Transaction Agreement.

(b)          Until the Settlement Effective Time, the TERP Parties shall cooperate in good faith with SunEdison to resolve, prior to the Settlement Effective Time, administrative and operational matters and outstanding ordinary course claims between TERP and SunEdison, including the claims and matters listed on Exhibit E; provided that the SunEdison Parties shall reimburse (or shall cause their subsidiaries that are not SunEdison Parties to reimburse) TERP for the reasonable and documented out-of-pocket costs of engaging third parties (other than TERP’s retained general corporate professionals) to provide administrative or operational services to SunEdison.

(c)          The TERP Parties shall not, without the prior written consent of SunEdison Inc, file or support any Pleading (or make any comments on the record before the Bankruptcy Court) that is inconsistent with this Agreement or the Jointly Supported Transaction, or that in any way undermines their support for this Agreement.  The TERP Parties shall use commercially reasonable efforts to work collaboratively with SunEdison to implement the settlement and other obligations set forth in this Agreement; provided that prior to the time the Requisite Company Vote is obtained, the restrictions and obligations in this paragraph (c) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of TERP Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with TERP’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

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(d)          The TERP Parties shall support, and not, directly or indirectly, object to, litigate against, or otherwise impair, hinder, or delay the Debtors’ pursuit of entry of the Approval Order.

(e)          Except with the prior written consent of SunEdison Inc, the TERP Parties shall not, directly or indirectly, seek, solicit, negotiate, support, propose, entertain or engage in any discussions or other communications relating to, or enter into any agreements or arrangements relating to, any transaction, settlement with SunEdison or plan of reorganization or liquidation for the Debtors unless such transaction, settlement or plan is consistent with this Agreement and the Jointly Supported Transaction; provided that prior to the time the Requisite Company Vote is obtained, the restrictions and obligations in this paragraph (e) shall not apply in the event of any unsolicited, bona fide proposal that the Board of Directors of TERP Inc and the LLC Conflicts Committee has determined in good faith based on the information then available and after consultation with TERP’s financial and legal advisors is reasonably likely to result in a Superior Proposal (as defined in the Jointly Supported Transaction Agreement).

(f)          Subject to Section 6(e) above, the TERP Parties agree that they will promptly (and, in any event, within twenty-four (24) hours) notify SunEdison Inc if TERP receives any inquiries, proposals or offers with respect to an Acquisition Proposal (as defined in the Jointly Supported Transaction Agreement), any non-public information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of the person or group of persons making such inquiry, proposal, offer or request, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep SunEdison Inc reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(g)          The TERP Parties shall use commercially reasonable efforts to cause the direct and indirect subsidiaries of TERP Inc to execute and deliver Subsidiary Joinders to SunEdison Inc, TERP Inc, TERP LLC and TERP Operating on or prior to the Settlement Effective Time, including, without limitation,  any direct or indirect subsidiaries of TERP Inc that have or may file claims in the Chapter 11 Cases.

Section 7.	Representations and Warranties of the Parties.

To induce each other Party to enter into and perform its obligations under this Agreement, each Party, severally but not jointly, represents, warrants and acknowledges, as of the date hereof and as of Settlement Effective Time, as follows:

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(a)          Authority.  (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company or other power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and (ii) the execution, delivery and performance by it under this Agreement and the other documents and instruments contemplated hereby to which it is contemplated to be a party (other than a Jointly Supported Transaction Agreement and the Voting and Support Agreement) and the consummation of the transactions contemplated herein and therein (other than an Exclusivity Agreement or a Jointly Supported Transaction), have been duly authorized by all necessary action on its part (including, in the case of the TERP Parties (other than TERP Inc), approval of the LLC Conflicts Committee), and no other actions or proceedings on its part are necessary to authorize and approve this Agreement, other than, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(b)          Validity.  This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(c)          No Conflict. Its execution, delivery and performance (when such performance is due) of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its or their subsidiaries’ certificates of incorporation or bylaws or other organizational documents, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(d)          Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority or regulatory body is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by it of this Agreement, subject to, in the case of the Debtors, the entry by the Bankruptcy Court of the Approval Order.

(e)          No Reliance.  It (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other Party, or any of its affiliates, or any officer, employee, agent or representative thereof, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each other Party’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

Section 8.	Termination.

(a)          This Agreement may be terminated at any time prior to the Settlement Effective Time by the mutual written consent of SunEdison Inc, TERP Inc and TERP LLC.

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(b)          This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from TERP Inc or TERP LLC if the TERP Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i)          (A) there has been a material breach of any representation, warranty, covenant or agreement made by the SunEdison Parties in this Agreement or the Voting and Support Agreement, and (B) such breach has not been cured by the SunEdison Parties within ten (10) business days after receipt of written notice thereof from TERP Inc or TERP LLC demanding such cure;

(ii)          a motion seeking entry of the Approval Order has not been filed with the Bankruptcy Court within four (4) business days after the date hereof and the reason for such failure to file the motion is not the TERP Parties’ failure to consent to the form thereof;

(iii)          the Bankruptcy Court enters an order that is materially inconsistent in a manner adverse to the TERP Parties with the Approval Order or the order approving the GLBL Settlement Agreement (the “GLBL Approval Order”);

(iv)         an order in form and substance reasonably acceptable to TERP and to the Debtors approving the Debtors’ entry into the Voting and Support Agreement and authorizing a Jointly Supported Transaction (the “Transaction Approval Order”) (A) has not been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Transaction Approval Order in good faith in a contested matter or (B) the Transaction Approval Order has not become a Final Order by July 15, 2017;

(v)          the Approval Order and an order approving the GLBL Settlement Agreement (the “GLBL Approval Order”) (A) have not each been entered by the Bankruptcy Court on or before May 18, 2017; provided that such date shall be extended to June 30, 2017 if the Debtors are prosecuting entry of the Approval Order and/or the GLBL Approval Order in good faith in a contested matter or (B) the Approval Order and the GLBL Approval Order have not become Final Orders by July 15, 2017;

(vi)         the SunEdison Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from TERP Inc or TERP LLC, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(vii)         the Chapter 11 Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, and such dismissal or conversion contains provisions that are materially and adversely inconsistent with this Agreement, the Approval Order or the GLBL Approval Order;

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(viii)       subject to Section 8(d), the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(ix)          subject to Section 8(d), the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction; or

(x)          the SunEdison Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders for each of SunEdison Inc’s non-debtor direct and indirect subsidiaries reasonably requested by TERP by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, TERP Inc or TERP LLC shall provide written notice to the SunEdison Parties identifying any such subsidiaries.  If, within nine (9) business days after receipt of such notice, the SunEdison Parties cause such subsidiaries to execute and deliver Subsidiary Joinders, then TERP Inc and TERP LLC shall not be entitled to terminate this Agreement pursuant to this Section 8(b)(x).

(c)          This Agreement may be terminated at any time prior to the Settlement Effective Time by written notice from SunEdison Inc if the SunEdison Parties are not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, and:

(i)          (A) there has been a material breach of any representation, warranty, covenant or agreement made by the TERP Parties in this Agreement, and (B) such breach has not been cured by the TERP Parties within ten (10) business days after receipt of written notice thereof from SunEdison Inc demanding such cure;

(ii)          the TERP Parties file a Pleading that is materially inconsistent with this Agreement, if such Pleading is not withdrawn, after receipt of written notice thereof from SunEdison Inc, prior to the earlier of (A) the third (3rd) business day after receipt of such notice and (B) the hearing to which such Pleading pertains;

(iii)          subject to Section 8(d), the Jointly Supported Transaction Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(iv)         subject to Section 8(d), the Voting and Support Agreement is terminated in accordance with its terms in the absence of, at the time of such termination, an alternative Jointly Supported Transaction;

(v)          the Transaction Approval Order has not been entered by the Bankruptcy Court on or before July 31, 2017;

(vi)         the Approval Order and the GLBL Approval Order have not been entered by the Bankruptcy Court on or before July 31, 2017; or

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(vii)        the TERP Parties fail to use commercially reasonable efforts to cause the execution and delivery of the Subsidiary Joinders by each of direct and indirect subsidiaries of TERP Operating by the earlier of (A) July 1, 2017 and (B) ten (10) business days prior to the expected Settlement Effective Time; provided that prior to exercising such right to terminate this Agreement, SunEdison Inc shall provide written notice to the TERP Parties identifying any such subsidiaries.  If, within nine (9) business days after receipt of such notice, the TERP Parties either (A) cause such subsidiaries to execute and deliver Subsidiary Joinders or (B) provide the SunEdison Parties with an indemnity, on terms substantially in the form attached hereto as Exhibit G, for any Claims asserted against the SunEdison Parties by such subsidiaries that, if such subsidiaries executed and delivered Subsidiary Joinders, would be released pursuant to this Agreement against the Parties, then SunEdison Inc shall not be entitled to terminate this Agreement pursuant to this Section 8(c)(vii).

(d)          Notwithstanding the foregoing, if the Jointly Supported Transaction Agreement is terminated pursuant to Section 8.2(c) of the Merger Agreement (or the equivalent provision of any alternative Jointly Supported Transaction Agreement), no Party shall have the right to terminate this Agreement pursuant to clause (viii) or (ix) of Section 8(b) or clause (iii) or (iv) of Section 8(c) of this Agreement unless and until SunEdison has failed to elect to consummate a Stand-Alone Conversion on a timely basis and in accordance with Section 2(h) of this Agreement.

(e)          Upon termination of this Agreement in accordance with this Section 8, excluding the provisions of this Agreement that expressly survive any termination thereof: (i) this Agreement shall be of no further force and effect and (ii) each Party shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights that it would have had had it not entered into this Agreement; provided, however, that upon such termination, nothing contained herein shall be deemed or construed as a waiver, admission, concession, res judicata, collateral estoppel, or otherwise relevant in connection with any subsequent action, cause of action, or proceeding.

(f)           Notwithstanding anything to the contrary in this Section 8, no Party may terminate this Agreement pursuant to Section 8(b) (other than clauses (i) and (ix) thereunder) or Section 8(c) (other than clauses (i) and (iii) thereunder) after the time the Requisite Company Vote is obtained.

Section 9.	Transfers and Conversions.

(a)           Each of the TERP Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, (“Transfer”) any Claims that it has against SunEdison, and each of the SunEdison Parties agrees that, during the term of this Agreement, it shall not directly or indirectly, sell, transfer, convey, participate, assign, encumber, hypothecate or otherwise dispose of, in whole or in part, any Claims that it has against TERP; provided that in each case, a Party may pledge or encumber Claims in connection with existing secured debt incurred or guaranteed by such Party or the refinancing or modification thereof.

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(b)          During the term of this Agreement, the SunEdison Parties agree that,  except pursuant to the Stand-Alone Conversion, they shall not (i) seek to convert, exchange, redeem, terminate or take any other action that would extinguish their Class B Units and or Class B Common Stock into Class A Common Stock, other than at the closing of a Jointly Supported Transaction in accordance with the terms of a Jointly Supported Transaction Agreement or in connection with a Stand-Alone Conversion pursuant to Section 2(h) of this Agreement, or (ii) Transfer any Class B Units or Class B Common Stock to any entity that is not, at the time of such transfer, a SunEdison Party.

Section 10.	Miscellaneous.

(a)          Complete Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and nullifies all prior agreements, oral or written, among the Parties with respect thereto, including the MOU.  The Parties acknowledge that the terms set forth in this Agreement do not represent, nor should they be construed as, a binding commitment or obligation of any TERP Parties or SunEdison Parties to enter into a Jointly Supported Transaction Agreement.

(b)          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court and, solely in connection with claims arising under this Agreement: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding.  Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(b).  It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

(c)          Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of such Party.

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(d)          Interpretation and Rules of Construction.  This Agreement is the product of negotiations among the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

(e)          Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement among the Parties.  Nothing herein shall be deemed an admission of any kind.  To the extent provided by Federal Rule of Evidence 408, and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than proceedings to approve the Approval Order or to enforce the terms of this Agreement.

(f)           Successors and Assigns; No Third Party Beneficiaries.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  Except as otherwise explicitly set forth herein, nothing in this Agreement is intended to benefit or create any right or cause of action in or on behalf of any person other than the Parties (and their affiliated persons and entities who are expressly described as beneficiaries of the releases and settlements set forth herein).

(g)          Notices.  All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri 63043
Attn:      General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:      Jay M. Goffman and J. Eric Ivester
Email:     jay.goffman@skadden.com
eric.ivester@skadden.com

if to TERP Inc, to:

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TerraForm Power, Inc.
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn:     General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Andrew G. Dietderich
Email:     dietdericha@sullcrom.com

and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attn: Avner Bengera
Email: avner.bengera@hugheshubbard.com

if to TERP LLC or the TERP Parties, to:

TerraForm Power, LLC
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn:     General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Andrew G. Dietderich
Email:    dietdericha@sullcrom.com

and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attn: Avner Bengera
Email: avner.bengera@hugheshubbard.com

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or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received.  Notwithstanding the potential applicability of the automatic stay of section 362 of the Bankruptcy Code, the Debtors consent to the TERP Parties’ delivery of notices to the Debtors pursuant to this Agreement.

(h)          Amendments.  This Agreement may not be modified or amended in any way except in a writing with the mutual agreement of SunEdison Inc, TERP Inc and TERP LLC.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

21

[SIGNATURE PAGES TO BE INSERTED]

EXHIBIT A

Approval Order

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re: SUNEDISON, INC., et al., Debtors.[1]	: : : : : : :	Chapter 11 Case No. 16-10992 (SMB) (Jointly Administered)
:

ORDER GRANTING DEBTORS’ MOTION FOR ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 363(B), AND 365 AND BANKRUPTCY RULES 6004 AND 9019 AUTHORIZING AND APPROVING CERTAIN SETTLEMENT AGREEMENTS AMONG THE DEBTORS AND THE YIELDCOS

[1]
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number are as follows: SunEdison, Inc. (5767); SunEdison DG, LLC (N/A); SUNE Wind Holdings, Inc. (2144); SUNE Hawaii Solar Holdings, LLC (0994); First Wind Solar Portfolio, LLC (5014); First Wind California Holdings, LLC (7697); SunEdison Holdings Corporation (8669); SunEdison Utility Holdings, Inc. (6443); SunEdison International, Inc. (4551); SUNE ML 1, LLC (3132); MEMC Pasadena, Inc. (5238); Solaicx (1969); SunEdison Contracting, LLC (3819); NVT, LLC (5370); NVT Licenses, LLC (5445); Team-Solar, Inc. (7782); SunEdison Canada, LLC (6287); Enflex Corporation (5515); Fotowatio Renewable Ventures, Inc. (1788); Silver Ridge Power Holdings, LLC (5886); SunEdison International, LLC (1567); Sun Edison LLC (1450); SunEdison Products Singapore Pte. Ltd. (7373); SunEdison Residential Services, LLC (5787); PVT Solar, Inc. (3308); SEV Merger Sub Inc. (N/A); Sunflower Renewable Holdings 1, LLC (6273); Blue Sky West Capital, LLC (7962); First Wind Oakfield Portfolio, LLC (3711); First Wind Panhandle Holdings III, LLC (4238); DSP Renewables, LLC (5513); Hancock Renewables Holdings, LLC (N/A); EverStream HoldCo Fund I, LLC (9564); Buckthorn Renewables Holdings, LLC (7616); Greenmountain Wind Holdings, LLC (N/A); Rattlesnake Flat Holdings, LLC (N/A); Somerset Wind Holdings, LLC (N/A); SunE Waiawa Holdings, LLC (9757); SunE MN Development, LLC (8669); SunE MN Development Holdings, LLC (5388); and SunE Minnesota Holdings, LLC (8926).  The address of the Debtors’ corporate headquarters is 13736 Riverport Dr., Maryland Heights, Missouri 63043.

Upon the motion (the “Motion”)2 of the Debtors for an Order, pursuant to sections 105(a), 363(b), and 365 of title 11 of the United States Code (the “Bankruptcy Code”), and Rules 9019 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) (a) authorizing and approving the Debtors’ entry into (i) that certain Settlement Agreement, dated as of March 6, 2017, by and among the SunEdison Parties and the TERP Parties, attached hereto as Annex A (the “TERP Settlement Agreement”) and (ii) that certain Settlement Agreement, dated as of March 6, 2017, by and among the SunEdison Parties and the Global Parties, attached hereto as Annex B (the “GLBL Settlement Agreement,” and together with the TERP Settlement Agreement, the “Settlement Agreements”), (b) approving the Debtors’ performance of their obligations under the Settlement Agreements, (c) approving and effectuating (i) the releases provided by (x) the TERP Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Section 4(a) and 4(f) of the TERP Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the TERP Settlement Agreement (collectively, the “TERP Releases”) and (ii) the releases provided by (x) the GLBL Releasing Parties as and to the full extent set forth in Section 3(a), if applicable, and Sections 4(a) and 4(f) of the GLBL Settlement Agreement and (y) the SunEdison Releasing Parties as and to the full extent set forth in Section 4(b) of the GLBL Settlement Agreement (collectively, the “GLBL Releases” and together with the TERP Releases, the “Releases”), in each case, solely when effective under the terms of the applicable Settlement Agreement, and (d) approving the allocation of the consideration to be received by the Debtors on account of the Avoidance Actions in connection with the Jointly Supported Transaction; and upon the supporting Declarations; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, their stakeholders, and other parties in interest; and good cause appearing therefor, it is hereby

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

FOUND AND DETERMINED THAT:3

A.           Jurisdiction and Venue.  The Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.
B.            Hearing and Notice.  A hearing on the Motion was held by this Court on  [●], 2017 (the “Hearing”).  As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate, and sufficient notice of the Motion, the Hearing, and the Settlement Agreements has been provided in accordance with sections 362, 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004 and 9006, Rule 6006-1 of the Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Bankruptcy Rules”) and this Court’s case management procedures, (ii) such notice was good, sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Hearing, or the Settlement Agreements is or shall be required.
C.            Opportunity to Object.  A fair and reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

D.           Settlement and Compromise.  As is more specifically described in the recitals to the Settlement Agreements, the Debtors have asserted claims against the Yieldcos, the Yieldcos have asserted claims against the Debtors, and each has asserted defenses to the rights and claims of the other (collectively, the “Claims and Defenses”).  The Claims and Defenses include allegations by the Debtors that certain transfers to or for the benefit of the Yieldcos or the value thereof are avoidable by or payable to the Debtors (the “Potential Avoidance Claims”).4  The Motion describes, and each Settlement  Agreement contemplates, a comprehensive release and settlement of certain Claims and Defenses (the “Yieldco Compromises and Settlements”), which are supported by valuable consideration.  Specifically, (i) the TERP Settlement Agreement provides that, subject to its terms and conditions, (A) solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for TERP, the Debtors shall receive 36.9% of the total consideration paid to or value received in respect of all TERP Inc equity securities (including, for the avoidance of doubt, all shares of common stock, options, restricted stock awards and restricted stock units issued and outstanding immediately prior to the consummation of such Jointly Supported Transaction) (the “M&A Conversion”) and (B) solely in accordance with Sections 2(a) and Section 2(h) thereof, if the Jointly Supported Transaction Agreement is terminated under certain circumstances, SunEdison shall have the right to elect to receive newly-issued Class A Common Stock of TERP Inc constituting 36.9% of the aggregate issued and outstanding Class A Common Stock of TERP Inc on a fully-diluted, as converted basis (including options, restricted stock awards and restricted stock units) as of the issuance of such Class A Common Stock (the “Stand-Alone Conversion,” and together with the M&A Conversion, the “TERP Settlement Value”), and  (ii) the GLBL Settlement Agreement provides that, subject to its terms and conditions and solely in accordance with Section 2(a) thereof, upon the closing of a Jointly Supported Transaction for GLBL, the Debtors shall receive 25.0% of the total consideration paid to or value received in respect of all GLBL Inc equity securities (including shares of common stock, options, restricted stock awards and restricted stock units) (the “GLBL Settlement Value” and, together with TERP Settlement Value, the “Aggregate Settlement Value”), in each case, pursuant to the applicable Jointly Supported Transaction.

[4]
On November 7, 2016, the Committee filed the Motion of Official Committee of Unsecured Creditors for (I) Leave, Standing and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of Debtors’ Estates and (II) Settlement Authority [Docket No. 1557] (the “UCC Standing Motion”) seeking other things, leave, standing and authority to prosecute the Potential Avoidance Claims.

E.            Releases.  The Releases, as and to the fullest extent set forth in the TERP Settlement Agreement and GLBL Settlement Agreement, respectively, are critical to the settlements and compromises thereunder, are supported by fair and reasonable consideration, are in the best interests of the Debtors’ estates, and, accordingly, are hereby approved pursuant to Bankruptcy Rule 9019; are subject to the conditions, limitations, exclusions, and stipulations set forth in the applicable Settlement Agreement in all respects, and shall only be effective when effective under the applicable Settlement Agreement.
F.            Allocation of Sale Consideration to Potential Avoidance Claims. In the Motion and supporting declarations, the Debtors set forth the amount and their analysis regarding the deemed allocation, for purposes of implementing the Yieldco Compromises and Settlements, of the Aggregate Settlement Value on account of the Debtors’ release of Potential Avoidance Claims: $_________________ of cash or equivalent value of the TERP Settlement Value to be received by those Debtors identified in Annex C to this Order and $_________________ of the GLBL Settlement Value to be received by those Debtors identified in Annex C to this Order (collectively, the “Potential Avoidance Claims Allocations,” and together with the Yieldco Compromises and Settlements, the “Compromise and Settlement”).  The remainder of the Aggregate Settlement Value is deemed, for purposes of implementing the Yieldco Compromises and Settlements, to be received by the Debtors on account of the Debtors’ Class A Common Stock (if any), Class B Common Stock and Class B Units (in each case, in the respective Yieldco), the Debtors’ asserted voting control, and the cancellation or delivery of the Debtors’ incentive distribution rights, each as contemplated under the Settlement Agreements, and as set forth by the Debtors in Annex C hereto.  Notwithstanding anything to the contrary herein, the Potential Avoidance Claims Allocations shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding, including any action or proceeding (a) in connection with the Potential Avoidance Claims or (b) between any Yieldco and any other party.

G.            Fair and Equitable/Best Interest.  Approval of the Compromise and Settlement, including the Yieldco Compromises and Settlements and the Potential Avoidance Claims Allocations, is (i) fair and equitable, (ii) in the best interests of the estate, and (iii) falls within the reasonable range of litigation possibilities.  The balance between the likelihood of the Debtors’ success on the merits after lengthy and costly litigation when compared to the concrete and tangible benefit of the Compromise and Settlement weighs in favor of approval of the Compromise and Settlement.  Moreover, it is certain that litigation of the Claims and Defenses (including the Potential Avoidance Claims) would be complex, protracted and collectability by the Debtors of any judgment that might be ordered in the Debtors’ favor against either of the Yieldcos is far from certain.  [The [Committee] [or] [Prepetition Secured Lenders] [or][Committee and Prepetition Secured Lenders] support[s] the Compromise and Settlement.]  The Debtors relied on experienced counsel from Skadden, Arps, Slate, Meagher & Flom LLP, Brown Rudnick LLP, Rothschild Inc. and PricewaterhouseCoopers LLP when exercising their business judgment to enter into the Compromise and Settlement, including determination of the Potential Avoidance Claims Allocations.  With respect to the Potential Avoidance Claims Allocations, the Debtors also considered written submissions from both the Committee and the Prepetition Secured Lenders where such constituent groups outlined their respective view about the Potential Avoidance Claims Allocations.

H.            Arm’s-Length Process.  The negotiation and execution of the Settlement Agreements was at arm’s-length and in good faith, and at all times each of the Yieldcos and the Debtors were represented by competent, independent counsel of their choosing.

(a)           [TERP.  The TERP Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of TERP Inc, which is comprised entirely of independent directors of TERP Inc who do not serve on GLBL Inc’s Board of Directors and who are advised by independent counsel.  In addition, the TERP Settlement Agreement was approved by the Conflicts Committee of TERP LLC, which is comprised entirely of independent directors who do not serve on the GLBL Inc Board of Directors, and the Board of Directors of TERP Inc, the majority of which is independent and unaffiliated with SunEdison.]

(b)           [GLBL.  The GLBL Settlement Agreement was approved by the Conflicts Committee of the Board of Directors of GLBL Inc, which is comprised entirely of independent directors of GLBL Inc who do not serve on TERP Inc’s Board of Directors and who are advised by independent counsel.  In addition, the GLBL Settlement Agreement was approved by the Conflicts Committee of GLBL LLC, which is comprised entirely of independent directors who do not serve on the TERP Inc Board of Directors, and the Board of Directors of GLBL Inc, the majority of which is independent and unaffiliated with SunEdison.  The two directors on the GLBL Inc Board of Directors affiliated with SunEdison recused themselves from the deliberations and votes related to such approval.]

(c)           [SunEdison.  After due deliberation and careful consideration, the Settlement Agreements were approved by the SUNE Board of Directors.]
I.          Legal and Factual Bases.  The legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein.

It is therefore ORDERED, ADJUDGED AND DECREED THAT:

1.            The Motion is GRANTED to the extent set forth herein.

2.            The Compromise and Settlement is hereby approved.

3.            The Yieldco Compromises and Settlements, including the Settlement Agreements and all of their provisions (including the Releases), are hereby approved, and the Releases are incorporated fully herein.  The Debtors are authorized to enter into, perform their obligations under, and take all other actions to effect the Settlement Agreements with the Yieldcos pursuant to sections 105, 363(b), and 365 of the Bankruptcy Code and Bankruptcy Rules 6004 and 9019.

4.            This Order, and the Settlement Agreements approved hereunder, shall be binding on all parties in interest in the Debtors’ Chapter 11 Cases (including, but not limited to, any subsequently appointed chapter 11 or chapter 7 trustee or any representative of the Debtors’ estates appointed pursuant to 11 U.S.C. § 1123) and in each case, on each of their predecessors or successors.

5.            Any Release of Claims by a person or entity other than a SunEdison Party authorized herein is subject to such person or entity’s authority to release such Claims under applicable non-bankruptcy law.

6.            The Potential Avoidance Claims Allocations are hereby approved in the amounts set forth above.  Any monies or property received on account of the Potential Avoidance Claims Allocations shall be held by the respective Debtors, in accordance with Annex C hereto, to be distributed as may be required pursuant to the Bankruptcy Code or further court order.  Nothing contained in this Order is intended to decide which creditor constituent(s) is/are entitled to the Potential Avoidance Claims Allocations and the arguments of the Debtors and all parties in interest with respect to such issues are preserved, including any claims and defenses in that certain adversary proceeding, Official Committee of Unsecured Creditors v. Wells Fargo Bank, N.A., et al., Adv. Pro. No. 16-1228 (SMB), or arguments for substantive consolidation of some or all of the Debtors’ estates with estates of other Debtors.

7.            Exclusive of the decree set forth in the above Paragraph 6, any and all liens, claims, interests, and encumbrances (collectively, the “Liens”) attaching to the Aggregate Settlement Value will attach in the order of priority, and with the same validity and extent, as set forth under the Final Order (I) Authorizing Debtors to (A) Obtain Senior Secured, Superpriority, Postpetition Financing Pursuant to Bankruptcy Code Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), and 364(e) and (B) Utilize Cash Collateral Pursuant to Bankruptcy Code Section 363, and (ii) Granting Adequate Protection to Prepetition Secured Parties Pursuant to Bankruptcy Code Sections 361, 362, 363 and 364 [Docket No. 523] (the “Final DIP Order”).

8.            Upon the respective Settlement Effective Time and pursuant to the terms of the TERP and GLBL Settlement Agreements, the SunEdison Parties shall receive, with respect to their Class A Common Stock (if any) in each of TERP Inc and GLBL Inc, the SunEdison Parties’ pro rata share of the total consideration paid to holders of Class A Common Stock of TERP Inc and GLBL Inc pursuant to the respective Jointly Supported Transaction, and such consideration shall be in addition to the Aggregate Settlement Value received by the Debtors.

9.            Excluding the Settlement Agreements, confidentiality agreements, and the agreements set forth on Exhibits B of the Settlement Agreements, each agreement between the Debtors, on the one hand, and TERP and GLBL (as applicable), on the other hand, shall be deemed rejected by the applicable Debtor(s) as of the applicable Settlement Effective Time, pursuant to section 365 of the Bankruptcy Code; provided, however, that the Yieldcos shall be deemed to have no damages, claims or liabilities of any nature whatsoever (including, but not limited to, any administrative claims against the Debtors) arising from such rejections.  For the avoidance of doubt, the foregoing relief granted in this Paragraph 9 of the Order shall only pertain to agreements between the Debtors and TERP and GLBL (as applicable), and shall not apply to agreements between TERP and GLBL (as applicable) and any non-Debtor SunEdison subsidiary or affiliate.

10.          In the event that the Preserved Comprehensive Unsecured Claim of TERP and/or GLBL is not waived and released pursuant to Section 3(a) of the applicable Settlement Agreement(s), the Debtors’ and the Committee’s rights to oppose or object to the Preserved Comprehensive Unsecured Claim(s) on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the applicable Settlement Agreement(s).

11.          The Debtors’ and the Committee’s rights to oppose or object to the Preserved DE Shaw Unsecured Claim and the Preserved Renova Unsecured Claim on any grounds, including by seeking to reduce the allowed amount of such claim or to disallow such claim in its entirety, shall be preserved in accordance with the TERP Settlement Agreement and the GLBL Settlement Agreement (as applicable).

12.          For the avoidance of doubt, upon the effectiveness of the TERP Releases, (a) the TERP Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved DE Shaw Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction, and (b) the SunEdison Parties shall forever be barred from asserting any Claims against TERP other than any Claim to enforce, or for damages for breach of (A) the TERP Settlement Agreement, (B) the TERP Jointly Supported Transaction Agreement, (C) the TERP Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the TERP Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the TERP Settlement Agreement or the TERP Jointly Supported Transaction.

13.          For the avoidance of doubt, upon the effectiveness of the GLBL Releases, (a) the GLBL Parties shall forever be barred from asserting any Claims against the Debtors’ estates other than (i) the Preserved Comprehensive Unsecured Claim (to the extent such Preserved Comprehensive Unsecured Claim is not waived and released pursuant to the TERP Settlement Agreement), (ii) the Preserved Renova Unsecured Claim and (iii) any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction, and (b) the SunEdison Parties shall forever be barred from asserting any Claims against GLBL other than any Claim to enforce, or for damages for breach of (A) the GLBL Settlement Agreement, (B) the GLBL Jointly Supported Transaction Agreement, (C) the GLBL Voting and Support Agreement, (D) any agreement set forth on Exhibits B or C of the GLBL Settlement Agreement, or (E) any other contract, instrument, release or other agreement or document created or entered into in connection with the GLBL Settlement Agreement or the GLBL Jointly Supported Transaction.

14.          Upon the entry of this Order, the UCC Standing Motion [Docket No. 1557] is hereby denied with prejudice.

15.          Notwithstanding anything to the contrary in this Order or the Settlement Agreements, the rights of the Parties and all other insured persons and entities, if any, to access any insurance policies or the proceeds thereof (the “Policies”) in their respective capacities as insureds thereunder, including those under which the Debtors or the Yieldcos are insured, shall not be affected or diminished by this Order or the Settlement Agreements (even if Claims and Defenses related thereto are otherwise released pursuant to the Settlement Agreements), and the rights and defenses of the Debtors and each Yieldco are reserved with respect thereto.  Insurers for the Policies are directed to comply with and implement this Paragraph 15.

16.          Upon the termination of a Settlement Agreement in accordance with its terms: (i) this Order and the relief granted herein shall be deemed null and void effective immediately upon such termination with respect to such Settlement Agreement, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof; (ii) thereupon, excluding the provisions of such Settlement Agreement that expressly survive the termination thereof, the parties to such Settlement Agreement shall fully revert to the status quo ante, including respecting all claims, defenses, causes of action, arguments and contentions; and (iii) no aspect of the Motion, supporting Declarations, any responsive pleadings or statements on the record before the Court, the Hearing, or this Order shall be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative in connection with any subsequent action or proceeding.  For the avoidance of doubt, if one Settlement Agreement terminates in accordance with its terms and the other does not, this Order shall remain in effect in all respects with respect to the non-terminating Settlement Agreement until such Settlement Agreement terminates in accordance with its terms.

17.          For the avoidance of doubt, to the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms of the Settlement Agreements, including to permit the parties thereto to send any notices contemplated thereunder, or to exercise any right or perform any obligation in accordance with the terms thereof.

18.          Any objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits and denied with prejudice.

19.          In the event of any conflict(s) or inconsistency between this Order and the Settlement Agreements, the Order shall govern.

20.          Notwithstanding Bankruptcy Rule 6004(h), this Order shall be effective and enforceable immediately upon entry hereof.

21.          The requirements set forth in Local Bankruptcy Rule 9013-1(b) are satisfied by the contents of the Motion.

22.          The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order.

23.          This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

24.          To the extent of any conflict or inconsistency between the terms of this Order and the Settlement Agreements, on the one hand, and any plan of reorganization confirmed in these Chapter 11 Cases, on the other hand, the terms of this Order and the Settlement Agreement, as applicable, shall govern.

Dated:          New York, New York

, 2017

__________________________________ HONORABLE STUART M. BERNSTEIN

EXHIBIT B

Surviving Agreements between the TERP Parties and the Debtors

1.            TERP Lease Assumption & Assignment Agreement, dated February 3, 2017, between SunEdison, Inc. and Terraform Power, Inc. and TerraForm Power, LLC.

2.            Any transition services agreement between TERP and SunEdison, if any, entered into after the date hereof pertaining to the provisions of transition services relating to the GAM business, unless expressly stated otherwise in such agreement.

3.             Any transition services agreement between TERP and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

EXHIBIT C

Surviving Agreements between the TERP Parties and non-Debtor SunEdison Entities

1.          Any transition services agreement between TERP and SunEdison, if any, entered into after the date hereof pertaining to the provisions of transition services relating to the GAM business, unless expressly stated otherwise in such agreement.

2.          Any transition services agreement between TERP and SunEdison, if any, entered into after the date hereof pertaining to the provision of corporate and/or administrative transition services.

EXHIBIT D

Intellectual Property Identified in Section 2(e)

System/Project Name	Description	Type of License

SunDAT	Layouts of PV Systems (Home grown)	Vendor

Gateway Device	Control unit at customer premise	Vendor

Intranet	Intranet, Employee Portal	Home grown

3 Megawatt	Solar Asset Management	Vendor

TCMan	Asset Management (Europe)	Vendor

TREES	In-house software for Billing	Home grown

SAM	Project Database	Home grown

Maximo	Enterprise Asset Management, EHS, QA, …	Vendor

Oracle EBS R12	Accounting/ERP software	Vendor

Exhibit E

Administrative and Operational Matters and Ordinary Course Claims

Unless expressly stated otherwise below, the amounts of all asserted claims described below are disputed by the party such claims are asserted against, and the inclusion of such claims on this Exhibit E shall not be deemed an admission or concession, res judicata, collateral estoppel, or otherwise relevant or probative as part of, or in connection with, any subsequent action or proceeding in respect of such claims.

TERP

1.
The parties agree that IVS I Services LLC will pay $1.925 million Team-Solar, Inc. in full and final settlement of the dispute as to outstanding amounts owed in relation to the Imperial Valley Solar I (Mt. Signal) Project and the series of O&M and Asset Management agreements related thereto.

2.
Upon the recovery by TERP of insurance proceeds from AIG related to the Kahuku fire, TERP agrees, within five business days of receipt of such insurance proceeds, to reimburse SunEdison for its reasonable and documented out-of-pocket legal costs and expenses in connection therewith, in an amount not to exceed $475,000.  SunEdison agrees to cooperate with TERP to facilitate a settlement with AIG, including by executing such releases or similar documents in mutually agreed form and substance as may be required by AIG.

3.
The following amounts that TERP asserts are owed by First Wind Energy, LLC in connection with certain insurance premium prepayments on behalf of the TERP projects identified below (with such amounts to be reimbursed directly to the respective project and totaling approximately $2,137,069.39 in the aggregate):

(a)	Rattlesnake – $398,740.21
(b)	KWP II – $119,123.25
(c)	Bull Hill – $94,568.27
(d)	MA Solar – $33,241.82
(e)	South Plains I – $337,380.63
(f)	Steel Winds – $86,828.48
(g)	Sheffield – $105,702.09
(h)	Cohocton – $284,298.26
(i)	Kahuku – $112,285.90
(j)	KWP I – $75,062.87
(k)	Mars Hill – $92,380.75
(l)	Stetson – $234,230.53
(m)	Rollins – $163,226.33

4.
Pending the execution and delivery of transition services agreements governing such matters, and solely to the extent unpaid, all amounts due and owing pursuant to agreed-upon reimbursement of SunEdison’s  and TERP’s reasonable and documented out-of-pocket costs and expenses associated with the following (which, for the avoidance of doubt, in each case shall exclude all costs, fees, and expenses of TERP’s and the Debtors’ retained general corporate professionals):

(a)
The provision of corporate services to TERP, including the reimbursement of American Express charges, compensation and benefits for agreed-upon employees, the cost of agreed-upon external services, and the cost of IT services.  SunEdison asserts that as of February 28, 2017, $268,118.19 is owed by TERP to SunEdison under this clause 4(a), and the relevant amount after reconciliation shall be paid by March 13, 2017.

(b)
Agreed-upon services provided in connection with the transfer of GAM operations to TERP, including compensation and benefits for agreed-upon employees and the cost of agreed-upon external services.  SunEdison asserts that as of February 28, 2017, $1,601,659.41 is owed by TERP to SunEdison under this clause 4(b) for certain employee salaries and benefits (paid by SunEdison on TERP’s behalf) and employer taxes, and the relevant amount after reconciliation shall be paid by March 14, 2017.

(c)	Any additional services for which TERP has agreed in writing (including by email) to reimburse SunEdison, and after March 7, 2017, as agreed to by an officer of TERP.

(d)	Any services for which SunEdison has agreed in writing (including by email) to reimburse TERP, and after March 7, 2017, as agreed to by an officer of SunEdison.

(e)
Until the execution and delivery of a definitive transition services agreement for the GAM transition, any obligations under existing GAM contracts that have not been terminated that shall be invoiced and paid in the ordinary course, subject to TERP’s rights and defenses, if any.

5.
For the period from February 28, 2017, through and until the execution and delivery of definitive transition services agreements for the GAM transition and corporate matters between TERP and SUNE, SUNE will continue to invoice TERP in the ordinary course (with respect to GAM services and general corporate matters, in each case not otherwise compensated for by reimbursement, O&M fees or asset management fees preserved in Item 4) and consistent with past practice for services for which TERP has (i) agreed in writing (including by email) to reimburse SunEdison (and after March 7, 2017, as agreed to by an officer of TERP), or (ii) reimbursed SunEdison within the past three months (unless TERP has notified SunEdison that it no longer intends to reimburse SunEdison for such services), and TERP will continue to pay amounts owed under such invoices in each case subject to TERP’s rights and defenses, if any.

Solely to the extent unpaid, TERP shall pay SunEdison, and SunEdison shall pay TERP, all amounts due and owing pursuant to executed and delivered transition services agreements, if any, for the GAM transition and corporate matters between TERP and SunEdison.

EXHIBIT F

Form of Subsidiary Joinder

JOINDER AGREEMENT

This Joinder Agreement, dated as of ________ __, 2017, (this “Joinder Agreement”) is a joinder to the Settlement Agreement dated March 6, 2017, among TerraForm Power, Inc., TerraForm Power, LLC, TerraForm Power Operating, LLC and SunEdison, Inc. (the “Settlement Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Settlement Agreement.

1.             [Each of] [t]he undersigned (“Subsidiar[ies]”), having received and reviewed a copy of the Settlement Agreement, hereby agrees to be bound by the terms, conditions and other provisions of the Settlement Agreement that bind TERP, with all attendant rights, duties and obligations of TERP stated therein.

2.            [Each] Subsidiary makes, as of the date hereof, all of the representations and warranties of a Party contained in Section 7 of the Settlement Agreement as fully as if such representations and warranties were set forth herein.

3.            THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            This Joinder Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Joinder Agreement as of the date first written above.

[SUBSIDIARY]
By:
Name:
Title:

[SUBSIDIARY]
By:
Name:
Title:

AGREED AND ACKNOWLEDGED:
SunEdison, Inc.,

By:
Name:
Title:

TerraForm Power, Inc.,

By:
Name:
Title:

TerraForm Power, LLC

By:
Name:
Title:

TerraForm Power Operating, LLC

By:
Name:
Title:

Exhibit G

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Indemnification Agreement”) is made and entered into as of ___________, 2017, by and between

(a)	TerraForm Power, Inc., a Delaware corporation (“TERP Inc”);

(b)	TerraForm Power, LLC, a Delaware limited liability company (“TERP LLC”);

(c)	TerraForm Power Operating, LLC, a Delaware limited liability company (“TERP Operating” and collectively with TERP Inc and TERP LLC, the “TERP Parties”);

(d)	SunEdison, Inc., a Delaware corporation (“SunEdison Inc”), for itself and on behalf of its affiliated debtors-in-possession (collectively, the “Debtors”); and

(e)
The non-debtor direct and indirect subsidiaries of SunEdison Inc that have executed and delivered joinders to this Indemnification Agreement (other than GLBL (defined below), and the TERP Parties) (collectively, the “SunEdison Subsidiary Parties” and together with the Debtors, the “SunEdison Parties,” and the SunEdison Parties and the TERP Parties, collectively, the “Parties”).

WHEREAS, on March 6, 2017, certain of the SunEdison Parties and the TERP Parties entered into a certain settlement agreement (the “Settlement Agreement”) to effectuate the settlements, compromises, terminations, and waivers provided thereunder, including the broad mutual releases in favor of each of the SunEdison Released Parties and TERP Released Parties (each as defined under the Settlement Agreement);

WHEREAS, Section 5(b) and Section 6(g) of the Settlement Agreement expressly contemplate that each of the TERP Parties and the SunEdison Parties shall use commercially reasonable efforts to cause their respective direct and indirect subsidiaries, to execute and deliver joinders to the Settlement Agreement substantially in the form attached as Exhibit F to the Settlement Agreement (collectively, the “Subsidiary Joinders”) on or prior to the Settlement Effective Time (as defined under the Settlement Agreement);

WHEREAS, the TERP Parties have requested that all of their direct and indirect subsidiaries (each a “TERP Subsidiary”) receive a release of claims under the Settlement Agreement regardless of whether such subsidiary executes and delivers a Subsidiary Joinder pursuant to the Settlement Agreement, such that the TERP Subsidiary is deemed a TERP Released Party entitled to the releases, discharges, and acquittals set forth in Section 4(b) of the Settlement Agreement (subject to the terms and conditions thereunder);

WHEREAS, in exchange for the foregoing release of each TERP Subsidiary that does not execute and deliver a Subsidiary Joinder, the SunEdison Parties requested, and the TERP Parties agreed, pursuant to Section 8(c)(vii) of the Settlement Agreement, to provide, an indemnity on terms reasonably acceptable to the SunEdison Parties and substantially in the form of this Indemnification Agreement;

WHEREAS, Section 8(c)(vii) of the Settlement Agreement expressly provides a termination right in favor of the SunEdison Parties if the TERP Parties fail to cause a TERP Subsidiary (a “Non-Joinder Subsidiary”) to execute and deliver a Subsidiary Joinder by the earlier of July 1, 2017 or ten (10) business days prior to the expected Settlement Effective Time; provided, however, that before the SunEdison Parties exercise such termination right pursuant to Section 8(c)(vii) of the Settlement Agreement, SunEdison Inc shall provide written notice to the TERP Parties identifying any such Non-Joinder Subsidiary, and the TERP Parties shall have nine (9) business days after receipt of such notice to either (i) cause such Non-Joinder Subsidiary to execute and deliver a Subsidiary Joinder to the SunEdison Parties, or (ii) enter into this Indemnification Agreement to provide the SunEdison Parties with an indemnity for any claims asserted against the SunEdison Parties by such Non-Joinder Subsidiary that would be released pursuant to the Settlement Agreement if such Non-Joinder Subsidiary had executed and delivered a Subsidiary Joinder;

NOW, THEREFORE, pursuant to the terms and conditions of the Settlement Agreement, and for the good and valuable consideration thereunder and hereunder, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.             Indemnification Parties.  From and after the execution of this Indemnification Agreement, the SunEdison Parties and each of their respective directors, officers, shareholders, employees, agents, successors and assigns (each an “Indemnified Party,” and collectively, the “SunEdison Indemnified Parties”) shall be indemnified and held harmless by the TERP Parties from, against and in respect of any and all damages, judgments, awards, liabilities, losses, obligations, claims of any kind or nature, fines, and costs and expenses, including reasonable and documented attorneys’ fees and expenses (collectively, the “Losses”) resulting or arising from any Claims (as defined under the Settlement Agreement), asserted against any SunEdison Party by a Non-Joinder Subsidiary, that would have been released pursuant to the Settlement Agreement if such TERP Subsidiary had executed a Subsidiary Joinder.

2.             Notice of Claims.  Any of the SunEdison Indemnified Parties entitled to indemnification pursuant to this Indemnification Agreement shall notify the TERP Parties (or their respective successors or assigns) (each an “Indemnifying Party”) promptly after becoming aware of any Losses which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 2 herein and in accordance with the terms of the Settlement Agreement (the “Claim Notice”).  It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of any Losses will relieve the Indemnifying Party of its obligations pursuant to this Indemnification Agreement.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Losses described in such Claim Notice, or fails to notify the Indemnified Party within fourteen (14) days after delivery of such Claim Notice by the Indemnified Party whether the Indemnifying Party disputes the Claim Notice the Indemnifying Party shall pay the amount of Losses to the Indemnified Party set forth in the Claim Notice.  If the Indemnified Party has disputed its liability with respect to the Losses, and such dispute has not been resolved within thirty (30) calendar days, then the Indemnifying Party and the Indemnified Party may seek legal redress in accordance with Section 4.

3.            Severability.  If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Indemnification Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Indemnification Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Indemnification Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Indemnification Agreement be consummated as originally contemplated to the fullest extent possible.

Governing Law; Venue; Waiver of Jury Trial.  Any dispute, controversy or claim among the Parties that arises out of, relates to or is in any manner connected with this Indemnification Agreement, shall be referred exclusively, construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Indemnification Agreement (x) and involving a Debtor, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”)  and (y)  if not involving any Debtor, in any state court in the city and county of New York or the United States District Court for the Southern District of New York and, solely in connection with claims arising under this Indemnification Agreement and involving a Debtor: (i) irrevocably submits to the exclusive jurisdiction and the authority of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding.  Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Indemnification Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other Parties have been induced to enter into this Indemnification Agreement by, among other things, the mutual waivers and certifications as set forth in this Section 4.  It is understood and agreed that money damages may not be a sufficient remedy for any breach or threatened breach of this Indemnification Agreement and that each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach by the other to the extent permitted by law.

5.            Modification and Waiver.  Except as provided by Section 4 above with respect to changes in applicable law that broaden the rights of the Indemnified Party to be indemnified by the Indemnifying Party, no supplement, modification, termination or amendment of this Indemnification Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.            Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:

if to SunEdison Inc or the SunEdison Parties, to:

SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri 63043
Attn:      General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:      Jay M. Goffman and J. Eric Ivester
Email:     jay.goffman@skadden.com
eric.ivester@skadden.com
james.mazza@skadden.com

if to TERP Inc or the TERP Parties to:

TerraForm Power, Inc. / TerraForm Power, LLC
7550 Wisconsin Ave., 9th Floor
Bethesda, Maryland 20814
Attn: General Counsel

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Andrew G. Dietderich
Email:     dietdericha@sullcrom.com
zylberbergd@sullcrom.com
and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attn: Avner Bengera
Email: avner.bengera@hugheshubbard.com

7.             Remedies.  In the event an Indemnifying Party fails to timely satisfy any reimbursement or contribution obligation under this Indemnification Agreement, the Indemnified Party shall have any and all rights and remedies available at law or in equity to enforce its rights hereunder.

8.             Effective Date.  This Indemnification Agreement is effective as of the date first written above.

9.             Time is of the Essence.  Time is of the essence with respect to the performance of all obligations under this Indemnification Agreement.

10.           Counterparts.  This Indemnification Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

11.          Headings.  The headings of the paragraphs of this Indemnification Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnification Agreement or to affect the construction thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

SunEdison, Inc.,

By:	/s/ Authorized Person
Name:
Title:

TerraForm Power, Inc.,

By:	/s/ Authorized Person
Name:
Title:

TerraForm Power, LLC

By:	/s/ Authorized Person
Name:
Title:

TerraForm Power Operating, LLC

By:	/s/ Authorized Person
Name:
Title:

EXHIBIT B

Form of Voting and Support Agreement

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of March 6, 2017 (this “Agreement”), is made and entered into by and among Orion US Holdings 1 L.P., a Delaware limited partnership (“Parent”), BRE GLBL Holdings Inc., a Delaware corporation (“Merger Sub”), SunEdison, Inc., a Delaware corporation (“SunEdison”), SunEdison Holdings Corporation, a Delaware corporation (“Stockholder”), and TerraForm Global, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub, SunEdison, Stockholder and the Company are referred to collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, Stockholder Beneficially Owns and owns of record 61,343,054 Class B Shares and 2,000,000 Class A Shares (collectively, the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, SunEdison and Stockholder have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties agree as follows:

Article I

Definitions

Section 1.1             Defined Terms. As used in this Agreement, each of the following terms has the meaning specified in this Section 1.1:

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Claim” means any demand, claim, charge, action, suit, investigation, legal proceeding (whether at law or in equity), petition, complaint, notice of violation, arbitration or other litigation or similar proceeding, whether civil, criminal, administrative, arbitral or investigative.

“Covered Shares” means (i) the Existing Shares and (ii) any equity securities of the Company that SunEdison, Stockholder or any their respective controlled Affiliates has Beneficial Ownership of, on or after the date hereof.

“DIP Agent” means Deutsche Bank AG New York Branch, in its capacity as the administrative agent under the DIP Credit Agreement as in effect on the date hereof or, as the context may require, any other administrative agent or collateral agent under the DIP Credit Agreement as in effect from time to time.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016, among SunEdison, Deutsche Bank AG New York Branch, in its capacity as the administrative agent, and the DIP Lenders and other financial institutions party thereto from time to time, as may be amended, restated, supplemented, modified, extended, replaced or refinanced from time to time.

“DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

“Settlement Agreement” means that certain Settlement Agreement, dated as of the date hereof, by and among SunEdison, the Company, Terra LLC and certain other parties thereto.

“SunEdison Standalone Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, plan of reorganization, plan of liquidation, share exchange, business combination or similar transaction involving SunEdison or any of its Subsidiaries and (ii) any direct or indirect acquisition by any Person or “group” (as defined in the Exchange Act) resulting in, or proposal or offer, which if consummated would result in, any Person or “group” (as defined in the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 15% or more of the total voting power of any class of equity securities of SunEdison, or assets representing 15% or more of the net revenues or consolidated total assets (including equity securities of its Subsidiaries), taken as a whole, or any equity securities of Stockholder; provided, however, that in the case of each of clauses (i) and (ii), “SunEdison Standalone Acquisition Proposal” shall not include any such proposal, offer or acquisition of assets or equity interests in Subsidiaries other than the Company, TERP or any Subsidiary that directly or indirectly owns any equity interest in the Company or TERP.

“SunEdison Standalone Superior Proposal” means a bona fide SunEdison Standalone Acquisition Proposal (for purposes of this definition, replacing all references in the definition of “SunEdison Standalone Acquisition Proposal” to “15% or more” with “more than 50%”) that the board of directors of SunEdison or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, taking into account all legal, financial and regulatory aspects of such SunEdison Standalone Acquisition Proposal and the Person making such SunEdison Standalone Acquisition Proposal, is reasonably likely to be consummated in accordance with its terms, and would, if consummated, result in a transaction more favorable to SunEdison from a financial point of view than the transactions contemplated by the Merger Agreement (after taking into account any proposed revisions to the terms of such transactions contemplated by Section 3.2(d)).

“TERP” means TerraForm Power, Inc., a Delaware corporation.

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“TERP Settlement Agreement” means that certain Settlement Agreement, dated as of the date hereof, by and among SunEdison, TERP, TerraForm Power, LLC and certain other parties thereto.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any Contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the enforcement of any security interest in such capital stock or interests in capital stock, the entry into any swap or any Contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, Contract, transaction or series of transactions is to be settled by delivery of equity securities of the Company, in cash or otherwise.

Section 1.2             Construction.

(a)            Certain Definitions. Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)           Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a business day, the period in question shall end on the next succeeding business day.

(c)            Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)           Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)            Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f)            Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)           Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

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(h)           Persons. References to a person are also to its successors and permitted assigns.

Article II

Voting Agreement

Section 2.1             Agreement to Vote.

(a)           Subject to the terms and conditions of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from and after the time of effectiveness of this Agreement with respect to SunEdison and Stockholder pursuant to Section 7.1 until the termination of this Agreement (such date, the “Termination Date”) and provided that there has not been made a Change of Recommendation pursuant to Section 6.2(d)(x) of the Merger Agreement, at the Stockholders Meeting and at any other meeting of holders of shares, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of holders of Shares, Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the holders of Shares is sought:

(i)            appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)           vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares:

(1)               in favor of the adoption of the Merger Agreement;

(2)               in favor of any proposal to adjourn a meeting of the holders of Shares to solicit additional proxies in favor of the approval and adoption of the Merger Agreement;

(3)               against any Acquisition Proposal; and

(4)               against any other action, Contract or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including against any action, Contract or transaction that could reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being satisfied, or that would result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement.

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(b)           Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of vote or consent.

Article III

Covenants of SunEdison and stockholder

Section 3.1             Restrictions on Transfers.

(a)           Stockholder hereby agrees that, from and after the time of effectiveness of this Agreement with respect to SunEdison and Stockholder pursuant to Section 7.1 until the Termination Date, (i) without the prior written consent of Parent and the Company, such Stockholder shall not, directly or indirectly, Transfer, offer to Transfer, agree to Transfer or consent to a Transfer of any Covered Shares or any Beneficial Ownership interest or any other interest therein; provided, that in connection with (x) the confirmation of a plan of reorganization related to the SunEdison Bankruptcy Case, such consent shall not be unreasonably withheld, conditioned or delayed (it being understood that any proposed transferee shall agree to be bound by the terms of this Agreement and shall sign a joinder agreement in form satisfactory to Parent and the Company) and (y) the enforcement of any security interest referred to in Section 5.1(d)(iii)(B) (the “Existing Security”), no such consent shall be required if the proposed transferee shall (1) agree to be bound by the terms of this Agreement and sign a joinder agreement in form reasonably satisfactory to Parent and the Company or (2) agree in writing to an agreement on substantially similar terms to this Agreement, (ii) any Transfer (other than a foreclosure in respect of the Existing Security) in violation of this provision shall be void and (iii) it will not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Covered Shares or rights to acquire any securities or equity interests of the Company, other than this Agreement. Notwithstanding anything to the contrary in this Agreement, Stockholder shall be permitted to Transfer, directly or indirectly, its Covered Shares and any Beneficial Interest or any other interest therein in connection with a SunEdison Standalone Superior Proposal.

(b)           Each of SunEdison and Stockholder hereby agrees that it will not attempt to consummate an exchange under the Exchange Agreement, dated as of August 5, 2015, by and among the Company, Terra LLC, SunEdison and the other Persons from time to time party thereto in accordance with Section 4.1 thereof, other than the Exchange. On the Closing Date, each of SunEdison and Stockholder shall effect the Exchange and the IDR Cancellation. Exhibit A hereto sets forth for illustrative purposes the number of Class A Shares that SunEdison and its controlled Affiliates would receive in the Exchange if the Exchange took place as of the close of business on March 1, 2017.

Section 3.2             No Solicitation.

(a)           Each of SunEdison and Stockholder hereby agrees that it and its Subsidiaries and its and their officers, directors and employees will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or SunEdison Standalone Acquisition Proposal (including access to any electronic datarooms).

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(b)           Each of SunEdison and Stockholder hereby agrees that neither it nor any of its Subsidiaries nor any of the officers, directors and employees of it or its Subsidiaries shall, and that it shall instruct and use its commercially reasonable efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries or the making of any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or SunEdison Standalone Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal or (iii) knowingly facilitate any effort or attempt to make any inquiry, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or SunEdison Standalone Acquisition Proposal.

(c)           Notwithstanding anything in the foregoing to the contrary, prior to, but not after, the entry by the Bankruptcy Court of the Approval Order, each of SunEdison, Stockholder and their respective Representatives may (i) provide information in response to a request therefor by a Person who has made a bona fide written SunEdison Standalone Acquisition Proposal that did not result from a breach of this Section 3.2 if SunEdison has received or receives from the Person so requesting such information an executed confidentiality agreement (provided that SunEdison shall comply with the provisions of the Confidentiality Agreement between SunEdison, the Company and Terra LLC, dated as of August 22, 2016, as amended, with respect to the disclosure of any Evaluation Material, as defined in such Confidentiality Agreement) and (ii) engage or participate in any discussions or negotiations with any Person who has made such a bona fide written SunEdison Standalone Acquisition Proposal; if and only to the extent that, (x) prior to taking any action described in clause (i) or (ii) above, the board of directors of SunEdison or any duly authorized committee thereof determines in good faith after consultation with its outside legal counsel that failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (i) or (ii) above, the board of directors of SunEdison or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such SunEdison Standalone Acquisition Proposal either constitutes a SunEdison Standalone Superior Proposal or is reasonably likely to result in a SunEdison Standalone Superior Proposal, as applicable.

(d)           At least three (3) business days prior to the delivery of a written notice to Parent and the Company pursuant to Section 6.1(e) (each, a “Termination Notice”), SunEdison shall provide written notice to Parent and the Company of its intent to deliver a Termination Notice specifying the reasons therefor, including the terms and conditions of any SunEdison Standalone Acquisition Proposal that is the basis of the intended Termination Notice (it being understood and agreed that any amendment to the financial terms or any other material term of such SunEdison Standalone Acquisition Proposal shall require a new written notice to Parent at least three (3) business days prior to the delivery of a Termination Notice). In determining whether a SunEdison Standalone Acquisition Proposal constitutes a SunEdison Standalone Superior Proposal, the board of directors of SunEdison or a duly authorized committee thereof shall take into account any changes to the terms of the Merger Agreement proposed by Parent and the Company that are written, binding and irrevocable, and if requested by Parent or the Company, SunEdison shall engage in good faith negotiations with Parent and the Company regarding any changes to the terms of the Merger Agreement proposed by Parent or the Company.

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Section 3.3             Litigation. Prior to the Termination Date, each of SunEdison and Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Claim against Parent, Merger Sub, the Company or any of their respective directors or officers related to the Merger Agreement or the Merger, including any Claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 3.4             Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Shares by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include all such stock dividends and distributions and any equity securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.5             No Dissenters Rights. Stockholder unconditionally waives any dissenters’ or appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, with respect to the Merger.

Section 3.6             Bankruptcy Court Approval. Each of SunEdison and Stockholder shall use its commercially reasonable efforts to seek entry by the Bankruptcy Court of an order, substantially in the form attached hereto as Exhibit C (the “Approval Order”), approving this Agreement and authorizing SunEdison and Stockholder to enter into and perform their obligations under this Agreement, as soon as reasonably practicable and subject to the Bankruptcy Court’s availability. None of SunEdison or any Stockholder shall knowingly encourage or facilitate any other Person to object to the entry by the Bankruptcy Court of the Approval Order.

Section 3.7             Public Statements. Each of SunEdison and Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any Affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement that (a) disparages Parent or any of Parent’s Subsidiaries or Affiliates, or any of their respective directors, officers, trustees, employees or partners, or is inconsistent with this Agreement in any respect or (b) is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

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Section 3.8             Support. SunEdison shall support, and not object to, litigate against, or otherwise impair, hinder, or delay the Merger and the other transactions contemplated by the Merger Agreement, provided that prior to the time of the entry by the Bankruptcy Court of the Approval Order, the obligations and restrictions in this Section 3.8 shall not apply in the event of a SunEdison Standalone Acquisition Proposal that the board of directors of SunEdison or any duly authorized committee thereof has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor either constitutes a SunEdison Standalone Superior Proposal or is reasonably likely to result in a SunEdison Standalone Superior Proposal. The agreements and covenants in this Section 3.8 shall be for the benefit of the Company only, and not for Parent or Merger Sub.

Section 3.9             DIP Facility Matters. SunEdison shall use commercially reasonable efforts to (i) obtain as soon as reasonably practicable, and in any event not later than the date scheduled for the hearing of the Bankruptcy Court with respect to the Approval Order, all required consents of the requisite lenders under the DIP Credit Agreement to the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, if any, and will deliver to Parent written evidence thereof reasonably satisfactory to Parent and (ii) cause any replacement or refinancing of the DIP Credit Agreement that it enters into to permit the Merger and the other transactions contemplated by this Agreement and the Merger Agreement without the need to obtain any consent of the lenders or any group of lenders thereunder.

Article IV

Covenants of the Company

Section 4.1             Support. The Company shall (other than to the extent prohibited from doing so pursuant to the Merger Agreement) in good faith take such actions and consult with SunEdison, in each case, as SunEdison may reasonably request from time to time to solicit stockholder support for the Merger and the other transactions contemplated by the Merger Agreement, including potential meetings with key stockholders upon reasonable notice at reasonable times and otherwise soliciting proxies, in accordance with the terms of the Merger Agreement. Notwithstanding the foregoing, the obligations and restrictions in this Agreement shall not restrict the Company’s rights and obligations under Section 6.2 (Acquisition Proposals), Section 6.3 (Proxy Statement) and Section 6.4 (Stockholders Meeting) of the Merger Agreement.

Section 4.2             Merger Agreement.

(a)           Without the prior written consent of SunEdison, the Company shall not:

(i)            waive, or enter into any amendment or modification of, any condition to closing in the Merger Agreement;

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(ii)           enter into any amendment or modification of, or waive any right, term, provision, compliance or performance under, the Merger Agreement other than any such amendment, modification, term, provision, compliance or performance that is immaterial and not adverse to SunEdison; provided, that if SunEdison shall not have refused in writing to provide any such consent within twenty-one (21) days of a written request for such consent from the Company, SunEdison shall be deemed to have provided such consent for all purposes under this Agreement; or

(iii)          agree, or exercise any right, to terminate the Merger Agreement, other than pursuant to (A) Section 8.2(a) of the Merger Agreement (subject to Section 4.2(b)), (B) Section 8.2(b) of the Merger Agreement, (C) Section 8.2(c) of the Merger Agreement or (D) Section 8.2(d) of the Merger Agreement.

(b)           At the written request of SunEdison, the Company shall exercise its right to extend the Termination Date pursuant to Section 8.2(a) of the Merger Agreement to the extent the right arises under the Merger Agreement.

(c)            The Company shall immediately provide written notice to SunEdison of any breach of this Section 4.2 and a copy of any written amendment, modification, waiver or notice of termination, as applicable.

Section 4.3             Benefit of Covenants. The agreements and covenants in this Article IV shall be for the benefit of SunEdison and Stockholder only, and not for Parent or Merger Sub.

Article V

Representations and Warranties

Section 5.1             Representations and Warranties of SunEdison and Stockholder. Each of SunEdison and Stockholder, jointly and severally, represents and warrants to Parent, Merger Sub and the Company as follows:

(a)            Organization. Each of SunEdison and Stockholder have been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

(b)           Authority; Binding Nature of Agreement. Each of SunEdison and Stockholder has the requisite corporate power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by each of SunEdison and Stockholder have been duly and validly authorized by all necessary corporate action on the part of SunEdison and Stockholder, and no other corporate proceedings on the part of SunEdison or Stockholder are necessary to authorize this Agreement, the performance by each of SunEdison and Stockholder of its covenants and agreements under this Agreement, other than the entry by the Bankruptcy Court of the Approval Order. This Agreement has been duly and validly executed and delivered on behalf of each of SunEdison and Stockholder and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent, Merger Sub and the Company, constitutes the legal, valid and binding obligation of each of SunEdison and Stockholder, enforceable against each of SunEdison and Stockholder in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the entry by the Bankruptcy Court of the Approval Order.

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(c)            Non-Contravention; Consents.

(i)            The execution, delivery and performance of this Agreement by each of SunEdison and Stockholder will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or bylaws of SunEdison or Stockholder, (2) contravene, conflict with, or result in any violation or breach of any Law, subject to the entry by the Bankruptcy Court of the Approval Order or (3) subject to the entry by the Bankruptcy Court of the Approval Order and the consent of the requisite DIP Lenders pursuant to the DIP Credit Agreement, require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of SunEdison or Stockholder, or result in the creation of a Lien on any asset of SunEdison or Stockholder, under, any Contract to which SunEdison or Stockholder is a party or by which SunEdison or Stockholder or its respective properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of SunEdison or Stockholder to perform its obligations hereunder.

(ii)           None of SunEdison or Stockholder is required to make any filing with, or to obtain any consent or approval from, any Governmental Entity in connection with the execution and delivery of this Agreement by SunEdison and Stockholder or the performance by each of SunEdison and Stockholder of any of its covenants and agreements under this Agreement, subject to the entry by the Bankruptcy Court of the Approval Order.

(d)           Ownership of Shares.

(i)            Stockholder is the sole owners of record of the Existing Shares.

(ii)           Stockholder Beneficially Owns the Existing Shares, free and clear of any limitation or restriction on the right to vote the Existing Shares other than this Agreement, the certificate of incorporation of the Company and the limited liability company agreement of Terra LLC, and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares constitute all of the Shares, and all of the Covered Shares, Beneficially Owned or owned of record by Stockholder.

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(iii)           None of Stockholder’s Existing Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Stockholder’s Existing Shares, except (A) as set forth in this Agreement or the organizational documents of the Company and Terra LLC, and (B) liens (including adequate protection liens) securing the obligations under, and restrictions set forth in, the Loan Documents, the Prepetition First Lien Loan Documents and the Prepetition Second Lien Documents (as such terms are defined in the DIP Credit Agreement), which liens and restrictions shall be released at the Effective Time.

(e)           Claims; Orders. There is no Claim pending (or, to the actual knowledge of SunEdison or Stockholder, being threatened) against SunEdison or Stockholder that materially and adversely affects, or could reasonably be expected to materially and adversely affect, SunEdison’s and Stockholder’s ability to perform any of its covenants and agreements under this Agreement. There is no judgment or order of a Governmental Entity to which SunEdison or Stockholder is subject that materially and adversely affects, or could reasonably be expected to materially and adversely affect, SunEdison’s or Stockholder’s ability to perform any of its covenants and agreements under this Agreement.

Section 5.2             Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to SunEdison, Stockholder and the Company that:

(a)           Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the requisite corporate or similar power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary corporate or similar action on the part of the Parent and Merger Sub, and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the performance by Parent and Merger of their respective covenants and agreements under this Agreement. This Agreement has been duly and validly executed and delivered on behalf of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of SunEdison, Stockholder and the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(b)           Non-Contravention; Consents.

(i)            The execution, delivery and performance of this Agreement by Parent and Merger Sub will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, (2) contravene, conflict with, or result in any violation or breach of any Law or (3) require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any Parent or Merger Sub, or result in the creation of a Lien on any asset of any of Parent or Merger Sub, under, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of Parent or Merger Sub to perform its obligations hereunder.

(ii)           Neither Parent nor Merger Sub is required to make any filing with, or to obtain any consent or approval from, any Governmental Entity at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or Merger Sub of any of their covenants and agreements under this Agreement.

Section 5.3             Representations and Warranties of the Company. The Company represents and warrants to Parent, Merger Sub, SunEdison and the Stockholder as follows:

(a)            Organization. The Company has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

(b)           Authority; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its covenants and agreements under this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the performance by the Company of its covenants and agreements under this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the legal, valid and binding obligation of Parent, Merger Sub, SunEdison and Stockholder, enforceable against the Company in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(c)           Non-Contravention; Consents.

(i)            The execution, delivery and performance of this Agreement by the Company will not (1) contravene, conflict with or result in any violation or breach of any of the provisions of the certificate of incorporation or by-laws of the Company, (2) contravene, conflict with, or result in any violation or breach of any Law or (3) require any consent or approval of, or any notice to or filing with, any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or result in the imposition of an obligation under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company, or result in the creation of a Lien on any asset of the Company, under, any Contract to which the Company is a party or by which the Company or its properties or assets are bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, impair the ability of the Company to perform its obligations hereunder.

(ii)           The Company is not required to make any filing with, or to obtain any consent or approval from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of any of its covenants and agreements under this Agreement.

Section 5.4             Claims; Orders. There is no Claim pending (or, to the actual knowledge of the Company, being threatened) against the Company that materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Company’s ability to perform any of its covenants and agreements under this Agreement. There is no judgment or order of a Governmental Entity to which the Company is subject that materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Company’s ability to perform any of its covenants and agreements under this Agreement.

Article VI

Termination

Section 6.1             Termination. This Agreement shall automatically terminate upon the earliest to occur of:

(a)            the Effective Time;

(b)            the termination of the Merger Agreement;

(c)            the termination of the Settlement Agreement prior to the time the Requisite Company Vote is obtained;

(d)            in the event of a breach of Section 4.2(a), upon written notice thereof by SunEdison to Parent and the Company, provided that if any such breach is capable of being cured, this Agreement shall not terminate if the Company has cured such breach within the earlier of (i) ten (10) business days of such notice, and (ii) one (1) day prior to the date of Stockholders Meeting;

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(e)            at any time prior to the entry by the Bankruptcy Court of the Approval Order, if (i) the board of directors of SunEdison or any duly authorized committee thereof determines, subject to complying with Section 3.2(d), that a SunEdison Standalone Acquisition Proposal is a SunEdison Standalone Superior Proposal, and SunEdison notifies Parent and the Company in writing of such determination; and

(f)             the termination of this Agreement by the mutual written consent of SunEdison, Parent and the Company.

Section 6.2             Effect of Termination.

(a)            In the event of any termination of this Agreement pursuant to Section 6.1, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (a) this Section 6.2 and Article VII shall survive any such termination and each remain in full force and effect, and (b) no Party shall be relieved or released from any liability or damages arising from any fraud or willful and material breach of any provision of this Agreement arising prior to such termination.

(b)           Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, except in the case of fraud or willful material breach of this Agreement (which shall be deemed to include any breach of Section 2.1) by SunEdison or Stockholder, in the event that the Termination Fee or the Expense Fee, as the case may be, is payable and actually paid to Parent in accordance with Section 8.5 of the Merger Agreement, the payment of such Termination Fee or the Expense Fee and the amounts described in the first sentence of Section 8.5(c) of the Merger Agreement shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against SunEdison, Stockholder, their respective Subsidiaries and any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated, and upon payment of such amount, none of the SunEdison, Stockholder, their respective Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that this Section 6.2(b) shall not limit the right of the parties to specific performance of this Agreement pursuant to Section 7.7 prior to the termination of this Agreement.

Article VII

Miscellaneous

Section 7.1             Effectiveness. Notwithstanding anything to the contrary in this Agreement, this Agreement shall become effective and binding on the Parties upon the entry by the Bankruptcy Court of the Approval Order, and the Approval Order becoming a Final Order; provided, however, that Section 3.2, Section 3.7, Section 3.9, Section 4.1 and Section 4.2 shall be immediately binding on the Parties upon execution and delivery of this Agreement.

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Section 7.2             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to direct Stockholder in the voting or disposition of any of the Covered Shares.

Section 7.3             Amendment. This Agreement may be amended only with the written approval of each Party.

Section 7.4             Waiver.

(a)            No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)           No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.5             Entire Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original counterpart hereof.

Section 7.6             Applicable Law; WAIVER OF JURY TRIAL. This Agreement, and all Claims and causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action among or between any of the parties arising out of or relating to this Agreement, each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7.6, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (e) agrees that service of process upon such party in any such action shall be effective if such process is given as a notice in accordance with Section 7.9. Notwithstanding the foregoing, the Parties agree that the Bankruptcy Court shall have exclusive jurisdiction over any action among or between any of the parties related to Parent’s or Merger Sub’s right of specific performance, termination of this Agreement by SunEdison, or the Approval Order and the interpretation thereof. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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Section 7.7             Remedies; Specific Performance.

(a)           Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)           The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VI, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7.6, without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 7.8             Assignability; Third-Party Rights.

(a)            Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent or Merger Sub may transfer or assign its rights, interests and obligations under this Agreement, in whole or from time to time in part, to one or more of its controlled Affiliates to which it has also assigned its rights, interests and obligations under the Merger Agreement, but no such assignment shall relieve Parent or Merger Sub of its obligations under this Agreement.

(b)           This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns.

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(c)            Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever.

Section 7.9             Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or email (with written confirmation of transmission) or (c) one (1) business day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

if to Parent or Merger Sub:

c/o Brookfield Asset Management Inc.

181 Bay Street, Suite 300

Toronto, Ontario M5J 2T3
Attention: Jennifer Mazin
Email: jennifer.mazin@brookfield.com

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:       Richard Hall
                       Paul H. Zumbro

Email:             rhall@cravath.com
                       pzumbro@cravath.com
Facsimile:      (212) 474-3700

if to SunEdison or Stockholder:

SunEdison, Inc.
13736 Riverport Drive
Maryland Heights, MO 63043
Attention:     General Counsel
Email:           MTruong@sunedison.com
Facsimile:      (866) 773-0791

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Attention:     Jeremy London
Email:           jeremy.london@skadden.com
Facsimile:      (202) 661-8299

if to the Company:

TerraForm Global, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:     General Counsel
Email:            ykravtsova@terraform.com
Facsimile:      (240) 762-7900

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:     Joseph R. Frumkin
                       Brian E. Hamilton
Email:             frumkinj@sullcrom.com
                       hamiltonb@sullcrom.com
Facsimile:      (212) 558-3588

Section 7.10           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

ORION US HOLDINGS 1 L.P. by its general partner ORION US GP LLC

By:
Name:
Title:

BRE GLBL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

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SUNEDISON, INC.

By:
Name:
Title:

SUNEDISON HOLDINGS CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

TERRAFORM GLOBAL, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

EXHIBIT A

EXHIBIT B

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXHIBIT C
Illustrative Computation of Exchange

Illustrative computation of the number of Class A Shares that SunEdison and its controlled affiliates would receive if the Exchange happened as of the close of business on March 1, 2017

●	Securities outstanding as of immediately prior to the Exchange

●	Class A Shares Issued and Outstanding: 113,013,940

●	Class A Shares held in treasury by GLBL Inc: 262,225[1]

●	Class B Shares Issued and Outstanding: 61,343,054

●	Class B Units Issued and Outstanding: 61,343,054

●	IDRs Outstanding: All IDRs outstanding

●	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766

●	Securities outstanding as of immediately after the Exchange

●	Class A Shares Issued and Outstanding: 151,453,842, of which:

●	Class A Shares held by SunEdison and its controlled affiliates as a result of the Exchange:

B – A = 38,439,902,2 where:

A = 113,013,940 + 2,305,766 = 115,319,706

B = A / 0.75 = 153,759,608

●	Class A Shares held in treasury by GLBL Inc: 262, 225

●	Class B Shares Issued and Outstanding: 0

●	Class B Units Issued and Outstanding: 0

●	IDRs Outstanding: 0

[1]	Number provided as of Mach 2, 2017

[2]

Does not include Class A Shares held by SunEdison and its controlled affiliates other than as a result of the Exchange. As of the close of business on March 1, 2017, SunEdison and its controlled affiliates held 2,000,000 such other Class A Shares.

●	Restricted Stock Units outstanding under GLBL Inc’s 2014 Long-Term Incentive Plan: 2,305,766

EXHIBIT C

Form of Master Services Agreement

AGREED FORM

MASTER SERVICES AGREEMENT

By And Among

BROOKFIELD ASSET MANAGEMENT INC.,

BRP ENERGY GROUP L.P.,

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P.,

BROOKFIELD GLOBAL RENEWABLE ENERGY ADVISOR LIMITED,

TERRAFORM POWER, INC.,

TERRAFORM POWER, LLC,

and

TERRAFORM POWER OPERATING, LLC

Dated as of [●] 2017

i

ii

iii

THIS MASTER SERVICE AGREEMENT is entered into as of [●], 2017 among BROOKFIELD ASSET MANAGEMENT INC., a corporation existing under the laws of the Province of Ontario (“Brookfield”), BRP ENERGY GROUP L.P., a limited partnership existing under the laws of the Province of Manitoba (“Canadian Service Provider”), BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P., a limited partnership existing under the laws of the Province of Manitoba (“Canadian Service Provider II”), BROOKFIELD GLOBAL RENEWABLE ENERGY ADVISOR LIMITED, a company existing under the laws of England (“UK Service Provider”), TERRAFORM POWER, INC., a Delaware corporation (“TERP”), TERRAFORM POWER, LLC, a Delaware limited liability company (“TERP LLC”), and TERRAFORM POWER OPERATING, LLC, a Delaware limited liability company (“TERP Operating”).

RECITALS:

A.         The Service Recipients directly or indirectly hold interests in the Operating Renewable Assets.

B.          TERP, TERP LLC and TERP Operating wish to engage the Service Providers to provide the services set forth in this Agreement to the Service Recipients, subject to the terms and conditions of this Agreement, and the Service Providers wish to accept such engagement.

C.          From time to time, members of the TERP Group may engage the Service Providers or Affiliates thereof to provide the Services hereunder directly to an entity within the TERP Group under Entity-Level Service Agreements.

D.          TERP, TERP LLC and TERP Operating and certain of their Subsidiaries, and Brookfield and certain Affiliates thereof, concurrently with entry into this Agreement, have entered into Other Sponsorship Agreements pursuant to which various entities in the Brookfield Group agree to provide certain services, a credit line and other support specified therein to the TERP Group, which are related to the purposes of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and the Other Sponsorship Agreements and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1      “AAA” has the meaning assigned thereto in Section 12.2.1;

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1.1.2      “AAA National Roster” means the roster of arbitration professionals maintained by the AAA;

1.1.3      “Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended;

1.1.4      “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person (provided that the members of the TERP Group shall not be Affiliates of the Brookfield Group (or vice versa) for purposes of this Agreement);

1.1.5      “Agreement” means this Master Services Agreement, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof;

1.1.6      “Arbitration” has the meaning assigned thereto in Section 12.2.1;

1.1.7      “Arbitrator” has the meaning assigned thereto in Section 12.2.3;

1.1.8      “Base Management Fee” means the base management fee, calculated Quarterly in arrears, in an aggregate amount equal to the sum of (i) 25% of the Fee Amount, plus (ii) 0.3125% of the Market Capitalization Value Increase for the preceding Quarter;

1.1.9      “Base Management Fee Adjustment” has the meaning assigned thereto in Section 7.1.2;

1.1.10    “Brookfield” has the meaning assigned thereto in the preamble;

1.1.11    “Brookfield Change of Control” means the consummation of any transaction including, any merger, amalgamation, arrangement or consolidation the result of which is that any person or group of related persons, other than Brookfield, its Subsidiaries, its or such Subsidiaries’ employee benefit plans, or its directors, officers or employees and/or any entity or group of entities controlled by such directors, officers or employees (provided that upon the consummation of a transaction by such directors, officers or employees and/or an entity or group of entities controlled by such directors, officers or employees, its Class A limited voting shares or other shares eligible to vote (“Voting Stock”) into which Brookfield’s Class A limited voting shares are reclassified, consolidated, exchanged or changed continue to be listed and posted for trading on a national securities exchange in the United States, Canada or Europe), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of (i) more than 50% of the voting power of each class of the Brookfield’s Voting Stock or other Voting Stock into which Brookfield’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares or (ii) Voting Stock sufficient to enable it to elect a majority of the members of Brookfield’s board of directors. For the purposes of this section, “person” and “group” have the meanings attributed to them in Sections 13(d) and 14(d) of the Exchange Act;

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1.1.12    “Brookfield Group” means Brookfield and its Affiliates, other than any member of the TERP Group;

1.1.13    “Business” means the business carried on from time to time by the TERP Group;

1.1.14    “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in the Province of Ontario or the State of New York;

1.1.15    “Canadian Service Provider” has the meaning assigned thereto in the preamble;

1.1.16    “Canadian Service Provider II” has the meaning assigned thereto in the preamble;

1.1.17    “Capital Commitment” means, with respect to any Operating Entity, at any time, the amount that a Service Recipient has committed at such time to contribute (either as debt or equity) to such Operating Entity as set forth in the terms of the subscription agreement or other underlying documentation with respect to such Operating Entity at or prior to such time;

1.1.18    “Capital Contribution” means, with respect to any Operating Entity, at any time, the amount of capital that a Service Recipient has contributed (either as debt or equity) to such Operating Entity at or prior to such time;

1.1.19    “Capital Expenditure Plan” means a plan setting out the plan, schedule and budget for Capital Maintenance and Improvements for the Operating Renewable Assets;

1.1.20    “Capital Maintenance and Improvement” means any material change, enhancement, addition or modification to the Operating Renewable Assets, which is intended to maintain or improve the performance of the Operating Renewable Assets, including to increase the production of energy, capacity or ancillary services from the Operating Renewable Assets;

1.1.21    “Claims” has the meaning assigned thereto in Section 10.1.1;

1.1.22    “Confidential Information” has the meaning assigned thereto in Section 6.5;

1.1.23    “Conflicts Committee” means the committee of the board of directors of TERP Inc. designated as the “Conflicts Committee”;

1.1.24    “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

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1.1.25    “Creditable Operating Entity Payment” means the proportion of each cash payment made by an Operating Entity to any member of the Brookfield Group, including any payment made in the form of a dividend, distribution or other profit entitlement, which the is comparable to the Base Management Fee that is attributable to the Equity Capital invested in or committed to that Operating Entity, as applicable; provided that the aggregate amount of any Creditable Operating Entity Payments made by such Operating Entity in any Quarter shall not exceed an amount equal to 0.3125% of the amount of Equity Capital invested in such Operating Entity;

1.1.26    “Dispute” has the meaning assigned thereto in Section 12.1;

1.1.27    “Entity-Level Service Agreement” means any agreement or arrangement entered into pursuant to Section 2.4 between any Service Recipient and any member of the Service Provider Group pursuant to which Services are provided;

1.1.28    “Entity-Level Service Agreement Fee” means any cash payment, including any such payment made in the form of a dividend, distribution or other profit entitlement, which is comparable to the Base Management Fee and which is payable by a Service Recipient to a member of the Brookfield Group;

1.1.29    “Equity Capital” means any Capital Commitment and/or (as the context requires) any Capital Contribution;

1.1.30    “Exchange Act” means the U.S. Securities Exchange Act of 1934;

1.1.31    “Expenses” has the meaning assigned thereto in Section 7.4.2;

1.1.32    “Fee Amount” means an amount equal to (i) $10 million for the first four Quarters after the date of this Agreement (with the amount for the Quarter that includes the date of this Agreement to be adjusted by multiplying such amount by a fraction, the numerator of which shall be the days in such Quarter after the date of this Agreement and the denominator which is the total number of day in such Quarter), (ii) $12 million for the four Quarters subsequent thereto and (iii) thereafter, $15 million; provided that each of these amounts shall be adjusted for inflation annually at the Inflation Factor;

1.1.33    “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a limited partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a limited partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer and managing director;

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1.1.34    “Governing Instruments” means (i) the certificate of incorporation, amalgamation or continuance, as applicable, and bylaws in the case of a corporation, (ii) the memorandum and articles of association in the case of a limited company, (iii) the partnership agreement in the case of a partnership, (iv) the articles of formation and operating agreement in the case of a limited liability company, (v) the trust instrument in the case of a trust and (vi) any other similar governing document under which an entity was organized, formed or created and/or operates, including any conflict guidelines or protocols in place from time to time;

1.1.35    “Governmental Authority” means any (i) international, national, multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, including ISO/RTOs, (ii) self-regulatory organization or stock exchange, (iii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iv) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

1.1.36    “Governmental Charges” has the meaning assigned thereto in Section 7.5;

1.1.37    “IDR Terms” means non-voting membership interest conferring the right to Brookfield to receive certain incentive distribution payments pursuant to the terms set out in the Second Amended and Restated Limited Liability Company Agreement of TERP LLC dated as of the date of this Agreement;

1.1.38    “Incentive Distribution” means any distribution pursuant to the incentive distribution rights held in TERP LLC by Brookfield pursuant to the IDR Terms, for greater certainty, does not include Entity-Level Service Agreement Fees or Creditable Operating Entity Payments;

1.1.39    “Indemnified Party” means a Person making a claim for indemnification pursuant to Article 10;

1.1.40    “Indemnifying Party” means a Person against whom a claim for indemnification is asserted pursuant to Article 10;

1.1.41    “Inflation Factor” means, at any time, the fraction obtained where the numerator is the Consumer Price Index for the United States of America (all items) for the then current year and the denominator is the Consumer Price Index for the United States of America (all items) for the year immediately preceding the then current year, with appropriate mathematical adjustment made to ensure that both the numerator and the denominator have been prepared on the same basis;

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1.1.42    “Interest Rate” means, for any day, the rate of interest equal to the overnight U.S. dollar interbank offered rate on such day;

1.1.43    “Investment Advisory Services” means any recommendation to buy, sell, vote or take any similar action with respect to a “Security” (as defined in the Advisers Act);

1.1.44    “ISO/RTO” means an independent electricity system operator, a regional transmission organization, national system operator or any other similar organization overseeing the transmission of electricity in any jurisdiction in which the TERP Group owns assets or operates;

1.1.45    “Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, rules, regulations and municipal by-laws whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of any Governmental Authority which, although not actually having the force or law, are considered by such Governmental Authority as requiring compliance as if having the force of law, and the term “applicable”, with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

1.1.46    “Liabilities” has the meaning assigned thereto in Section 10.1.1;

1.1.47    “Market Capitalization Value Increase” means, for any Quarter, an amount equal to the number of TERP Shares issued and outstanding on the last trading day of the Quarter multiplied by the difference between (i) the Trading Price of a TERP Share for such Quarter and (ii) the Opening TERP Share Price; provided, however, that if the difference between (i) and (ii) in any Quarter is a negative number, the Market Capitalization Value Increase in such Quarter shall be deemed to be nil;

1.1.48    “Marketing Plan” means a generation and marketing plan and related budget for the Operating Renewable Assets;

1.1.49    “Net Base Management Fee” means the Base Management Fee, as adjusted pursuant to Section 7.1.2;

1.1.50    “Opening TERP Share Price” means $9.52;

1.1.51    “Operating Entities” means (i) any Subsidiary of TERP Operating, and (ii) any Person that holds Operating Renewable Assets, directly or indirectly, in which part but not all of the interests are not held by the Service Recipients, including any joint ventures, partnerships and consortium arrangements;

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1.1.52    “Operating Plan” means a plan setting out the operating costs and budget for the Operating Renewable Assets and shall include incorporation of the Marketing Plan and scheduled maintenance outages;

1.1.53    “Operating Renewable Assets” means operating solar and/or wind assets;

1.1.54    “Operational and Other Services” means any services (other than the Services) that are provided by any member of the Brookfield Group to the Operating Entities under the terms of an agreement entered into with an Operating Entity, including operations and maintenance, energy marketing, agency, development, operating management and other services;

1.1.55    “Other Sponsorship Agreements” means (a) the Relationship Agreement, (b) the Sponsor Line Agreement and (c) the IDR Terms;

1.1.56    “Permit” means any consent, license, approval, registration, permit or other authorization granted by any Governmental Authority;

1.1.57    “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or Governmental Authority, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.58    “Quarter” means a calendar quarter ending on the last day of March, June, September or December;

1.1.59    “Relationship Agreement” means the agreement entered into among Brookfield and TERP, TERP LLC and TERP Operating, dated as of the date of this Agreement;

1.1.60    “Rules” has the meaning assigned thereto in Section 12.2.1;

1.1.61    “SEC” means the U.S. Securities and Exchange Commission;

1.1.62    “Service Provider Group” means the Service Providers and any member of the Brookfield Group that any Service Provider has arranged to provide the Services to any Service Recipient;

1.1.63    “Service Provider Indemnified Party” has the meaning assigned thereto in Section 10.1.1;

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1.1.64    “Service Providers” means the Canadian Service Provider, the Canadian Service Provider II and the UK Service Provider;

1.1.65    “Service Recipient” means TERP, TERP LLC, TERP Operating and the Subsidiaries listed on Schedule A hereto, as well as any other direct and indirect Subsidiary of TERP, TERP LLC or TERP Operating, as applicable, acquired or formed after the date hereof;

1.1.66    “Services” has the meaning assigned thereto in Section 3.1;

1.1.67    “Senior TERP Officers” means the chief executive officer, chief financial officer and general counsel of TERP;

1.1.68    “Sponsor Line Agreement” means the Sponsor Line Agreement, dated as of the date of this Agreement between an Affiliate of Brookfield and TERP;

1.1.69    “Sponsorship Agreements” means this Agreement and the Other Sponsorship Agreements;

1.1.70    “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.71    “TERP” has the meaning assigned thereto in the preamble;

1.1.72    “TERP Group” means TERP and any direct or indirect Subsidiary of TERP, TERP LLC and TERP Operating;

1.1.73    “TERP Indemnified Party” has the meaning assigned thereto in Section 10.1.2;

1.1.74    “TERP LLC” has the meaning assigned thereto in the preamble;

1.1.75    “TERP Operating” has the meaning assigned thereto in the preamble;

1.1.76    “TERP Share” means each share of the Class A common stock, par value $0.01 per share, of TERP;

1.1.77    “Third Party” means any Person other than a party or an Affiliate of a party (provided that the TERP Group and the Brookfield Group shall be considered Third Parties with respect to each other for purposes of this Agreement);

1.1.78    “Third Party Claim” has the meaning assigned thereto in Section 10.1.3;

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1.1.79    “Trading Price” means, in any Quarter, the volume-weighted average trading price of a TERP Share for the trading days in such Quarter on a stock exchange or public quotation system;

1.1.80    “Transaction Fees” means fees paid or payable by the Service Recipients, which are on market terms, with respect to financial advisory services provided by Third Party investment advisors in respect of transactions on which such Third Party investment advisor is mandated by a member of the TERP Group; and

1.1.81    “UK Service Provider” has the meaning assigned thereto in the preamble.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1      words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2      the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3      references to any Person include such Person’s successors and permitted assigns;

1.3.4      any reference to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5      any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6      in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

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1.3.7      except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4	Actions by the Service Providers or the Service Recipients

Unless the context requires otherwise, where the consent of or a determination is required by any Service Provider or Service Recipient hereunder, the parties shall be entitled to conclusively rely upon it having been given or taken, as applicable, if, such Service Provider or Service Recipient, as applicable, has communicated the same in writing.

1.5	Generally Accepted Accounting Principles

In this Agreement, references to “generally accepted accounting principles” mean the generally accepted accounting principles used by TERP in preparing its financial statements from time to time.

1.6	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.7	Entire Agreement

The Sponsorship Agreements constitute the entire agreement between the parties pertaining to the subject matter therein. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or the Other Sponsorship Agreements. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement by any party to this Agreement or its respective directors, officers, employees or agents, to any other party to this Agreement or its respective  directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of the Sponsorship Agreements, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

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1.8	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

1.9	Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED-FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

1.10	Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING (A) IN CONNECTION WITH INTERPRETATION OR ENFORCEMENT OF THE ARBITRATION PROVISION IN ARTICLE 12 HERETO, (B) ENFORCEMENT, MODIFICATION, CORRECTION, INTERPRETATION OR VACATION OF ANY ARBITRATION DECISION MADE PURSUANT TO ARTICLE 12 HEREOF OR (C) FOR THE PURPOSE OF OBTAINING PRELIMINARY INJUNCTIVE RELIEF IN RELATION TO ANY MATTER UNDER THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE MATTERS SET FORTH ABOVE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY OR THEREBY FURTHER EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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1.11	Governing Law

This Agreement, including rules of interpretation and defined terms incorporated herein by reference, and all claims, disputes, proceedings or similar matters arising out of this Agreement (whether sounding in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

1.12	Conflicts Committee

The Conflicts Committee, in accordance with the terms of its charter, has a role in certain matters that relate to the relationship between members of the Brookfield Group and members of the TERP Group.  The parties to this Agreement acknowledge that actions taken under this Agreement that require the approval of the Conflicts Committee will only be taken after such approval has been provided.

ARTICLE 2
APPOINTMENT OF THE SERVICE PROVIDERS

2.1	Appointment and Acceptance

2.1.1      Subject to and in accordance with the terms, conditions and limitations in this Agreement, the Service Recipients party hereto hereby appoint the Service Providers to provide or arrange for other members of the Service Provider Group to provide the Services (including personnel and support staff, as required by the Service Provider Group to provide the Services) to all of the Service Recipients. This appointment will be subject to each Service Recipient’s Governing Body’s supervision of the Service Providers and obligation of such Governing Body to manage and control the affairs of such Service Recipient.

2.1.2      The Service Providers hereby accept the appointment provided for in Section 2.1.1 and agree to act in such capacity and to provide or arrange for other members of the Service Provider Group to provide the Services to the Service Recipients upon the terms, conditions and limitations in this Agreement.

2.1.3      Notwithstanding any provision herein to the contrary, all services that constitute investment advice with respect to “securities” (as that term is defined in the Advisers Act) shall be provided by Canadian Service Provider II.

2.2	Other Service Recipients

The parties acknowledge that any Subsidiary of the Service Recipients formed or acquired in the future that is not a Service Recipient on the date hereof will become a Service Recipient under this Agreement. In the event that any such addition results in an amendment of the scope of the Services, such amendment shall be effectuated as provided by Section 1.8 hereof.

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2.3	Subcontracting and Other Arrangements

Any Service Provider may subcontract to any other member of the Service Provider Group or any of its other Affiliates, or arrange for the provision of any or all of the Services to be provided by it under this Agreement by any other member of the Service Provider Group or any other of its Affiliates, and the Service Recipients hereby consent to any such subcontracting or arrangement; provided that the Service Providers shall remain responsible to the Service Recipients for any Services provided by such other member of the Service Provider Group or Affiliate.  Any such sub-contracting will be subject to the terms of this Agreement and covered by the fees payable under this Agreement.

2.4	Entity-Level Service Agreements

If required from time to time, any Service Provider may provide a Service set forth in Article 3 to any member of the TERP Group under an Entity-Level Service Agreement entered into between the applicable Service Provider and such member of the TERP Group.  Any such services will be the subject of the Entity-Level Service Agreement and covered by fees payable under such agreement but such fees will be credited against the fees payable under this Agreement as set forth in Section 7.1.2.

ARTICLE 3
SERVICES AND POWERS OF THE SERVICE PROVIDERS

3.1	Services

The Service Providers will provide or arrange for the provision by other members of the Service Provider Group of, and will have the exclusive power and authority to provide or arrange for the provision by other members of the Service Provider Group of, the following services (the “Services”) to the Service Recipients:

3.1.1      causing or supervising the carrying out of all day to day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

3.1.2      providing overall strategic advice in relation to the Business, including advising with respect to the expansion of the Business;

3.1.3      supervising the establishment and maintenance of books and records;

3.1.4      identifying, evaluating and recommending acquisitions or dispositions from time to time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

3.1.5      recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

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3.1.6      causing or supervising the preparation and implementation of any Operating Plan and Capital Expenditure Plan;

3.1.7      recommending suitable candidates to serve on the Governing Bodies of the Operating Entities;

3.1.8      making recommendations with respect to the exercise of any voting rights to which applicable members of the TERP Group are entitled in respect of the Operating Entities;

3.1.9      making recommendations with respect to the payment of dividends or any other distributions by the Service Recipients, including distributions by TERP to its stockholders;

3.1.10    monitoring and/or oversight of the applicable Service Recipient’s accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts and managing litigation in which a Service Recipient is sued or commencing litigation after consulting with, and subject to the approval of, the relevant Governing Body;

3.1.11    attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of a Service Recipient, subject to approval by the relevant Governing Body;

3.1.12    supervising the timely calculation and payment of taxes payable, and the filing of all tax returns due, by each Service Recipient;

3.1.13    causing or supervising the preparation of the Service Recipients’ annual consolidated financial statements, quarterly interim financial statements and other public disclosure;

3.1.14    making recommendations in relation to and effecting the entry into insurance of each Service Recipient’s assets, together with other insurances against other risks, including directors and officers insurance, as the relevant member of the Service Provider Group and the relevant Governing Body may from time to time agree;

3.1.15    arranging for individuals to carry out the functions of the Senior TERP Officers, which such senior officers shall be appointed by the Service Providers and shall have as their primary responsibilities the provision of Services to the Service Recipients;

3.1.16    advising the Service Recipients regarding the maintenance of compliance with applicable Laws and other obligations; and

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3.1.17    providing all such other services as may from time to time be agreed with the Service Recipients that are reasonably related to the Service Recipient’s day to day operations.

Notwithstanding any provision herein to the contrary, all Investment Advisory Services shall be provided by a Service Provider that is registered with the SEC as an investment adviser (or through such a Service Provider by participating affiliates thereof relying on the SEC’s Uniao de Bancos de Brasileiros S.A. no action letter dated July 28, 1992 and the subsequent letters related thereto).

3.2	Responsibility for Certain Services

Notwithstanding any provision herein to the contrary, the UK Service Provider shall not be responsible for the provision of, nor shall it provide, the Services described in Sections 3.1.1, 3.1.3, 3.1.5, 3.1.9-3.1.13 and 3.1.17.

3.3	Supervision of Service Providers’ Activities

The Service Providers shall, at all times, be subject to the supervision of the relevant Service Recipient’s Governing Body and the relevant Governing Body shall remain responsible for all investment and divestment decisions made by the Service Recipient.

3.4	Restrictions on the Service Providers

3.4.1      The Service Providers shall, and shall cause any other member of the Service Provider Group to, refrain from taking any action that is not in compliance with or would violate any Laws or that otherwise would not be permitted by the Governing Instruments of the Service Recipients. If any Service Provider or any member of the Service Provider Group is instructed to take any action that is not in such compliance by a Service Recipient’s Governing Body, such person will promptly notify such Governing Body of its judgment that such action would not comply with or violate any such Laws or otherwise would not be permitted by such Governing Instrument.

3.4.2      In performing its duties under this Agreement, each member of the Service Provider Group shall be entitled to rely in good faith on qualified experts, professionals and other agents (including on accountants, appraisers, consultants, legal counsel and other, professional advisors) and shall be permitted to rely in good faith upon the direction of a Service Recipient’s Governing Body to evidence any approvals or authorizations that are required under this Agreement. All references in this Agreement to the Service Recipients or Governing Body for the purposes of instructions, approvals and requests to the Service Providers will refer to the Governing Body.

3.5	Errors and Omissions Insurance

Each of the Service Providers shall, and shall cause any other member of the Service Provider Group to, at all times during the term of this Agreement maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by Persons performing functions that are similar to those performed by the members of the Service Provider Group under this Agreement with reputable insurance companies and in an amount which is comparable to that which is customarily maintained by such other Persons. In each case, the relevant Service Recipients shall be included as additional insured or loss payees under the relevant policies.

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ARTICLE 4
RELATIONSHIP BETWEEN THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS

4.1	Other Activities

Subject to the terms of the Relationship Agreement, no member of the Service Provider Group (and no Affiliate, director, officer, member, partner, shareholder or employee of any member of the Service Provider Group) shall be prohibited from engaging in other business activities or sponsoring, or providing services to, Third Parties that compete directly or indirectly with the Service Recipients.

4.2	Exclusivity

Except as expressly provided for herein, the Service Recipients party hereto shall not, and shall cause all of the Service Recipients not to, during the term of this Agreement, engage any other Person to provide any services comparable to the Services without the prior written consent of the Service Providers.

4.3	Independent Contractor, No Partnership or Joint Venture

The parties acknowledge that the Service Providers are providing or arranging for the provision of the Services hereunder as independent contractors and that the Service Recipients and the Service Providers are not partners or joint venturers with or agents of each other, and nothing herein will be construed so as to make them partners, joint venturers or agents or impose any liability as such on any of them as a result of this Agreement; provided however that nothing herein will be construed so as to prohibit the Service Recipients and the Service Providers from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever.

ARTICLE 5
MANAGEMENT AND EMPLOYEES

5.1	Management and Employees

5.1.1      The Service Providers shall arrange, or shall arrange for another member of the Service Provider Group to arrange, for such qualified personnel and support staff to be available to carry out the Services. Such personnel and support staff shall devote such of their time to the provision of the Services to the Service Recipients as the relevant member of the Service Provider Group, after considering reasonable personnel and staffing requests (if any) made by the Service Recipients, reasonably deems necessary and appropriate in order to fulfill its obligations hereunder. The Senior TERP Officers will be dedicated on a full time basis to the TERP Group and have as their primary responsibility the provision of Services to the TERP Group. Other Service Provider personnel and support staff need not have as their primary responsibility the provision of the Services to the Service Recipients or be dedicated exclusively to the provision of the Services to the Service Recipients.

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5.1.2      Each of the Service Recipients shall do all things reasonably necessary on its part as requested by any member of the Service Provider Group consistent with the terms of this Agreement to enable the members of the Service Provider Group to fulfill their obligations, covenants and responsibilities and to exercise their rights pursuant to this Agreement, including making available to the Service Provider Group, and granting the Service Provider Group access to, the employees and contractors of the Service Recipients as any member of the Service Provider Group may from time to time request.

5.1.3      The Service Providers party hereto covenant and agree to exercise, and to cause any member of the Service Provider Group that provides Services to the Service Recipient to covenant and agree to exercise, the power and discharge the duties conferred under this Agreement honestly and in good faith, and shall, and shall cause any member of the Service Provider Group that provides Services to the Service Recipient,  exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, subject to, and after taking into account, the terms of and conditions of the Relationship Agreement.

ARTICLE 6
INFORMATION AND RECORDS

6.1	Books and Records

6.1.1      The Service Providers shall, or shall cause any other member of the Service Provider Group to, as applicable, supervise the establishment and maintenance by the Service Recipients of proper books, records and documents in which complete, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of applicable Laws, will be made.

6.1.2      The Service Recipients shall maintain proper books, records and documents in which complete, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of applicable Laws, will be made.

6.2	Examination of Records by the Service Recipients

6.2.1      The Service Providers party hereto shall and shall cause any member of the Service Provider Group to:

6.2.1.1          upon reasonable prior notice by the Service Recipients to the relevant member of the Service Provider Group, the relevant member of the Service Provider Group will make available to the Service Recipients and their authorized representatives, for examination during normal business hours on any Business Day, any books, records and documents maintained by the Service Provider Group in connection with the books, records and documents required to be maintained by the Service Recipients under Section 6.1.2;

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6.2.1.2          make available to the Service Recipients or their authorized representatives such financial and operating data in respect of the performance of the Services under this Agreement as may be in existence and as the Service Recipients or their authorized representatives, will from time to time reasonably request, including for the purposes of conducting any audit in respect of expenses of the Service Recipients or other matters necessary or advisable to be audited in order to conduct an audit of the financial affairs of the Service Recipients; provided that any examination of records will be conducted in a manner which will not unduly interfere with the conduct of the Service Recipients’ activities or of the Service Provider Group’s business in the ordinary course;

6.2.1.3          provide, or cause to be provided, all available documentation and information as may be reasonably requested by the Senior TERP Officers or Conflicts Committee; and

6.2.1.4          promptly notify the Service Recipients of any material facts or information of which the Service Provider is aware, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against any Service Provider before any Governmental Authority, that may affect the performance of the obligations, covenants or responsibilities of the Service Provider Group pursuant to this Agreement, including maintenance of proper financial records by the Service Recipient.

6.3	Access to Information by Service Provider Group

6.3.1      The Service Recipients party hereto shall and shall cause all Service Recipients to:

6.3.1.1          grant, or cause to be granted, to the Service Provider Group full access to all documentation and information, including all of the books, records, and documents required to be maintained under Section 6.1.2, necessary in order for the Service Provider Group to perform its obligations, covenants and responsibilities pursuant to the terms hereof and to enable the Service Provider Group to provide the Services; and

6.3.1.2          provide, or cause to be provided, all documentation and information as may be reasonably requested by any member of the Service Provider Group, and promptly notify the appropriate member of the Service Provider Group of any material facts or information of which the Service Recipients is aware, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against any member of the TERP Group before any Governmental Authority, that may affect the performance of the obligations, covenants or responsibilities of the Service Provider Group pursuant to this Agreement, including maintenance of proper financial records.

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6.4	Additional Information

The parties acknowledge and agree that conducting the activities and providing the Services contemplated herein may have the incidental effect of providing additional information which may be utilized with respect to, or may augment the value of, business interests and related assets in which any member of the Service Provider Group or any of its Affiliates has an interest and that, subject to compliance with this Agreement, none of the members of the Service Provider Group or any of their respective Affiliates will be liable to account to the Service Recipients with respect to such activities or results; provided, however, that the relevant member of the Service Provider Group will not (and will cause its Affiliates not to), in making any use of such additional information, do so in any manner that the relevant member of the Service Provider Group or its Affiliates knows, or ought reasonably to know, would cause or result in a breach of any confidentiality provision of agreements to which any Service Recipient is (or may become) a party or is (or may become) bound.

6.5	Confidential Information

The confidentiality provisions in Section 7.2 of the Relationship Agreement apply to this Agreement mutatis mutandis as though incorporated herein.

ARTICLE 7
FEES AND EXPENSES

7.1	Net Base Management Fee and Base Management Fee Adjustment

7.1.1      TERP hereby agrees to pay as provided by this Article 7, during the term of this Agreement, the Net Base Management Fee, quarterly in arrears.

7.1.2      The amount of the Net Base Management Fee payable hereunder for any Quarter will be equal to the amount of the Base Management Fee reduced (the “Base Management Fee Adjustment”) by the following amounts, to the extent that such amounts have not previously reduced the amount of the Base Management Fee as a result of the application of the Base Management Fee Adjustment in a previous Quarter:

7.1.2.1          any Entity-Level Service Agreement Fees paid in or payable for that Quarter; and

7.1.2.2          any Creditable Operating Entity Payments paid in or payable for that Quarter.

7.1.3      For greater certainty, the Base Management Fee will not be reduced by operation of this Agreement by the amount of any (a) Incentive Distribution; (ii) fees for Operational and Other Services that are paid or payable by any Operating Entity to any member of the Brookfield Group; or (iii) Transaction Fees.

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7.2	Maximum Fees Payable by Service Recipients

In no event shall TERP, or any of the Service Recipients, be obligated under this Agreement and the Entity-Level Service Agreements to pay, in the aggregate in respect of any Quarter, any amount exceeding the Base Management Fee payable for that Quarter, after giving effect to any reductions for Creditable Operating Entity Payments contemplated by Section 7.1.2.

7.3	Computation and Payment of Net Base Management Fee

7.3.1      The Service Providers or another member of the Service Provider Group will compute each installment of the Net Base Management Fee (including computation of the Base Management Fee Adjustment) as soon as practicable following the end of the Quarter with respect to which such installment is payable, but in any event no later than five Business Days following the end of such Quarter. An invoice setting out such fee payable and a copy of the computations and allocations made (such computations and allocations for informational purposes only) will thereafter promptly be delivered to each Service Recipient by the relevant member of the Service Provider Group upon request. Payment of the Net Base Management Fee for any Quarter (whether in cash, TERP Shares or a combination of cash and TERP Shares) shall be due and payable promptly after the 45th day following the date of such invoice by the relevant Service Recipient. For greater certainty, any Dispute relating to the computation of the Net Base Management Fee or any invoicing thereof shall be resolved in accordance with Article 12.

7.3.2      For any Quarter in which the Governing Body of TERP determines, based on applicable law, that the TERP Group has insufficient cash available  to pay the Net Base Management Fee as well as the regular distribution on TERP Shares for such period and based on such conditions as are required under applicable law, TERP may elect to pay all or a portion of the Net Base Management Fee payable in such Quarter in TERP Shares, provided that (i) any such election shall be made within 45 days following the end of the applicable Quarter and (ii) no such payment shall be made in TERP Shares without the written consent of Brookfield. If TERP elects to pay all or a portion of the Net Base Management Fee in TERP Shares, TERP shall issue, and the applicable Service Provider nominated by Brookfield hereby agrees to acquire, TERP Shares equal to the portion of the Net Base Management Fee elected to be paid in TERP Shares divided by the volume weighted average trading price of a TERP Share for the 90 trading days ending on the date TERP makes such election, provided that no fractional TERP Shares shall be issued, and such number shall be rounded down to the nearest whole number with the remainder payable to the Service Providers in cash. In such case, TERP is directed to apply such payment against the subscription price for such TERP Shares.

7.3.3      If TERP elects to pay all or any portion of the Net Base Management Fee for any Quarter in TERP Shares, the Service Recipients shall take or cause to be taken all appropriate action to issue such TERP Shares, including any action required to ensure that such TERP Shares are issued in accordance with applicable Laws and listed on any applicable stock exchanges and public quotation systems.

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7.4	Expenses

7.4.1      The Service Providers acknowledge and agree that the Service Recipients will not be required to reimburse any member of the Service Provider Group for the salaries and other remuneration of the management, personnel or support staff who provide the Services to such Service Recipients or overhead for such persons.

7.4.2      Each of the Service Recipients shall reimburse the relevant member of the Service Provider Group for all documented out-of-pocket fees, costs and expenses, including those of any Third Party (other than those contemplated by Section 7.4.1) (“Expenses”), incurred by the relevant member of the Service Provider Group in connection with the provision of the Services. Such Expenses are expected to include, among other things:

7.4.2.1          fees, costs and expenses relating to any debt or equity financing of any member of the TERP Group;

7.4.2.2          fees, costs and expenses incurred in connection with the general administration of any Service Recipient;

7.4.2.3          taxes, licenses and other statutory fees or penalties levied against or in respect of a Service Recipient in respect of Services;

7.4.2.4          amounts paid by the relevant member of the Service Provider Group under indemnification, contribution or similar arrangements;

7.4.2.5          fees, costs and expenses relating to financial reporting, regulatory filings and investor relations and the fees, costs and expenses of agents, advisors and other Persons who provide Services to a Service Recipient;

7.4.2.6          any other fees, costs and expenses incurred by the relevant member of the Service Provider Group that are reasonably necessary for the performance by the relevant member of the Service Provider Group of its duties and functions under this Agreement or any Entity-Level Service Agreement; and

7.4.2.7          fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any asset or business that is made or that is proposed to be made.

7.5	Governmental Charges

Without limiting Section 7.4, TERP, on behalf of the Service Recipients, shall pay or reimburse the relevant member of the Service Provider Group for all sales taxes, use taxes, value added taxes, goods and services taxes, harmonized sales taxes, withholding taxes or other similar taxes, customs duties or other governmental charges (“Governmental Charges”) that are levied or imposed by any Governmental Authority by reason of this Agreement, any Entity-Level Service Agreement or any other agreement contemplated by this Agreement, or the fees or other amounts payable hereunder or thereunder, except for any income taxes, corporation taxes, capital taxes or other similar taxes payable by any member of the Service Provider Group which are personal to such member of the Service Provider Group. Any failure by the Service Provider Group to collect monies on account of these Governmental Charges shall not constitute a waiver of the right to do so.

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7.6	Computation and Payment of Expenses and Governmental Charges

From time to time the Service Providers shall, or shall cause the other members of the Service Provider Group to, prepare statements (each an “Expense Statement”) documenting the Expenses and Governmental Charges to be reimbursed pursuant to this Article 7 and shall deliver such statements to the relevant Service Recipient. All Expenses and Governmental Charges reimbursable pursuant to this Article 7 shall be reimbursed by the relevant Service Recipient no later than the date which is 30 days after receipt of an Expense Statement. The provisions of this Section 7.6 shall survive the termination of this Agreement.

ARTICLE 8
BROOKFIELD’S OBLIGATION

Brookfield’s obligations pursuant to this Agreement shall be to cause the members of the Service Provider Group to provide Services to the Service Recipients in accordance with the terms of this Agreement and to perform each such Service Provider’s obligations hereunder. Brookfield will also be obligated directly pursuant to Sections 1.9, 1.10, 1.11, 1.12 and 5.1 and Articles 12 and 13.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS

9.1	Representations and Warranties of the Service Providers

Each of the Service Providers hereby represents and warrants to the Service Recipients that:

9.1.1      it is validly organized and existing under the Laws governing its formation and existence;

9.1.2      it, or another member of the Service Provider Group, holds such Permits necessary to perform its obligations hereunder and is not aware of any reason why such Permits might be cancelled;

9.1.3      it has the power, capacity and authority to enter into this Agreement and to perform its obligations hereunder;

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9.1.4      it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

9.1.5      the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not (a) contravene, breach or result in any default under its Governing Instruments, or (b) contravene, breach or result in any default under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which it or any of its properties or assets may be bound, except, in the case of clause (b), where such contravention, breach or default would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Service Provider or the provision of the Services;

9.1.6      no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

9.1.7      this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

9.2	Representations and Warranties of the Service Recipients

TERP, TERP LLC and TERP Operating each hereby represents and warrants, on its behalf and on behalf of each of the other Service Recipients, to the Service Providers that:

9.2.1      it (and, if applicable, its managing member) is validly organized and existing under the Laws governing its formation and existence;

9.2.2      it, or the relevant Service Recipient, holds such Permits necessary to own and operate the Operating Renewable Assets that it directly or indirectly owns or operates from time to time and is not aware of any reason why such Permits might be cancelled;

9.2.3      it (or, as applicable, its managing member on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

9.2.4      it (or, as applicable, its managing member) has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

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9.2.5      the execution and delivery of this Agreement by it (or, as applicable, its managing member on its behalf) and the performance by it of its obligations hereunder do not and will not (a) contravene, breach or result in any default under its Governing Instruments (or, if applicable, the Governing Instruments of its managing member), or (b) contravene, breach or result in any default under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which any of its properties or assets may be bound, except, in the case of clause (b), where such contravention, breach or default would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Service Recipient;

9.2.6      no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its managing member on its behalf) of this Agreement; and

9.2.7      this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (b) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 10
LIABILITY AND INDEMNIFICATION

10.1	Indemnity

10.1.1     The Service Recipients party hereto hereby jointly and severally agree, and agree to cause any other Service Recipients, to the fullest extent permitted by applicable Laws, to indemnify and hold harmless each member of the Service Provider Group, any of its Affiliates (other than any member of the TERP Group) and any directors, officers, agents, subcontractors, delegatees, members, partners, shareholders, employees and other representatives of each of the foregoing (each, a “Service Provider Indemnified Party”) from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) (“Liabilities”) incurred by them or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a Governmental Authority, in each case, to the extent in connection with the business, investments and activities of the Service Recipients in respect of or arising from this Agreement or the Services provided hereunder (“Claims”), including any Claims arising on account of the Governmental Charges contemplated by Section 7.5; provided that no Service Provider Indemnified Party shall be so indemnified with respect to any Claim to the extent that such Claim is finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction, or pursuant to a settlement agreement agreed to by such Service Provider Indemnified Party, to have resulted from such Service Provider Indemnified Party’s bad faith, fraud, wilful misconduct, gross negligence or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

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10.1.2    The Service Providers hereby jointly and severally agree, to the fullest extent permitted by applicable Laws, to indemnify and hold harmless each of the Service Recipients, any of its Affiliates (other than any member of the Service Provider Group), and any directors, officers, agents, delegatees, members, partners, shareholders, employees and other representatives of each of the foregoing (each, a “TERP Indemnified Party”) from and against any Liabilities incurred by them or threatened in connection with any Claims resulting from any member of the Service Provider Group’s bad faith, fraud, wilful misconduct, gross negligence and, in the case of a criminal matter, conduct undertaken with the knowledge that the conduct was unlawful.

10.1.3    If any action, suit, investigation, proceeding or claim is made or brought by any Third Party with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement (a “Third Party Claim”), the Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel, as well as the reasonable costs (excluding an amount reimbursed to such Indemnified Party for the time spent in connection therewith) and out-of-pocket expenses incurred in connection therewith will be paid by the Indemnifying Party in such case, as incurred but subject to recoupment by the Indemnifying Party if ultimately it is not liable to pay indemnification hereunder.

10.1.4    The Indemnified Party and the Indemnifying Party agree that, promptly after the receipt of notice of the commencement of any Third Party Claim, the Indemnified Party in such case will notify the Indemnifying Party in writing of the commencement of such Third Party Claim (provided that any accidental failure to provide any such notice will not prejudice the right of any such Indemnified Party hereunder) and, throughout the course of such Third Party Claim, such Indemnified Party will use its best efforts to provide copies of all relevant documentation to such Indemnifying Party and will keep the Indemnifying Party apprised of the progress thereof and will discuss with the Indemnifying Party all significant actions proposed.

10.1.5    The parties hereto expressly acknowledge and agree that the right to indemnity provided in this Section 10.1 shall be in addition to and not in derogation of any other liability which the Indemnifying Party in any particular case may have or of any other right to indemnity or contribution which any Indemnified Party may have by statute or otherwise at law.

10.1.6    The indemnity provided in this Section 10.1 shall survive the completion of Services rendered under, or any termination or purported termination of, this Agreement.

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10.2	Limitation of Liability

10.2.1    The Service Providers assume no responsibility under this Agreement other than to render the Services pursuant to this Agreement in good faith and will not be responsible for any action of a Service Recipient’s Governing Body in following or declining to follow any advice or recommendations of the relevant member of the Service Provider Group, including as set forth in Section 3.3 hereof.

10.2.2    The Service Recipients hereby agree that no Service Provider Indemnified Party will be liable to a Service Recipient, a Service Recipient’s Governing Body (including, for greater certainty, a director or officer of a Service Recipient or another individual with similar function or capacity) or any security holder or partner of a Service Recipient for any Liabilities that may occur as a result of any acts or omissions by the Service Provider Indemnified Party pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from the Service Provider Indemnified Party’s bad faith, fraud, wilful misconduct, gross negligence, or in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

10.2.3    The maximum amount of the aggregate liability of the Service Provider Indemnified Parties pursuant to this Agreement will be equal to the aggregate of all amounts paid to any Service Provider in respect of Services pursuant to this Agreement or any agreement or arrangement contemplated by this Agreement in the two most recent calendar years by the Service Recipients pursuant to Article 7.

10.2.4    For the avoidance of doubt, the provisions of this Section 10.2 shall survive the completion of the Services rendered under, or any termination or purported termination of, this Agreement.

10.3	Benefit to all Indemnified Parties

10.3.1    TERP, TERP LLC and TERP Operating on behalf of themselves and the other Service Recipients hereby constitute the Service Providers as trustees for each of the Service Provider Indemnified Parties of the covenants of the Service Recipients under this Article 10 with respect to such Service Provider Indemnified Parties and the Service Providers hereby accept such trust and agree to hold and enforce such covenants on behalf of the Indemnified Parties.

10.3.2    The Service Providers hereby constitute the Service Recipients as trustees for each of the TERP Indemnified Parties of the covenants of the Service Providers under this Article 10 with respect to such TERP Indemnified Parties and the Service Recipients hereby accept such trust and agree to hold and enforce such covenants on behalf of the TERP Indemnified Parties.

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10.4	No Waiver

U.S. federal and state securities laws impose liabilities under certain circumstances on Persons who act in good faith; nothing herein shall constitute a waiver or limitation of any rights which the Service Recipients may have, if any, under any applicable U.S. federal and state securities laws.

ARTICLE 11
TERM AND TERMINATION

11.1	Term

This Agreement shall continue in full force and effect, in perpetuity, until terminated in accordance with Section 11.2 or Section 11.3.

11.2	Termination by the Service Recipients

11.2.1    TERP, on behalf of the Service Recipients may, subject to Section 11.2.2, terminate this Agreement effective upon written notice of termination to the Service Providers without payment of any termination fee:

11.2.1.1        if any of the Service Providers defaults in the performance or observance of any material term, condition or agreement contained in this Agreement in a manner that results in material harm to the Service Recipients and such default continues for a period of 60 days after written notice thereof specifying such default and requesting that the same be remedied in such 60-day period; provided, however, that if the fact, circumstance or condition that is the subject of such obligation cannot reasonably be remedied within such 60-day period and if, within such period, the Service Providers provide reasonable evidence to the Service Recipients that they have commenced, and thereafter proceed with all due diligence, to remedy the fact, circumstance or condition that is the subject of such obligation, such period shall be extended for a reasonable period satisfactory to the Service Recipients, acting reasonably, for the Service Providers to remedy the same;

11.2.1.2        if any Brookfield Group member defaults in the performance or observance of any material term, condition or agreement contained in the Relationship Agreement to which it is a party in a manner that results in material harm to the TERP Group or any member thereof and such default continues for a period of 60 days after written notice thereof specifying such default and requesting that the same be remedied in such 60-day period; provided, however, that if the fact, circumstance or condition that is the subject of such obligation cannot reasonably be remedied within such 60-day period and if, within such period, the Brookfield Group member party to such agreement provides reasonable evidence to the TERP Group member party to such agreement that it has commenced, and thereafter proceeds with all due diligence, to remedy the fact, circumstance or condition that is the subject of such obligation, such period shall be extended for a reasonable period satisfactory to the TERP Group member party to such agreement, acting reasonably, for the Brookfield Group member party to such agreement to remedy the same;

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11.2.1.3        if any of the Service Providers engages in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in harm to the Service Recipients;

11.2.1.4        if there is an event of any gross negligence on the part of any of the Service Providers in the performance of its obligations under this Agreement and such gross negligence results in material harm to the Service Recipients;

11.2.1.5        if any of the Service Providers makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency, and the Brookfield Group fails to offer an alternative Service Provider reasonably satisfactory to TERP within 10 Business Days;

11.2.1.6        upon such date that Brookfield and/or its Controlled Affiliates no longer beneficially own capital stock representing more than 25% of the voting power of all the capital stock issued by TERP outstanding on such date; or

11.2.1.7        upon a Brookfield Change of Control.

11.2.2    Each of TERP, TERP LLC and TERP Operating hereby agrees and confirms that this Agreement may not be terminated due solely to the poor performance or underperformance of any of their Subsidiaries or the Business or any investment made by the TERP Group on the recommendation of any member of the Service Provider Group.

11.3	Termination by the Service Providers

11.3.1    The Service Providers may terminate this Agreement effective upon written notice of termination to the Service Recipients without payment of any termination fee if:

11.3.1.1        any Service Recipient defaults in the performance or observance of any material term, condition or agreement contained in this Agreement in a manner that results in material harm to the Service Providers and such default continues for a period of 60 days after written notice thereof specifying such default and requesting that the same be remedied in such 60-day period; provided, however, that if the fact, circumstance or condition that is the subject of such obligation cannot reasonably be remedied within such 60-day period and if, within such period, the Service Recipients provide reasonable evidence to the Service Providers that they have commenced, and thereafter proceed with all due diligence, to remedy the fact, circumstance or condition that is the subject of such obligation, such period shall be extended for a reasonable period satisfactory to the Service Providers, acting reasonably, for the Service Recipients to remedy the same; or

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11.3.1.2      any Service Recipient makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency;

provided, that no term set out in this Section 11.3 shall function to prevent the termination of any Entity-Level Service Agreement according to the terms set out therein.

11.4	Survival Upon Termination

If this Agreement is terminated pursuant to this Article 11, such termination will be without any further liability or obligation of any party hereto, except as provided in Sections 6.2, 6.5, 7.4, 10.1, 10.2, 11.5, 11.6 and 13.2.

11.5	Action Upon Termination

11.5.1    From and after the effective date of the termination of this Agreement, the Service Providers shall not be entitled to receive the Base Management Fee for further Services under this Agreement, but will be paid all compensation accruing to and including the date of termination (including such day).

11.5.2    Upon any termination of this Agreement, the Service Providers shall forthwith:

11.5.2.1        after deducting any accrued compensation and reimbursements for any Expenses to which it is then entitled, pay over to the Service Recipients all money collected and held for the account of the Service Recipients pursuant to this Agreement;

11.5.2.2        deliver to the Service Recipients’ Governing Bodies a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Governing Bodies with respect to the Service Recipients; and

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11.5.2.3        deliver to the Service Recipients’ Governing Bodies all property and documents of the Service Recipients then in the custody of the Service Provider Group.

11.6	Release of Money or other Property Upon Written Request

The Service Providers hereby agree that any money or other property of the Service Recipients or their Subsidiaries held by the Service Provider Group under this Agreement shall be held by the relevant member of the Service Provider Group as custodian for such Person, and the relevant member of the Service Provider Group’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by such Person. Upon the receipt by the relevant member of the Service Provider Group of a written request signed by a duly authorized representative of a Service Recipient requesting the relevant member of the Service Provider Group to release to the Service Recipient any money or other property then held by the relevant member of the Service Provider Group for the account of such Service Recipient under this Agreement, the relevant member of the Service Provider Group shall release such money or other property to the Service Recipient within a reasonable period of time, but in no event later than 60 days following such request. The relevant member of the Service Provider Group shall not be liable to any Service Recipient, a Service Recipient’s Governing Body or any other Person for any acts performed or omissions to act by a Service Recipient in connection with the money or other property released to the Service Recipient in accordance with the second sentence of this Section 11.6. Each Service Recipient shall indemnify and hold harmless the relevant member of the Service Provider Group, any of its Affiliates and any directors, officers, agents, subcontractors, delegatees, members, partners, shareholders and employees and other representatives of each of the foregoing from and against any and all Liabilities which arise in connection with the relevant member of the Service Provider Group’s release of such money or other property to the Service Recipient in accordance with the terms of this Section 11.6. Indemnification pursuant to this provision shall be in addition to any right of such Persons to indemnification under Section 10.1 hereof. For the avoidance of doubt, the provisions of this Section 11.6 shall survive termination of this Agreement. The Service Recipients hereby constitute the Service Providers as trustees for each Person entitled to indemnification pursuant to this Section 11.6 of the covenants of the Service Recipients under this Section 11.6 with respect to such Persons and the Service Providers hereby accept such trust and agree to hold and enforce such covenants on behalf of such Persons.

ARTICLE 12
ARBITRATION

12.1	Dispute

Any dispute or disagreement of any kind or nature between the parties arising out of this Agreement (a “Dispute”) shall be resolved in accordance with this Article 12, to the extent permitted by applicable Laws.

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12.2	Arbitration

12.2.1
Any Dispute shall be submitted to arbitration (the “Arbitration”) by three Arbitrators pursuant to the procedure set forth in this Section 12.2 and pursuant to the then current Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”). If the provisions of this Section 12.2 are inconsistent with the provisions of the Rules and to the extent of such inconsistency, the provisions of this Section 12.2 shall prevail in any Arbitration.

12.2.2
Any party may make a demand for Arbitration by sending a notice in writing to any other party, setting forth the nature of the Dispute, the amount involved and the name of one arbitrator appointed by such party. The demand for Arbitration shall be made no later than thirty (30) days after the event giving rise to the Dispute.

12.2.3
Within thirty (30) days after any demand for Arbitration under Section 12.2.2, the other party shall send a responding statement, which shall contain the name of one arbitrator appointed by the responding party.

12.2.4
Within thirty (30) days of the appointment of the second arbitrator, the two party-appointed arbitrators shall appoint the third arbitrator, who shall act as the chair of the arbitration panel.  The third arbitrator shall be appointed from the AAA National Roster (collectively with the two party-appointed arbitrators, the “Arbitrators”).

12.2.5	In connection with any Arbitration, the Arbitrators shall allow reasonable requests for (i) the production of documents relevant to the dispute and (ii) taking of depositions.

12.2.6
The seat of the arbitration will be New York and the language of the arbitration will be English.  The Arbitration hearings shall be held in a location in New York specified in the demand for Arbitration and shall commence no later than thirty (30) days after the determination of the Arbitrator under Section 12.2.4.

12.2.7	Any monetary award may include interest but may not include punitive or exemplary damages.

12.2.8
The decision of the Arbitrators shall be made not later than sixty (60) days after its appointment. The decision of the Arbitrators shall be final without appeal and binding on the parties, and may be enforced in any court of competent jurisdiction.

12.2.9
Each party involved in the Dispute shall bear the costs and expenses of all lawyers, consultants, advisors, witnesses and employees retained by it in any Arbitration. The expenses of the Arbitrators shall be paid equally by the parties unless the Arbitrators otherwise provides in its award.

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12.2.10
Notwithstanding any conflicting choice of law provisions in this Agreement or any applicable principles of conflicts of law, the arbitration provisions set forth herein, and any Arbitration conducted hereunder, shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

12.2.11	Judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

12.3	Continued Performance

During the conduct of Dispute resolution procedures pursuant to this Article 12, the parties shall continue to perform their respective obligations under this Agreement and no party shall exercise any other remedies to resolve a Dispute.

12.4	Urgent Relief

Nothing in this Article 12 will prejudice the right of a party to seek urgent injunctive or declaratory relief from a court.

ARTICLE 13
GENERAL PROVISIONS

13.1	Assignment

13.1.1    This Agreement shall not be assigned by the Service Providers without the prior written consent of TERP except (i) pursuant to Section 2.3, or (ii) in the case of assignment by any of the Service Providers to an Affiliate, in which case the Affiliate shall be bound under this Agreement and by the terms of the assignment in the same manner as such Service Provider is bound under this Agreement. In addition, provided that the Service Providers provide prior written notice to the Service Recipients for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other collateral assignment of any of the Service Providers’ rights under this Agreement, including any amounts payable to the Service Providers under this Agreement, to a bona fide lender as security (provided that the provisions set forth in the first sentence hereof shall apply upon any foreclosure of such pledge, hypothecation or other transfer or collateral assignment).

13.1.2    Notwithstanding Section 13.2.1, this Agreement will not be assigned (within the meaning of the Advisers Act) by Canadian Service Provider II without the prior written consent of TERP.

13.1.3    This Agreement shall not be assigned by any of the Service Recipients without the prior written consent of the Service Providers, except in the case of assignment by any such Service Recipient to a Person that is its successor by merger, consolidation or purchase of assets, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as such Service Recipient is bound under this Agreement.

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13.1.4    Any purported assignment of this Agreement in violation of this Article 13 shall be null and void.

13.2	Failure to Pay When Due

Any amount payable by any Service Recipient to any member of the Service Provider Group hereunder which is not remitted when so due will remain due (whether on demand or otherwise) and interest will accrue on such overdue amounts (both before and after judgment) at a rate per annum equal to the Interest Rate.

13.3	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.4	Third Party Beneficiaries

Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except the Indemnified Parties as provided in Section 10.1 and any Service Recipient not party hereto.

13.5	Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first class mail, by e-mail or other means of electronic communication, provided that the e-mail is promptly confirmed by telephone confirmation thereof, or by hand delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post marked date thereof, or if sent by e-mail or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock out or otherwise, notices or other communications will be delivered by hand or sent by e-mail or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

13.5.1    if to Brookfield:

Brookfield Asset Management Inc.
Suite 300, Brookfield Place
181 Bay Street, Box 762
Toronto, Ontario
M5J 2T3
Canada

Attention: [●]
E-mail: [●]

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13.5.2    if to the Canadian Service Provider:

BRP Energy Group L.P.
Suite 300, Brookfield Place
181 Bay Street, Box 762
Toronto, Ontario
M5J 2T3

Attention: [●]
E-mail: [●]

13.5.3    if to the Canadian Service Provider II:

Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P.
Suite 300, Brookfield Place
181 Bay Street, Box 762
Toronto, Ontario
M5J 2T3

Attention: [●]
E-mail: [●]

13.5.4    if to the UK Service Provider:

Brookfield Global Renewable Energy Adviser Limited
23 Hanover Square
London, England
W1S 1JB

Attention: [●]
E-mail: [●]

13.5.5    if to the Service Recipients:

TerraForm Power, Inc.
12500 Baltimore Avenue
Beltsville, MD 20705
United States of America

Attention: General Counsel
E-mail: [●]

or to such other addresses or as a party may from time to time notify the other in accordance with this Section 13.5.

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13.6	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

13.7	Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e. " pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By
Name:
Title:

BRP ENERGY GROUP L.P.

By
Name:
Title:

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P.

By
Name:
Title:

BROOKFIELD GLOBAL RENEWABLE ENERGY ADVISOR LIMITED

By
Name:
Title:

TERRAFORM POWER, INC.

By
Name:
Title:

36

TERRAFORM POWER, LLC

By
Name:
Title:

TERRAFORM POWER OPERATING, LLC

By
Name:
Title:

37

SCHEDULE A

Service Recipients

•	[To be inserted]

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EXHIBIT D

Form of Sponsor Line Term Sheet

AGREED FORM

PROJECT VULCAN

Sponsor Line

Summary of Terms

PROVISION	TERMS
Lender	Brookfield Asset Management Inc. or one or more of its creditworthy affiliates (“BAM”).
Borrower and Issuer	TerraForm Power, Inc. or its successor.
Guarantor(s)	None.
Line	$500 million revolving senior secured facility which may be utilized by way of the drawing of borrowings in US dollars.
Closing Date

Substantially concurrently with closing under the merger agreement of the acquisition and sponsorship arrangements between by BAM and/or its affiliates and the Borrower and its subsidiaries (the “Sponsorship Transaction”).

Sponsorship Documents

Means each sponsorship document entered into among BAM and its affiliates and the Borrower and its affiliates in connection with the Sponsorship Transaction, including the Relationship Agreement among BAM and the Borrower and its affiliates (the “Relationship Agreement”) and the Management Services Agreement among BAM and its affiliates and the Borrower and its affiliates (the “Management Services Agreement”).

1

PROVISION	TERMS
Purpose and Use of Proceeds

The proceeds of the Line may only be used (directly or indirectly) to fund all or a portion of:

(i)          the cash consideration for permitted acquisitions (any “ROFO Asset” as defined in the Relationship Agreement will be a permitted acquisition), which consideration may include the defeasance or repayment of indebtedness of the acquired person or business, and

(ii)         profit improving capital expenditures

(each, a “Permitted Use”). For greater certainty, the Line may not be used (directly or indirectly) to repay indebtedness (other than of the acquired person or business as set forth above) or make maintenance capital expenditures.

Drawdown Notice Period	Five business days prior to the date of the proposed borrowing.
Maturity

Line:

●     5 years from the Closing Date (the “Maturity Date”); provided that if the Lender and its affiliates cease to hold directly or indirectly at least 25% of the voting equity of the Borrower (“Equity Event”) or the MSA is terminated or ceases to be in full force and effect as a result of the termination thereof by the Borrower or its affiliates as a result of a breach thereof by the Lender or any Service Provider as defined in the MSA (an “MSA Event”), the Maturity Date shall be six months from the date of the Equity Event or MSA Event.

Each Borrowing:

●     the earlier to occur of (i) the second anniversary of such borrowing and (ii) the Maturity Date (each a “Borrowing Maturity Date”).

Availability Period

From the Closing Date to the third anniversary of the Closing Date, provided, that, for any definitive acquisition agreements entered into prior to the end of the availability period, the availability period with respect to such acquisition shall be extended to the date which is 42 months after the Closing Date.

2

PROVISION	TERMS
Interest Rates	Line: ● Prevailing LIBOR + 3.00% per annum. Miscellaneous: ● LIBOR Interest Periods: 1, 3, 6 or 12 months. ● Default Rate: Interest Rate plus 2.00% per annum on defaulted amounts.
Fees	Standby Fee: 0.50% per annum. Upfront Fee: 1.00% of commitments as of the Closing Date.
Voluntary Prepayments	At any time, without premium or penalty, but subject to customary breakage costs (and if in part, by a minimum amount to be agreed).
Documentation Principles

Except as expressly set out in this Term Sheet, the conditions precedent, representations and warranties, covenants and events of default of the Line will be no more restrictive on the Borrower and its subsidiaries than the equivalent terms relating to the revolving credit agreement to be entered into by Terra Form Power Operating, LLC (“Operating LLC”), as borrower, and others substantially concurrently with closing of the Sponsorship Transaction (the “Replacement Revolver”).

The Replacement Revolver will replace the existing Credit and Guarantee Agreement, among Operating LLC, as borrower, Terraform Power LLC, as guarantor, certain subsidiaries of Operating LLC, as guarantors, and various lenders (the “Existing Revolver”).

3

PROVISION	TERMS
Mandatory Prepayments

The following Mandatory Prepayments (all at par) will be required:

●     Asset sales: subject to exceptions to be agreed, 100% of the net cash proceeds received by the Borrower or any of its subsidiaries (which in the case of the subsidiaries is permitted to be distributed to the Borrower for this purpose in accordance with any applicable debt facilities) from non-ordinary course asset sales (such amount to be reduced by the aggregate principal amount of loans or bonds under the debt facilities of the Borrower or any of its subsidiaries required to be prepaid with the proceeds from such asset sales), in each case within fifteen days of the date on which such net cash proceeds are received.

●     Issuance of debt: 100% of the net cash proceeds received by the Borrower or any of its subsidiaries (which, in the case of subsidiaries, is permitted to be distributed to the Borrower for this purpose in accordance with the terms of any applicable debt facilities) from: (i) the incurrence of any indebtedness and (ii) any public offering of debt securities (excluding: (a) in the case of clause (i), any indebtedness incurred by Operating LLC from time to time under the Replacement Revolver, including at closing of the Sponsorship Transaction to repay amounts outstanding under the Existing Revolver, (b) in the case of clause (i), any indebtedness incurred by Operating LLC under the tender backstop facility and under any other indebtedness put in place at closing of the Sponsorship Transaction and (c) in the case of clauses (i) and (ii), any indebtedness incurred or raised to repay any outstanding indebtedness), in each case within fifteen days of the date on which such net cash proceeds are received.

●     Equity Issuance: 100% of the net cash proceeds received by the Issuer from any public offering of any of its equity securities or any other instrument representing its equity securities or the right to obtain any of its equity securities (excluding, for the avoidance of doubt, any offering of equity securities (a) in connection with a contingent value right issued in connection with closing of the Sponsorship Transaction and (b) to satisfy fees due under the Master Services Agreement), in each case within fifteen days of the date on which such net cash proceeds are received.

4

PROVISION	TERMS
Mandatory Rights Offering

The repayment of any borrowing outstanding on any Borrowing Maturity Date including, for the avoidance of doubt, the Maturity Date (but not, for greater certainty, any borrowings which become due and payable as a result of the acceleration (automatic or otherwise) of the borrowings under the Line) shall, at the option of the Lender, be repaid in full with the proceeds of a public rights offering made by the Issuer of its equity securities in an amount equal to the amount to be repaid under the Line; provided that, in respect of any such offering, the Lender or its affiliates shall on customary terms and conditions (including, without limitation, the absence of any default or event of default under the credit agreement for the Line) undertake and commit to back-stop the offer by acquiring all of the unsubscribed equity securities of such offering (at a reasonable discount to the then-prevailing five-day volume weighted average trading price). In any event, the Lender or its affiliates will have the right, but not the obligation, to participate on a pro rata basis (given its affiliates’ equity ownership in the Borrower) in any such issuance of equity securities of the Issuer.

Equity securities of the Issuer that are issued pursuant to the preceding paragraph shall be registered under all appropriate U.S. securities laws (including any applicable “blue sky” securities laws).

The obligation of Lender to back-stop a public rights offering shall not apply if the Master Services Agreement has been terminated or ceases to be in full force and effect.

Security	All assets of the Borrower, including a first priority pledge of any equity interests held by the Borrower.
5

PROVISION	TERMS
Conditions Precedent to Closing

Limited to:

●     Execution and delivery of customary definitive financing documentation, including documentation required to create and perfect the Security, consistent with Documentation Principles

●     Certified copies of organizational documents, authorizing resolutions, specimen signatures, solvency certificates and certificates of good standing

●     Required authorizations

●     Closing under the merger agreement for the Sponsorship Transaction and execution of the Relationship Agreement and Master Service Agreement

●     Customary legal opinions

●     Accuracy of representations (but limited in scope to those consistent with the merger agreement related to the Sponsorship Transaction)

●     No material adverse change (which will be consistent with the equivalent representation in the merger agreement related to the Sponsorship Transaction)

●     Payment of applicable fees and expenses

●     Such other documents and instruments as the Lender may reasonably request as are both customary for transactions of this type and consistent with the equivalent terms relating to the Replacement Revolver (and not inconsistent with the requirement to align closing conditions of the Sponsor Line with those of the Merger Agreement)

Conditions Precedent to each Drawing

Limited to:

●     Lender and its affiliates own, directly or indirectly, 25% or greater of the voting equity of the Borrower

●     Delivery of the required drawdown notice

●     Total borrowings shall not exceed total commitments then available under the Line

●     Sponsorship Transaction Agreement representations and warranties are true and correct in all material respects (representations and warranties qualified by materiality will be true and correct)

6

PROVISION	TERMS

●     Absence of any default or event of default

●     Payment of all applicable fees and expenses

●     Purpose of the proposed borrowing, as certified by the Borrower, is for a Permitted Use

●     In the case of a borrowing to fund (directly or indirectly) all or a portion of the consideration for a permitted acquisition, evidence reasonably satisfactory to the Lender that (i) all conditions to such acquisition have been satisfied or waived, (ii) arrangements for the payment of the consideration (incremental to consideration to be paid using the Line) are in place, and (iii) such acquisition will be consummated substantially contemporaneously with the proposed borrowing under the Line

●     The Master Services Agreement remains in full force and effect

Representations and Warranties

Limited to:

●     Organization, powers and authority; good standing; qualification to do business

●     Equity Interests and Ownership

●     Authorization

●     No conflicts

●     Government approvals

●     Binding obligation

●     Historical financial statements

●     No MAE

●     Adverse Proceedings

●     Payment of taxes

●     Properties

●     Environmental matters

●     Federal Reserve regulations and Investment Company Act of 1940

●     Employee matters and Employee Benefit Plans

●     No brokers/finders fees

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PROVISION	TERMS
● Solvency ● Compliance with laws ● Disclosure ● Patriot Act, Anti-corruption, Sanctions
Negative Covenants

Limited to (and for the avoidance of doubt, no financial maintenance covenants will be included):

●     Indebtedness

●     Liens

●     Negative Pledges

●     Restricted Payments

●     Limitations on dividends and other payment restrictions affecting restricted subsidiaries

●     Investments

●     Fundamental changes; disposition of assets

●     Transactions with affiliates

●     Conduct of business

●     Organization documents and material contracts

●     Fiscal year

Reporting and other Affirmative Covenants

Limited to (and for the avoidance of doubt, no financial maintenance covenants will be included):

●     Timely payment

●     Financial statements; reports; compliance certificates

●     Notice of default and other material events

●     Existence

●     Payment of taxes and claims

●     Properties

●     Insurance

●     Compliance with laws

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PROVISION	TERMS
● Environmental ● Further Assurances
Events of Default

Limited to:

●     Failure to make payments (including a Mandatory Prepayment) under the credit agreement for the Line (5 day grace period for interest)

●     Breach of representations and warranties in any material respect

●     Breach of covenants under any financing documentation (with grace periods consistent with the Replacement Revolver)

●     Cross-payment default and cross-acceleration (materiality threshold and other exceptions consistent with the Replacement Revolver)

●     Voluntary and involuntary bankruptcy events (continuation period for involuntary bankruptcy events and other exceptions consistent with the Replacement Revolver) of the Borrower and its subsidiaries (each a “Bankruptcy Event”)

●     Judgement and attachment (materiality thresholds and other exceptions consistent with the Replacement Revolver)

●     Dissolution

●     ERISA events (with materiality threshold and other exceptions consistent with the Replacement Revolver

●     The Management Services Agreement is terminated or ceases to be in full force and effect for any reason other than as a result of an Equity Event or an MSA Event

●     Failure of the collateral to be in effect or to be perfected, or the Borrower contesting the validity or enforceability of any of the definitive financing documentation

In the case of the occurrence of a Bankruptcy Event or termination of the Management Services Agreement or if it ceases to be in full force and effect for any reason other than an Equity Event or an MSA Event, the Lender’s commitment under the Line shall automatically terminate and the principal amount of the borrowings then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the financing documentation, shall automatically become immediately due and payable in full in cash.

9

PROVISION	TERMS

In the case of the occurrence of an Equity Event or an MSA Event, the Lender’s commitment under the Line shall automatically terminate and the principal amount of the borrowings then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the financing documentation, shall become due and payable in full in cash on the date that is 6 months following such Equity Event or MSA Event, provided, that neither the occurrence of an Equity Event nor an MSA Event shall be considered a default or event of default hereunder.

Governing Law	New York

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EXHIBIT E

Form of Relationship Agreement

AGREED FORM

BROOKFIELD ASSET MANAGEMENT INC.

TERRAFORM POWER, INC.

TERRAFORM POWER, LLC

- and -

TERRAFORM POWER OPERATING, LLC

RELATIONSHIP AGREEMENT

[●], 2017

i

ii

RELATIONSHIP AGREEMENT

THIS RELATIONSHIP AGREEMENT is made as of [●], 2017 among BROOKFIELD ASSET MANAGEMENT INC., a corporation existing under the laws of the Province of Ontario (“Brookfield”), TERRAFORM POWER, INC., a Delaware corporation, (“TERP”), TERRAFORM POWER, LLC, a Delaware limited liability company (“TERP LLC”) and TERRAFORM POWER OPERATING, LLC a Delaware limited liability company (“TERP Operating”).

RECITALS:

WHEREAS, members of the TERP Group directly or indirectly hold interests in renewable power generating operations consisting of operating wind and solar assets, and will acquire, from time to time, additional interests in operating wind and solar renewable power generating operations in specified geographies;

WHEREAS, TERP, TERP LLC and TERP Operating and certain of their Subsidiaries, and Brookfield and certain Affiliates thereof, concurrently with entry into this Agreement, have entered into a Master Services Agreement and certain Other Sponsorship Agreements pursuant to which various entities in the Brookfield Group agree to provide certain services, a credit line and other support specified therein to the TERP Group, certain of which would enable the implementation of the purposes of this Agreement; and

AND WHEREAS TERP, TERP LLC and TERP Operating and Brookfield wish to enter into this Agreement to govern certain aspects of the relationship between them and other members of the TERP Group and the Brookfield Group and view this Agreement as a key component of the overall relationship between the TERP Group and the Brookfield Group contemplated by the Sponsorship Agreements and the Brookfield Group’s ownership interests in the TERP Group.

NOW THEREFORE in consideration of the premises, mutual covenants and agreements contained in this Agreement and the Other Sponsorship Agreements and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree, each with the others, as follows:

ARTICLE 1
INTERPRETATION

1.1.	Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1	“AAA” has the meaning ascribed thereto in Section 6.2.1;

1.1.2	“AAA National Roster” means the roster of arbitration professionals maintained by the AAA;

1.1.3	“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person (provided that the members of the TERP Group shall not be Affiliates of the Brookfield Group (or vice versa) for purposes of this Agreement);

1.1.4	“Agreement” means this Relationship Agreement, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof;

1.1.5	“Arbitration” has the meaning ascribed thereto in Section 6.2.1;

1.1.6	“Arbitrator” has the meaning ascribed thereto in Section 6.2.3;

1.1.7	“Brookfield” has the meaning ascribed thereto in the preamble;

1.1.8	“Brookfield Fund” has the meaning ascribed thereto in Section 2.2.3;

1.1.9	“Brookfield Group” means Brookfield and its Affiliates, other than any member of the TERP Group;

1.1.10	“BEP” means Brookfield Renewable Partners LP;

1.1.11	“Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in the Province of Ontario or the State of New York;

1.1.12	“Confidential Information” has the meaning ascribed thereto in Section 7.2;

1.1.13	“Conflicts Committee” means the committee of the board of directors of TERP Inc. designated as the “Conflicts Committee”;

1.1.14	“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

1.1.15	“Dispute” has the meaning ascribed thereto in Section 6.1;
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1.1.16	“Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a limited partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a limited partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer and managing director;

1.1.17	“IDR Terms” means non-voting membership interest conferring the right to Brookfield to receive certain incentive distribution payments pursuant to the terms set out in the Second Amended and Restated Limited Liability Company Agreement of TERP LLC dated as of the date of this Agreement;

1.1.18	“Master Services Agreement” means the master services agreement between Brookfield and certain subsidiaries thereof and TERP, TERP LLC and TERP Operating, dated as of the date of this Agreement;

1.1.19	“Operating Renewable Assets” means operating solar and/or wind assets (each such asset individually an “Operating Renewable Asset”);

1.1.20	“Other Sponsorship Agreements” means (a) the Master Services Agreement, (b) the Sponsor Line Agreement and (c) the IDR Terms.

1.1.21	“Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.22	“ROFO Asset” (and collectively the “ROFO Assets”) means (i) the projects listed in Schedule A of this Agreement; and (ii) all future operating solar and wind projects located within the Territory developed by Persons sponsored by or under the control of Brookfield;

1.1.23	“Rules” has the meaning ascribed thereto in Section 6.2.1;

1.1.24	“Sponsor Line Agreement” means the Sponsor Line Agreement, dated as of the date of this Agreement between an Affiliate of Brookfield and TERP;

1.1.25	“Sponsorship Agreements” means this Agreement and the Other Sponsorship Agreements;
3

1.1.26	“Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.27	“Term” has the meaning ascribed thereto in Section 5.1;

1.1.28	“TERP” has the meaning ascribed thereto in the preamble;

1.1.29	“TERP Group” means TERP and any direct or indirect Subsidiary of TERP, TERP LLC and/or TERP Operating;

1.1.30	“TERP LLC” has the meaning ascribed thereto in the preamble;

1.1.31	“TERP Operating” has the meaning ascribed thereto in the preamble;

1.1.32	“Territory” means Canada, the United States of America, Mexico, Germany, France, England, Scotland, Wales and Northern Ireland, Ireland, Spain, Portugal, Andorra and Gibraltar, Italy, Denmark, Norway and Sweden;

1.1.33	“Third Party” means any Person other than a party or an Affiliate of a party (provided that the TERP Group and the Brookfield Group shall be considered Third Parties with respect to each other for purposes of this Agreement);

1.1.34	“Transaction Notice” has the meaning ascribed thereto in Section 3.2;

1.1.35	“Transaction Notice Response” has the meaning ascribed thereto in Section 3.2; and

1.1.36	“Transfer” means any direct or indirect sale, offer to sell or disposition; provided, that this definition shall not include any (a) merger with or into, or sale of all or substantially all of Brookfield’s or BEP’s assets to a Third Party, (b) grants of security interests, mortgages, liens, assignments, pledges, hypothecations or encumbrances in favor of a Third Party lender, or (c) direct or indirect sale, offer to sell or disposition involving any ROFO Asset being sold, offered or disposed of to a member of the Brookfield Group other than pursuant to a bona fide sale process; provided further, that the terms of any such transfer described in (c) will not result in TERP being unable to offer to acquire such ROFO Asset from Brookfield in accordance with the terms of this Agreement if and when Brookfield elects to sell, offer to sell or dispose of such ROFO Asset to a Third Party.

1.2.	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

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1.3.	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1	words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2	the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3	references to any Person include such Person’s successors and permitted assigns;

1.3.4	any reference to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5	any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6	in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7	except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4.	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

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1.5.	Entire Agreement

The Sponsorship Agreements constitute the entire agreement between the parties pertaining to the subject matter therein. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or the Other Sponsorship Agreements. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement by any party to this Agreement or its respective directors, officers, employees or agents, to any other party to this Agreement or its respective directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of the Sponsorship Agreements, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6.	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

1.7.	Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED-FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

1.8.	Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING (A) IN CONNECTION WITH INTERPRETATION OR ENFORCEMENT OF THE ARBITRATION PROVISION IN ARTICLE 6 HERETO, (B) ENFORCEMENT, MODIFICATION, CORRECTION, INTERPRETATION OR VACATION OF ANY ARBITRATION DECISION MADE PURSUANT TO ARTICLE 6 HEREOF, (C) FOR THE PURPOSE OF OBTAINING PRELIMINARY INJUNCTIVE RELIEF IN RELATION TO ANY MATTER UNDER THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6

EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE MATTERS SET FORTH ABOVE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY OR THEREBY FURTHER EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

1.9.	Governing Law

This Agreement, including rules of interpretation and defined terms incorporated herein by reference, and all claims, disputes, proceedings or similar matters arising out of this Agreement (whether sounding in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

1.10.	Conflicts Committee

The Conflicts Committee, in accordance with the terms of its charter, has a role in certain matters that relate to the relationship between members of the Brookfield Group and members of the TERP Group. The parties to this Agreement acknowledge that actions taken under this Agreement that require the approval of the Conflicts Committee will only be taken after such approval has been provided.

ARTICLE 2
RELATIONSHIP

2.1.	Primary Vehicle

Subject to the other terms in this Article 2, the parties agree that, during the Term, the TERP Group will serve as the primary vehicle through which the Brookfield Group will acquire Operating Renewable Assets within the Territory.

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2.2.	No Exclusivity and Limitations on Acquisition Opportunities

2.2.1	Each of TERP, TERP LLC and TERP Operating acknowledge and agree that nothing in this Article 2 shall require the Brookfield Group or any member of the Brookfield Group to allocate any minimum level of dedicated resources for the pursuit of Operating Renewable Asset acquisition opportunities other than as contemplated in the Master Services Agreement, Article 3 of this Agreement or as otherwise agreed in writing by a member of the Brookfield Group and a member of the TERP Group. Members of the Brookfield Group have established or advised, and may continue to establish or advise, other entities that rely on the diligence, skill and business contacts of the Brookfield Group’s professionals and the information and acquisition opportunities they generate during the normal course of their activities;

2.2.2	While the Brookfield Group may offer the acquisition opportunities contained in this Section 2.2.2 to the TERP Group, nothing in this Agreement shall require the Brookfield Group or any member of the Brookfield Group to offer the TERP Group or any member of the TERP Group the opportunity to acquire:

2.2.2.1	an integrated utility even if a significant component of such utility’s operations consist of Operating Renewable Assets in the Territory;

2.2.2.2	a non-renewable power generating operation or development such as a power generating operation that uses coal or natural gas;

2.2.2.3	a renewable power generating operation that is not an Operating Renewable Asset in the Territory, such as hydro operation or development, or any renewable power development whatsoever;

2.2.2.4	a portfolio, if a significant component of such portfolio’s operations consist of non-renewable power generation and/or renewable power generation that is not an Operating Renewable Asset(s) in the Territory and/or is a development; or

2.2.2.5	Operating Renewable Assets that comprise part of a broader enterprise, unless the primary purpose of such acquisition, as determined by Brookfield acting in good faith, is to acquire the underlying Operating Renewable Assets;

and if any assets described in this Section 2.2.2 are acquired by a member of the Brookfield Group and such assets include any Operating Renewable Assets in the Territory, Brookfield will (a) advise TERP’s Governing Body that it has acquired that asset, (b) inform TERP’s Governing Body of Brookfield’s plans with respect to that asset, and (c) consult with TERP about the feasibility of Transferring the component of that asset that is an Operating Renewable Assets in the Territory to a member of the TERP Group.

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2.2.3	The members of the Brookfield Group carry on a diverse range of businesses worldwide, including the development, ownership and/or management of power, renewable power, transmission and other infrastructure assets, and investing and advising on investing in any of the foregoing or loans, debt instruments and other securities with underlying infrastructure collateral or exposure including Operating Renewable Assets, both as principal and through other public companies that are Affiliates of Brookfield, such as BEP, or through private investment vehicles and accounts established or managed by Affiliates of Brookfield (each a “Brookfield Fund”). Except as explicitly provided herein, nothing in this Agreement shall in any way limit or restrict members of the Brookfield Group from carrying on their respective business and in particular:

2.2.3.1	nothing shall limit or restrict the ability of the Brookfield Group from making any investment recommendation or taking any other action in connection with its public securities businesses;

2.2.3.2	nothing shall limit or restrict the ability of the Brookfield Group from making any investment recommendation or taking any action in connection with BEP, provided that, subject to the terms and conditions of this Agreement, acquisitions of Operating Renewable Assets in the Territory shall be offered to the TERP Group in lieu of BEP; and

2.2.3.3	nothing herein shall limit or restrict any member of the Brookfield Group from investing in any loans or debt securities outside of its public securities businesses or from taking any action in connection with any loan or debt security notwithstanding that the underlying collateral is comprised of or includes an Operating Renewable Asset provided that the original purpose of the investment was not to acquire a controlling interest in an Operating Renewable Asset.

2.2.4	Brookfield has established and manages a number of Brookfield Funds whose investment objectives include the acquisition of Operating Renewable Assets, including in the Territory, and may in the future establish similar funds. Nothing herein shall limit or restrict Brookfield from establishing or advising a Brookfield Fund or carrying out any investment, provided that, subject to Section 2.3, for any investment carried out by a Brookfield Fund that involves the acquisition of an Operating Renewable Asset in the Territory, the TERP Group, if a committed investor in such Brookfield Fund, will be offered the opportunity to take up Brookfield’s share of such acquisition;

2.2.5	In the event that the TERP Group declines any Operating Renewable Asset acquisition opportunity that Brookfield has made available, the Brookfield Group may pursue such acquisition for its own account, without restriction.

2.2.6	Nothing in this Agreement will restrict the Brookfield Group in connection with its lending, securities management, investment banking services, restructuring businesses or its construction businesses (where such construction is not undertaken with a view to owning the facilities upon completion of the project), including the acquisition or sale of any assets relating to such activities.
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2.3.	TERP Acknowledgement

Each of TERP, TERP LLC and TERP Operating acknowledge and agree that Operating Renewable Asset acquisition opportunities that are offered to the TERP Group pursuant to this Agreement may be carried out through joint ventures, partnerships, investment funds or consortium arrangements in which the TERP Group will not be the sole participant. In addition to Third Party participants, one or more Brookfield Group members may also participate in such opportunities if (i) the TERP Group does not have the financial capacity, as determined in good faith by Brookfield, in consultation with the TERP Group, to acquire all or part of the opportunity, or (ii) the purpose of the investment, return characteristics or risk profile are not consistent with the TERP Group’s investment mandate, return characteristics or risk profile, as determined in good faith by Brookfield, in consultation with the TERP Group. In such cases, Brookfield may allocate participation in the investment opportunity available for Brookfield, all or in part, to one or more other members of the Brookfield Group rather than to the TERP Group. Any such allocation or joint participation with one or more member of the Brookfield Group will be made in good faith and after consulting with the TERP Group.

2.4.	Reporting

Subject to confidentiality obligations, Brookfield (or one or more members of the Brookfield Group on Brookfield’s behalf) shall provide a report to the TERP Group on a quarterly basis of all Operating Renewable Assets in the Territory acquired by the Brookfield Group that occurred during the quarter that were not offered to the TERP Group, including details of why such acquisition opportunities were not offered to the TERP Group.

ARTICLE 3
RIGHT OF FIRST OFFER

3.1.	TERP’s Right of First Offer

During the Term, Brookfield grants TERP a right of first offer on any proposed Transfer of any of the ROFO Assets.

3.2.	Notice of Transaction Related to ROFO Assets

When Brookfield determines it is considering the Transfer of any ROFO Asset, it agrees to deliver a written notice to TERP, which shall set forth in reasonable detail information about the proposed Transfer and the ROFO Asset (such notice, a “Transaction Notice”). Within twenty (20) Business Days of receipt of the Transaction Notice TERP must notify Brookfield (i) of a good faith minimum price it would pay to acquire the ROFO Asset that is the subject of the Transaction Notice (and, at its discretion, any material terms and conditions), or (ii) that it declines to exercise its right of first offer in respect of the proposal set out in the Transaction Notice (such notice, a “Transaction Notice Response”). Following Brookfield’s receipt of the Transaction Notice Response (or a failure to provide a Transaction Notice Response within the timeframe required in this Section 3.2), Brookfield may, in its discretion, commence a process to Transfer the ROFO Asset (or agree in writing to undertake such transaction) in accordance with the terms of Section 3.3 to a Third Party within the next one hundred eighty (180) days.

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3.3.	Negotiations with Third Parties

Neither Brookfield nor any of its representatives, agents or members of the Brookfield Group shall solicit offers from, negotiate with or enter into any agreement with any Third Party for the Transfer of any ROFO Asset (or any portion thereof) until receipt of the Transaction Notice Response from TERP (or such time as the Transaction Notice Response should have been received in accordance with the timeframe required in Section 3.2). TERP agrees and acknowledges that from and after the time that the Transaction Notice Response is received (or should have been received in accordance with the timeframe required in Section 3.2) by Brookfield, (i) Brookfield and its Affiliates shall have the absolute right to solicit offers from, negotiate with (on an exclusive or non-exclusive basis) or enter into agreements with any Third Party to Transfer such ROFO Asset, and (ii) Brookfield shall have no obligation to negotiate with TERP regarding, or offer TERP the opportunity to acquire any interest in, such ROFO Asset; provided that the final terms of the Transfer of any ROFO Asset to any Third Party be on pricing terms more favorable to Brookfield than those offered by TERP (if any) in its Transaction Notice Response.

3.4.	Brookfield Group Approvals

TERP acknowledges and agrees that, the Transfer of a ROFO Asset to TERP or any of its Affiliates may require the prior approval of, without limitation and as applicable, the independent directors of BEP, investors in certain Brookfield Funds or other partners of the Brookfield Group.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1.	Representations and Warranties of Brookfield

Brookfield hereby represents and warrants that:

4.1.1	it is validly organized and existing under the relevant laws governing its formation and existence;

4.1.2	it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

4.1.3	it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;
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4.1.4	the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not (a) contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents, or (b) contravene, breach or result in any default under any mortgage, lease, agreement or other legally binding instrument, permit or applicable law to which it is a party or by which it or any of its properties or assets may be bound (including without limitation, that certain Relationship Agreement, dated as of November 28, 2011, by and between Brookfield and certain subsidiaries thereof, BEP and certain members of the BEP Group (as defined therein)), except, in the case of clause (b), where such contravention, breach or default would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on Brookfield or its ability to perform its obligations under this Agreement;

4.1.5	no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

4.1.6	this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (b) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

4.2.	Representations and Warranties of TERP, TERP LLC and TERP Operating

Each of TERP, TERP LLC and TERP Operating hereby represents and warrants that:

4.2.1	it is validly organized and existing under the relevant laws governing its formation and existence;

4.2.2	it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder on behalf of the TERP Group;

4.2.3	it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

4.2.4	the execution and delivery of this Agreement by it (or, as applicable, its managing member on its behalf) and the performance by it of its obligations hereunder do not and will not (a) contravene, breach or result in any default under its organizational documents (or, if applicable, the organizational documents of its managing member), or (b) contravene, breach or result in any default under any mortgage, lease agreement or other legally binding instrument, permit or applicable law to which it is a party or by which any of its properties or assets may be bound, except, in the case of clause (b), where such contravention, breach or default would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on it;
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4.2.5	no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its managing member on its behalf) of this Agreement; and

4.2.6	this Agreement constitutes a valid and legally binding obligation of each of TERP, TERP LLC and TERP Operating enforceable against each of them in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 5
TERMINATION

5.1.	Term

The term of this Agreement (the “Term”) will begin on the date hereof and will continue in full force and effect until terminated in accordance with Section 5.2.

5.2.	Termination

The rights and obligations of the parties to this Agreement will terminate and no longer be of any effect concurrently with the termination of the Master Services Agreement in accordance with the terms of the Master Services Agreement.

ARTICLE 6
RESOLUTION OF DISPUTES AND ARBITRATION

6.1.	Dispute

Any dispute or disagreement of any kind or nature between the parties arising out of this Agreement (a “Dispute”) shall be resolved in accordance with this Article 6, to the extent permitted by applicable law.

6.2.	Arbitration

6.2.1	Any Dispute shall be submitted to arbitration (the “Arbitration”) by three Arbitrators pursuant to the procedure set forth in this Section 6.2 and pursuant to the then current Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”). If the provisions of this Section 6.2 are inconsistent with the provisions of the Rules and to the extent of such inconsistency, the provisions of this Section 6.2 shall prevail in any Arbitration.
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6.2.2	Any party may make a demand for Arbitration by sending a notice in writing to any other party, setting forth the nature of the Dispute, the amount involved and the name of one arbitrator appointed by such party. The demand for Arbitration shall be made no later than thirty (30) days after the event giving rise to the Dispute.

6.2.3	Within thirty (30) days after any demand for Arbitration under Section 6.2.2, the other party shall send a responding statement, which shall contain the name of one arbitrator appointed by the responding party.

6.2.4	Within thirty (30) days of the appointment of the second arbitrator, the two party-appointed arbitrators shall appoint the third arbitrator, who shall act as the chair of the arbitration panel. The third arbitrator shall be appointed from the AAA National Roster (collectively with the two party-appointed arbitrators, the “Arbitrators”).

6.2.5	In connection with any Arbitration, the Arbitrators shall allow reasonable requests for (i) the production of documents relevant to the dispute and (ii) taking of depositions.

6.2.6	The seat of the arbitration will be New York and the language of the arbitration will be English. The Arbitration hearings shall be held in a location in New York specified in the demand for Arbitration and shall commence no later than thirty (30) days after the determination of the Arbitrator under Section 6.2.4.

6.2.7	Any monetary award may include interest but may not include punitive or exemplary damages.

6.2.8	The decision of the Arbitrators shall be made not later than sixty (60) days after its appointment. The decision of the Arbitrators shall be final without appeal and binding on the parties, and may be enforced in any court of competent jurisdiction.

6.2.9	Each party involved in the Dispute shall bear the costs and expenses of all lawyers, consultants, advisors, witnesses and employees retained by it in any Arbitration. The expenses of the Arbitrators shall be paid equally by the parties unless the Arbitrators otherwise provides in its award.

6.2.10	Notwithstanding any conflicting choice of law provisions in this Agreement or any applicable principles of conflicts of law, the arbitration provisions set forth herein, and any Arbitration conducted hereunder, shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

6.2.11	Judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.
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6.3.	Confidentiality

All information disclosed by any party in relation to the resolution of Disputes pursuant to the terms hereof shall be subject to the provisions of Section 7.2 hereof and shall not be used for any purpose other than the resolution of a Dispute pursuant to the terms hereof.

6.4.	Continued Performance

During the conduct of Dispute resolution procedures pursuant to this Article 6, the parties shall continue to perform their respective obligations under this Agreement and no party shall exercise any other remedies to resolve a Dispute.

6.5.	Urgent Relief

Nothing in this Article 6 will prejudice the right of a party to seek urgent injunctive or declaratory relief from a court.

ARTICLE 7
GENERAL PROVISIONS

7.1.	Assignment

7.1.1	None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other parties.

7.1.2	Any purported assignment of this Agreement in violation of this Section 7.1 shall be null and void.

7.2.	Confidentiality

Each of the parties hereby agrees that it will not at any time use, disclose or make available to any party, and will take reasonable steps to prevent such disclosure and restrain further disclosure by any other party, and will take reasonable steps to prevent such disclosure and restrain further disclosure by any other party, any information disclosed pursuant to this Agreement (the “Confidential Information”), except:

7.2.1	such use as may be expressly permitted in or necessary or advisable for the performance of this Agreement or any transaction contemplated herein provided that any Third Party to whom Confidential Information is disclosed in connection therewith shall be under an obligation of confidentiality to the disclosing party;

7.2.2	such disclosure as may be required in order to comply with any applicable law, including disclosure obligations of the TERP Group or the Brookfield Group;

7.2.3	such information as comes into the public domain independently where the person disclosing the same is not under an obligation of confidentiality if in respect to Brookfield’s Confidential Information, to Brookfield and if in respect to TERP’s Confidential Information, to TERP; and
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7.2.4	such information as can be demonstrated by the party desiring to disclose such information, to have come into its possession independently of anything done under this Agreement.

7.3.	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.4.	Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by e-mail, provided that the transmission by e-mail is promptly confirmed by telephone confirmation thereof, or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by e-mail or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by e-mail or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

7.4.1	if to Brookfield:

Brookfield Asset Management Inc.
Suite 300, Brookfield Place
181 Bay Street, Box 762
Toronto, Ontario
M5J 2T3
Canada

Attention: [●]
E-mail: [●]

7.4.2	if to TERP, TERP LLC or TERP Operating:

TerraForm Power, LLC
12500 Baltimore Avenue
Beltsville, MD 20705
United States of America

Attention:     General Counsel

E-mail: [●]

or to such other addresses or e-mail addresses as a party may from time to time notify the other in accordance with this Section 7.4.

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7.5.	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.6.	Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By
Name:
Title:

TERRAFORM POWER, INC.

By
Name:
Title:

TERRAFORM POWER, LLC

By
Name:
Title:

TERRAFORM POWER OPERATING, LLC

By
Name:
Title:

SCHEDULE A

ROFO Assets

●	To be inserted.

EXHIBIT F

Form of Registration Rights Agreement

AGREED FORM

TERRAFORM POWER, INC.

- and -

[●]1

REGISTRATION RIGHTS AGREEMENT

[●], 2017

1 NTD: Brookfield entity holding TERP shares on the closing date.

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION		1

1.1	Definitions	1

1.2	Headings and Table of Contents	4

1.3	Interpretation	4

1.4	Invalidity of Provisions	5

1.5	Entire Agreement	5

1.6	Waiver, Amendment	6

1.7	Mutual Waiver of Jury Trial	6

1.8	Consent to Jurisdiction and Service of Process	6

1.9	Specific Enforcement	7

1.10	Governing Law	7

ARTICLE 2

REGISTRATION RIGHTS		8

2.1	Demand Registration	8

2.2	Piggyback Registrations	11

2.3	Short-Form Filings	12

2.4	Holdback Agreements	12

2.5	Registration Procedures	13

2.6	Suspension of Dispositions	18

2.7	Registration Expenses	19

2.8	Indemnification	19

2.9	Transfer of Registration Rights	21

2.10	Current Public Information	22

2.11	Preservation of Rights	22

ARTICLE 3

TERMINATION		22

3.1	Termination	22

ARTICLE 4

MISCELLANEOUS		23

4.1	Enurement	23

4.2	Notices	23

4.3	Authority	24

4.4	Further Assurances	24

4.5	Counterparts	24

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made as of the [●] day of [●], 2017

BETWEEN:

TERRAFORM POWER, INC. (“TERP”)

- and -

[●] (“Brookfield”)

RECITALS:

WHEREAS, TERP desires to provide the Holders with the registration rights specified in this Agreement with respect to Registrable Shares on the terms and subject to the conditions set forth herein.

NOW THEREFORE the parties covenant and agree, each with the other, as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.1.1          “Adverse Effect” has the meaning assigned to such term in Section 2.1.5;

1.1.2          “Advice” has the meaning assigned to such term in Section 2.6;

1.1.3          “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.4          “Agreement” means this Registration Rights Agreement;

1.1.5          “Brookfield” has the meaning assigned to such term in the preamble;

1.1.6          “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in the Province of Ontario or the State of New York;

1.1.7          “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

1.1.8          “Demand Registration” has the meaning assigned to such term in Section 2.1.1(a);

1.1.9          “Demanding Shareholders” has the meaning assigned to such term in Section 2.1.1(a);

1.1.10        “Demand Request” has the meaning assigned to such term in Section 2.1.1(a);

1.1.11        “Effective” means, in the case of a Registration Statement, the registration statement becoming effective, whether automatically, by a declaration by the SEC that such registration statement is effective or otherwise;

1.1.12        “Effective Date” means the date a Registration Statement becomes Effective;

1.1.13        “Excluded Registration” means a registration of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1, (ii) securities registered under the U.S. Securities Act on Form S-8 or any similar successor form, (iii) securities registered to effect the acquisition of, or combination with, another Person, and (iv) securities issued as part of a mandatory rights offering undertaken under the terms of the Sponsor Line Agreement;

1.1.14        “FINRA” means Financial Industry Regulatory Authority, Inc.;

1.1.15        “Holder” means (i) Brookfield and (ii) any direct or indirect transferee of Brookfield who shall become a party to this Agreement in accordance with Section 2.9 and has agreed in writing to be bound by the terms of this Agreement;

1.1.16        “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer and managing director;

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1.1.17        “Inspectors” has the meaning assigned to such term in Section 2.5(m);

1.1.18        “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability company, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.19        “Piggyback Registration” has the meaning assigned to such term in Section 2.2.1;

1.1.20        “Records” has the meaning assigned to such term in Section 2.5(m);

1.1.21        “register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act, and the declaration or ordering of the effectiveness of such registration statement;

1.1.22        “Registration Statement” means a registration statement on Form S-1 or S-3 or any similar or successor to such forms under the U.S. Securities Act (which includes any preliminary prospectus, prospectus, prospectus supplement or free writing prospectus used in connection therewith), including for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule);

1.1.23        “Registrable Shares” means the Shares owned by Holders, including Shares issuable to Holders on the conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for Shares owned by a Holder, together with any securities owned by Holders issued with respect to such Shares by way of dividend or split or in connection with a combination of Shares, recapitalization, merger, consolidation, amalgamation or other reorganization; provided, however, that Shares that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Shares;

1.1.24        “Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Shares included in any Demand Registration or Shelf Registration;

1.1.25        “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act;

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1.1.26        “Seller Affiliates” has the meaning assigned to such term in Section 2.8.1;

1.1.27        “Shares” means shares of the Class A common stock, par value $0.01 per share, of TERP;

1.1.28        “Shelf Registration” means a registration of the Registrable Shares under a registration statement pursuant to Rule 415 under the U.S. Securities Act (or any successor rule), and any Shelf Registration shall be deemed to be a Demand Registration;

1.1.29        “Sponsor Line Agreement” means the senior secured credit line agreement among [●], [●] and [●], dated as of [●];

1.1.30        “Suspension Notice” has the meaning assigned to such term in Section 2.6;

1.1.31        “TERP” has the meaning assigned to such term in the preamble;

1.1.32        “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder;

1.1.33        “U.S. Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations promulgated by the SEC thereunder; and

1.1.34        “U.S. Securities Laws” means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or “blue sky” laws within the United States, and all rules, regulations and ordinances promulgated thereunder.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1          words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2          the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

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1.3.3          references to any Person include such Person’s successors and permitted assigns;

1.3.4          except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5          any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6          in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7          except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement hereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

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1.6	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.  This Agreement may not be amended or modified in any respect except by a written agreement signed by TERP, Brookfield (so long as Brookfield owns any Shares) and the Holders of a majority of the then outstanding Registrable Shares.

1.7	Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED-FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

1.8	Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY OR THEREBY FURTHER EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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1.9	Specific Enforcement

THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

1.10	Governing Law

The internal law of the State of New York shall govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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ARTICLE 2

REGISTRATION RIGHTS

2.1	Demand Registration

2.1.1          Request for Registration

(a)
Commencing on the date hereof, the Holders of at least a majority of the Registrable Shares shall have the right to require TERP to file a Registration Statement for a public offering of all or part of its Registrable Shares (a “Demand Registration”), by delivering to TERP written notice stating that such right is being exercised, naming the Holders whose Registrable Shares are to be included in such registration (collectively, the “Demanding Shareholders”), specifying the number of each such Demanding Shareholder’s Registrable Shares to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).

(b)
Each Demand Request shall specify the aggregate number of Registrable Shares proposed to be sold. Subject to Section 2.1.6, TERP shall use commercially reasonable efforts to file a Registration Statement in respect of a Demand Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (in the case of a Form S-1) or within forty-five (45) days after receiving a Demand Request (in the case of a Form S-3) and shall use commercially reasonable efforts to cause the same to become Effective as promptly as practicable after such filing; provided, however, that:

(i)
TERP shall not be obligated to file a Registration Statement in respect of a Demand Registration pursuant to Section 2.1.1(a) within ninety (90) days after the Effective Date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2;

(ii)
TERP shall not be obligated to file a Registration Statement in respect of a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Shares with a market value that is equal to at least $50,000,000 as of the date of such Demand Request; and

(iii)	TERP shall not be obligated to effect more than two (2) Demand Registrations in any twelve (12) month period.

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2.1.2          Shelf Registration.  With respect to any Demand Registration, the Holders of at least a majority of the number of Registrable Shares requested to be included in such Demand Registration may request TERP to effect a Shelf Registration.

2.1.3          Selection of Underwriters.  At the request of the Holders of at least a majority of the number of Registrable Shares requested to be included in a Demand Registration, the offering of Registrable Shares pursuant to such Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Holders of at least a majority of the number of Registrable Shares requested to be included in such Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of TERP, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with U.S. Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

2.1.4          Rights of Nonrequesting Holders.  Upon receipt of any Demand Request, TERP shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to TERP within twenty (20) days of their receipt of TERP’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1. TERP shall also have the right to issue and sell Shares in such Demand Registration.

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2.1.5          Priority on Demand Registrations.  No securities to be sold for the account of any Person (including TERP) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). If a Demand Registration is an underwritten offering, and if the managing underwriter advises TERP that the inclusion of any Shares requested to be included in a Registration Statement or prospectus supplement, as applicable, for the account of any Person (including TERP) other than a Requesting Holder would cause an Adverse Effect, TERP shall only be required to include such number of Shares in such Registration Statement or prospectus supplement, as applicable, as such underwriter advises would not cause an Adverse Effect, with priority given as follows: (i) first, any securities the Requesting Holders propose to sell, (ii) second, any securities TERP proposes to sell and (iii) third, any other securities requested to be included in such registration or prospectus supplement, pro rata among the holders of such other securities. Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons (including TERP) pursuant to the this Section 2.1.5, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of Shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such Registrable Shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

2.1.6          Deferral of Filing.  TERP may defer the filing (but not the preparation) of a Registration Statement required by Section 2.1 if in the opinion of TERP’s counsel, any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith and reasonable judgment of the board of directors of TERP, such disclosure is reasonably expected to materially and adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving TERP (a “Valid Business Reason”) until such Valid Business Reason no longer exists. In no event shall TERP avail itself of the right to defer the filing of a Registration Statement relating to a Demand Request for more than ninety (90) days in the aggregate in any period of 365 consecutive days; and TERP shall give notice of its determination to defer the filing of a Registration Statement pursuant to this Section 2.1.6, which notice shall include a general statement of the reason for such deferral (to the extent possible without including material non-public information) and an approximation of the anticipated delay, and of the fact that the Valid Business Reason for such deferral no longer exists, in each case, promptly after the occurrence thereof. Within twenty (20) days of receiving the notice of TERP’s determination to defer the filing of a Registration Statement pursuant to this Section 2.1.6, any Requesting Holder may withdraw its Registrable Shares from such Demand Request by giving notice to TERP, and the Holders of at least a majority of the number of Registrable Shares requested to be included in a Demand Registration may withdraw such Demand Request by giving notice to TERP; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

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2.2	Piggyback Registrations

2.2.1          Right to Piggyback.  Each time TERP proposes to (i) register any of its equity securities (other than pursuant to an Excluded Registration) under U.S. Securities Laws for sale to the public (whether for the account of TERP or the account of any security holder of TERP) or (ii) sell any of its equity securities (other than pursuant to an Excluded Registration) and with respect to which a Shelf Registration and prospectus supplement are expressly being utilized to effect such sale (clause (i) and (ii) are each referred to as a “Piggyback Registration”), TERP shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of TERP’s Registration Statement or not less than ten (10) days in the case of a “bought deal” or “registered direct” financing), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such Registration Statement or prospectus supplement, as applicable, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Shares included in such Registration Statement or prospectus supplement, as applicable, shall so advise TERP in writing (stating the number of Registrable Shares desired to be registered) within ten (10) days after the date of such notice from TERP (or within one (1) Business Day in the case of a “block trade” financing). Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any Registration Statement or prospectus supplement, as applicable, pursuant to this Section 2.2.1 by giving written notice to TERP of such withdrawal. Subject to Section 2.2.2 below, TERP shall include in such Registration Statement or prospectus supplement, as applicable, all such Registrable Shares so requested to be included therein; provided, however, that TERP may at any time withdraw or cease proceeding with any such registration or sale if it shall at the same time withdraw or cease proceeding with the registration or sale of all other equity securities originally proposed to be registered or sold.

2.2.2          Priority on Piggyback Registrations

(a)
If a Piggyback Registration is an underwritten offering, and if the managing underwriter advises TERP that the inclusion of Registrable Shares requested to be included in a Registration Statement or prospectus supplement, as applicable, would cause an Adverse Effect, TERP shall only be required to include such number of Registrable Shares in such Registration Statement or prospectus supplement, as applicable, as such underwriter advises would not cause an Adverse Effect, with priority given as follows: (i) first, the securities TERP proposes to sell, (ii) second, the Registrable Shares requested to be included in such Registration Statement or prospectus supplement and (iii) third, any other securities requested to be included in such Registration Statement or prospectus supplement, pro rata among the holders of such other securities. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Shares in a registration or prospectus supplement that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such Registration Statement or prospectus supplement, as applicable.

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(b)
No Holder may participate in any Registration Statement or prospectus supplement, as applicable, in respect of a Piggyback Registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by TERP and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) such Holder’s ownership of Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (y) such Holder’s power and authority to effect such transfer, and (z) such matters pertaining to compliance with applicable U.S. Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration or prospectus supplement.

2.3	Short-Form Filings

SEC Form S-3.  TERP shall use its commercially reasonable efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if TERP is not then eligible under the U.S. Securities Laws to use Form S-3, Demand Registrations shall be registered on the form, if any, for which TERP then qualifies. TERP shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible.

2.4	Holdback Agreements

(a)
To the extent requested by the underwriters managing the applicable public offering, TERP shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the Effective Date of a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or registrations to effect the acquisition of, or combination with, another Person.

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(b)
To the extent requested by the underwriters managing the applicable public offering, if any Holders of Registrable Shares notify TERP in writing that they intend to effect an underwritten sale of Shares on a specified date registered pursuant to a Shelf Registration pursuant to Article 2 hereof, TERP shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the date specified in such notice, except pursuant to registrations on Form S-8 or any successor form or registrations to effect the acquisition of, or combination with, another Person.

(c)
Provided TERP has complied with Section 2.2, each Holder agrees, in the event of an underwritten offering by TERP (whether for the account of TERP or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the U.S. Securities Act (except as part of such underwritten offering), during the seven (7) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the Effective Date for such underwritten offering (or, in the case of an offering pursuant to an effective Shelf Registration the pricing date for such underwritten offering).

2.5	Registration Procedures

Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, TERP will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto TERP will as expeditiously as possible:

(a)
prepare and file, pursuant to Section 2.1.1(b) with respect to any Demand Registration, subject to Section 2.3, a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such Registration Statement to become Effective; provided that as far in advance as practicable before filing such Registration Statement or any amendment or supplement thereto, TERP will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and TERP will give reasonable consideration to and discuss with such Holder in good faith any corrections reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement or any amendment or supplement thereto;

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(b)
except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than one hundred-twenty (120) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the applicable U.S. Securities Laws with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)
in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the applicable U.S. Securities Laws with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (i) twenty four (24) months after the Effective Date and (ii) the date on which all the Registrable Shares subject thereto have been sold pursuant to such Registration Statement;

(d)
furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such Registration Statement, each amendment and supplement thereto, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the applicable U.S. Securities Laws, TERP consents to the use of the Registration Statement and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement);

(e)
use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the Registration Statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that TERP will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

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(f)
promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when any supplement or amendment to the Registration Statement has been filed following the Effective Date, and when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes untrue any statement of a material fact in the Registration Statement or which requires the making of any changes in such Registration Statement or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such Registration Statement so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Registration Statement will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)
permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of TERP, to participate in the preparation of such registration or comparable statement and to give reasonable consideration to and discuss with such Holder in good faith the insertion therein of material, furnished to TERP in writing, which in the reasonable judgment of such Holder and its counsel should be included in such registration or comparable statement;

(h)
use its commercially reasonable efforts to make available members of management, as selected by the Holders of a majority of the Registrable Shares included in such registration, for such assistance in the selling effort relating to the Registrable Shares covered by such registration as may be reasonably requested by such Holders, including, but not limited to, the participation of such members of TERP’s management in road show presentations;

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(i)
otherwise use its commercially reasonable efforts to comply with all applicable U.S. Securities Laws, and make generally available to TERP’s security holders an earnings statement satisfying the provisions of Section 11(a) of the U.S. Securities Act as soon as reasonably practicable, but in no event later than sixty (60) days after the end of the twelve (12) month period, beginning with the first day of TERP’s first fiscal quarter commencing after the Effective Date, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if TERP timely files complete and accurate information on Forms 10-K and 8-K under the U.S. Exchange Act which otherwise complies with Rule 158 under the U.S. Securities Act;

(j)
if requested by the managing underwriter or any seller promptly consider and discuss with such Holder in good faith incorporating in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of any such prospectus supplement or post-effective amendment so incorporated;

(k)
as promptly as practicable after filing of any document which is incorporated by reference into the Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(l)
if any securities are to be evidenced by certificates, cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to TERP’s transfer agent prior to the Effective Date a supply of such certificates;

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(m)
subject to the receipt, if reasonably requested by TERP, of confidentiality agreements in customary form and subject to customary exceptions, promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any Registration Statement and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of TERP (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause TERP’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided, however, that, (i) unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, TERP shall not be required to provide any information under this subparagraph (m) if TERP believes, after consultation with counsel for TERP, that to do so would cause TERP to forfeit an attorney-client privilege that was applicable to such information and (ii) each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to TERP and allow TERP, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n)
use commercially reasonable efforts to have counsel to TERP or TERP’s independent auditor, as applicable, furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to TERP and (ii) a comfort letter or comfort letters from TERP’s independent auditors, addressed to the underwriters, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests;

(o)
use commercially reasonable efforts to cause the Registrable Shares included in any Registration Statement to be listed on The NASDAQ Stock Market LLC or such other primary securities exchange on which the Shares (or, if the Registrable Shares are not Shares, such other securities that form the Registrable Shares) may be primarily listed;

(p)	provide a transfer agent and registrar for all Registrable Shares registered hereunder;

(q)	cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA;

(r)
during the period when a prospectus is required to be delivered under the applicable U.S. Securities Laws, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act;

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(s)	notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such Registration Statement or for additional information;

(t)	enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(u)
advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order or ruling by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued.

2.6	Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from TERP of the happening of any event of the kind described in Section 2.5(f)(iii) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by TERP that the use of the Registration Statement may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Registration Statement and, if so directed by TERP, such Holder will deliver to TERP all copies, other than permanent file copies then in such Holder’s possession, of the Registration Statement covering such Registrable Shares current at the time of receipt of such notice. In the event TERP shall give any such notice, the time period regarding the effectiveness of Registration Statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice. TERP shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

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2.7	Registration Expenses

All fees and expenses incident to any registration including, without limitation, TERP’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of FINRA, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for TERP and its independent auditors (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by TERP in connection with such registration, and the fees and expenses of other persons retained by TERP, will be borne by TERP (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any Registration Statement becomes Effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares will be borne by the Holders pro rata on the basis of the number of Shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

2.8	Indemnification

2.8.1          TERP agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares and their Affiliates, and each of their employees, advisors, agents, representatives, partners, officers, and directors and each Person who Controls such seller or Affiliate and any agent or investment advisor thereof or thereto (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or supplement thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any violation or alleged violation by TERP of the U.S. Securities Act, the U.S. Exchange Act, any state securities law or any rule or regulation promulgated under the U.S. Securities Act, the U.S. Exchange Act or any U.S. Securities Law and relating to action or inaction required of TERP in connection with registration or qualification thereunder or compliance therewith, (iii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iv) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or violation of the U.S. Securities Laws, to the extent that any such expense or cost is not paid under subparagraph (i), (ii) or (iii) above; except insofar as any such statements are made in reliance upon and in conformity with information furnished in writing to TERP by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the Registration Statement or any amendments or supplements thereto after TERP has furnished such seller or Seller Affiliate with a sufficient number of copies of the same.

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2.8.2          In connection with any Registration Statement in which a seller of Registrable Shares is participating, each such seller shall furnish to TERP in writing such information as TERP reasonably requests for use in connection with any such Registration Statement and, to the fullest extent permitted by law, will indemnify and reimburse TERP and its Affiliates and each of their employees, advisors, agents, representatives, partners, officers and directors and each Person who Controls TERP (excluding such Seller or any Seller Affiliate) and any agent or investment advisor thereof or thereto against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by such seller or any of its Seller Affiliates expressly for use in such Registration Statement or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such Registration Statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or amendment thereof or supplement thereto, such seller has furnished in writing to TERP information which corrected or made not misleading information previously furnished to TERP.

2.8.3          Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (z) such counsel has been retained due to a conflict as described below. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability on the part of such indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (together with appropriate local counsel), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

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2.8.4          Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement, or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

2.8.5          If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.6          The indemnification and contribution provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and (ii) will survive the transfer of securities and the termination of this Agreement.

2.9	Transfer of Registration Rights

The rights of each Holder under this Agreement may, in the Holder’s discretion, be assigned, in whole or in part, to any direct or indirect transferee of all or any portion of such Holder’s Registrable Shares who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. For clarity, in the case of a transfer of less than all of such Holder’s Registrable Shares, no such assignment will limit or otherwise impair the transferor’s rights under this Agreement. The Holder shall provide TERP with written notice promptly after such assignment stating the name and address of the assignee and identifying the Shares as to which the rights under this Agreement are being assigned; provided that failure to provide such written notice shall not affect the validity of such assignment.

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2.10	Current Public Information

TERP will use commercially reasonable efforts to file the reports required to be filed by it under applicable U.S. Securities Laws (or, if TERP is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as any of the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Shares without registration under, and subject to the limitations of, applicable U.S. Securities Laws. Upon the reasonable request of any Holder, TERP will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by an officer, stating (i) TERP’s name, address and telephone number (including area code), (ii) TERP’s Internal Revenue Service identification number, (iii) TERP’s SEC file number, (iv) the number of Shares outstanding as shown by the most recent report or statement published by TERP, and (v) whether TERP has filed the reports required to be filed under the U.S. Exchange Act for a period or at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.11	Preservation of Rights

TERP will not directly or indirectly (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates, conflicts with or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 3

TERMINATION

3.1	Termination

The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Share when: (i) a Registration Statement with respect to the sale of such Shares (or other securities) shall have become Effective and such Shares shall have been disposed of in accordance with such Registration Statement; (ii) such Shares (or other securities) shall have been sold to the public pursuant to an exemption under applicable U.S. Securities Laws; (iii) such Shares (or other securities) shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer, if applicable, shall have been delivered by TERP, and subsequent public distribution of them shall not require registration under applicable U.S. Securities Laws; (iv) such Shares (or other securities) shall have ceased to be outstanding, (v) such Registrable Shares are eligible for sale pursuant to Rule 144(b)(1) (without the requirement for TERP to be in compliance with the current public information required under Rule 144) under the U.S. Securities Act (or any successor provision) or (vi) such Shares (or other securities) shall have been transferred in a transaction in which rights under this Agreement are not assigned in accordance with Section 2.9. TERP shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Shares then outstanding.

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ARTICLE 4

MISCELLANEOUS

4.1	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.2	Notices

Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or email:

if to Brookfield:

[Address]

Attention:    [●]
Facsimile:     [●]
E-mail :          [●]

if to TERP:

[TerraForm Power, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814

Attention:    General Counsel
[●]
Fax number: +1 240 264 8100]
E-mail :          [●]

or to such other persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above.  Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; on the next business day after deposit with an overnight courier, if sent by an overnight courier; when sent by email if sent by email.

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4.3	Authority

Each of the parties hereto represents to the other that (i) it has the corporate or partnership power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.4	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use commercially reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

4.5	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

TERRAFORM POWER, INC.

By:
Name:
Title:

[BROOKFIELD]

By:
Name:
Title:

EXHIBIT G

Form of Incentive Distribution Rights Transfer Agreement

EXECUTION VERSION

INCENTIVE DISTRIBUTION RIGHTS TRANSFER AGREEMENT

This INCENTIVE DISTRIBUTION RIGHTS TRANSFER AGREEMENT (this “Agreement”) is made, executed and delivered as of this sixth day of March, 2017, by and between TerraForm Power, LLC, a Delaware limited liability company (the “Company”), TerraForm Power, Inc., a Delaware Corporation (“TERP Inc.”), SunEdison, Inc., a Delaware corporation (“SunEdison”), SunEdison Holdings Corporation, a Delaware Corporation and SunE ML 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of SunEdison Holdings (collectively, the “SUNE IDR Holders”) and BRE Delaware Inc., a Delaware corporation (“Brookfield IDR Holder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, TERP Inc., Orion US Holdings 1 L.P., a Delaware limited partnership (“Sponsor”) and BRE TERP Holdings Inc., a Delaware corporation and a wholly‑owned subsidiary of Sponsor have entered into the Merger and Sponsorship Transaction Agreement, dated as of March 6, 2017 (the “Sponsor Transaction Agreement”) and the parties hereto view this Agreement as a key component of the overall relationship between the parties to the Sponsor Transaction Agreement contemplated thereby;

WHEREAS, SUNE IDR Holders currently hold all of the incentive distribution rights (the “IDRs”) in the Company pursuant to the Amended and Restated Limited Liability Company Agreement, dated and effective as of July 23, 2014, as amended (the “TERP LLC Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, TERP Inc. and the Company have entered into a global settlement agreement with SunEdison and the other parties named therein (the “Settlement Agreement”);

WHEREAS, the Company wishes to designate Brookfield IDR Holder as its designee for the delivery of IDRs by SUNE IDR Holders contemplated in Section 2(d) of the Settlement Agreement on Settlement Effective Date (as defined in the Settlement Agreement and which, for the avoidance of doubt, is the same time as the Effective Time as defined in the Sponsor Transaction Agreement) (such delivery of IDRs, the “Transfer”);

WHEREAS, SUNE IDR Holders desire to make the Transfer to Brookfield IDR Holder on the terms and conditions set forth in this Agreement in exchange for the consideration to be received by SunEdison pursuant to Section 2(d) of the Settlement Agreement (the “Consideration”);

WHEREAS, pursuant to Section 3.9 of the TERP LLC Agreement, there exist certain restrictions on the transferability of the IDRs by SUNE IDR Holders (the “Transfer Restrictions”) which restrictions are waivable pursuant to Section 9.4 of the TERP LLC Agreement with the approval of the LLC Conflicts Committee (as defined in the TERP LLC Agreement) pursuant to Section 6.1(d) of the TERP LLC Agreement, and the approval for such waiver has been received from such LLC Conflicts Committee; and

WHEREAS, immediately following the Effective Time and following the Transfer of IDRs contemplated hereunder, the Company intends to enter into an amendment to the TERP LLC Agreement (the “LLC Amendment”) in substantially the form attached to the Sponsor Transaction Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1          Capitalized terms not defined herein shall have the meaning assigned to them in the Sponsor Transaction Agreement.

ARTICLE II

THE TRANSFER

Section 2.1          Transfer of Ownership of the IDRs.  In exchange for the Consideration, SUNE IDR Holders hereby agree that, immediately following the Effective Time they shall sell, assign and transfer to Brookfield IDR Holder all of SUNE IDR Holders’ rights, title and interest in and to all of the IDRs free and clear of all Liens, and with all rights now or hereafter becoming attached or accruing thereto.

Section 2.2          Effective Time.  Notwithstanding anything to the contrary in the TERP LLC Agreement, the Transfer shall be effective immediately following Effective Time without any further action by any party hereto.

Section 2.3          Effect of Transfer.  The parties hereto acknowledge and agree that upon the effectiveness of the Transfer, Brookfield IDR Holder shall assume all of the rights and obligations accruing to the IDRs as of and following the Effective Time (but not any liabilities or obligations existing prior to the Effective Time, which will remain with SUNE IDR Holders).

ARTICLE III

WAIVER OF THE TRANSFER RESTRICTIONS

Pursuant to Section 9.4 of the TERP LLC Agreement, TERP Inc., acting in its capacity as managing member of the Company and upon direction by the LLC Conflicts Committee (as defined in the TERP LLC Agreement) pursuant to Section 6.1(d) of the TERP LLC Agreement, hereby waives, solely in respect of the Transfer as contemplated herein, any restrictions on transferability of the IDRs by SunEdison and any requirements set forth in the TERP LLC Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUNEDISON AND SUNE IDR HOLDERS

Section 4.1          SunEdison and SUNE IDR Holders hereby represent and warrant to Brookfield IDR Holder and the Company that, on the date hereof and at the Effective Time:

(a)          Interests.  SUNE IDR Holders are, and as of the Effective Time will be, the sole record and beneficial holders of the IDRs and the IDRs are free and clear of all liens, security interests, encumbrances, agreements or other restrictions on the transfer thereof (“Liens”), other than (i) the Transfer Restrictions, and (ii) Liens (including adequate protection liens) securing the obligations under, and restrictions set forth in, the Loan Documents, the Prepetition First Lien Loan Documents and the Prepetition Second Lien Documents (as such terms are defined in that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016, among SunEdison, Deutsche Bank AG New York Branch, in its capacity as the administrative agent, and the lenders and other financial institutions party thereto from time to time, as may be amended, restated, supplemented, modified, extended, replaced or refinanced from time to time), which Liens and restrictions shall be released at the Effective Time.

(b)          Authority.  (i) Each of SunEdison and each SUNE IDR Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company or other power and authority to execute and deliver this Agreement and perform its respective obligations under this Agreement, and (ii) the execution, delivery and performance by each of SunEdison and each SUNE IDR Holder of its obligations under this Agreement and the consummation of the Transfer have been duly authorized by all necessary action on the part of each of SunEdison and each SUNE IDR Holder, and no other actions or proceedings on the part of each of SunEdison and each SUNE IDR Holder are necessary to authorize and approve this Agreement, other than the entry by the Bankruptcy Court of the Final Order.

(c)          Validity.  This Agreement has been duly executed and delivered by each of SunEdison and each SUNE IDR Holder and constitutes a legal, valid and binding agreement of each of SunEdison and each SUNE IDR Holder, enforceable against each such party in accordance with its terms, subject to the entry by the Bankruptcy Court of the Final Order.

(d)          No Conflict.  Each of SunEdison and each SUNE IDR Holder’s  execution, delivery and performance (when such performance is due) of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to any such party or any of its subsidiaries or its or its subsidiaries’ certificates of incorporation or bylaws or other organizational documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which each such party or any of its subsidiaries is a party, subject to the entry by the Bankruptcy Court of the Final Order.

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(e)          Authorization of Governmental Entity.  No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority or regulatory body is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each of SunEdison and each SUNE IDR Holder of this Agreement, other than the entry by the Bankruptcy Court of the Final Order.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BROOKFIELD IDR HOLDER

Section 5.1          Brookfield IDR Holder hereby represents and warrants to the Company (and, in the case of clauses (d), (e), (f) and (g) to SunEdison and the SUNE IDR Holders) that, as of the date hereof and as of the Effective Time:

(a)          Securities Laws.  (i) Brookfield IDR Holder is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act; (ii) Brookfield IDR Holder is purchasing the IDRs for its own account without a view to distribution of such IDRs; and (iii) Brookfield IDR Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a purchase of IDRs and has determined that the IDRs are a suitable investment both in the nature and the amount of the IDRs being acquired.

(b)          Plan Assets. The execution of this Agreement and the effectiveness of the Transfer shall not cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time.

(c)          Disqualified Person.  Brookfield IDR Holder is not a Disqualified Person.

(d)          Authority.  (i) Brookfield IDR Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite corporate, partnership, limited liability company or other power and authority to execute and deliver this Agreement and the LLC Amendment and perform its respective obligations under this Agreement and the LLC Amendment, including, for the avoidance of doubt, the capacity to hold the IDRs, and (ii) the execution, delivery of and performance by the Brookfield IDR Holder of its obligations under this Agreement and the consummation of the Transfer have been duly authorized by all necessary action on its part, and no other actions or proceedings on its part are necessary to authorize and approve this Agreement.

(e)          Validity.  This Agreement has been duly executed and delivered by Brookfield IDR Holder and constitutes a legal, valid and binding agreement of Brookfield IDR Holder, enforceable against it in accordance with its terms.

(f)          No Conflict.  Brookfield IDR Holder’s execution, delivery and performance (when such performance is due) of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to its certificates of incorporation or bylaws or other organizational documents, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party.

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(g)          Authorization of Governmental Entity.  No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority or regulatory body is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by Brookfield IDR Holder of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1          Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, in the case of SunEdison and the SUNE IDR Holders, this Agreement shall be binding upon entry by the Bankruptcy Court of the Final Order approving this Agreement.

Section 6.2          TERP Inc.  TERP Inc. is a party to this agreement solely for purpose granting the waiver set out in Article III hereof.

Section 6.3          Survival.  Upon the effectiveness of the Transfer, all the representations, warranties, covenants and agreements of set forth in this Agreement shall terminate, except this Article VI and the representations and warranties set out in Article IV and Article V hereof.

Section 6.4          Further Assurances.  Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of implementing the provisions of this Agreement in effect at such time.

Section 6.5          Invalidity of Provisions.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.  To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.  The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

Section 6.6          Entire Agreement.  This Agreement represents the entire agreement between the parties hereto pertaining to the subject matter herein.  There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement.  No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement by any party to this Agreement or its respective directors, officers, employees or agents, to any other party to this Agreement or its respective directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact.  Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

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Section 6.7          Waiver, Amendment.  Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the parties hereto.  It is acknowledged that any such execution of an amendment or waiver by the Company will be subject to approval by the Conflicts Committee.  No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.  A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right.  A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

Section 6.8          GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 6.9          Venue and Personal Jurisdiction.  The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such Court declines to accept jurisdiction over a particular matter, any Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that such courts are an inconvenient forum, or that the venue of such courts may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such a Delaware Court of Chancery or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.12 shall be valid, effective and sufficient service thereof.

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Section 6.10        WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.11        Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor.  Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether at law or in equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.  In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.  Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.12        Notices.  Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first class mail, by e-mail or other means of electronic communication.  Any such notice or other communication, if mailed by prepaid first class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the third Business Day after the post marked date thereof, or if sent by e-mail or other means of electronic communication, will be deemed to have been received at the time of sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address will also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lock out or otherwise, notices or other communications will be delivered by hand or sent by e-mail or other means of electronic communication and will be deemed to have been received in accordance with this section.  Notices and other communications will be addressed as follows:

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if to SunEdison Inc. or the SUNE IDR Holders, to:

SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri  63043
Attn:	General Counsel

(with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Attn:	Jay M. Goffman and J. Eric Ivester
Email:	jay.goffman@skadden.com
 eric.ivester@skadden.com)

if to Brookfield IDR Holder:

Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention:	Jennifer Mazin
Telephone:	(416) 363-9491
Email:	jennifer.mazin@brookfield.com;

(with a copy to (which shall not constitute notice)

Cravath, Swaine & Moore LLP
825 Eighth Avenue, New York, NY  10019
Attention:	Richard Hall
Facsimile:	(212) 474-3700
Telephone:	(212) 474-1000
Email:	rhall@cravath.com)

if to the Company or the TERP Inc.:

TerraForm Power, LLC
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:	General Counsel
Telephone:	(240) 762-7727
Email:	SDeschler@terraform.com

(with a copy to (which shall not constitute notice)

8

Sullivan & Cromwell LLP,
125 Broad Street, New York, NY  10004
Attention:	Joseph B. Frumkin Inosi M. Nyatta
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000
Email:	frumkinj@sullcrom.com nyattai@sullcrom.com)

Section 6.13          Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e. “ pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.14          No Third Party Beneficiaries.  The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the parties to which they are expressly made, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto.  Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.15          Interpretation; Construction.

(a)          The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)          The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 6.16          Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of the other parties.  No assignment by any party shall relieve such party of any of its obligations under this Agreement.  Any purported assignment in violation of this Agreement is void.

[Signature Page to Follow]

9

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as the date first written above.

SUNEDISON, INC.

By
Name:
Title:

SUNEDISON HOLDINGS CORPORATION, as SUNE IDR Holder

By
Name:
Title:

SUNE ML 1, LLC, as SUNE IDR Holder

By
Name:
Title:

BRE DELAWARE INC., as Brookfield IDR Holder

By
Name:
Title:

Signature Page to Incentive Distribution Rights Transfer Agreement

TERRAFORM POWER, LLC, as Company

By:	TerraForm Power, Inc., its Managing Member

By
Name:
Title:

TERRAFORM POWER, INC.

By
Name:
Title:

Signature Page to Incentive Distribution Rights Transfer Agreement

EXHIBIT H

Form of Second Amended and Restated TERP LLC Operating Agreement

AGREED FORM

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

TerraForm Power, LLC

Dated and effective as of

[●], 2017

THE LIMITED LIABILITY COMPANY INTERESTS IN TERRAFORM POWER, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

AGREED FORM

TABLE OF CONTENTS

i

ii

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
TERRAFORM POWER, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of TerraForm Power, LLC, a Delaware limited liability company (the “Company”), dated and effective as of [●], 2017 (the “Effective Date”), is made by and among the Members (as defined herein).

WHEREAS, as of February 14, 2014, SunEdison Holdings Corporation (“SunEdison Holdings”), a Delaware corporation and the stockholder of TerraForm Power, Inc., a Delaware corporation (“TERP Inc.”), formed TerraForm Power, LLC under the Act by executing the Limited Liability Company Agreement of TerraForm Power, LLC, which was amended and restated on March 24, 2014 (as so amended and restated, the “Initial Agreement”) and filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware, at which time SunEdison Holdings was issued one Unit (the “Existing Units”);

WHEREAS, as of July 23, 2014, the Initial Agreement was amended and restated (as so amended and restated and as further amended from time to time prior to the Effective Date, the “Prior Agreement”) in connection with TERP Inc.’s initial public offering and sale of shares of Class A Common Stock to provide for, among other things, the designation of TERP Inc. as the Managing Member of the Company and to create additional classes of limited liability company interests of the Company and reclassify the Existing Units into Class B Units (as defined in the Prior Agreement) representing equity interests in the Company, which were held by SunEdison Holdings and/or its Affiliates;

WHEREAS, concurrently with the execution and delivery of the Merger and Sponsorship Transaction Agreement, dated as of [●], 2017 (the “Sponsor Transaction Agreement”), by and among TERP Inc., Orion US Holdings 1 L.P., a Delaware limited partnership (“Sponsor”), and [Merger Sub], a Delaware corporation and a wholly‑owned subsidiary of Sponsor (“Merger Sub”), the Company has entered into a global settlement agreement with SunEdison, Inc. (“SunEdison”) and the other parties named therein (the “Settlement Agreement”);

WHEREAS, pursuant to the terms and conditions of the Settlement Agreement and the Sponsor Transaction Agreement, immediately prior to the Effective Time (as defined in the Sponsor Transaction Agreement) all of the Class B Units representing equity interests in the Company held by SunEdison and its Controlled Affiliates were exchanged for shares of Class A Common Stock and, at the Effective Time, all shares of Class B Common Stock of TERP Inc. (as defined in the Prior Agreement) held by SunEdison and its Controlled Affiliates were automatically redeemed and retired, and there were no Class B-1 Units outstanding;

WHEREAS, pursuant to the Incentive Distribution Rights Transfer Agreement, dated as of [●], 2017, by and between the Company, TERP Inc., SunEdison, SunEdison Holdings Corporation, a Delaware Corporation and SunE ML 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of SunEdison Holdings (collectively, the “SUNE IDR Holders”), Brookfield and BRE Delaware Inc., a Delaware corporation (“Brookfield IDR Holder”), all of the IDRs (as defined herein) held by SUNE IDR Holders, were transferred to Brookfield IDR Holder, effective upon the Effective Time; and

WHEREAS, the Members desire to amend and restate the Prior Agreement, effective immediately following the Effective Time, in connection with the consummation of the transactions set forth in the Sponsor Transaction Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and provisions hereinafter contained, the Members hereby adopt the following:

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.

As used in this Agreement, the following terms have the following meanings:

“AAA” has the meaning set forth in Section 3.8.

“Act” means the Delaware Limited Liability Company Act, as amended.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 7.4 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year, are reasonably expected to be allocated to such Member in subsequent years under Section 706(d) of the Code and Treasury Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Unit shall be the amount that such Adjusted Capital Account would be if such Unit were the only interest in the Company held by such Member from and after the date on which such Unit was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.3(c)(i) or Section 3.3(c)(ii).

“Affiliate” means, with respect to any Person, any Person directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

“Agreed Value” of any Contributed Property means the Fair Market Value of such property or other consideration at the time of contribution as determined by the Managing Member. The Managing Member shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single transaction or series of related transactions among each separate property on a basis proportional to the Fair Market Value of each Contributed Property.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not admitted to the Company as a Member.

“Bankruptcy” means, with respect to any Person, (a) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Brookfield” means Brookfield Asset Management Inc.

“Brookfield IDR Holder” has the meaning set forth in the recitals hereof.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.3 of this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of any cash or cash equivalents or the Fair Market Value of other property contributed or deemed to be contributed to the Company by such Member with respect to any Unit or other Equity Securities issued by the Company (net of liabilities assumed by the Company or to which such property is subject).

“Carrying Value” means (a) with respect to a Contributed Property, subject to the following sentence, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, subject to the following sentence and Section 3.3(b)(iv), the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.3(c)(i) and Section 3.3(c)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

“Certificate” means the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware.

“Chosen Courts” has the meaning set forth in Section 9.2(c).

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of TERP Inc.

“Class A Member” means a holder of Class A Units as relates to the ownership of such Units, executing this Agreement as a Class A Member or hereafter admitted to the Company as a Class A Member as provided in this Agreement, but does not include any Person who has ceased to be a Member.

“Class A Unit” means a Unit representing a fractional part of the equity interest in the Company having the rights and obligations specified with respect to the Class A Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Group” means collectively the Company and its Subsidiaries.

“Company Group Member” means a member of the Company Group.

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“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).

“Control” (including the correlative terms “Controlled by” and “Controlling”) means, when used with reference to any Person, the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” of any Person means any other Person Controlled by such Person.

“Contributed Property” means any property contributed to the Company by a Member.

“Credit Facilities” means one or more debt facilities (including, without limitation, commercial paper facilities, note purchase agreements, security agreements, mortgages, debentures and indenture) or other forms of indebtedness, in each case, with banks, other institutional lenders or trustees or any other Persons, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, notes or other borrowings in each case, as amended, restated, modified, renewed, refunded, restructured, increased, supplemented, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (whether upon or after termination or otherwise).

“Disqualified Person” means (a) any federal, state or local government or any possession of the United States (including any political subdivision, agency or instrumentality thereof), (b) any Indian tribal government described in Section 7701(a)(40) of the Code, (c) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (d) any entity referred to in Section 54(j)(4) of the Code, (e) any Person described in Section 50(d)(1) of the Code, (f) any Person described in Treasury Regulations Section 1.48-4(a)(1)(v), (g) any “foreign person or entity” as that term is defined in Section 168(h)(2)(C) of the Code (other than a foreign partnership or foreign pass-through entity), unless (with respect to every property owned by the Company and each partnership or pass-through entity in which the Company has a direct or indirect beneficial interest) such Person is a foreign person or entity that is subject to U.S. federal tax on more than fifty percent (50%) of the gross income for each taxable year derived by such Person from the use of such property and thus qualifies for the exception of Section 168(h)(2)(B) of the Code, (h) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code and any “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code if such entity has not made the election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years), or (i) any partnership or pass-through entity, as such terms are used in Section 168(h)(6)(E) of the Code and the Section 1603 Program Guidance (including a disregarded entity or a foreign partnership or a foreign pass-through entity, but excluding a “real estate investment trust” as defined in Section 856(a) of the Code and a cooperative organization described in Section 1381(a) of the Code, neither of which shall constitute a pass-through entity for purposes of this clause (i)), any direct or indirect partner (or other holder of an equity or profits interest) of which is described in any of clauses (a) through (h) above unless such Person owns such direct or indirect interest in the partnership or pass-through entity through a taxable C corporation (as that term is used in the Section 1603 Program Guidance) that either (i) is not a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code or (ii) is a “tax-exempt controlled entity” that has made an election under Section 168(h)(6)(F)(ii) of the Code for all applicable taxable years.”

“Economic Risk of Loss” has the meaning set forth in Section 5.1(b)(vi).

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Equity Securities” means, as applicable, (i) any capital stock, limited liability company or membership interests, partnership interests, or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interests, or other equity interest or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, limited liability company or membership interests, partnership interest, other equity interest or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, limited liability company or membership interests, partnership interest, other equity interests or securities containing any profit participation features, (iv) any equity appreciation rights, phantom equity rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination, recapitalization, merger, consolidation or other reorganization.

4

“Estimated Incremental Quarterly Tax Amount” has the meaning set forth in Section 4.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

“Existing Units” has the meaning set forth in the recitals of this Agreement.

“Fair Market Value” means, with respect to any assets or securities, the fair market value for such assets or securities as determined in good faith by the Managing Member in its sole discretion.

“First Target Distribution” means $0.93 per share of Class A Common Stock, subject to adjustment in accordance with Section 4.5.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

“GAAP” means accounting principles generally accepted in the United States of America as in effect as of the applicable date of determination.

“HSR Act” has the meaning set forth in Section 7.2(f).

“IDR” means a non-voting Membership Interest that will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to such IDR and to the holder of such IDR (and no other rights otherwise available to or other obligations of a holder of a Membership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an IDR shall not be entitled to vote such IDR on any matter except as may otherwise be required by law or provided for in this Agreement.

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“Incremental Income Taxes” has the meaning set forth in Section 4.6.

“Indemnitees” means (a) any Person who is or was a member, partner, shareholder, director, officer, fiduciary or trustee of the Company, the Managing Member or any other Affiliate of the Company, (b) any Person who is or was serving at the request of the Managing Member as an officer, director, member, partner, fiduciary or trustee of another Person, in each case, acting in such capacity (provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services) and (c) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement.

“Independent Conflicts Committee” means the Conflicts Committee of the board of directors of TERP Inc.

“Initial Agreement” has the meaning set forth in the recitals hereof.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Managing Member” means, initially, TERP Inc. (and any assignee to which the managing member of the Company Transfers all Units held by such managing member of the Company that is admitted to the Company as the managing member of the Company), in its capacity as the managing member of the Company.

5

“Master Services Agreement” means the Master Services Agreement, dated as of [●], 2017, by and between Brookfield, certain of its Affiliates, and TERP Inc., the Company and TerraForm Power Operating, LLC, as may be modified, amended, supplemented and restated from time to time.

“Member” means each Person listed on the Schedule of Members on the date hereof (including the Managing Member) and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth for the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning set forth for the term “partner nonrecourse deduction” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interests” means, collectively, the limited liability company interests of the Members in the Company as represented by Units and IDRs.

“Membership Interest Certificate” has the meaning set forth in Section 3.7(b)(i).

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.3(b) and shall not include any items specially allocated under Section 5.1(b).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.3 and shall not include any items specially allocated under Section 5.1(b).

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

“Offer Notice” has the meaning set forth in Section 3.8.

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.

“Percentage Interest” means, with respect to any Member as of any date of determination, the product obtained by multiplying 100% by the quotient obtained by dividing the number of Units held by such Member by the total number of all outstanding Units.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust, association or other unincorporated organization or other entity, including any government or any agency or political subdivision thereof.

“Prior Agreement” has the meaning set forth in the recitals hereof.

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“Proceeding” has the meaning set forth in Section 6.4(a).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Required Allocations” has the meaning set forth in Section 5.1(b)(ix)(A).

“ROFR Election Period” has the meaning set forth in Section 3.8.

“Schedule of Members” has the meaning set forth in Section 3.1(b).

“Second Target Distribution” means $1.05 per share of Class A Common Stock, subject to adjustment in accordance with Section 4.5.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder as in effect from time to time.

“Settlement Agreement” has the meaning set forth in the recitals hereof.

“Sponsor” has the meaning set forth in the recitals hereof.

“Sponsor Line Agreement” means the senior secured credit line agreement entered into by [●], [●] and [●], dated as of [●].

“Sponsor Transaction Agreement” has the meaning set forth in the recitals hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof that is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.4 with all the rights of a Member and who is shown as a Member on the Schedule of Members.

“Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (ii) assignee for the benefit of the creditors of, or (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of.

“SunEdison” has the meaning set forth in the recitals hereof.

“SunEdison Holdings” has the meaning set forth in the recitals hereof.

“SUNE IDR Holders” has the meaning set forth in the recitals hereof

“Target Distributions” means the First Target Distribution and the Second Target Distribution.

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“Tax Matters Member” has the meaning set forth in Section 8.4(d).

“Transfer” means sell, assign, convey, contribute, distribute, give, or otherwise transfer, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or any act of the foregoing, including any Transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring Member,” “Transferor Member,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transferring Holder” has the meaning set forth in Section 3.8.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class A Units and any other series of limited liability company interests in the Company denominated as “Units” that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under Section 3.3(c)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(c) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.3(c) as of such date) over (b) the Fair Market Value of such property as of such date (as determined under Section 3.3(c)).

Section 1.2             Other Definitions. Other terms defined herein have the meanings so given them.

Section 1.3             Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, all references to “including” shall be construed as meaning “including without limitation” and all references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part for all purposes.

ARTICLE II
ORGANIZATIONAL AND OTHER MATTERS

Section 2.1             Formation. The Company was formed as a Delaware limited liability company on February 14, 2014 under the Act by executing the Limited Liability Company Agreement of TerraForm Power, LLC, which was amended and restated on March 24, 2014, amended and restated on July 23, 2014 and further amended from time to time prior to the Effective Date. The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. This Agreement is the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act. To the extent that this Agreement is inconsistent in any respect with the Act, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2             Name. The name of the Company is “TerraForm Power, LLC” and the business of the Company shall be conducted under that name, or under any other name adopted by the Managing Member in accordance with the Act. Subject to the Act, the Managing Member may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

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Section 2.3             Limited Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and a Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

Section 2.4             Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company in the State of Delaware shall be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent designated in the Certificate or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The registered office of the Company in the United States shall be at the place specified in the Certificate, or such other place(s) as the Managing Member may designate from time to time. The Company may have such other offices as the Managing Member may determine appropriate.

Section 2.5            Purpose; Powers. The Company may carry on any lawful business, purpose or activity permitted by the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Subject to the provisions of this Agreement and except as prohibited by the Act, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 2.6             Existing and Good Standing; Foreign Qualification. The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.7             Term. The Company commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware, and shall continue in existence until it is liquidated or dissolved in accordance with this Agreement and the Act.

Section 2.8             No State Law Partnership.

(a)           The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as is set forth in the following sentence of this Section 2.8(a), and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, as of the date TERP Inc. first becomes a Member, and each Member, Assignee and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with such treatment.

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(b)          So long as the Company is treated as a partnership for federal income tax purposes, to ensure that Units are not traded on an established securities market within the meaning of Treasury Regulations Section 1.7704- 1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein, (i) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and (ii) the Company shall not recognize any Transfer made on any such market by: (A) redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or (B) admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

Section 2.9             Admission. Brookfield IDR Holder is hereby admitted as a Member of the Company upon its execution of a counterpart signature page to this Agreement and, as of the date hereof, the Members of the Company are TERP Inc. and Brookfield IDR Holder.

ARTICLE III
MEMBERS; CAPITALIZATION

Section 3.1             Members; Units.

(a)           Limited Liability Company Interests. Interests in the Company shall be represented by Units, or such other Equity Securities in the Company, or such other Company securities, in each case as the Managing Member may establish in its sole discretion in accordance with the terms hereof. As of the Effective Date, the Units are comprised of one Class: “Class A Units.”

(b)           Schedule of Units; Schedule of Members. The Company shall maintain a schedule setting forth (i) the name and address of each Member, (ii) the number of Units (by Class) and/or percentage of IDRs owned of record by such Member, (iii) the aggregate number of outstanding Units by Class (including rights, options or warrants convertible into or exchangeable or exercisable for Units), and (iv) the aggregate amount of cash Capital Contributions that have been made by each of the Members and the Fair Market Value of any property other than cash contributed by each of the Members with respect to such Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which Contributed Property is subject) (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit or other Equity Security in the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(c)           Class A Units. Class A Units shall only be issuable to TERP Inc. The Schedule of Members sets forth the identity of all Class A Members and the number of Class A Units held by each Class A Member.

(d)           Disqualified Persons. Each Member hereby represents, warrants and acknowledges to the Company that such Member is not a Disqualified Person. Each Member hereby agrees that such Member shall not become a Disqualified Person and such Member shall deliver to the Company, on the last day of each calendar quarter, a Section 1603 Certification in the form set forth in Exhibit B.

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Section 3.2             Authorization and Issuance of Additional Units.

(a)           Subject to the limitations on issuing additional Units set forth in this Agreement (including Section 7.4) and any applicable listing exchange requirements, the Managing Member, with the vote or consent of the holders of a majority in interest of the IDRs (other than in the case of an issuance of additional Class A Units), may issue additional Classes of Units, other Equity Securities in the Company or other Company securities from time to time with such rights, obligations, powers, designations, preferences and other terms, which may be different from, including senior to, any then existing or future Classes of Units, other Equity Securities in the Company or other Company securities, as the Managing Member shall determine from time to time, with the vote or consent of the holders of a majority in interest of the IDRs, including (i) the right of such Units, other Equity Securities in the Company or other Company securities to share in Net Income and Net Loss or items thereof, (ii) the right of such Units, other Equity Securities in the Company or other Company securities to share in Company distributions, (iii) the rights of such Units, other Equity Securities or other Company securities upon dissolution and liquidation of the Company, (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units, other Equity Securities in the Company or other Company securities (including sinking fund provisions), (v) whether such Units, other Equity Securities in the Company or other Company securities are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange, (vi) the terms and conditions upon which such Units, other Equity Securities in the Company or other Company securities will be issued, evidenced by certificates or assigned or transferred, (vii) the terms and conditions of the issuance of such Units, other Equity Securities in the Company or other Company securities (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue Units, other Equity Securities in the Company or other Company securities for less than Fair Market Value), and (viii) the right, if any, of the holder of such Units, other Equity Securities in the Company or other Company securities to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units, other Equity Securities in the Company or other Company securities. The Managing Member, with the vote or consent of each holder of an IDR, but subject to Section 3.1(c) and any applicable listing exchange requirements, is authorized (i) to issue any Units, other Equity Securities in the Company or other Company securities of any such newly established Class, and (ii) to amend this Agreement to reflect the creation of any such new series, the issuance of Units, other Equity Securities in the Company or other Company securities of such series, and the admission of any Person as a Member which has received Units or other Equity Securities of any such Class, in accordance with this Section 3.2, Section 7.4 and Section 9.4. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units and any other series of Units that may be established in accordance with this Agreement.

(b)           If TERP Inc. issues another class or series of equity securities (other than Class A Common Stock), the Company shall authorize and issue in accordance with Section 3.2(b)(i) of this Agreement, and TERP Inc. will use the net proceeds therefrom to purchase, an equal number of membership interests with designations, preferences and other rights and terms that are substantially the same as those of TERP Inc.’s newly-issued equity securities.

(c)           In the event TERP Inc. issues shares of Class A Common Stock that are subject to forfeiture or cancellation (e.g., restricted stock), the corresponding Class A Unit will be issued subject to similar forfeiture or cancellation provisions.

(d)           In the event TERP Inc. elects to redeem any shares of its Class A Common Stock or any other class or series of its equity securities for cash, the Company will, immediately prior to such redemption, redeem an equal number of Class A Units or any other Units of the corresponding classes or series, upon the same terms and for the same price as the shares of Class A Common Stock or other equity securities of TERP Inc. so redeemed.

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Section 3.3             Capital Account.

(a)           The Managing Member shall maintain for each Member owning Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Units pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1, and decreased by (x) the amount of cash or Fair Market Value of all actual and deemed distributions of cash or property made with respect to such Units pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.3(b) and allocated with respect to such Units pursuant to Section 5.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including, without limitation, adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulations, the Managing Member, without the consent of any other Person, may make such modification, notwithstanding the terms of this Agreement; provided that it is not likely to have a material effect on the amounts distributed or distributable to any Person pursuant to Article VII hereof upon the dissolution of the Company. The Managing Member, without the consent of any other Person, also shall (i) make any adjustments, notwithstanding the terms of this Agreement, that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications, notwithstanding the terms of this Agreement, in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)           For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article V and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); provided, that:

(i)             Solely for purposes of this Section 3.3, the Company shall be treated as owning directly its proportionate share (as determined by the Managing Member) of all property owned by any partnership, limited liability company, unincorporated business or other entity or arrangement that is classified as a partnership or disregarded entity for federal income tax purposes, of which the Company is, directly or indirectly, a partner (in the case of a partnership) or owner (in the case of a disregarded entity).

(ii)            Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii)           Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(iv)           In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 3.3(c) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(g)(3) and 1.704-3(a)(6)(i) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Managing Member may adopt.

(c)           If a Member Transfers an interest in the Company to a new or existing Member, the Transferee Member shall succeed to that portion of the Transferor’s Capital Account that is attributable to the Transferred interest. Any reference in this Agreement to a Capital Contribution of, or distribution to, a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of the interest of such former Member Transferred to such successor Member. In addition, the following shall apply:

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(i)             In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Managing Member using such method of valuation as it may adopt; provided, however, that the Managing Member, in arriving at such valuation, must take fully into account the Fair Market Value of the Units of all Members at such time. The Managing Member shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a Fair Market Value for individual properties.

(ii)            In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Unit), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its Fair Market Value, and had been allocated to the Members, at such time, pursuant to Section 5.1 in the same manner as a corresponding item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and Fair Market Value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Article VII or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.3(c) or (B) in the case of a liquidating distribution pursuant to Article VII, be determined and allocated by the Person winding up the Company pursuant to Section 7.2(c) using such method of valuation as it may adopt.

(iii)           The Managing Member may make the adjustments described in this Section 3.3(c) in the manner set forth herein if the Managing Member determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members, including Members who received Units in connection with the performance of services to or for the benefit of the Company (provided that any such adjustment that adversely affects a Member may only be made with the express written consent of such Member).

(d)          Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Managing Member may make such modification,(provided that any such modification that adversely affects a Member may only be made with the express written consent of such Member).

Section 3.4             No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

Section 3.5             Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

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Section 3.6             No Right of Partition. To the fullest extent permitted by law, no Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its Subsidiaries.

Section 3.7             Non-Certification of Units and IDRs; Legend; Units are Securities.

(a)           Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Member representing the Units or IDRs held by such Member.

(b)           If the Managing Member determines that the Company shall issue certificates representing Units or IDRs to any Member, the following provisions of this Section 3.7 shall apply:

(i)             The Company shall issue one or more certificates in the name of such Person in such form as it may approve, subject to Section 3.7(b)(ii) (a “Membership Interest Certificate”), which shall evidence the ownership of the Units or IDRs represented thereby. Each such Membership Interest Certificate shall be denominated in terms of the number of Units or percentage of IDRs evidenced by such Membership Interest Certificate and shall be signed by the Managing Member or an Officer on behalf of the Company.

(ii)            Each Membership Interest Certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES [AN][A] [INCENTIVE DISTRIBUTION RIGHT/UNIT] REPRESENTING AN INTEREST IN TERRAFORM POWER, LLC AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND SHALL BE GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8- 102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) THE CORRESPONDING PROVISIONS OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THE LIMITED LIABILITY COMPANY INTERESTS IN TERRAFORM POWER, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW); AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THE LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME. THE INTERESTS IN TERRAFORM POWER, LLC REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TERRAFORM POWER, LLC, DATED AS OF [●], 2017, BY AND AMONG EACH OF THE MEMBERS FROM TIME TO TIME PARTY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “LIMITED LIABILITY COMPANY AGREEMENT”).

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(iii)           Each Unit and IDR shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(iv)           The Company shall issue a new Membership Interest Certificate in place of any Membership Interest Certificate previously issued if the holder of the Units or IDRs represented by such Membership Interest Certificate, as reflected on the books and records of the Company:

(A)	makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Interest Certificate has been lost, stolen or destroyed;

(B)
requests the issuance of a new Membership Interest Certificate before the Company has notice that such previously issued Membership Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)
if requested by the Company, delivers to the Company such security, in form and substance satisfactory to the Company, as the Managing Member may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Interest Certificate; and

(D)	satisfies any other reasonable requirements imposed by the Company.

(v)           Upon a Member’s Transfer in accordance with the provisions of this Agreement of any or all Units represented by a Membership Interest Certificate, the Transferee of such Units shall deliver such Membership Interest Certificate, duly endorsed for Transfer by the Transferee, to the Company for cancellation, and the Company shall thereupon issue a new Membership Interest Certificate to such Transferee for the number of Units or percentage of IDRs being Transferred and, if applicable, cause to be issued to such Transferring Member a new Membership Interest Certificate for the number of Units or percentage of IDRs that were represented by the canceled Membership Interest Certificate and that are not being Transferred.

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Section 3.8             Transferability of IDRs.  Except for a Transfer to Brookfield or a Controlled Affiliate of Brookfield that is not a Disqualified Person and is not the sole remaining partner of the Company for U.S. tax purposes, at least 30 Business Days prior to making any Transfer of any IDRs, the Transferring holder thereof (the “Transferring Holder”) shall give written notice (an “Offer Notice”) to the Company. The Offer Notice shall disclose in reasonable detail the amount of IDRs to be Transferred, the price of the IDRs being Transferred, the other terms and conditions of the Transfer and the identity, background and ownership (if applicable) of the proposed Transferee(s), and the Offer Notice shall constitute a binding offer to sell such IDRs described therein to the Company on the terms and conditions provided in this Section 3.8. The Company may elect to purchase (directly or through a designee) all (but not less than all) of the IDRs to be Transferred upon the same terms and conditions as those set forth in the Offer Notice by giving written notice of such election to the Transferring Holder within 20 Business Days after the Offer Notice has been given to the Company (the “ROFR Election Period”). If the Company has not elected during the ROFR Election Period to purchase all of the IDRs specified in the Offer Notice, the Transferring Holder may Transfer the IDRs specified in the Offer Notice to the Transferee(s) specified therein at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Offer Notice during the 30-day period immediately following the ROFR Election Period. Any IDRs not Transferred within such 30-day period shall again be subject to the provisions of this Section 3.8 with respect to any subsequent Transfer. If the Company has elected during the ROFR Election Period to purchase IDRs from the Transferring Holder hereunder, the Transfer of such IDRs shall be consummated as soon as practicable after the election notice(s) have been given to the Transferring Holder, but in any event within 30 days after the expiration of the ROFR Election Period. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction. In no event may any IDRs be issued or transferred to a Disqualified Person or to the sole remaining partner of the Company for U.S. tax purposes. Any Transferee to whom IDRs are Transferred in accordance with this Section 3.8 (including Controlled Affiliates of Brookfield) shall be admitted as a Member in accordance with Section 7.4. The provisions of this Section 3.8 shall not prohibit Brookfield (or its Controlled Affiliates) from pledging any IDRs held by any of them to lenders as security under its Credit Facilities, provided that, no lender under such Credit Facilities may exercise its right to foreclose on IDRs pledged pursuant to this Section 3.8, unless the holder(s) of such IDRs first offer to sell the IDRs to the Company at the fair market value (as defined below in this Section 3.8) of such IDRs by giving written notice of such offer to the Company not less than 20 Business Days prior to the proposed date of foreclosure specified in such notice. The Company may elect to purchase (directly or through a designee) all (but not less than all) of the IDRs from the holder(s) thereof at the fair market value of such IDRs by giving written notice of such election to the holder(s) thereof prior to the proposed date of foreclosure specified in such notice.  The “fair market value” of the IDRs for purposes of this Section 3.8 shall be (i) as agreed by the Company and the holder(s) of such IDRs not later than the proposed purchase date or (ii) if not so agreed by the proposed purchase date, determined by an independent valuer that is a reputable investment bank, accounting firm or other firm that has expertise in determining the fair market value of securities and that is selected by mutual agreement of the Company and the holder(s) of such IDRs not later than the proposed purchase date; provided that if the Company and the holder(s) of such IDRs do not agree on the selection of a valuer by the proposed purchase date, either party may request the president of the American Arbitration Association (the “AAA”) to select such a valuer on behalf of the parties (which selection shall be binding on the Company and the holder(s) of such IDRs). The determination of the fair market value of the IDRs by a valuer selected pursuant to this Section 3.9 shall be final and binding on the Company and the holder(s) of the IDRs in the absence of manifest error, and the costs incurred in connection with the selection and engagement of such valuer for purposes of such valuation shall be borne by the party (as between the Company and the holder(s) of the IDRs) whose determination of the fair market value of the IDRs deviates more from the fair market value as determined by such valuer pursuant to this Section 3.8. Any purported Transfer of any IDRs in violation of this Section 3.8, whether by sale, contribution, reorganization, domestication or otherwise, shall be null and void ab initio and shall not be effective to Transfer record, beneficial, legal or any other ownership of such IDRs, the purported Transferee shall not be entitled to any rights as a Member with respect to such IDRs purported to be Transferred and all rights as a holder of such IDRs purported to have been Transferred shall remain in the purported Transferor.

Section 3.9             Outside Activities of the Members. Any Member or any of their respective Affiliates shall be entitled to have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company or any of its Subsidiaries or any Person in which the Company or any of its Subsidiaries has an ownership interest. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any other Member.

ARTICLE IV
DISTRIBUTIONS

Section 4.1             Determination of Distributions. Except as provided in Section 4.1(a), distributions shall be made to the Members pro rata in accordance with their Percentage Interests when and in such amounts as determined by the Managing Member in accordance with the terms of this Agreement.

(a)          Distributions. Distributions of cash for any Quarter, shall be made in the following manner:

(i)              first, to TERP Inc. an amount equal to the amount of TERP Inc.’s outlays and expenses for such Quarter properly incurred;

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(ii)            second to the Class A Members, until the Company distributes a total amount that, after taking into account any U.S. Federal, state, local or foreign cash income taxes payable by TERP Inc. with respect to any taxable income attributable to such distributions to Class A Members, if distributed to all holders of shares of Class A Common Stock, would result in distributions to such holders of shares of Class A Common Stock of an amount per share of Class A Common Stock equal to the First Target Distribution;

(iii)          third, (a) 15.0% to the holders of IDRs pro rata and (b) 85.0% to Class A Members until the Company distributes pursuant to this Section 4.1(a)(iii) to Class A Members, a total amount that, after taking into account any U.S. Federal, state, local or foreign cash income taxes payable by TERP Inc. with respect to any taxable income attributable to such distributions to Class A Members, if distributed to all holders of shares of Class A Common Stock, would result in distributions to such holders of shares of Class A Common Stock of an amount per share of Class A Common Stock equal to the excess of (a) the Second Target Distribution over (b) the First Target Distribution; and

(iv)          thereafter, 75.0% to all Class A Members pro rata and 25.0% to the holders of the IDRs pro rata.

Section 4.2             Successors. For purposes of determining the amount of distributions under Section 4.1, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

Section 4.3             Withholding. Notwithstanding any other provision of this Agreement, the Tax Matters Member is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Tax Matters Member may treat the amount withheld as a distribution of cash pursuant to this Article IV in the amount of such withholding from such Member. Each Member hereby agrees, to the maximum extent permitted by law, to indemnify and hold harmless the Company and the other Members from and against any liability, claim or expense (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to any tax withholdings made or required to be made on behalf of or with respect to such Member. In the event the Company is liquidated and a liability or claim is asserted against, or expense borne by, the Company or any Member for tax withholdings made or required to be made, such person shall have the right to be reimbursed from the Member on whose behalf such tax withholding was made or required to be made

Section 4.4             Limitation. Notwithstanding any other provision of this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution (a) if such distribution to any Member or Assignee would violate the Act or other applicable law, or (b) in any form other than cash.

Section 4.5             Adjustments.  The Target Distributions with respect to Class A Units shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in shares of Class A Common Stock or otherwise) of shares of Class A Common Stock.

Section 4.6             Tax Adjustments.  If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Company Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Company Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Company Group Member), then the holders of a majority in interest of the IDRs may request the Independent Conflicts Committee to consider the appropriateness of adjusting the Target Distribution, and upon the approval of the Independent Conflicts Committee, the Managing Member may reduce the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the Managing Member, in the manner provided in this Section 4.6. If the Managing Member elects to reduce the Target Distributions for any Quarter with respect to all or a portion of any Incremental Income Taxes for such Quarter, the Managing Member shall estimate for such Quarter the Company Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes. To the extent the Estimated Incremental Quarterly Tax Amount for a given Quarter differs from the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter, the Managing Member may, to the extent determined by the Managing Member, take such differences into account in distributions with respect to subsequent Quarters.

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ARTICLE V
ALLOCATIONS

Section 5.1            Allocations for Capital Account Purposes.

(a)           Except as otherwise provided in this Agreement, Net Income and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the special allocations set forth in Section 5.1(b) is,  as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 7.2 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)           Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i)             Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts determined according to Treasury Regulations Sections 1.704-2(f) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b) with respect to such taxable period (other than an allocation pursuant to Section 5.1(b)(iii) and Section 5.1(b)(vi)). This Section 5.1(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)            Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(b)(i)), except as provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts determined according to Treasury Regulations Sections 1.704-2(i)(4), or any successor provisions. For purposes of this Section 5.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(b), other than Section 5.1(b)(i) and other than an allocation pursuant to Sections 5.1(b)(v) and (b)(vi), with respect to such taxable period. This Section 5.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)           Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.1(b)(i) or Section 5.1(b)(ii). This Section 5.1(b)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704- 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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(iv)           Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(b)(iv) were not in this Agreement.

(v)            Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Tax Matters Member determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Tax Matters Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)           Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the “Economic Risk of Loss” (as defined in the Treasury Regulations) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)          Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulations Section 1.752-3(a)(3) shall be allocated to the Members in accordance with their respective Percentage Interests.

(viii)         Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix)           Curative Allocation.

(A)
The allocations set forth in Section 5.1(b)(i) through 5.1(b)(viii) (the “Required Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1(b)(ix)(A). Therefore, notwithstanding any other provision of this Article V (other than the Required Allocations), the Tax Matters Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

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(B)
The Tax Matters Member shall, with respect to each taxable period, (1) apply the provisions of Section 5.1(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(b)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

(x)            Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

Section 5.2             Allocations for Tax Purposes.

(a)           The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)           In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

(i)             In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution.

(ii)            In the case of an Adjusted Property, such items shall (A) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.3(c)(i) or Section 3.3(c)(ii), and (B) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.2(b)(i)).

(iii)           In order to eliminate Book-Tax Disparities, the Tax Matters Member shall cause the Company to use the “remedial method” as defined in Treasury Regulations Section 1.704-3(d), unless the Independent Conflicts Committee consents to the use of another method described in Treasury Regulations Section 1.704-3.

(c)           For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Tax Matters Member using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

(d)           Tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Tax Matters Member taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).

(e)           Allocations pursuant to this Section 5.2 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Income, Loss, distributions or other Company items pursuant to any provision of this Agreement.

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(f)            For the proper administration of the Company, the Tax Matters Member shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; (iii) correct or amend the provisions of this Agreement as appropriate to reflect Treasury Regulations under Section 704(b) or Section 704(c) of the Code; and (iv) adopt and employ such methods for (A) the maintenance of capital accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the Transfer of Units and (J) tax compliance and other tax-related requirements, including without limitation, the use of computer software, in each case, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law; provided, however, that the Tax Matters Member may adopt such conventions, make such allocations, correct or amend such provisions of this Agreement and adopt or employ such methods as provided in this Section 5.2(f) without the consent of a Member only if such action would not have an  adverse effect on such affected Member, and if such allocations are consistent with the principles of Section 704 of the Code.

Section 5.3             Members’ Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

Section 5.4             Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without suggesting any limitation of any kind, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes; provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

ARTICLE VI
MANAGEMENT

Section 6.1             Managing Member; Delegation of Authority and Duties.

(a)           Authority of Managing Member. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to Officers or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 6.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

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(b)           Other Members. No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units, other Equity Securities in the Company, or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required by law or expressly provided in Section 6.1(c), Section 6.1(d) or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c)           Delegation by Managing Member. The Company may employ one or more Members from time to time, and such Members, in their capacity as employees or agents of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

Section 6.2             Officers.

(a)           Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.  Designation of an Officer shall not of itself create any employment or, except as provided in Section 6.4, contractual rights.

(b)           Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. All employees, agents and Officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or Officer of the Company may be suspended by or altered the Managing Member from time to time, in each case in the sole discretion of the Managing Member.

(c)           Officers as Agents. The Officers, to the extent of their powers, authority and duties set forth in this Agreement or an employment agreement or otherwise vested in them by the Managing Member, are agents of the Company for the purposes of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

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Section 6.3             Liability of Members.

(a)           No Personal Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Person’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by the Act, each Member shall be liable only to make such Member’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.

(b)           Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)           No Duties. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members (including without limitation, the Managing Member), shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided, however, that nothing contained in this Section 6.3(c) shall eliminate the implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members (including without limitation, the Managing Member) relating thereto. The Managing Member may consult with legal counsel, accountants and financial or other advisors and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the other Members, or (ii) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

Section 6.4             Indemnification by the Company.

(a)           To the fullest extent permitted by applicable law (as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment)) but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties (including excise and similar taxes and punitive damages), interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its acting in the capacity that gave rise to its status as an Indemnitee (a “Proceeding”); provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.4, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

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(b)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.4(a) in defending any Proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.4.

(c)           The rights provided by this Section 6.4 shall be deemed contract rights and shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of the Membership Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Company may purchase and maintain insurance on behalf of the Company and its Subsidiaries and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.4, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.4(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)            In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            No amendment, modification or repeal of this Section 6.4 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Indemnitee shall be entitled to any indemnity or advancement of expenses in connection with any Proceeding brought (i) by such Indemnitee against the Company (other than to enforce the rights of such Indemnitee pursuant to this Section 6.4), any Member or any Officer, or (ii) by or in the right of the Company, without the prior written consent of the Managing Member.

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Section 6.5             Liability of Indemnitees.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and nonappealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)           The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

(c)           To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Managing Member and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.

(d)           Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.6             Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

Section 6.7             Indemnity. Each Member hereby agrees, to the fullest extent permitted by applicable laws, to indemnify and hold harmless the Managing Member, each holder of an IDR, the Company and its Subsidiaries and any directors, officers, agents, subcontractors, delegates, members, partners, shareholders, employees and other representatives of each of the foregoing from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by them or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a governmental entity or otherwise arising from the failure of the representation, warranty or covenants made by such Member in Section 3.1(d) of this Agreement.

ARTICLE VII
WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;
ADMISSION OF NEW MEMBERS

Section 7.1             Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement.

Section 7.2             Dissolution.

(a)           Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of (i) the determination of the Managing Member, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act or (iii) the termination of the legal existence of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by the Act. In the event of a dissolution pursuant to clause (i) of the immediately preceding sentence, the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 7.2(c) below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

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(b)           Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member or if the Managing Member shall so determine, such Member or other liquidating trustee as shall be named by the Managing Member.

(c)           Priority. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 7.2 to minimize any losses otherwise attendant upon such winding up. Upon dissolution of the Company, the assets of the Company shall be applied in the following manner and order of priority: (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (including all contingent, conditional or unmatured claims), whether by payment or the making of reasonable provision for payment thereof; and (ii) the balance shall be distributed to the holders of Class A Units and any other Membership Interests in accordance with Section 4.1.

(d)           Cancellation of Certificate. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the Act.

(e)           Return of Capital. The liquidators of the Company shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

(f)            Hart Scott Rodino. Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

Section 7.3             Transfer by Members. No Member may Transfer all or any portion of its Units or other interests or rights in the Company except as provided in Section 3.8, Section 7.3 and Section 7.4. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7.3 shall not prohibit TERP Inc. from pledging any Units to lenders as security under the Sponsor Line Agreement, provided that, no lender under the Sponsor Line Agreement may exercise its right to foreclose on Units pledged pursuant to the Sponsor Line Agreement unless such foreclosure is subject to Section 7.4 below. Any purported Transfer of all or a portion of a Member’s Units or other interests in the Company not complying with this Section 7.3 and Section 7.4 shall be null and void ab initio and shall not be effective to Transfer record, beneficial, legal or any other ownership and shall not create any obligation on the part of the Company or the other Members to recognize that Transfer or to deal with the Person to which the Transfer purportedly was made. Notwithstanding anything to the contrary herein, the Class A Units shall not be Transferable, except to a Transferring Class A Member’s Successor in Interest.

Section 7.4             Admission or Substitution of New Members.

(a)           Admission. With the consent of the holder of a majority in interest of the IDRs, the Managing Member shall have the right to admit as a Substituted Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company. Concurrently with the admission of a Substituted Member or an Additional Member, the Managing Member shall forthwith (i) amend the Schedule of Members to reflect the name and address of such Substituted Member or Additional Member and to eliminate or modify, as applicable, the name and address of the Transferring Member with regard to the Transferred Units and (ii) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a Substituted Member in place of the Transferring Member, or the admission of an Additional Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Substituted Member or Additional Member.

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(b)          Conditions and Limitations. The admission of any Person as a Substituted Member or an Additional Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement by execution and delivery of the Adoption Agreement in the form attached hereto as Exhibit A or such other written instrument(s) in form and substance satisfactory to the Managing Member on behalf of the Company.

(c)          Prohibited Transfers. Notwithstanding any contrary provision in this Agreement, unless each of the Members agrees otherwise in writing, in no event may any Transfer of a Unit or other interest in the Company be made by any Member or Assignee if:

(i)             such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit or other interest in the Company;

(ii)            such Transfer (which solely for purposes of this Section 7.4(c) shall include the issuance of Units upon the exercise of an option or warrant to acquire such Unit) would not be within (or would cause the Company to fail to qualify for) one or more of the safe harbors described in paragraphs (e), (f), (g), (h) or (j) of Treasury Regulations Section 1.7704-1 or otherwise would pose a material risk that the Company could be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder;

(iii)           such Transfer would require the registration of such Transferred Unit or other interest in the Company or of any Class of Unit or other interest in the Company pursuant to any applicable United States federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iv)           such Transfer would cause any portion of the assets of the Company to become “plan assets” of any “benefit plan investor” within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time;

(v)            to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion; or

(vi)           such Transfer (including any Transfers of the equity interests of a direct or indirect holder of a Membership Interest that is classified as a partnership or disregarded entity for U.S. federal income tax purposes) would cause any Membership Interest to be treated as being owned by a Disqualified Person or cause the Company to cease to have at least two partners for U.S. tax purposes.

In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall determine that interests in the Company do not meet or will not meet the requirements of Treasury Regulation section 1.7704-1(h) or could cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code, the Managing Member may impose such restrictions on the Transfer of Units or other interests in the Company as the Managing Member may determine to be necessary or advisable so that the Company is not treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

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Any purported Transfer in violation of Section 7.3 or this Section 7.4(c) shall be null and void ab initio and shall not be effective to transfer record, beneficial, legal or any other ownership of such Unit or other interest in the Company, the purported transferee shall not be entitled to any rights as a Member with respect to the Unit or other interest in the Company purported to be purchased, acquired or transferred in the Transfer (including, without limitation, the right to vote or to receive dividends with respect thereto), and all rights as a holder of the Unit or other interest in the Company purported to have been transferred shall remain in the purported transferor.

(d)           Effect of Transfer to Substituted Member. Following the Transfer of any Unit or other interest in the Company that is permitted under Sections 7.3 and 7.4, the Transferee of such Unit or other interest in the Company shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Unit or other interest in the Company, shall succeed to the Capital Account balance associated with such Unit or other interest in the Company, shall receive allocations and distributions under Article IV and Article V in respect of such Unit or other interest in the Company and otherwise shall become a Substituted Member entitled to all the rights of a Member with respect to such Unit or other interest in the Company.

Section 7.5             Additional Requirements. Notwithstanding any contrary provision in this Agreement, for the avoidance of doubt, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any interests in the Company that are outstanding as of the date of this Agreement or are created hereafter, with the written consent of the holder of such interests in the Company. Such requirements, provisions and restrictions need not be uniform among holders of interests in the Company and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the interests in the Company owned by any one or more Members or Assignees at any time and from time to time, and such actions or omissions by the Managing Member shall not constitute the breach of this Agreement or of any duty hereunder or otherwise existing at law, in equity or otherwise.

Section 7.6             Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

ARTICLE VIII
BOOKS AND RECORDS; FINANCIAL STATEMENTS AND
OTHER INFORMATION; TAX MATTERS

Section 8.1             Books and Records. The Company shall keep at its principal executive office (i) correct and complete books and records of account (which, in the case of financial records, shall be kept in accordance with GAAP), (ii) minutes of the proceedings of meetings of the Members, (iii) a current list of the directors and officers of the Company and its Subsidiaries and their respective residence addresses, (iv) a record containing the names and addresses of all Members, (v) a record of the total number of Units held by each Member, if any, and the dates when they respectively became the owners of record thereof and (vi) a record of the percentage of IDRs held by each Member, if any, and the dates when they respectively became the holder of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Except as expressly set forth in this Agreement, notwithstanding the rights set forth in Section 18-305 of the Act, no Member shall have the right to obtain information from the Company.

Section 8.2             Information.

(a)           The Members shall be supplied at the Company’s expense with all other Company information reasonably necessary to enable each Member to prepare its federal, state, and local income tax returns on a timely basis.

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(b)           All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes under this Agreement shall be made by the Managing Member and shall be conclusive and binding on all Members, their Successors in Interest and any other Person who is a party to or otherwise bound by this Agreement, and to the fullest extent permitted by law or as otherwise provided in this Agreement, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

Section 8.3             Fiscal Year. The Fiscal Year of the Company shall end on December 31st unless otherwise determined by the Managing Member in its sole discretion in accordance with Section 706 of the Code.

Section 8.4             Certain Tax Matters.

(a)           Preparation of Returns. The Tax Matters Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Tax Matters Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States of America, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. Except as specifically provided otherwise in this Agreement, the Tax Matters Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. As promptly as practicable after the end of each Fiscal Year, the Tax Matters Member shall cause the Company to provide to each Member a Schedule K-1 for such Fiscal Year. Additionally, the Tax Matters Member shall cause the Company to provide on a timely basis to each Member, to the extent commercially reasonable and available to the Company without undue cost, any information reasonably required by the Member to prepare, or in connection with an audit of, such Member’s income tax returns.

(b)           Consistent Treatment. Each Member agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

(c)           Duties of the Tax Matters Member. The Tax Matters Member shall be the taxpayer representative for the Company and shall be in charge of attending to all relevant tax matters and shall keep the other Members reasonably informed thereof.

(d)           Tax Matters Member. The Company and each Member hereby designate the Managing Member as the “tax matters partner” for purposes of Code Section 6231(a)(7) to the extent applicable for taxable years beginning before December 31, 2017, and the “partnership representative” as defined in Code Section 6223(a) (as amended by the Bipartisan Budget Act of 2015) for any other taxable years (the “Tax Matters Member”).

(e)           Certain Filings. Upon the Transfer of an interest in the Company (within the meaning of the Code), a sale of Company assets or a liquidation of the Company, the Members shall provide the Tax Matters Member with information and shall make tax filings as reasonably requested by the Tax Matters Member and required under applicable law.

(f)            Section 754 Election. The Tax Matters Member shall cause the Company to make and to maintain and keep in effect at all times, in accordance with Sections 734, 743 and 754 of the Code and applicable Treasury Regulations and comparable state law provisions, an election to adjust basis in the event (i) any Company property is distributed to any Member or (ii) such Tax Matters Member otherwise determines to make such an election.

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ARTICLE IX
MISCELLANEOUS

Section 9.1             Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 9.4, or of any other binding agreement between the Company and any Member, the Managing Member may, or may cause the Company to, without the approval of any other Member or other Person, enter into separate agreements with individual Members with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement or any such separate agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Member(s) party thereto notwithstanding the provisions of this Agreement. The Managing Member may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

Section 9.2             Governing Law; Disputes.

(a)           THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(b)           Any dispute, controversy or claim solely arising out of, relating to or in connection with the rights or obligations of the Class A Member(s) vis-à-vis any other Members shall be finally settled by arbitration. The arbitration shall take place in Wilmington, Delaware and be conducted in accordance with the Commercial Arbitration Rules of the AAA then in effect (except as they may be modified by mutual agreement of the Class A Member(s) and the affected Member(s)).  The arbitration shall be conducted by three neutral, impartial and independent arbitrators, who shall be appointed by the AAA, at least one of whom shall be a retired judge or a senior partner at one of the nationally recognized Delaware-based law firms. The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The costs of the arbitration shall be borne by the Company. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Notwithstanding the foregoing, the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate and/or seeking temporary or preliminary relief in aid of an arbitration hereunder.

(c)           Except as set forth in Section 9.2(b), each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the United States District Court for the District of Delaware or any Delaware State court, in each case, sitting in the City of Wilmington, Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 9.5.

(d)           EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, DEMAND OR PROCEEDING (INCLUDING COUNTERCLAIMS) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.3             Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof), and[, except as provided in Section 6.1(d)(iii)] and except for any rights of Indemnitees under this Agreement, nothing in this Agreement (express or implied) is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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Section 9.4             Amendments and Waivers. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion; provided that, except as otherwise provided herein (including, without limitation, in Section 3.2), no amendment may (i) modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; (ii) materially and adversely affect the rights of a holder of Class A Units, in its capacity as holders of Class A Units, in relation to other classes of Equity Securities of the Company, without the consent of the holders of a majority of such Classes of Units or (iii) adversely affect the rights of any holder of IDRs, in its capacity as a holder of IDRs, without the consent of such holder; and provided further that so long as the Managing Member is TERP Inc., any such amendment, supplement or waiver must be approved by the Independent Conflicts Committee.  Notwithstanding the foregoing, the Managing Member may, without the written consent of any other Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to: (1) reflect any amendment, supplement, waiver or modification that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any Class of Units or other Equity Securities in the Company or other Company securities in accordance with this Agreement; (2) reflect the admission, substitution, withdrawal or removal of Members in accordance with this Agreement; (3) reflect a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) reflect a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company, including a change in the dates on which distributions are to be made by the Company; or (5) cure any ambiguity, mistake, defect or inconsistency; provided further that the books and records of the Company (including the Schedule of Members) shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member, the adjustment of the Units or other interests in the Company resulting from any issuance, Transfer or other disposition of Units or other interests in the Company, in each case that is made in accordance with the provisions hereof. If an amendment has been approved in accordance with this Agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.5             Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and will be given by prepaid first class mail, by e-mail or other means of electronic communication, provided that the e-mail is promptly confirmed by telephone confirmation thereof, or by hand delivery, and shall be given to any Member at such Member’s address or e-mail address shown in the Company’s books and records, or, if given to the Company, at the following address:

TerraForm Power, LLC
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:          General Counsel
Telephone:        [●]
Email:        [●]

With a copy (which shall not constitute notice to the Company) to:

[Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:          Joseph B. Frumkin; Inosi M. Nyatta
Telephone:        (212) 558-4000
Email:                  frumkinj@sullcrom.com; nyattai@sullcrom.com]

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Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when sent by e-mail to the recipient (with confirmation of receipt), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (d) four Business Days after being deposited in the mails (first class or airmail postage prepaid).

Section 9.6             Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 9.7             Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, each acting alone, in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability, incapacity, bankruptcy or dissolution of such Member. No power of attorney granted in this Agreement shall revoke any previously granted power of attorney.

Section 9.8             Entire Agreement. This Agreement and the other documents and agreements referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Prior Agreement.

Section 9.9             Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

Section 9.10           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 9.11           Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

Section 9.12           Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

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Section 9.13           Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 9.14           Delivery . This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, may be executed in any number of counterparts and by the parties hereto or thereto on separate counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other agreement or instrument.

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IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Limited Liability Company Agreement.

MANAGING MEMBER

TERRAFORM POWER, INC.

By:
	Name:	[●]
	Title:	[●]

OTHER MEMBERS

BRE DELAWARE INC.

By:
	Name:	[●]
	Title:	[●]

[Signature Page to Second A&R TerraForm Power, LLC Limited Liability Company Agreement]

EXHIBIT A

Adoption Agreement

This Adoption Agreement is executed by the undersigned pursuant to the Second Amended and Restated Limited Liability Company Agreement of TerraForm Power, LLC (the “Company”), dated as of [●], 2017, as amended, restated or supplemented from time to time, a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”). By the execution of this Adoption Agreement, the undersigned agrees as follows:

1.             Acknowledgment. The undersigned acknowledges that it is not a Disqualified Person and it is acquiring [_____] [Units] of the Company as a [Class [●]] Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

2.             Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to, and enjoy the benefit of the applicable rights set forth in, the Agreement (including the Exhibits thereto), as amended from time to time, with the same force and effect as if it were originally a party thereto.

3.             Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

EXECUTED AND DATED on this _____ day of ____, 20___.

[Name]

Notice Address:

E-mail Address:

A-1

EXHIBIT B

SECTION 1603 CERTIFICATE

of [●]

Dated as of [●]

The undersigned, an Authorized Person of [●], a [●] (the “Member”), does hereby certify the following as of the date hereof:

As of the date hereof, the Member is not a Disqualified Person, as such term is defined in the Second Amended and Restated Limited Liability Company Agreement of the TerraForm Power LLC, dated and effective as of [●], 2017.

 [signature on next page]

* * *

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date first above written.

By:
Name:
Title:	Authorized Person

EXHIBIT C

Schedule of Members

Name	Address and E-Mail Address	Class and Number of Units or Percentage of Incentive Distribution Rights	Certificate No. (if applicable)	Transferee, Address, Number of Units or Percentage of Incentive Distribution Rights, Certificate Nos. (if applicable)

EXHIBIT I

Form of Governance Term Sheet

PROJECT VULCAN
 SUMMARY OF KEY GOVERNANCE TERMS FOR TERP IN A SPONSORSHIP STRUCTURE

The terms below reflect a draft proposal to be used to establish a “best in class” governance model for TERP Inc and TERP LLC in a future sponsorship structure taking into account relevant stock exchange and Delaware law standards as well as structures implemented in other yield co structures and TERP Inc’s structure as a C-Corp.  TERP Inc and its subsidiaries are together referred to as “TERP.”

The structure below assumes a Class A sponsorship structure where Sponsor and/or its controlled affiliates initially holds a controlling (i.e., greater than 50%) Class A interest. “Sponsor” is assumed to be the entity that has entered into a Master Services Agreement (“MSA”) and Relationship Agreement with subsidiaries of TERP Inc.  It is assumed that TERP will be entitled to terminate the MSA and Relationship Agreement, without a termination fee, if Sponsor and its controlled affiliates fall below a minimum Class A share ownership level to be agreed (“Minimum Ownership Threshold”) and if certain other customary termination rights are triggered (e.g., material breach by Sponsor). The terms below would be implemented in the relevant entity’s organizational documents based on Delaware law requirements.

BOARD AND DIRECTORS
Board Size and Composition	•	Initial maximum size of TERP Inc. Board of Directors (“Board”): Seven directors.
	•	For as long as the NASDAQ controlled company exemption applies:
o
4 directors will be designated by Sponsor for recommendation by the Nominating and Corporate Governance Committee (the “Governance Committee”) (together with their successors, the “Sponsor Directors”).  The initial Sponsor Directors to be appointed at closing will be selected by Sponsor.

o
3 independent directors will be designated by a majority of the then-existing independent directors elected by holders of Class A shares other than the Sponsor (the “Independent Director Designees”) after consulting and considering in good faith the views of the entire Board.  The initial Independent Director Designees to be appointed at closing will be selected from current independent directors of TERP as agreed between Sponsor and TERP’s existing Conflicts Committee.

	•	If the NASDAQ controlled company exemption does not apply, a majority of the Board will be independent and, in such case, for as long as the MSA is in effect:
		o	3 independent directors will be Independent Director Designees
		o	the non-independent directors will be designated by Sponsor for recommendation by the Governance Committee
o
any incremental independent directors required for compliance with NASDAQ rules will be designated by the Sponsor for recommendation by the Governance Committee (the “Sponsor-Independent Director Designees” and together with the Independent Director Designees and any other director who is independent under NASDAQ rules, the “Independent Directors”)

	•	If the MSA is not in effect:
		o	Sponsor will be entitled to designate (for recommendation by the Governance Committee
▪ four directors if Sponsor and its controlled affiliates beneficially owns more than 50% of the outstanding Class A shares
▪ three directors if Sponsor and its controlled affiliates beneficially owns at least 38% but less than or equal to 50% of the outstanding Class A shares
▪ two directors if Sponsor and its controlled affiliates beneficially owns at least 26% but less than 38% of the outstanding Class A shares
▪ one director if Sponsor and its controlled affiliates beneficially owns at least 14% of the outstanding Class A shares, and
		o	all other directors will be recommended by the Governance Committee
	•	Composition of Board will not automatically be adjusted based on reduced Class A share ownership of Sponsor
	•	Any change to Board size is subject to approval by the full Board and the Conflicts Committee (in consultation with the Governance Committee)
Nomination of Directors	•	The Governance Committee reviews and considers Board candidates designated by the Sponsor.
	•	Board recommends directors to the Class A stockholders for election (based on the recommendation of the Governance Committee)
	•	Stockholders may also nominate directors pursuant to the notice procedures for nomination to be set forth in the bylaws
Director Election and Term	•	If the MSA is in effect:
		o	The three Independent Director Designees will be elected by the holders of Class A shares (other than Sponsor)
		o	The Sponsor Directors and any Sponsor-Independent Director Designees will be elected by the holders of Class A shares (including Sponsor)
	•	If the MSA is not in effect:
		o	All directors will be elected by holders of Class A shares (including Sponsor)
	•	Directors shall be elected in each case for a term of one year
Director Removal	•	If the MSA is in effect:
		o	The three Independent Director Designees may only be removed with or without cause by the holders of a majority of Class A shares (other than Sponsor)
		o	The Sponsor Directors and Sponsor Independent Director Designees may be removed with or without cause by the holders of a majority of Class A shares then outstanding (including Sponsor)

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	•	If the MSA is not in effect:
		o	All directors may be removed with or without cause by the holders of a majority of Class A shares then outstanding (including Sponsor)
	•	Removal of directors will take place at annual meetings or at special meetings called for such purpose
•
Upon  termination of the MSA, and upon a request by the Conflicts Committee, the Sponsor Directors, will be required to tender their resignation to the Board in order to enable the number of Sponsor Directors to be adjusted to reflect the Sponsor’s entitlement to designate its proportionate share of the Board based on the percentage of outstanding Class A shares held by Sponsor and/or its controlled affiliates at such time

Director Vacancies	•	Independent Director Designee vacancies due to death or resignation will be filled by a majority vote of the remaining Independent Director Designees then in office
	•	Sponsor Director and Sponsor Independent Director Designee vacancies due to death or resignation will be filled by a majority vote of the remaining Sponsor Directors then in office
Director Standard of Independence	•	NASDAQ Director Independence Standard
	•	With respect to any conflict transaction, directors reviewing such transaction will comply with applicable law relating to disinterestedness
Board Actions	•	The vote of a majority of directors present at a meeting at which a quorum is present is required to approve a board (or committee) action
	•	A quorum will be a majority of the total number of directors (or, in the case of a committee, a majority of the total number of directors on such committee)
	•	The Board chairman (who need not be independent) and/or lead independent director (selected by the Independent Directors) may call meetings and set meeting agendas
	•	All Board action will be noticed at least 24 hours in advance unless otherwise approved by all members of the Board
OFFICERS
Officer Employer	•	CEO, CFO and General Counsel are employed by Sponsor for as long as the MSA remains in effect; their compensation will be covered by the fee paid under the MSA (the “Sponsor Officers”)
		o	The Sponsor Officers, although employed by Sponsor, will be officers of TERP and will devote their full professional time to TERP
•
Unless otherwise provided pursuant to the MSA, all other officers are employed and compensated by TERP (“TERP Employees”) and will report, directly or indirectly, to one or more of the Sponsor Officers

3

Officer Appointment	•
Sponsor Officers are designated  by Sponsor for appointment by Board. Sponsor will provide information to the Board (including the Independent Directors) regarding their qualifications for their appointed role

	•	The Board appoints all TERP Employees who are executive officers and other TERP Employees are employed based on customary HR processes and procedures approved by the Board
Sponsor Officer Duties / Responsibilities to TERP	•
Sponsor will acknowledge that each Sponsor Officer will be required to act in the best interests of TERP Inc. and its subsidiaries and consistent with her/her fiduciary duties to TERP Inc. and its subsidiaries even if such interest conflicts with his/her interests owned to Sponsor as employer

	•	Sponsor also will acknowledge that, notwithstanding employment by Sponsor, the General Counsel’s client will be TERP
Officer Removal	•	TERP Employees may be removed based on customary HR processes and procedures approved by the Board
	•	The Conflicts Committee may make a recommendation to the Sponsor to replace any Sponsor Officer if the Conflicts Committee believes that there may be reason to remove such officer
	•	The Board may remove any officer of TERP for cause after consulting in good faith with Sponsor with respect to such removal
	•	Sponsor will advise the Conflicts Committee prior to removal of any Sponsor Officer and explain the rationale therefor
Officer Compensation	•
Sponsor Officer compensation will be determined by Sponsor, and Sponsor will explain the rationale therefor to the Board.  Sponsor Officer compensation also will be subject to disclosure to the Compensation Committee and to disclosure requirements as required or necessary based on applicable law and stock exchange requirements

•
TERP Employee compensation will be based on customary HR processes and procedures approved by the Board and the Compensation Committee and, in the case of equity compensation and any other compensation or benefits requiring Board approval under applicable law, pursuant to benefit plans approved by the Compensation Committee

CONFLICTS COMMITTEE
Conflicts Committee Composition	The three Independent Directors appointed by Class A stockholders (other than Sponsor)
Conflicts Committee Key Responsibilities	1.	Approval required for:
a.
All material transactions, and matters in which a conflict of interest exists, between TERP and Sponsor and its affiliates, including approval of the acquisition of ROFO assets and approval of draws on the Sponsor Line

		b.	Voluntarily filing for bankruptcy, liquidation or dissolution
		c.	Merger or consolidation with or into any other person, or any other transaction that results in a change of control with an unaffiliated third party

4

		d.	Sale of all or substantially all assets
		e.	Change of business or entry into a new line of business
		f.	Amendments to constitutional documents of TERP or TERP LLC that would adversely affect the rights of the holders of Class A Shares (other than Sponsor) in relation to Sponsor
		g.	All TERP litigation (or other claims) with respect to which TERP is adverse to Sponsor and its affiliates
	2.	Approval of any changes to the size of the Board and proportion of Independent Directors
	3.	Consultation with Sponsor regarding removal and appointment of Sponsor Officers
4.
Review and report to the Board regarding potential conflicts of interest of directors, and review independence and qualifications of Independent Directors for purposes of making recommendations for election/re-election/removal and with respect to related party transactions

	5.	Review and recommend structures and procedures to facilitate the Board’s independence from the Service Providers and to avoid conflicts of interest; and supervise any changes in Service Providers fees
	6.	Perform such other duties and responsibilities as are consistent with the purpose of the Committee as the Board deems appropriate
NOMINATING AND GOVERNANCE COMMITTEE
Committee Membership	1.	The Governance Committee will have 3 directors and, for so long as the NASDAQ controlled company exemption applies, will contain at least one Sponsor Director and at least one Independent Director.
	2.	Once the NASDAQ controlled company exemption does not apply, the Governance Committee will be comprised of 3 Independent Directors, at least one of which will be a Conflicts Committee Member.
Committee Purpose and Key Responsibilities	The Committee shall:
1.
consider the composition of the Board and its committees, and submit recommendations for filling of vacancies  based upon the designation rights above, and considering business experience and specific areas of expertise of each current director and the need for the Board to have diversity of perspectives

	2.	develop and maintain a Board succession plan responsive to TERP Inc.’s and its security holders’ needs and interests
3.
establish, review and assess qualifications of proposed Board members, submit to the Board, consistent with any criteria approved by the Board, proposed new director names and assess whether these candidates would be considered Independent Directors and meet other such qualifying factors as the Committee deems appropriate

4.
if the Board chairman is not independent, review and assess the qualifications of the Independent Directors (other than Independent Director Designees) and recommend to the Board that an Independent Director be appointed as lead Independent Director of the Board

5

	5.	review and make recommendations to the Board with respect to the remuneration of the directors of TERP Inc. and its committee members
	6.	together with the Board chairman, establish a process for reviewing directors’ performance and oversee the evaluation of the Board
	7.	review the program of the Board for each year, and the methods and processes to implement program, including:
		a.	frequency and content of meetings and special meeting requirement
		b.	foreseeable issues to be presented to the Board at its meeting
		c.	material to be provided to directors, generally and as regards meetings
		d.	communication process and quality of relationship between the Board and the Service Providers
		e.	required corporate governance public disclosure
	8.	report on an annual basis on the effectiveness of the performance of the Board, including reviewing areas in which the Board’s effectiveness may be enhanced
	9.	review and assess, on an annual basis, the corporate governance guidelines of TERP entities, and make recommendations to the Board, where appropriate
	10.	develop charters for new committees established by the Board, annually review the charters of existing committees and recommend amendments to the Board
	11.	periodically review the position description for the chairman of the Board and recommend any amendments to the Board
12.
review all material proposed related party transactions and situations involving potential conflict of interest that are not required to be dealt with by the Conflicts Committee pursuant to securities law rules or the terms of the Conflicts Committee charter

	13.	review and assess policies in respect of anti-bribery and anti-corruption and political contributions
	14.	review and make recommendations to the Board with respect to overall approach to corporate governance
	15.	establish a process for reviewing performance and overseeing the evaluation of the Service Providers (as defined in the MSA)
	16.	monitor relationships between Service Providers and Board
	17.	review and make recommendations to the Board with respect to overall approach to conflicts
STOCKHOLDER ACTIONS
Stockholder Meetings	•
Annual stockholder meeting for the election of directors will be held as Board designates (and may include remote communication).  The Board can set the agenda for any other matters to be addressed at the annual meeting.

6

	•	In addition, Class A stockholders may properly bring director nominations and other business before an annual meeting if the stockholder:
		o	is a stockholder of record at the time of notice and on the record date for determination of stockholders entitled to vote at the annual meeting;
		o	is entitled to vote at the meeting; and
		o	complies with the notice procedures (requiring prior notice of between 90 – 120 days in the normal course)
•
Special meetings may be called by (i) the Board chairperson, lead independent director or a majority of directors on the Board or (ii) by the company secretary upon the written request, stating the purpose of the meeting, of the majority of Class A stockholders

Notice of Stockholders Meetings	•	Written notice of any stockholders meeting will be delivered between 10 and 60 days before the date of the meeting
Quorum for Stockholders Meetings	•	Quorum: a majority of outstanding Class A shares entitled to vote at the meeting
•
In the absence of a quorum either (i) those stockholders present may, by majority vote, adjourn until a quorum is present or (ii) the Board chairperson may on his or her own motion adjourn until a quorum is present, without approval of stockholders present and without notice other than announcement at the meeting

Stockholder Vote	•
Majority vote of stockholders present or represented by proxy required (other than for specific charter provision amendments, including amendments to terms governing removal of directors and director and officer indemnity and limitations on liabilities, which shall be subject to  a supermajority (two-thirds) Class A vote); provided that in the case of a contested director election, directors will be elected by a plurality of votes cast

OTHER MATTERS
Takeover Statute	•	TERP Inc will opt out of Section 203 of the Delaware General Corporation Law
Corporate Opportunities	•
TERP Inc, on behalf of itself and its subsidiaries, will renounce any interest or expectancy in, or being offered an opportunity to participate in, any corporate opportunity offered to any Sponsor Officer, any director or to Sponsor or any of its Affiliates, unless such corporate opportunity was offered to a Sponsor Officer or director solely in their capacity as a director or officer of TERP Inc; provided that the foregoing shall not limit Sponsor’s obligations under the Relationship Agreement

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